As filed with the Securities and Exchange Commission on September 15, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM

S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

E2open Parent Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	7372	85-1874570
(State or other Jurisdiction of Incorporation Or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
9600 Great Hills Trail, Suite 300E
Austin, Texas 78759
(866)
432-6736
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Laura Fese
Executive Vice President and General Counsel
E2open Parent Holdings, Inc.
9600 Great Hills Trail, Suite 300E
Austin, Texas 78759
(866)
432-6736
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:
Michael Kim
Lauren M. Colassaco
Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022
(212)
446-4800

Approximate date of commencement of proposed sale to the public:
From time to time after this Registration Statement becomes effective.
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated
filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule
12b-2
of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount Being Registered	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Secondary Offering
Class A Common Stock, $0.0001 par value per share (2)	101,529,573	$12.08 (3)	$1,226,477,241.84 (3)	$133,808.67
Total			$1,226,477,241.84	$133,808.67

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “
Securities Act
”), the registrant is also registering an indeterminate number of additional shares of Class A Common Stock that may become issuable to prevent dilution as a result of any stock dividend, stock split, recapitalization or other similar transaction.

(2)
Consists of the following shares of Class A Common Stock registered for resale by the Selling Holders (as such term is defined under “
Frequently Used Terms
”): (i) 72,383,299 shares of Class A Common Stock issued to the BluJay Sellers (as such term is defined under “
Frequently Used Terms
”) in the BluJay Acquisition (as such term is defined under “
Frequently Used Terms
”); (ii) 28,909,022 shares of Class A Common Stock issued to the BluJay PIPE Investors (as such term is defined under “
Frequently Used Terms
”) in connection with the BluJay Acquisition; (iii) 133,323 shares of Class A Common Stock issued pursuant to a purchase price adjustment in accordance with the Business Combination Agreement (as such term is defined under “
Frequently Used Terms
”; and (iv) 103,929 shares of Class A common Stock issuable upon the exchange of Common Units (as such term is defined under “
Frequently Used Terms
”) issued pursuant to a purchase price adjustment in accordance with the Business Combination Agreement and the surrender and cancellation of a corresponding number of shares of Class V Common Stock (as such term is defined under “
Frequently Used Terms
”). The aggregate number of shares of Class A Common Stock shall be adjusted to include any additional shares of Class A Common Stock that may become issuable as a result of any stock dividend, stock split, recapitalization or other similar transaction.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act, based upon the average of the high and low selling prices of the Class A Common Stock on September 9, 2021, as reported on The New York Stock Exchange, under the symbol “ETWO.”

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 15, 2021
Preliminary Prospectus

101,529,573 Shares of Class A Common Stock

This prospectus relates to: (1) the resale by certain of the BluJay Sellers (as defined below) of 72,383,299 shares of our Class A Common Stock, par value $0.0001 per share (“
Class
 A Common Stock
”), issued in connection with the Share Purchase Deed, dated as of May 27, 2021 (as may be amended from time to time in accordance with the terms thereof, the “Purchase Agreement”), by and among E2open Parent Holdings, Inc. (“
E2open
” or the “
Company
”), BluJay Topco Limited (“
BluJay
”) and the shareholders of BluJay (the “
BluJay Sellers
”), pursuant to which E2open or a direct or indirect subsidiary thereof purchased all of the outstanding shares of capital stock of BluJay from the BluJay Sellers (the “
BluJay Acquisition
”) on September 1, 2021, and as a result, BluJay and its subsidiaries became subsidiaries of E2open; (2) the resale by certain of the BluJay PIPE Investors (as defined below) of 28,909,022 shares of Class A Common Stock issued in exchange for aggregate gross proceeds of approximately $300 million to certain investors, including certain existing stockholders (the “
BluJay PIPE Investors
”) in connection with the BluJay Acquisition; (3) the resale of 133,323 shares of Class A Common Stock issued pursuant to a purchase price adjustment in accordance with the Business Combination Agreement; and (4) the resale of 103,929 shares of Class A Common Stock issuable upon the exchange of common units of E2open Holdings, LLC (the “
Common Units
”) issued pursuant to a purchase price adjustment in accordance with the Business Combination Agreement and the surrender and cancellation of a corresponding number of shares of Class V Common Stock of E2open (the “
Class
 V Common Stock
”). This prospectus also covers any additional securities that may become issuable by reason of stock splits, stock dividends or other similar transactions.
This prospectus provides you with a general description of such securities and the general manner in which we and the Selling Holders may offer or sell the securities. More specific terms of any securities that we and the Selling Holders may offer or sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. Such prospectus supplement may also add, update or change information contained in this prospectus.
We will not receive any proceeds from the sale of shares of Class A Common Stock by the Selling Holders pursuant to this prospectus or of the shares of Class A Common Stock by us pursuant to this prospectus. However, we will pay the expenses, other than underwriting discounts and commissions, associated with the sale of securities pursuant to this prospectus.
Our registration of the securities covered by this prospectus does not mean that either we or the Selling Holders will issue, offer or sell, as applicable, any of the securities. The Selling Holders may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Holders may sell the shares in the section entitled “
Plan of Distribution
.” In addition, certain of the securities being registered hereby are subject to vesting and/or transfer restrictions that may prevent the Selling Holders from offering or selling such securities upon the effectiveness of the registration statement of which this prospectus is a part. See “
Description of Securities
” for more information.
You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities. Our Class A Common Stock is listed on The New York Stock Exchange under the symbol “ETWO.” On 9, 2021, the last reported sale price of our Class A Common Stock on The New York Stock Exchange was $11.97 per share.
We are an “emerging growth company,” as defined under the federal securities laws, and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.

Investing in our Class A Common Stock involves a high degree of risk. See the section titled “Risk Factors” beginning on page 11.
Neither the Securities and Exchange Commission (the “SEC”) nor any other state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is                , 2021.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form
S-1
that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, the Selling Holders may, from time to time, offer and sell, as applicable, any combination of the securities described in this prospectus in one or more offerings. We will not receive any proceeds from the sale by such Selling Holders of the securities offered by them described in this prospectus.
A prospectus supplement may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. See “
Where You Can Find More Information
.”
Neither we nor the Selling Holders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We and the Selling Holders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “
Where You Can Find More Information
.”

FREQUENTLY USED TERMS
Unless otherwise stated or unless the context otherwise requires, the terms “we,” “us,” “our,” and “E2open” refer to E2open Parent Holdings, Inc., a Delaware corporation.
In this document:
“
Amended and Restated Investor Rights Agreement
” means the Amended and Restated Investor Rights Agreement entered into upon the BluJay Acquisition among the Company, the Sponsor, NBOKS, Insight Partners, Francisco Partners, the Temasek Parties and certain other Equityholders (as defined therein) of the Company party to the existing Investor Rights Agreement, which amended and restated the existing Investor Rights Agreement in order to add Francisco Partners and the Temasek Parties as parties thereto and to make other changes related to the BluJay Acquisition.
“
ASC
” means the Accounting Standards Codification.
“
Blocker Merger Subs
” means Sonar Merger Sub I, LLC, a Delaware limited liability company, Sonar Merger Sub II, LLC, a Delaware limited liability company, Sonar Merger Sub III, LLC, a Delaware limited liability company, Sonar Merger Sub IV, LLC, a Delaware limited liability company, Sonar Merger Sub V, LLC, a Delaware limited liability company, and Sonar Merger Sub VI, LLC, a Delaware limited liability company.
“
Blockers
” means the Insight Blockers, collectively, the PDI Blocker and the Elliott Eagle Blocker.
“
Blocker Sellers
” means the owners of equity interests in the Blockers.
“
BluJay
” means BluJay Topco Limited, a private limited liability company registered in England and Wales.
“
BluJay Acquisition
” means the transactions contemplated by the BluJay Purchase Agreement.
“
BluJay Acquisition Closing
” means the consummation of the BluJay Acquisition on September 1, 2021.
“
BluJay PIPE Investment
” means the private placement of E2open’s shares of Class A common stock in connection with the BluJay Acquisition which was consummated on September 1, 2021 immediately prior to the BluJay Acquisition Closing.
“
BluJay PIPE Investors
” means the investors that founded the BluJay PIPE Investment.
“
BluJay Purchase Agreement
” means the Share Purchase Deed, entered into as of May 27, 2021 (as may be amended from time to time in accordance with the terms thereof), by and among E2open, BluJay and the BluJay Sellers.
“
BluJay Sellers
” means the shareholders of BluJay party to the Purchase Agreement.
“
Business Combination
” means the transactions contemplated by the Business Combination Agreement.
“
Business Combination Agreement
” means the Business Combination Agreement, entered into as of October 14, 2020, by and among CCNB1, the Blocker Merger Subs, the Company Merger Sub, E2open, the Blockers, EALP, EILP, and Equityholder Representative, as amended on January 28, 2021.
“
Business Combination Closing
” means the closing of the Business Combination on February 4, 2021.
“
Business Combination PIPE Investment
” means the private placement of E2open’s shares of Class A common stock in connection with the Business Combination.

“
Business Combination
PIPE Investors
” means the investors that purchased shares of Class A common stock in connection with the Business Combination.
“
CCNB1
” means CC Neuberger Principal Holdings I the predecessor-in-interest to the Company.
“
CC Capital
” means CC Capital Partners, LLC, a Delaware limited liability company.
“
Certificate of Incorporation
” means the certificate of incorporation of the Company in effect on the date of this prospectus.
“
churn
” means the last transaction with an entity that ends its relationship with E2open.
“
Class
 A Common Stock
” means the Class A common stock of the Company, par value $0.0001 per share.
“
Class
 V common stock
” means the Class V common stock of the Company, par value $0.0001 per share.
“
Code
” means the Internal Revenue Code of 1986, as amended.
“
Common Units
” means common units representing limited liability company interests of E2open Holdings, which are non-voting,
economic interests in E2open Holdings.
“
Company
” means E2open Parent Holdings, Inc.
“
Company Board
” means the board of directors of the Company subsequent to the completion of the BluJay Acquisition.
“
Company Merger Sub
” means Sonar Company Merger Sub, LLC, a Delaware limited liability company.
“
Condition Precedent Proposal
” means the Share Issuance Proposal.
“
cross-sell
” means transactions with customers that already have an existing relationship and purchase a different SKU.
“
customer tenure
” means the average time measured in years since customers initiated their contracts or business with E2open. In cases where a company and its customer list are acquired, tenure is measured from the earliest contract date associated with the customer. Average customer tenure metrics are weighted against each customer’s respective recurring revenue for the most recent fiscal quarter available and are calculated as of fiscal year 2020.
“
DGCL
” means the Delaware General Corporation Law, as amended.
“
Domestication
” means the February 4, 2021 continuation of CCNB1 by way of domestication of CCNB1 into a Delaware corporation, with the ordinary shares of CCNB1 becoming shares of common stock of the Delaware corporation under the applicable provisions of the Cayman Islands Companies Law and the DGCL; the term includes all matters and necessary or ancillary changes in order to effect such Domestication, including the adoption of our certificate of incorporation consistent with the DGCL and changing the name and registered office of CCNB1 to our name and registered office.
“
Equity Incentive Plan
” means the E2open Parent Holdings, Inc. 2021 Omnibus Incentive Plan.
“
Existing Organizational Documents
” means the current Certificate of Incorporation adopted as of February 4, 2021 of E2open, as amended.

“E2open Holdings”
 means E2open Holdings, LLC, a Delaware limited liability company.
“
FATCA
” means the Foreign Account Tax Compliance Act.
“
Flow-Through Sellers
” means, prior to the Business Combination, those members of E2open Holdings that held Class A units,
Class A-1
units or Class B units of E2open Holdings.
“
Forward Purchase
” means the purchase of the Forward Purchase Securities contemplated by the Forward Purchase Agreement.
“
Forward Purchase Agreement
” means the Forward Purchase Agreement, dated as of April 28, 2020, by and among CCNB1 and Neuberger Berman Opportunistic Capital Solutions Master Fund LP.
“
Forward Purchase Warrants
” means 5,000,000 redeemable warrants purchased pursuant to the Forward Purchase Agreement.
“
Francisco Partners
” means, together, Francisco Partners III (Cayman), L.P. and Francisco Partners Parallel Fund III (Cayman), L.P.
“
gross retention
” means the percentage of recurring revenue at the beginning of a four-quarter period retained over a subsequent four-quarter period after adjusting for churn and downsell recurring revenue recorded in those four quarters; unless otherwise stated, references to approximate gross retention figures reflect the average at fiscal year end from fiscal year 2018 to fiscal year 2020 and exclude acquisition and volumetric churn.
“
Insight Member
” means Insight E2open Aggregator, LLC.
“
Insight Partners
” means, collectively, Insight Venture Partners (Cayman) IX, L.P., Insight Venture Partners (Delaware) IX, L.P., Insight Venture Partners Growth-Buyout Coinvestment Fund (Cayman), L.P., Insight Venture Partners Growth-Buyout Coinvestment Fund (Delaware), L.P. and the Insight Member.
“
IVP Director
” means the board members of the Company nominated by the Insight Member.
“
JOBS Act
” means the Jumpstart Our Business Startups Act of 2012, as amended.
“
Lock-Up
Period
” means the period commencing on September 1, 2021 and ending on March 1, 2022.
“
Merger Subs
” means the Blocker Merger Subs and the Company Merger Sub.
“
NBOKS
” means Neuberger Berman Opportunistic Capital Solutions Master Fund LP.
“
net retention
” means the percentage of recurring revenue at the beginning of a four-quarter period retained over a subsequent four-quarter period after adjusting for churn and downsell recurring revenue and adding upsell and cross-sell recurring revenue recorded in those four quarters, which net retention figures mentioned in this prospectus statement have been adjusted to eliminate the impact of pre-acquisition
churn from acquired companies.
“
NYSE
” means The New York Stock Exchange.
“
organic growth
” represents management estimates for historical subscriptions revenue growth performance, assuming all acquisitions were owned as of the beginning of the period and excluding customer churn and contract renegotiation known at the time of acquisition.

v

“
point solutions
” means software solutions or services that are typically designed to solve one single, specific business problem as compared to E2open’s end-to-end
capabilities.
“
Preferred Stock
” means the shares of preferred stock, par value $0.0001.
“
Preferred Stock Designation
” means the resolution or resolutions adopted by the Company Board providing for the issue of a series of Preferred Stock.
“
Private Placement
” means the private placement by CCNB1 of 10,280,000 Private Placement Warrants to the Sponsor simultaneously with the closing of the IPO.
“
Private Placement Warrants
” means 10,280,000 warrants to purchase Class A ordinary shares sold to the Sponsor simultaneously with the closing of the IPO in a private placement at a price of $1.00 per warrant, which automatically became redeemable warrants to acquire shares of Class A Common Stock in connection with the Business Combination.
“
Purchase Agreement
” means the Share Purchase Deed Purchase Combination Agreement, entered into as of May 27, 2021, by and among E2open, BluJay and the BluJay Sellers party thereto, as it may be amended and supplemented from time to time.
“
recurring revenue
” means the sum of the average annual subscriptions revenue for all customer contracts to which E2open is a party that are at least 12 months in duration as of the time of measurement and include the full impact of acquisitions as though they were completed at the beginning of the referenced period.
“
Related Agreements
” means certain additional agreements to be entered into in connection with the Purchase Agreement as further described in this prospectus.
“
Rule
 144
” means Rule 144 under the Securities Act.
“
SaaS
” means
software-as-a-service
or a software distribution model in which E2open hosts applications for customers and makes these applications available to the customers via the internet/cloud technology.
“
Sarbanes-Oxley Act
” means the Sarbanes-Oxley Act of 2002, as amended.
“
SEC
” means the U.S. Securities and Exchange Commission.
“
Securities Act
” means the Securities Act of 1933, as amended.
“
Series
B-1
common stock
” means the Series
B-1
common stock of the Company, par value $0.0001 per share, which vested on June 8, 2021.
“
Series
 B-2
common stock
” means the
Series B-2
common stock of the Company, par value $0.0001 per share.
“
Series 1 RCU
” means a Restricted Common Unit that vested on June 8, 2021.
“
Series
 2 RCU
” means a Restricted Common Unit that will vest upon the occurrence of a Series 2 Vesting Event, with the rights and privileges as set forth in the Third Amended and Restated Limited Liability Company Agreement.
“
SKU
” means a functional application that may be used as a standalone or with other functional applications/SKUs, each of which belongs to only one product family, and each product family has between four and ten SKUs.

“
Sponsor
” means CC Neuberger Principal Holdings I Sponsor LLC, the sponsor of CCNB1 and an equity holder of the Company.
“
Sponsor Side Letter Agreement
” means the agreement entered into between CCNB1 and the Sponsor Parties on October 14, 2020 pursuant to which, among other things, the Sponsor Parties automatically converted an aggregate of 2,500,000 Class B ordinary shares into the Restricted Sponsor Shares on the Closing Date.
“
Tax Receivable Agreement
” means the Tax Receivable Agreement, dated February 4, 2021, entered into between the Company, Blocker Sellers and the Flow-Through Sellers.
“
Temasek Parties
” means, together, the Temasek Shareholder and the Temasek Representative.
“
Temasek Representative
” means Anderson Investments Pte. Ltd.
“
Temasek Shareholder
” means Aranda Investments, Pte. Ltd.
“
Temasek Director
” means the director nominated by the Temasek Representative.
“
Third Amended and Restated Limited Liability Company Agreement
” means the Third Amended and Restated Limited Liability Company Agreement of E2open Holdings, dated February 4, 2021.
“Total Addressable Market”
or
“TAM”
means the estimated potential market size for supply chain management software in North America and Europe, E2open’s core geographies. The TAM was estimated on a bottoms-up
basis by segmenting companies into industry use intensity categories: “high” (including high-tech, aerospace, and automotive industries), “medium” (including consumer packaged goods, food & beverage, manufacturing, retail, logistics, and chemicals industries), and “low” (including oil and gas and basic materials). Companies were also categorized into size buckets based on revenue to assess the potential recurring revenue opportunity. The estimated addressable market for each group of companies reflects the product of (a) the estimated number of companies for each segment and (b) the potential recurring revenue per company. The TAM reflects the sum of all groups of companies plus an aggregate estimate for industries with lower penetration (e.g., agriculture) as well as professional services and other spend.
“
Treasury Regulations
” means the Code, its legislative history, and final, temporary and proposed treasury regulations promulgated thereunder as then amended.
“
Trust Account
” means the trust account of CCNB1, which, prior to the Business Combination Closing, held the net proceeds from the IPO and certain of the proceeds from the sale of the Private Placement Warrants, together with interest earned thereon, less amounts released to pay taxes, and which was distributed in connection with the Business Combination Closing.
“
upsell
” means transactions in which a customer purchases more of an existing SKU that is already currently utilized by that customer, which is generally from expansion of the product into different geographic regions or divisions of the customer, but may also arise from the adoption and organic growth in that account or pricing increases.
“
U.S. GAAP
” means U.S. generally accepted accounting principles.
“
users
” means an individual participant that accesses E2open’s platform from its customers and their trading partners.
“VWAP”
means the daily per share volume-weighted average price of the Class A Common Stock, with respect to measurement periods (or portions thereof) following the Effective Time (as defined in the Business Combination Agreement), or the Class A ordinary shares, with respect to measurement periods (or portions thereof) prior to the Effective Time on NYSE or such other principal United States securities exchange on which the shares of Class A Common Stock and/or the Class A ordinary shares, as applicable, are listed, quoted or admitted to trading, as displayed under the heading Bloomberg VWAP on the Bloomberg page designated for the Class A Common Stock (or its and/or the Class A ordinary shares, as applicable (or the equivalent successor if such page is not available)) in respect of the period from the open of trading on such trading day until the close of trading on such trading day (or if such volume-weighted average price is unavailable, (a) the per share volume-weighted average price of a share of Class A Common Stock and/or a Class A ordinary share, as applicable, on such trading day (determined without regard to afterhours trading or any other trading outside the regular trading session or trading hours), or (b) if such determination is not feasible, the market price per share of Class A Common Stock and/or Class A ordinary share, in either case as determined by a nationally recognized independent investment banking firm retained in good faith for this purpose by CCNB1); provided, however, that if at any time for purposes of the Class A
5-Day
VWAP or Class A
20-Day
VWAP (each as defined in the Third Amended and Restated Limited Liability Company Agreement), as applicable, shares of Class A Common Stock are not then listed, quoted or traded on a principal United States securities exchange or automated or electronic quotation system, then the VWAP shall mean the per share Appraiser FMV of one (1) share of Class A Common Stock (or such other equity security into which the Class A Common Stock was converted or exchanged).
“
whitespace”
 means the portion of the TAM that does not use third-party SCM software and is estimated to be largely comprised of manual solutions completed by employees that involve little-to-no
automation (e.g. spreadsheets) and home-grown solutions that are typically tailored software or add-on
solutions developed
in-house
by IT resources and are not commercially available.
MARKET AND INDUSTRY DATA
Information contained in this prospectus concerning the market and the industry in which the Company competes, including its market position, general expectations of market opportunity and market size, is based on information from various third-party sources, on assumptions made by the Company based on such sources and the Company’s knowledge of the markets for its services and solutions. Any estimates provided herein involve numerous assumptions and limitations, and you are cautioned not to give undue weight to such information. Third-party sources generally state that the information contained in such source has been obtained from sources believed to be reliable but that there can be no assurance as to the accuracy or completeness of such information. The industry in which the Company operates is subject to a high degree of uncertainty and risk. As a result, the estimates and market and industry information provided in this prospectus are subject to change based on various factors, including those described in the section entitled “
Risk Factors — Risks Related to Our Business Model
” and elsewhere in prospectus.
TRADEMARKS AND SERVICE MARKS
The Company owns, or has rights to, trademarks, service marks, or trade names that it uses in connection with the operation of its business and that the Company considers important to its marketing endeavors, including the E2OPEN, AMBER ROAD and INTTRA marks. This prospectus also contains trademarks of other companies that, to our knowledge, are the property of their respective holders, and we do not intend our use or display of such marks to imply relationships with, or endorsements of us by, any other company.
Solely for legibility, the trademarks, service marks, and trade names referred to in this prospectus are used without the
®
and
™
symbols, but such references are not intended to indicate, in any way, that the Company will not assert, to the fullest extent under applicable law, its rights or the rights of the applicable licensors to these trademarks, service marks, and trade names. All trademarks, service marks, and trade names appearing in this prospectus are the property of their respective owners.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus includes statements that express our and our subsidiaries’ opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this prospectus and these forward-looking statements reflect management’s expectations regarding our future growth, results of operations, operational and financial performance and business prospects and opportunities.
As a result of a number of known and unknown risks and uncertainties, the Company’s results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•
the outcome of any legal proceedings that may be instituted against the Company, the combined company or others following the completion of the BluJay Acquisition and any definitive agreements with respect thereto;

•	the ability to meet stock exchange listing standards following the consummation of the BluJay Acquisition;

•
the ability to recognize the anticipated benefits of the BluJay Acquisition, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees;

•	costs related to the BluJay Acquisition;

•
the ability to recognize the anticipated benefits of the Business Combination and the BluJay Acquisition, which may be affected by, among other things, competition, and our ability to grow and manage growth profitably and retain our key employees;

•	the integration of BluJay and E2open may be more difficult, time-consuming or expensive than anticipated;

•	changes in applicable laws or regulations;

•	the inability to develop and maintain effective internal controls;

•	the COVID-19 pandemic;

•	the inability to attract new customers or upsell/cross-sell existing customers;

•	failure to renew existing customer subscriptions on terms favorable to the Company;

•	risks associated with the Company’s extensive and expanding international operations;

•	the inability to develop and market new and enhanced solutions;

•	the failure of the market for cloud-based supply chain management solutions to develop as quickly as we expect;

•	inaccuracies in information sourced for our knowledge databases;

•	failure to compete successfully in a fragmented and competitive supply chain management market;

•	the inability to adequately protect key intellectual property rights or proprietary technology;

•	the diversion of management’s attention and consumption of resources as a result of potential acquisitions of other companies;

•
risks associated with our past and prospective acquisitions (including the BluJay Acquisition), including the failure to successfully integrate operations, personnel, systems, technologies and products of the acquired companies, adverse tax consequences of acquisitions, greater than expected liabilities of acquired companies and charges to earnings from acquisitions;

•	failure to maintain adequate operational and financial resources or raise additional capital or generate sufficient cash flows;

•	cyber-attacks and security vulnerabilities; and

•	other risks and uncertainties described in this prospectus in the section titled “ Risk Factors .”
The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on our business. There can be no assurance that future developments affecting our business will be those that we have anticipated.
These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “
Risk Factors
.” Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

x

PROSPECTUS SUMMARY
This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before investing in our Class A Common Stock. You should read this entire prospectus carefully, including the matters discussed under the sections titled “Risk Factors,” “Management’s Discussion and Analysis of E2open’s Financial Condition and Results of Operations,” “Unaudited Pro Forma Condensed Combined Financial Information” and “Business” and the consolidated financial statements and related notes included elsewhere in this prospectus before making an investment decision.
Our Mission
Our mission is to build the most comprehensive and capable
end-to-end
global supply chain software ecosystem by combining networks, data, and applications in a single platform to deliver enduring customer value.
Overview
We are a leading provider of 100% cloud-based,
end-to-end
supply chain management software, or SCM. We generate revenue from the sale of software subscriptions and professional services. Our software combines networks, data, and applications to provide a deeply embedded, mission-critical platform that allows customers to optimize their supply chain by accelerating growth, reducing costs, increasing visibility, and driving improved resiliency. Given the mission-critical nature of our solutions, we maintain long-term relationships with our customers, which is reflected by our high gross retention and average customer tenure of 14 years for our top 100 customers as of the date of the filing of this prospectus. In aggregate, we serve more than 1,200 customers in over 180 countries across a wide range of end-markets,
including technology, consumer, industrial and transportation, among others.
We operate in what we believe is an attractive industry with strong secular tailwinds and a large Total Addressable Market, or TAM, of more than $45 billion. This TAM is comprised of significant whitespace, which we estimate is more than $1 billion. This opportunity within our existing customer base is largely driven by their current technology solution, which is often a combination of legacy point solutions and home-grown applications, many of which are tied together with manual processes and spreadsheets. As manufacturing has evolved from brands owning the full production lifecycle to orchestrating disparate manufacturing, distribution and selling processes, supply chains have grown more complex, increasing demand for software solutions like ours and the need to modernize the existing technology landscape with cloud-based modern solutions. We believe our fully cloud-based, end-to-end
software platform offers a differentiated solution for customers that gives them better value as compared to solutions offered by some of our competitors.
We plan to accelerate revenue growth and value creation through continued enhancement of our existing product portfolio, deepening of existing customer relationships and onboarding of new customers. Additionally, we anticipate expanding product offerings through data and analytics opportunities and pursuing strategic and financially accretive acquisitions.
Our Platform
Our harmonized SaaS platform brings together networks, data, and applications to facilitate end-to-end
supply chain visibility across planning and execution and delivers a strong value proposition.

Network
Our network combines four distinct, but connected, ecosystems:
Demand
,
Supply
,
Logistics and Global Trade,
which we estimate supports more than 220,000 trading partners and captures more than eight billion transaction data points each year.
Our
Demand
ecosystem represents the global footprint established by retailers, distributors, re-sellers,
and those who sell goods primarily through online channels. We estimate that we process over $2 billion in claims every quarter, more than 40 million channel sales transactions every month, and over 94 million channel inventory transactions every month.
Our
Supply
ecosystem is comprised of companies and other participants for which we source components and materials and/or provide manufacturing capacity for the production of goods. We estimate that, at any moment in time, we oversee an average of more than 58 million shipments as well as process an average of over 61 million orders and 17 million invoices for our customers and supply and manufacturing network participants based on samples taken over a
12-month
period.
Our
Logistics
ecosystem includes global logistics services that transport components, raw materials, and finished goods across all modes. We estimate that we facilitate over 26% of global ocean container bookings within this ecosystem in addition to tracking the movement of over 46 million containers every month.
Our
Global Trade
ecosystem allows participants to automate the global movement of goods and to facilitate cross-border transactions for businesses, which we believe is increasingly important given the velocity with which import and export laws change on a global scale. This ecosystem provides our network with data on trade regulations across more than 180 countries that we estimate supports annual processing of over 12 million export pre-customs
entry lines, 15 million free trade agreement bill of materials qualifications, and 92 million restricted party-list screenings, annually.
Our network connects participants across all of these ecosystems, enabling customers to analyze data, identify problems proactively and optimize asset efficiency. We are a leading provider with a unique network of ecosystems, and do not rely on third party providers for network information.

Data
Our proprietary algorithms capture the data within our network ecosystems that feed our solutions to deliver compelling value to our customers. Additionally, our customers can combine internal and external vendor data with our network to drive informed decision-making based on real-time information. We believe our ability to capture and harmonize data from our customers and their trading partners in any native format demonstrates the strong capabilities of our software architecture and integrated data model. We believe that our combination of network ecosystems, data and applications providing end-to-end
supply chain visibility and connecting more than 220,000 trading partners is unique.
Applications
Our
end-to-end
applications provide artificial intelligence- and machine learning-based advanced analytics to help customers gain insights for enhanced decision-making across supply chain planning, execution and procurement functions. Our applications are organized into seven product families:
Channel Shaping, Demand Sensing, Business Planning, Global Trade Management, Transportation and Logistics, Collaborative Manufacturing
and
Supply Management
.
Channel Shaping
allows customers to optimize activity across retail, distributor and online channels, which includes capabilities for partner selection, aligning market incentives, managing on-shelf
availability, tracking sell-through and inventory as well as managing performance incentives.
Demand Sensing
utilizes artificial intelligence and machine learning to forecast demand based on historical trends, current sell-through dynamics, weather, and other relevant factors.
Business Planning
helps ensure optimized global performance through scenario-based planning and execution algorithms balancing supply, demand, inventory and financial targets.
Global Trade Management
automates import and export processes to enable efficient and compliant cross- border trade while optimizing customs duties and reducing broker fees.
Transportation and Logistics
orchestrates the movement of goods by allowing customers to connect with key stakeholders to optimize carriers, simplify tendering, track shipments and streamline payments.
Collaborative Manufacturing
provides comprehensive visibility into internal and external manufacturing activities by monitoring yields, quality, cycle-times/utilization and other key indicators to track performance, identify deficiencies, and facilitate corrective actions.
Supply Management
ensures the continuity of supply by orchestrating procurement, capacity, inventory management and drop-ship fulfilment across multiple-tiers of the manufacturing process.

Competitive Strengths
We believe the following competitive strengths will contribute to our ongoing success:
Attractive Industry Tailwinds and Large TAM
We participate in the growing SCM software industry. We estimate that the TAM is more than $45 billion across North America and Europe, and we anticipate this market will continue to grow. Several secular trends are increasing the demand for SCM software, including:

•	Complexity of Global Supply Chains:

•
Brand owners have transitioned from being manufacturers to orchestrators that produce little but manage a vast network of outsourced trading partners that support their minute-by-minute
operations across channel, manufacturing, supply, global trade and logistics.

•	As supply chains become increasingly global and complex, SCM software is essential to run supply chains efficiently at scale.

•	Need for Integrating Siloed Data to Drive Decision Making:

•	Manufacturers are increasingly focused on utilizing disparate data to drive more efficient decision making.

•	Historically, data to help manufacturers bring their products to market has existed in silos within various departments of the manufacturers, as well as across their extended partner ecosystems.

•	Access to timely and comprehensive data is valuable not just to each department within a manufacturer, but is also critical for partners of the manufacturer to run efficient operations on its behalf.

•
Brand owners are increasingly focused on applying data from different parts of the supply chain to make more informed manufacturing decisions, such as using retail demand sensing to forecast required manufacturing output.

•	Brand owners are increasingly focused on a flexible, multi-modal value proposition spanning carriers, shippers, and third-party logistics providers.

•	Regulatory Environment Complexity:

•	Manufacturers increasingly need to navigate complex frameworks of regional and local taxes, tariffs and regulatory compliance protocols.

•	SCM software solutions help automate these tasks and reduce the regulatory burden for companies, which will continue to be a strategic priority.

•	Geographic Consolidation:

•	Shippers and third-party logistics providers operate in a global environment and want to execute within a single technology platform.

•
Many SCM technology solutions have historically had stronger capabilities within the region in which they were initially developed. North America is the most developed, with Europe served by a smaller number of SCM software solutions while Latin America and APAC are comparatively underpenetrated.

•	Supply Chain Disruption:

•
As a result of disruptions related to
COVID-19
and recent events like the Suez Canal blockage, it has become increasingly important to diversify supply chains to mitigate disruption risk resulting from concentration within a supply chain. The complexity that arises from diversifying a supply chain and increasing the number of trading partners across more geographies and production facilities drives further demand for SCM software.

We believe that the TAM has approximately 85% whitespace for modern SCM solutions. Many companies currently rely on legacy, on-premise
applications or homegrown and/or spreadsheet-based solutions created over time, each of which requires significant manual effort to achieve end-to-end
supply chain visibility. Moreover, these SCM solutions often rely on latent and one-off,
point-to-point
connections with partners for collecting data. These alternatives provide less value and are significantly more error prone, creating an attractive competitive dynamic within the industry for modern SCM software providers where there is significant opportunity to grow without the need to replace an incumbent competitor. We believe there is more than $1 billion of whitespace for the solutions we already offer, which we believe provides very actionable growth opportunities through expanding our existing customer relationships.
Category-Defining
End-to-End
Provider of Mission-Critical Software
As businesses have transitioned from being owners of the production lifecycle to orchestrators of discrete manufacturing, distribution and selling processes, they have increasingly looked to software solutions to manage this growing complexity. However, most SCM software has not been designed to address these challenges comprehensively, and manufacturers often employ multiple point solutions with siloed data and processes that inhibit visibility, resulting in sub-optimal
decision-making based on inaccurate or outdated information. Our approach, which is built around a cloud-based SaaS platform with end-to-end
visibility and real-time, network-powered data, provides
best-of-breed
functionality across the supply chain and facilitates optimal supply chain performance.
As described above, we operate a software platform that integrates network ecosystems, data and applications across a harmonized and simplified user interface, driving a compelling value proposition and return on investment for our customers. This has created a mission-critical software solution and long-term relationships with customers as evidenced by our high gross retention rate. Additionally, we have been widely recognized as a differentiated leader by Gartner, International Data Corporation, Nucleus, and others in the realm of multi-enterprise solutions, which we believe will be the future of SCM software. In May 2021, E2open was placed by Gartner in the Leaders quadrant with the highest ability to execute and completeness of vision in its 2021 Magic Quadrant for Multienterprise Supply Chain Business Networks for the second year in a row.
Strong Network Effects Enhanced by a Flexible and Integrated Data Model
Our core offerings are underpinned by an integrated data model that facilitates the flow and processing of data for participants across several ecosystems and applications. This model facilitates low-latency,
“many-to-one-to-many”
data exchange across trading partner ecosystems. The combination of our integrated and flexible data model along with the four network ecosystems powers our customers’ solutions allowing them to efficiently orchestrate their end-to-end
supply chains. This architecture is designed to ensure that each participant and data source within these ecosystems enhances our applications, which in turn improves the network and the value we deliver to our customers and participants alike.
Our software architecture and ability to harmonize disparate forms of data create a scalable software platform that can efficiently integrate acquisitions and new product applications seamlessly into a consolidated and holistic SaaS solution. Our software architecture and this ability has been a driving force behind our robust track-record of successful acquisition integrations, and we believe our scalable platform will allow us to generate substantial value through tuck-in
and transformative acquisitions in the future.

Importantly, we believe there is incremental value we can create by utilizing the data flowing through our network to develop insights that can further help our customers as well as other target markets. We are working to develop a comprehensive strategy to capture this market opportunity and deepen our relationships with customers, which has the potential to meaningfully accelerate revenue growth.
Long-Term Relationships with Diversified and Blue-Chip Customer Base with Proven Wallet Share Expansion
We deliver solutions for some of the largest brand owners and manufacturers globally, and we estimate more than 125 of our customers have annual revenues of over $10 billion. We believe we are mission-critical to our customers’ operations, as evidenced by our gross retention. We possess a diverse customer base consisting of more than 1,200 clients that spans a broad spectrum of industries, including the technology, industrial, consumer and transportation sectors, among others.
Our customers utilize our solutions to orchestrate their supply chains, which we believe enables them to realize significant value and return on investment. For example, a leading consumer packaged goods company was able to cut forecast errors by 40% and reduce inventory by 35% using our product suite. They are now able to leverage our platform to forecast every product using artificial-intelligence and machine-learning technology. Moreover, a leading high-tech company has utilized our software to realize $300 million in savings over three years. An additional example includes a high-growth, large-scale consumer technology platform, which utilized our software to reduce its execution time from eight weeks to seven days, creating substantial opportunity to accelerate their revenue growth in addition to reducing costs.
In March 2021, the Suez Canal was blocked for six days after the grounding of Ever Given, a container ship. During this crisis, our customers utilized our tools to monitor and respond to the situation, making real-time adjustments to their supply chains.

Growth Strategies
We intend to profitably grow our business and create shareholder value through the following strategic initiatives:

Expand Within Existing Customers
As described above, we believe there is significant opportunity to drive growth through expansion of our existing customer relationships. We have an opportunity to more than triple our revenue over time without any new logos, new products or acquisitions given that we believe there is more than $1 billion of whitespace. Our acquisition strategy is focused on acquiring complimentary best-of-breed
point solutions to incorporate into our integrated
end-to-end
platform. As a result, we currently sell just one SKU to many of our customers, as most acquired companies had only one product to offer their customers. We believe this represents a significant opportunity to cross-sell additional products to these customers, accelerating growth and strengthening relationships with our installed base, especially as it grows over time with new customer wins. Importantly, we have a strong track record of achieving growth within our existing customer base. From fiscal 2018 to fiscal 2020, we increased the recurring revenue with a leading consumer packaged goods company, a leading industrial manufacturer, a blue-chip technology firm and a global hardware and software technology provider by 2.7x, 2.0x, 1.9x and 1.6x, respectively.
Win New Customers
As part of our growth strategy, the second growth lever is winning new customers, which we anticipate accelerating by optimizing our sales force through several measures. First, we plan to invest in our salesforce by hiring account acquisition experts, funded by identified savings projects across various areas. Additionally, we plan to pursue strategic partnerships and leverage the networks of our new board of directors to elevate conversations with
C-level
executives at key targets in our pipeline. We also intend to utilize these relationships and networks as well as our own channel reseller and partner network to accelerate growth through the onboarding of new customers.
Continue Strategic Acquisitions
A third lever of our growth strategy is to continue strategic acquisitions. We plan to utilize a disciplined approach to acquisitions, focusing on opportunities that will create value by strategically broadening our product offering as well as financially through the realization of integration-related synergies. Our key strategic acquisition criteria include: mission-critical solutions in core markets; complementary cloud applications with minimal product overlap; new customer relationships in vertical or geographic markets; and TAM, proprietary data, and/or network expansion. We have a large pipeline of actionable targets, including one large and transformative opportunity as well as a larger list of tuck-in
opportunities identified in accordance with the criteria described above.
We have a demonstrated track record of success in expanding our product offering and accelerating growth through acquisitions. Through our acquisitions of INTTRA Inc. (“
INTTRA
”) and Amber Road, we were able to enhance our value proposition to customers through the addition of ocean shipping logistics solutions as well as global trade management offerings, both of which contributed to our ability to provide end-to-end
supply chain visibility. The acquisition of INTTRA increased the power of our network ecosystems through the integration of 26% of global ocean freight data, which further strengthened the network effects of our software platform and business model. Our acquisition of Amber Road enhanced our platform by providing customers with global trade management solutions to automate their import and export processes and help improve sourcing decisions across more than 180 countries. Importantly, we also have a track record of efficiently integrating acquired solutions operationally and financially. Across each of our acquisitions since 2015, we have met or exceeded our integration-related cost savings targets, in each case and with 20% cumulative outperformance as a whole. We plan to work with our Board as described above to pursue these additional growth opportunities, which are not currently contemplated in our forecasted financial performance.
Additional Organic Growth Building Blocks
We also believe there are several additional building blocks of organic growth acceleration that provide a margin of safety for achieving our annual steady-state subscription revenue growth target of 11-12% annually, including price/value maximization, data and analytics, sales force optimization and partnerships/new sales channels. We plan to work with our Board as described above to pursue these additional growth opportunities, which are not currently contemplated in our forecasted financial performance.
Organizational Structure
Our organizational structure is what is commonly referred to as an umbrella partnership C corporation (or
Up-C)
structure. This organizational structure allows
certain owners of E2open Holdings from prior to the Business Combination to retain their equity ownership in E2open Holdings, an entity that is classified as a partnership for U.S. federal income tax purposes, in the form of Common Units, Series 1 RCUs (which converted into Common Units on June 8, 2021) and Series 2 RCUs. Each continuing owner of E2open Holdings also holds a number of shares of Class V Common Stock equal to the number of Common Units held by such owner, which has no economic value, but which entitles the holder thereof to one vote per share at any meeting of our shareholders. Those investors who, prior to the Business Combination, held Class A ordinary shares or Class B ordinary shares of CCNB1 and certain other investors and vested option holders now hold their equity ownership in the Company, a Delaware corporation that is a domestic corporation for U.S. federal income tax purposes.

Recent Acquisitions
On September 1, 2021, we consummated the acquisition of BluJay, a leading SaaS-native logistics execution platform. Built on Data, Network, and Applications, BluJay offers solutions to an expansive ecosystem of suppliers, carriers, and network partners that includes over 50,000 participants and approximately 5,000 global customers. We believe these solutions are leaders across several areas, including Global Trade and Transportation Management, which includes last-mile logistics. E2open believes that BluJay plays a mission critical role in logistics and distribution supply chains and that BluJay is capable of driving significant efficiencies/cost savings and productivity for its customers. We believe that the BluJay Acquisition materially enhances the Company’s supply chain execution capabilities, especially in transportation management with the expansion of the global transportation network, adding 50,000 network participants, $40 billion in annual commerce spend and 1.9 billion annual transactions. Additionally, BluJay brings a highly complementary global trade management platform that encompasses customs declaration and filing to the Company’s strong capabilities in compliance and tariffs. The BluJay Acquisition further adds key direct-to-consumer
offerings including last mile, parcel and dropship commerce. Finally, the BluJay Acquisition enhances E2open’s current value proposition to customers by broadening access to proprietary data and analytics for greater visibility, collaboration and execution across E2open’s platform.
Corporate Information
E2open Parent Holdings, Inc. is a Delaware corporation. Our principal executive offices are located at 9600 Great Hills Trail, Suite 300E, Austin, Texas 78759, and our telephone number at that address is (866)
432-6736.
Our website is located at www.e2open.com. Our website and the information contained on, or accessed through, our website are not part of this prospectus, and you should rely only on the information contained in this prospectus when making an investment decision.

THE OFFERING

Shares of Class A Common Stock Offered Hereunder	We are registering the resale by the Selling Holders named in this prospectus, or their permitted transferees, an aggregate of 101,529,573 shares of Class A Common Stock consisting of: (i) 72,383,299 shares of Class A Common Stock issued in the BluJay Acquisition; (ii) 28,909,022 shares of Class A Common Stock issued to the BluJay PIPE Investors in connection with the BluJay Acquisition; (iii) 133,323 shares of Class A Common Stock issued pursuant to a purchase price adjustment in accordance with the Business Combination Agreement; and (iv) 103,929 shares of Class A Common Stock issuable upon the exchange of Common Units issued pursuant to a purchase price adjustment in accordance with the Business Combination Agreement and the surrender and cancellation of a corresponding number of shares of Class V Common Stock.

Use of Proceeds	We will not receive any proceeds from the sale of the Class A Common Stock to be offered by the Selling Holders. See the section titled “
Use of Proceeds
” appearing elsewhere in this prospectus for more information.

Lock-Up Agreements	Of the shares of Class A Common Stock that may be offered or sold by Selling Holders identified in this prospectus, certain of our Selling Holders are subject to lock-up
restrictions with respect to 160,711,933 of those shares until the termination of the
Lock-up
Period. See
“Certain Relationships and Related Party Transactions
—
Post-Business Combination Agreements —
Lock-up
Agreements”
for further discussion.

NYSE Ticker Symbols	Class A Common Stock: “ETWO”
The number of shares of Class A Common Stock outstanding is based on 299,043,813 shares of Class A Common Stock as of September 9, 2021 and excludes the following, in each case as of September 9, 2021:
(a) 15,000,000 shares of Class A Common Stock reserved or available for future issuance under the Equity Incentive Plan;
(b) 29,079,972 shares of Class A Common Stock issuable upon exercise of the Warrants;
(c) 3,372,184 shares of Class A Common Stock issuable upon conversion of the Series
B-2
Common Stock; or
(d) 41,976,801 shares of Class A Common Stock issuable upon the exchange of Common Units (including Common Units issuable upon the conversion of Restricted Common Units).

RISK FACTORS
An investment in our securities involves a high degree of risk. You should carefully consider the following risk factors, together with all of the other information included in this prospectus, before making an investment decision. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may adversely affect the anticipated benefits of the Business Combination and/or the BluJay Acquisition, and may have an adverse effect on our business, cash flows, financial condition and results of operations. You should also carefully consider the following risk factors in addition to the other information included in this prospectus, including matters addressed in the section entitled “Cautionary Note Regarding Forward-Looking Statements.” We may face additional risks and uncertainties that are not presently known to us or that we currently deem immaterial, which may also impair our business or financial condition. The following discussion should be read in conjunction with the financial statements and notes to the financial statements included herein.
Summary of Risk Factors
The following summarizes risks and uncertainties that could materially adversely affect our business, financial condition, results of operations and stock price. You should read this summary together with the detailed description of each risk factor contained below.
Risks Related to the BluJay Acquisition

•	We may experience difficulties integrating BluJay’s operations and in realizing the expected benefits of the BluJay Acquisition.
Risks Related to the Global Pandemic

•	The COVID-19 pandemic could materially impact our business.
Risks Related to Our Business Model

•
If we are unable to sell products to new customers or sell additional products to our existing customers or maintain subscription renewals, our revenue growth and operating results could be adversely affected.

•	Our large customers have substantial negotiating leverage.

•	Weakened economic conditions may reduce spending on supply chain technology.

•	Our business is susceptible to risks associated with international operations.

•	We may unable to develop and market new and enhanced solutions modules, or do so quickly enough to respond to changes in demand.

•	Our results of operations could be harmed if the cloud based SCM solutions market fails to develop.

•
We may be exposed to penalties if third party information included in our database is inaccurate, if our trade experts incorrect interpret legal and other requirements, or if our trade content is not timely updated.

•	We may not be able to adequately protect our proprietary and intellectual property rights.

•	Acquisitions present risks that could have a material adverse effect on our business.

•	Given many of our key customers are enterprise customers, our sales cycle is longer and more expensive, and we may encounter pricing pressure and implementation and configuration challenges.

•	We have recently experienced rapid growth, which may not be indicative of our future growth.

•	Cyber-attacks and security vulnerabilities could result in serious harm to our reputation and business.

•
Interruptions or performance problems associated with our (i) internal infrastructure may adversely affect our ability to manage our business and meet reporting obligations and (ii) products, including disruptions at any third-party data centers upon which we rely, may impair our ability to support our customers.

•	Performance issues or failure to successfully integrate or license third-party software could materially and adversely affect our business and results of operations.

•	Our management team has limited experience managing a public company.

•	We may be subject to litigation for any of a variety of claims.

•	We may be subject to liability if we breach our contracts, and our insurance may not cover our losses.

•	Changes in existing laws and financial accounting standards or practices may harm our results of operations.

•	Failure to maintain effective internal controls over financial reporting could impair our ability to produce timely and accurate financial statements.

•	The reverse merger with CCNB1 increases the potential for shareholder litigation.

•	Our results of operations may be adversely affected if we fail to realize the full value of our goodwill and intangible assets.

•
Our results of operations may be harmed if we are required to collect sales or other related taxes for subscriptions to our products and services in jurisdictions where we have not historically done so.

•	Our ability to use our net operating loss carryforwards may be subject to limitation.

•	We will incur increased costs and obligations as a result of being a public company.

•	Our Sponsor and its affiliates, together with affiliates of Insight Partners, beneficially own a significant equity interest in us and their interests may conflict with us or your interests.

•	Our results of operations may differ from the unaudited pro forma financial data included herein.

•	We are dependent upon distributions made by its subsidiaries to pay taxes, make payments under the Tax Receivable Agreement and pay dividends.

•	Payments under the Tax Receivable Agreement may be substation and may exceed the actual tax benefits the Company realizes or be accelerated.
Risks Related to Our Indebtedness

•	Our substantial level of indebtedness may affect our ability to raise necessary additional capital.

•	Despite our current leverage, we and our subsidiaries may incur more indebtedness, including secured indebtedness, which could further exacerbate the risks that we and our subsidiaries face.

•	Our variable rate indebtedness subjects us to interest rate risk.

•	Our debt agreements contains restrictions that limit our flexibility in operating our business.

•	We may not be able to generate sufficient cash to service all of our indebtedness.

•	A lowering or withdrawal of our debt ratings may increase borrowing costs and reduce access to capital.

Risks Related to Ownership of Our Securities

•	Future resales of our restricted Class A Common Stock into the market could cause the market price of our Class A Common Stock to drop significantly.

•	We may issue additional other equity securities without your approval.

•	We may amend the terms of the warrants in a manner that may be adverse to holders of Public Warrants with the approval by the holders of at least 50% of the then outstanding Public Warrants.

•	Our warrants may have an adverse effect on the market price of our Class A Common Stock.

•	Our status as an emerging growth company could make our securities less attractive to investors.
Risks Related to the BluJay Acquisition
We may experience difficulties in integrating the operations of BluJay into our business and in realizing the expected benefits of the BluJay Acquisition.
The success of the BluJay Acquisition depends in part on our ability to realize the anticipated business opportunities from combining the operations of BluJay with our business in an efficient and effective manner. The integration process could take longer than anticipated and could result in the loss of key employees, the disruption of each company’s ongoing businesses, tax costs or inefficiencies, or inconsistencies in standards, controls, information technology systems, procedures and policies, any of which could adversely affect our ability to maintain relationships with customers, employees or other third parties, or our ability to achieve the anticipated benefits of the BluJay Acquisition, and could harm our financial performance. If we are unable to successfully or timely integrate the operations of BluJay with our business, we may incur unanticipated liabilities and be unable to realize the anticipated benefits resulting from the BluJay Acquisition, and our business, results of operations and financial condition could be materially and adversely affected.
Risks Related to the Global Pandemic
The ongoing
COVID-19
pandemic, including the resulting global economic uncertainty, measures taken in response to the pandemic and changes to the way our customers are operating their businesses, could materially impact our business and future results of operations and financial condition.
The
COVID-19
pandemic has disrupted the global economy and strained governments, health care systems and businesses. It is difficult to predict the continuing impact on global economic markets, which ultimate impact will depend upon the efficacy and availability of vaccines and the actions taken by governments and businesses in response to the pandemic. Adverse market conditions resulting from the spread of
COVID-19
could materially adversely affect our business through a decrease in the rate of spending on software products, our customers’ inability or unwillingness to purchase our offerings; reductions in the amount or duration of customers’ subscription contracts or increased customer attrition rates. The
COVID-19
pandemic could also cause our third-party data center hosting facilities and cloud computing platform providers, which are critical to our infrastructure, to shut down their business, experience security incidents or experience interference with the supply chain of hardware required by their systems and services, any of which could materially adversely affect our business.
In response to the
COVID-19
pandemic, we have temporarily closed our offices, enabled our employees to work remotely and implemented travel restrictions for all non-essential
business in a manner consistent with local standards and risks. If the
COVID-19
pandemic worsens, especially in regions where we have offices, our business activities could be adversely affected. We may take further actions that alter our business operations as may be required by local, state or federal authorities or that we determine are in the best interests of our employees. Such measures could negatively affect our sales and marketing efforts, sales cycles, employee productivity or customer retention, any of which could harm our financial condition and business operations.

Almost 50% of our employees reside in India, which is in the midst of a devastating second wave of
COVID-19.
In order to protect our valued Indian employees, we may take further actions that alter our business operations as may be required by local, state or federal authorities or that we determine are in the best interests of our employees. These measures could negatively affect our sales and marketing efforts, sales cycles, employee productivity or customer retention, any of which could harm our financial condition and business operations. Due to the complexity of our products and trained nature of our employees in India, a continued worsening of
COVID-19
in India could negatively affect our strategic sales goals or professional services revenue due to our inability to find temporary workers or back-fill employees to service our sales team or customers.
To the extent the
COVID-19
pandemic adversely affects our business and financial results, it may also have the effect of heightening many of the other risks described in this
Risk Factors
section, including, in particular, risks related to our ability to secure customer renewals, the addition of new customers and increased revenue from existing customers, risks relating to cyber-attacks and security vulnerabilities and global supply chain disruptions.
Risks Related to the Business of E2open
Our business depends on customers renewing their subscription agreements. Any decline in renewal or net retention rates could harm our future operating results.
Approximately 85% of our revenue is recurring and consists of subscriptions revenue. Our subscription products generally have recurring annual subscription periods. While many of our subscriptions provide for automatic renewal, our customers may opt-out
of automatic renewal and customers have no obligation to renew a subscription after the expiration of the term. Our customers may or may not renew their subscriptions as a result of a number of factors, including the general economic downturns due to
COVID-19,
their satisfaction or dissatisfaction with our products and services, our pricing or pricing structure, the pricing or capabilities of the products and services offered by our competitors, the effects of economic conditions or reductions in our paying customers’ spending levels. In addition, our customers may renew for fewer subscriptions, renew for shorter contract lengths if they were previously on multi-year contracts or switch to lower cost offerings of our products and services.
It is difficult to accurately predict long-term customer retention. Our customers’ subscription retention rates may decline or fluctuate as a result of a number of factors, including their level of satisfaction with our products, the prices of our products, the prices of products and services offered by our competitors or reductions in our customers’ spending levels. If our customers do not renew their subscription arrangements, maintenance or other services agreements or if they renew them on less favorable terms, our revenue may decline. A substantial portion of our quarterly subscriptions revenue is attributable to agreements entered into during previous quarters. As a result, if there is a decline in renewed subscription agreements in any one quarter, only a small portion of the decline will be reflected in our revenue recognized in that quarter and the rest will be reflected in our revenue recognized in the following four quarters or more.
Our large customers have substantial negotiating leverage, which may require that we agree to terms and conditions that result in increased cost of sales, decreased revenue and lower average selling prices and gross margins, all of which could harm our results of operations.
Some of our customers have significant bargaining power when negotiating new licenses or subscriptions or renewals of existing agreements, and they have the ability to buy similar products from other vendors or develop such systems internally. These customers have and may continue to seek advantageous pricing and other commercial and performance terms that may require us to develop additional features in the products we sell to them or add complexity to our customer agreements. Currently, as customers become larger, our pricing model recognizes various factors such as number of products purchased and the penetration of those products within a customer’s operations. As such, when a customer buys more products, their average cost per product can decline even though the total revenue from them increases, and, to date, we have generally seen sales to customers increase in proportion to or in excess of any reductions in the cost per product. However, there can be no guarantee that these results will continue in the future. If we are unable to negotiate renewals with our large customers on favorable terms, our results of operations could be harmed.
Given many of our key customers are enterprise customers, our sales cycle is longer and more expensive, and we may encounter pricing pressure and implementation and configuration challenges.
Many of our largest customers are enterprise customers, which means we face longer sales cycles, greater competition, more complex customer due diligence, less favorable contractual terms and less predictability in completing some of our sales.
Consequently, a target customer’s decision to use our services may be an enterprise-wide decision and, if so, these types of sales require us to provide greater levels of education regarding the use and benefits of our products and services, as well as education regarding privacy and data protection laws and regulations to prospective customers. In addition, larger enterprise customers may demand more configuration, integration services and features. As a result of these factors, these sales opportunities may require us to devote greater sales support and professional services resources to individual customers, driving up costs and time required to complete sales, while potentially requiring us to delay revenue recognition on some of these transactions until the technical or implementation requirements have been met.
If we are unable to sell products to new customers or to sell additional products or upgrades to our existing customers, it could adversely affect our revenue growth and operating results.
To increase our revenue, we must add new customers (whether through sales or acquisitions) or sell additional products or upgrades to existing customers. Even if we capture a significant volume of leads from our digital marketing activities, we must be able to convert those leads into sales of our products to new or existing customers in order to achieve revenue growth.
We primarily rely on our direct sales force to sell our products to new and existing customers and convert qualified leads into sales. Accordingly, our ability to achieve significant growth in revenue in the future will depend on our ability to recruit, train and retain sufficient numbers of sales personnel, and on the productivity of those personnel. Our recent and planned personnel additions may not become as productive as we would like or in a timely manner, and we may be unable to hire or retain sufficient numbers of qualified individuals in the future in the markets where we do or plan to do business. If we are unable to sell products to new customers and additional products or upgrades to our existing customers through our direct sales force or through our channel partners, which supplement our direct sales force by distributing our products and generating sales opportunities, we may be unable to grow our revenue and our operating results could be adversely affected.
Because we generally recognize revenue from subscriptions for our services over the term of the subscription, downturns or upturns in new business may not be immediately reflected in our operating results.
We generally recognize revenue from customers ratably over the terms of their subscription and support agreements, which are typically 36 months. As a result, most of the revenue we report in each quarter is the result of subscription and support agreements entered into during previous quarters.
Consequently, a decline in new or renewed subscriptions in any one quarter may not be reflected in our revenue results for that quarter. However, any such decline will negatively impact our revenue in future quarters. Accordingly, the effect of significant downturns in sales and market acceptance of our services and potential changes in our attrition rate, may not be fully reflected in our results of operations until future periods. Our subscription model also makes it difficult for us to rapidly increase our revenue through additional sales in any period, as revenue from new customers must be recognized over the applicable subscription and support term.

Because our long-term success depends on our ability to operate our business internationally and increase sales of our products to customers located outside of the United States, our business is susceptible to risks associated with international operations.
We have significant international operations in India, the United Kingdom, Poland, Germany, Belgium, China, Hong Kong and Malaysia as well as international operations in other countries. We market and sell our products worldwide. We expect to continue to expand our international operations for the foreseeable future. The continued international expansion of our operations requires significant management attention and financial resources and results in increased administrative and compliance costs. Our limited experience in operating our business in certain regions outside the United States increases the risk that our expansion efforts into those regions may not be successful. In particular, our business model may not be successful in particular countries or regions outside the United States for reasons that we currently are unable to anticipate. We are subject to risks associated with international sales and operations including, but not limited to:

•	the complexity of, or changes in, foreign regulatory requirements and the burdens of complying with a wide variety of foreign laws and different legal standards;

•	difficulties in managing the staffing of international operations, including compliance with local labor and employment laws and regulations;

•	potentially adverse tax consequences, including the complexities of foreign value added tax systems, overlapping tax regimes, restrictions on the repatriation of earnings and changes in tax rates;

•
dependence on resellers and distributors to increase customer acquisition or drive localization efforts, including in new or evolving markets, which resellers and distributors may fail to maintain standards consistent with our brand and reputation;

•	the burdens of complying with a wide variety of foreign laws and different legal standards;

•	increased financial accounting and reporting burdens and complexities, including treatment of revenue from international sources;

•	longer sales and payment cycles and difficulties in collecting accounts receivable;

•	political, social and economic instability, including war, terrorist attacks, civil unrest and security concerns in general;

•
reduced or varied protection for intellectual property rights in some countries and the risk of potential theft or compromise of our technology, data or intellectual property in connection with our international operations, whether by state-sponsored malfeasance or other foreign entities or individuals;

•	impacts on global economic conditions, financial markets and market liquidity related to the United Kingdom’s withdrawal from the European Union;

•	laws and policies of the U.S., United Kingdom and other jurisdictions affecting international trade (including import and export control laws, tariffs and trade barriers);

•	the risk of U.S. regulation of foreign operations; and

•	other factors beyond our control such as natural disasters and public health crises, including pandemics.
The occurrence of any one of these risks could negatively affect our international business and, consequently, our operating results. We cannot be certain that the investment and additional resources required to establish, acquire or integrate operations in other countries will produce desired levels of revenue or profitability. If we are unable to effectively manage our expansion into additional geographic markets, our financial condition and results of operations could be harmed.

We are exposed to fluctuations in foreign currency exchange.
Movements in foreign currency exchange rates could have a negative effect on our business, financial condition, results of operations and prospects to the extent we have a mismatch between its earnings in any foreign currency and its costs that are denominated in that currency.
We manage currency fluctuations by reviewing movements in exchange rates and ensuring that the overall level of exposure remains small, however, we do not currently hedge against currency fluctuations, which could have a material adverse effect on our business, financial condition, results of operations and prospects. We may enter into hedging arrangements after the date of this document, however, these hedging arrangements may not be effective or may be insufficient with respect to the level of coverage regarding our financing exposures and we may fail to successfully implement and manage these hedging arrangements. There can be no assurances that fluctuations in currency rates and exposures will not have a material adverse effect on our business, financial condition, results of operations and prospects.
We have experienced rapid growth in recent periods, and our recent growth rates may not be indicative of our future growth.
We have experienced organic and acquisition-driven growth in recent periods, and revenue growth in future periods may not be consistent with recent history. We believe our revenue growth depends on a number of factors, including, but not limited to, our ability to:

•	attract new customers;

•	renew and grow current customer subscriptions;

•	introduce and grow adoption of our products and services in new markets;

•	adequately expand our sales force and otherwise scale our operations as a business;

•	expand the features and capabilities of our platform, including through the creation and use of additional integrations;

•	maintain the security and reliability of our platform;

•	price and package our products and services effectively;

•	successfully compete against established companies and new market entrants;

•	increase awareness of our brand on a global basis; and

•	execute on our acquisition strategy.
We may not be able to successfully implement our strategic initiatives in accordance with our expectations or in the timeframe we desire, which may result in an adverse impact on our business and financial results. We also expect our operating expenses to increase in future periods, and if our revenue growth does not increase to offset these anticipated increases in our operating expenses, our business, results of operations and financial condition will be harmed, and we may not be able to achieve or maintain profitability.
If we fail to maintain adequate operational and financial resources, particularly if we continue to grow rapidly, we may be unable to execute our business plan or maintain high levels of service and customer satisfaction.
We have experienced, and expect to continue to experience, rapid growth, particularly through acquisitions, which has placed, and may continue to place, significant demands on our management and our operational and financial resources. Our organizational structure is becoming more complex as we scale our operational, financial and management controls, as well as our reporting systems and procedures, and expand internationally. As we continue to grow, we face challenges of integrating, developing, training and motivating a rapidly growing employee base in our various offices around the world and navigating a complex multi-national regulatory landscape. If we fail to manage our anticipated growth and change in a manner that preserves the functionality of our platforms and solutions, the quality of our products and services may suffer, which could negatively affect our brand and reputation and harm our ability to attract customers.
To manage growth in our operations and personnel, we need to continue to grow and improve our operational, financial and management controls and our reporting systems and procedures. We require significant expenditures and the allocation of valuable management resources to grow and change in these areas. Our expansion has placed, and our expected future growth will continue to place a significant strain on our management, customer experience, research and development, sales and marketing, administrative, financial and other resources.
We anticipate that significant additional investments will be required to scale our operations and increase productivity, address the needs of our customers, further develop and enhance our products and services, expand into new geographic areas and scale with our overall growth. If additional investments are required due to significant growth, this will increase our cost base, which will make it more difficult for us to offset any future revenue shortfalls by reducing expenses in the short term.
Cyber-attacks and security vulnerabilities could result in serious harm to our reputation, business and financial condition.
Threats to network and data security are constantly evolving and becoming increasingly diverse and sophisticated. Our products and services, servers and computer systems and those of third parties that we rely on in our operations could be vulnerable to cybersecurity risks. As such, we may be subject to risks inherent to companies that process client data for client mission critical systems like SCM solutions.
We are the target of attempts to identify and exploit system vulnerabilities and/or penetrate or bypass our security measures in order to gain unauthorized access to our systems. To mitigate these risks, we employ multiple methods at different layers of our systems to defend against intrusion and attack. Despite our efforts to keep our systems secure and remedy identified vulnerabilities, future attacks could be successful and result in contractual liability to clients or loss of client trust and ultimately client business.
We may experience breaches of our security measures due to human error, system errors or vulnerabilities. In particular, our platform and the other systems or networks used in our business may experience an increase in attempted cyber-attacks, targeted intrusion, ransomware and phishing campaigns. We maintain errors, omission and cyber liability insurance policies covering security and privacy damages. However, we cannot be certain that our coverage will be adequate for liabilities actually incurred or that insurance will continue to be available to us on economically reasonable terms, or at all.
At present, we believe the regulatory and private action risks related to personal data we process as part of our business-to-business
supply chain solutions are low. We process a limited amount of personal data, typically business contact information, supplied by our clients. Regulations surrounding personal data are rapidly changing and that makes global compliance challenging and unpredictable. Failure to comply with regulations may subject us to regulatory investigations, reputational harm, contractual liability to clients and potential liability to data subjects.
If we fail to integrate our products with a variety of operating systems, software applications, platforms and hardware that are developed by others or ourselves, our products may become less competitive or obsolete and our results of operations would be harmed.
Our products must integrate with a variety of network, hardware and software platforms, and we need to continuously modify and enhance our products to adapt to changes in hardware, software, networking, browser and database technologies. We believe a significant component of our value proposition to customers is the ability to optimize and configure our products to integrate with our systems and those of third parties. If we are not able to integrate our products in a meaningful and efficient manner, demand for our products could decrease and our business and results of operations would be harmed.
In addition, we have a large number of solutions, and maintaining and integrating them effectively requires extensive resources. Our continuing efforts to make our products more interoperative may not be successful. Failure of our products to operate effectively with future infrastructure platforms and technologies could reduce the demand for our products, resulting in customer dissatisfaction and harm to our business. If we are unable to respond to changes in a cost-effective manner, our products may become less marketable, less competitive or obsolete and our business and results of operations may be harmed.
We have a significant amount of goodwill and intangible assets on our balance sheet, and our results of operations may be adversely affected if we fail to realize the full value of our goodwill and intangible assets.
We have goodwill of $2,628.6 million and $752.8 million and net intangible assets of $824.9 million and $467.6 million as of February 28, 2021 and February 29, 2020, respectively. In accordance with U.S. GAAP, goodwill and intangible assets with an indefinite life are not amortized but are subject to a periodic impairment evaluation. Goodwill and acquired intangible assets with an indefinite life are tested for impairment at least annually or when events and circumstances indicate that fair value of a reporting unit may be below their carrying value. Acquired intangible assets with definite lives are amortized on a straight-line basis over the estimated period over which we expect to realize economic value related to the intangible asset. In addition, we review long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of an asset might not be recoverable. If indicators of impairment are present, we evaluate the carrying value in relation to estimates of future undiscounted cash flows. Our ability to realize the value of the goodwill and intangible assets will depend on the future cash flows of the businesses we have acquired, which in turn depend in part on how well we have integrated these businesses into our own business. Judgments made by management relate to the expected useful lives of long-lived assets and our ability to realize undiscounted cash flows of the carrying amounts of such assets. The accuracy of these judgments may be adversely affected by several factors, including significant:

•	underperformance relative to historical or projected future operating results;

•	changes in the manner of our use of acquired assets or the strategy for our overall business;

•	negative industry or economic trends; or

•	decline in our market capitalization relative to net book value for a sustained period.
These types of events or indicators and the resulting impairment analysis could result in impairment charges in the future. If we are not able to realize the value of the goodwill and intangible assets, we may be required to incur material charges relating to the impairment of those assets. Such impairment charges could materially and adversely affect our business, results of operations and financial condition.
Risks Related to Macroeconomic and Market Conditions
Adverse or weakened general economic and market conditions may reduce spending on supply chain technology and information, which could harm our revenue, results of operations and cash flows.
Our revenue, results of operations and cash flows depend on the overall demand for and use of technology and information for global SCM, which depends in part on the amount of spending allocated by our customers or potential customers on supply chain technology and information. This spending depends on worldwide economic and geopolitical conditions. The U.S. and other key international economies have experienced cyclical downturns from time to time in which economic activity was impacted by falling demand for a variety of goods and services; restricted credit; poor liquidity; reduced corporate profitability; volatility in credit, equity and foreign exchange markets; bankruptcies; pandemics such as
COVID-19;
and overall economic uncertainty. These economic conditions can arise suddenly, and the full impact of such conditions often remains uncertain. In addition, geopolitical developments and potential trade wars can increase levels of political and economic unpredictability globally and increase the volatility of global financial markets. Further actions or inactions of the U.S. or other major national governments, including the United Kingdom’s 2016 vote in favor of exiting the European Union, may also impact economic conditions, which could result in financial market disruptions or an economic downturn.
Concerns about the systemic impact of a recession in the United States or globally, energy costs, geopolitical issues or the availability and cost of credit could lead to increased market volatility, decreased consumer confidence and diminished growth expectations in the U.S. economy and abroad, which in turn could affect the rate of information technology spending and adversely affect our customers’ ability or willingness to purchase our services, delay prospective customers’ purchasing decisions, reduce the value or duration of their subscription contracts or affect attrition rates, all of which could adversely affect our future sales and operating results. Prolonged economic slowdowns may result in requests to renegotiate existing contracts on less advantageous terms to us than those currently in place, payment defaults on existing contracts or non-renewal
at the end of a contract term.
Our success depends in part on our ability to develop and market new and enhanced solutions modules, and we may not be able to do so, or do so quickly enough to respond to changes in demand. Even if we anticipate changes in demand, it may be difficult for us to transition existing customers to new versions of our solutions.
Our success depends in part on our ability to develop and market new and enhanced solutions modules, and to do so on a timely basis. Successful module development and marketing depends on numerous factors, including anticipating customer requirements, changes in technology requirements, our ability to differentiate our solutions from those of our competitors and market acceptance of our solutions.
Enterprises are requiring their software application vendors to provide ever increasing levels of functionality and broader offerings. Moreover, our industry is characterized by rapid evolution and shifts in technology and customer needs. We may not be able to develop and market new or enhanced modules in a timely or cost-effective manner, or at all. Our solutions also may not achieve market acceptance or correctly anticipate technological changes or the changing needs of our customers or potential customers.
In addition, even if we correctly anticipate changes in technology or demand, it might be difficult for us to transition existing customers to new versions of our solutions. Such transitions or upgrades may require considerable professional services effort and expense, and customers may choose to discontinue using our solutions rather than proceed with a lengthy and expensive upgrade. If customers fail to accept new versions of our solutions, if our newest solutions contain errors or if we expend too many resources supporting multiple versions of our solutions, we may suffer a material adverse effect on our business, financial position, results of operations and cash flows.
The market for cloud-based SCM solutions is still evolving. If this market develops more slowly than we expect, our revenue may fail to grow or decline, and we may incur additional operating losses.
We derive, and expect to continue to derive, substantially all of our revenue from providing a cloud-based SCM platform, solutions and related services. The market for cloud-based SCM solutions is still evolving and it is uncertain whether this platform and solutions will sustain high levels of demand and market acceptance. Our success will depend on the willingness of companies to accept our cloud-based SCM platform and solutions as an alternative to manual processes, traditional enterprise resource planning software and internally developed SCM solutions. Some customers may be reluctant or unwilling to use our cloud-based SCM platform or solutions for a number of reasons, including data privacy concerns, data and network security concerns and existing investments in SCM technology.

Traditional approaches to SCM have required, among other things, purchasing hardware and licensing software. Because these traditional approaches often require significant initial investments to purchase the necessary technology and to establish systems that comply with customers’ unique requirements, companies may be unwilling to abandon their current solutions for our cloud-based SCM platform and solutions. Other factors that may limit market acceptance of our platform and solutions include:

•	our ability to maintain high levels of customer satisfaction;

•	our ability to maintain continuity of service for all users of our solutions;

•	the price, performance and availability of competing solutions; and

•	our ability to address companies’ confidentiality concerns about information stored outside of their premises.
If companies do not perceive the benefits of our and solutions, or if companies are unwilling to accept our platform and solutions as an alternative to traditional approaches, the market for our platform and solutions might not continue to develop or might develop more slowly than we expect, either of which could significantly adversely affect our revenues and growth prospects.
We face intense competition, and our failure to compete successfully would make it difficult for us to add and retain customers and would impede the growth of our business.
The SCM market is fragmented, competitive and rapidly evolving. We compete with other cloud-based SCM vendors, traditional enterprise resource planning vendors such as SAP and Oracle and other service providers as well as with solutions developed internally by enterprises seeking to manage their global supply chains and global trade. Some of our actual and potential competitors may enjoy competitive advantages over us, such as greater name recognition, more varied offerings and larger marketing budgets as well as greater financial, technical and other resources. Furthermore, some competitors may have best-of-breed
solutions to problems created by the unique trading requirements of particular countries, industries and/or business processes. As a result, our competitors may be able to respond more quickly than we can to new or changing opportunities, technologies, standards or customer requirements or devote greater resources to the promotion and sale of their products and services than we can.
The intensity of competition in the SCM market has resulted in pricing pressure as the market has developed, and our competitors very frequently offer substantial price discounts for their products. We expect the intensity of competition to increase in the future as existing competitors develop their capabilities and as new companies, which could include one or more large software or trade content providers, enter the market. Increased competition could result in additional pricing pressure, reduced sales, shorter term lengths for customer contracts, lower margins or the failure of our solutions to achieve or maintain broad market acceptance. If we are unable to compete effectively, it will be difficult for us to maintain our pricing rates and add or retain customers, and our business, financial condition and results of operations will be harmed.
Risks Related to Key Third-Party Relationships
Interruptions or performance problems associated with our products, including disruptions at any third-party data centers upon which we rely, may impair our ability to support our customers.
Our continued growth depends in part on the ability of our existing and potential customers to access our websites, software and cloud-based products within an acceptable amount of time. We have experienced, and may in the future experience, service disruptions, outages and other performance problems due to a variety of factors, including infrastructure changes, human or software errors, capacity constraints due to an overwhelming number of users accessing our website simultaneously, denial of service, fraud or security attacks. In some instances, we may not be able to identify the cause or causes of these website performance problems within an acceptable period of time. It may become increasingly difficult to maintain and improve our website performance, especially during peak usage times and as our user traffic increases. If our websites are unavailable or if our customers are unable to access our software or cloud-based products within a reasonable amount of time, or at all, our business would be negatively affected. Additionally, our data centers and networks and third-party data centers and networks may experience technical failures and downtime, may fail to distribute appropriate updates or may fail to meet the increased requirements of a growing customer base.
We provide certain of our solutions through third-party data center hosting facilities located in the United States and other countries. While we control and have access to our servers and all of the components of our network that are located in such third-party data centers, we do not control the operation of these facilities.
Additionally, some of these data centers could be temporarily or permanently impacted by natural disasters, including wildfires and earthquakes. Following the expiration of the current agreement terms, the owners of the data center facilities have no obligation to renew their agreements with us on commercially reasonable terms, or at all. If we are unable to renew these agreements on commercially reasonable terms, or if one of our data center operators is acquired, we may be required to transfer our servers and other infrastructure to new data center facilities, and we may incur significant costs and possible service interruptions in connection with doing so.
The information we source from third parties for inclusion in our knowledge databases may not be accurate and complete, our trade experts may make errors in interpreting legal and other requirements when processing this information and our trade content may not be updated on a timely basis, which can expose our customers to fines and other substantial claims and penalties.
Our customers often use our solutions as a system of record and many of our customers are subject to regulation of their products, services and activities. Our knowledge library includes trade content sourced from government agencies and transportation carriers in numerous countries. It is often sourced from text documents and includes import and export regulations, shipping documents, preferential duties and taxes, specifications for free trade agreements, transportation rates, sailing schedules, embargoed country and restricted party lists, and harmonized tariff codes. The information in these text documents may not be timely, accurate or complete. Our team of trade experts transforms these documents into a normalized and propriety knowledgebase which is interpretable by software. Our trade experts have to interpret the legal and other requirements contained in the source documents and we can provide no assurances that our trade experts do not make errors in the interpretation of these requirements. Furthermore, rules and regulations and other trade content used in our solutions change constantly, and we must continuously update our knowledge library. Maintaining a complete and accurate knowledge library is time-consuming and costly, and we can provide no assurances that our specialists will always make appropriate updates to the library on a timely basis. Errors or defects in updating the trade content we provide to our customers and any defects or errors in, or failure of, our software, hardware or systems, can result in an inability to process transactions in a timely manner or lead to violations that could expose our customers to fines and other substantial claims and penalties and involve criminal liability. In addition, these errors and delays could damage our reputation with both existing and new customers and result in lost customers and decreased revenue, which could materially and adversely affect our business, revenue and results of operations.
Any of these problems may enable our customers to terminate their agreements with us, require us to issue credits or refunds and, in addition, subject us to product liability, breach of warranty or other contractual claims. We also may be required to indemnify our customers or third parties as a result of any of these problems. Any provisions in our customer agreements intended to limit liability may not be sufficient to protect us against any such claims. Insurance may not be available on acceptable terms, or at all. In addition, any insurance we do have may not cover claims related to specific defects, errors, failures or delays, may not cover indirect or consequential damages, and may be inadequate. Defending a suit, regardless of its merit, could be costly and divert management’s attention. In general, losses from customers terminating their agreements with us and our cost of defending claims resulting from defects, errors, failures or delays might be substantial and could have a material adverse effect on our business, financial position, results of operations and cash flows.

Interruptions or performance problems associated with our internal infrastructure, and its reliance on technologies from third parties, may adversely affect our ability to manage our business and meet reporting obligations.
Currently, we use NetSuite to manage our financial processes and other third-party vendors to manage sales, online marketing and web services. We believe the availability of these services is essential to the management of our high-volume, transaction-oriented business model. As we expand our operations, we expect to utilize additional systems and service providers that may also be essential to managing our business. Although the systems and services that we require are typically available from a number of providers, it is time-consuming and costly to qualify and implement these relationships. Therefore, if one or more of our providers suffer an interruption in their business, experience delays, disruptions or quality-control problems in their operations, or we have to change or add additional systems and services, our ability to manage our business and produce timely and accurate financial statements would suffer.
We leverage third-party software and data for use with our solution. Performance issues, errors and defects or failure to successfully integrate or license necessary third-party software could cause delays, errors or failures of our solution, increases in our expenses and reductions in our sales, which could materially and adversely affect our business and results of operations.
We use software and data licensed from a variety of third parties in connection with the operation of our products. Any performance issues, errors, bugs or defects in third-party software or data could result in errors or a failure of our products, which could adversely affect our business and results of operations. In the future, we might need to license other software or data to enhance our solution and meet evolving customer demands and requirements. Any limitations in our ability to use third-party software or data could significantly increase our expenses and otherwise result in delays, a reduction in functionality or errors or failures of our solution until equivalent technology or content is either developed by us or, if available, identified, obtained through purchase or license, and integrated into our solution. In addition, third-party licenses may expose us to increased risks, including risks associated with the integration of new technology, the diversion of resources from the development of our own proprietary technology, and our inability to generate revenues from new technology sufficient to offset associated acquisition and maintenance costs, all of which may increase our expenses and materially and adversely affect our business and results of operations.
Risks Related to the Business Combination
Our management team has limited experience managing a public company.
Some members of our management team have limited experience managing a publicly traded company, interacting with public company investors and complying with the increasingly complex laws pertaining to public companies. Our management team may not successfully or efficiently manage our transition to being a public company that is subject to significant regulatory oversight and reporting obligations under the federal securities laws and the continuous scrutiny of securities analysts and investors. These new obligations and constituents require significant attention from our senior management and could divert their attention away from the day-to-day
management of our business, which could harm our business, results of operations and financial condition.
We incur increased costs and obligations as a result of being a public company.
As a result of the Business Combination, we are required to comply with certain corporate governance and financial reporting practices and policies required of a publicly traded company. As a publicly traded company, we incur significant legal, accounting and other expenses that we were not required to incur in the recent past. In addition, new and changing laws, regulations and standards relating to corporate governance and public disclosure, including the Dodd Frank Wall Street Reform and Consumer Protection Act and the rules and regulations promulgated and to be promulgated thereunder, as well as under the Sarbanes-Oxley Act, the Jobs

Act and the rules and regulations of the SEC and national securities exchanges have increased the costs and the time that the board of directors and management must devote to complying with these rules and regulations. We expect these rules and regulations to increase our legal and financial compliance costs and lead to a diversion of management’s time and attention from revenue generating activities.
Furthermore, the need to establish the corporate infrastructure demanded of a public company may divert management’s attention from implementing our growth strategy, which could prevent us from improving our business, results of operations and financial condition. We have made, and will continue to make, changes to our internal controls and procedures for financial reporting and accounting systems to meet our reporting obligations as a publicly traded company. However, the measures we take may not be sufficient to satisfy our obligations as a publicly traded company.
Failure to achieve and maintain effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act could impair our ability to produce timely and accurate financial statements or comply with applicable regulations which could have a material adverse effect on our business.
As a public company, we have significant requirements for enhanced financial reporting and internal controls. The process of designing and implementing effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company, and we are still in the process of generating a mature system of internal controls and integration across business systems. If we are unable to establish or maintain appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations on a timely basis, result in material misstatements in our consolidated financial statements and harm our operating results.
Pursuant to Section 404, we are required to furnish a report by our management on the effectiveness of our internal control over financial reporting, including an attestation report on internal control over financial reporting issued by our independent registered public accounting firm. However, while we remain an emerging growth company, we will not be required to include an attestation report on internal control over financial reporting issued by our independent registered public accounting firm. To achieve compliance with Section 404 within the prescribed period, we will be engaged in a process to document and evaluate our internal control over financial reporting, which is both costly and challenging. In this regard, we will need to continue to dedicate internal resources, potentially engage outside consultants and adopt a detailed work plan to assess and document the adequacy of internal control over financial reporting, continue steps to improve control processes as appropriate, validate through testing that controls are functioning as documented and implement a continuous reporting and improvement process for internal control over financial reporting. Despite our efforts, there is a risk that neither we nor our independent registered public accounting firm will be able to conclude within the prescribed timeframe that our internal control over financial reporting is effective as required by Section 404. This could result in an adverse reaction in the financial markets due to a loss of confidence in the reliability of our financial statements.
In addition to our results determined in accordance with U.S. GAAP, we believe certain Non-GAAP measures may be useful in evaluating our operating performance. We present certain Non-GAAP financial measures in this prospectus and intend to continue to present certain Non-GAAP financial measures in future filings with the SEC and other public statements. Any failure to accurately report and present our Non-GAAP financial measures could cause investors to lose confidence in our reported financial and other information, which would likely have a negative effect on the trading price of the Company’s Class A Common Stock.
Matters impacting our internal controls may cause us to be unable to report our financial information on a timely basis and thereby subject us to adverse regulatory consequences, including sanctions by the SEC or violations of applicable stock exchange listing rules, which may result in a breach of the covenants under existing or future financing arrangements. There also could be a negative reaction in the financial markets due to a loss of investor confidence in us and the reliability of our financial statements. Confidence in the reliability of our financial statements also could suffer if we or our independent registered public accounting firm continue to report a material weakness in our internal controls over financial reporting. This could materially adversely affect us and lead to a decline in the market price of the Company’s Class A Common Stock.
In our Annual Report on Form
10-K,
we reached a determination to restate certain previously issued financial statements of CCNB1 to correct the accounting treatment for the Company’s warrants.
In our Annual Report on Form
10-K,
we reached a determination to restate certain previously issued financial statements of CCNB1 and related disclosures for the periods disclosed in order to correct the accounting treatment for the Company’s warrants following the publication of the SEC’s Staff Statement on April 12, 2021. In addition, management has concluded that the Company’s disclosure controls and procedures were not effective as of December 31, 2020 and that the Company’s internal control over financial reporting was not effective as of December 31, 2020 solely as a result of a material weakness in controls related to the accounting for the Company’s warrants and the Forward Purchase Agreement. As a result, we have incurred unanticipated costs for accounting and legal fees in connection with or related to the restatement, and may become subject to additional risks and uncertainties related to the restatement, such as a negative impact on investor confidence in the accuracy of our financial disclosures (or in SPACs or former SPAC companies in general), and may raise reputational risks for our business.
We qualify as an emerging growth company within the meaning of the Securities Act, and given we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, it could make our securities less attractive to investors and may make it more difficult to compare our performance to the performance of other public companies.
We qualify as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the JOBS Act. As such, we are eligible for and have taken advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as we continue to be an emerging growth company, including (1) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act, (2) the exemptions from say-on-pay,
say-on-frequency
and
say-on-golden
parachute voting requirements and (3) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. We will remain an emerging growth company until the earliest of (1) the last day of the fiscal year in which the market value of the shares of our common stock that are held by non-affiliates
exceeds $700 million as of August 31 of that fiscal year, (2) the last day of the fiscal year in which we have total annual gross revenue of $1.07 billion or more during such fiscal year, (3) the date on which we have issued more than $1 billion in non-convertible
debt in the prior three-year period or (4) the last day of the fiscal year following the fifth anniversary of the date of the first sale of common stock.
We cannot predict if investors will find our shares of Class A Common Stock less attractive because we may rely on these exemptions. If some investors find our shares of Class A Common Stock less attractive as a result, there may be a less of an active trading market for our Class A Common Stock and our share price may be more volatile.
The reverse merger with CCNB1 increases the potential for shareholder litigation.
We went public via the Business Combination with CCNB1, a special purpose acquisition company (SPAC). The popularity of going public via a reverse merger with a SPAC has resulted in a corresponding increase in the number of shareholder lawsuits and increased activity at the SEC relating to SPACs. In recent days, the SEC has opened an inquiry seeking information on how underwriters are managing the risks involved in SPACs, and the SEC’s Division of Corporation Finance and acting chief accountant have issued two separate public statements on certain accounting, financial reporting and governance issues that should be considered in connection with SPAC-related mergers. This increase in activity by SEC Staff comes on the heels of nearly two dozen federal securities class action filings, several SEC investor alerts and earlier guidance from the Division of Corporation Finance. The surge in litigation and regulatory interest is likely to continue and expand throughout 2021 and beyond.
With the increase in the use of SPACs comes an increase in SPAC shareholder lawsuits filed after announcements of mergers between SPACs and their target companies. According to data compiled by Stanford University, shareholders have filed 21 securities class actions lawsuits involving SPACs since 2019, with eight of these filings occurring in 2021. Any claim against us, regardless of its merit, could be costly, divert management’s attention and operational resources and harm our reputation. As litigation is inherently unpredictable, we cannot assure you that any potential claims or disputes will not have a material adverse effect on our business, results of operations and financial condition. Any claims or litigation, even if fully indemnified or insured, could make it more difficult to compete effectively or to obtain adequate insurance in the future.
Certain of our stockholders that are parties to the Amended and Restated Investor Rights Agreement beneficially own a significant equity interest in us and their interests may conflict with us or your interests.
Our stockholders that are parties to the Amended and Restated Investor Rights Agreement entered into in connection with the BluJay Acquisition collectively control approximately 54.85% of our voting equity after giving effect to the BluJay Acquisition (collectively, the “
IRA Parties
”). As a result, such stockholders have significant influence over our decisions to enter into any corporate transaction. In addition, affiliates of the IRA Parties are each in the business of making investments in companies and may acquire and hold interests in businesses that compete directly or indirectly with us. The IRA Parties and their respective affiliates may also pursue acquisition opportunities that may be complementary to our business and, as a result, those acquisition opportunities may not be available to us. Furthermore, our Certificate of Incorporation provides that certain parties may engage in competitive businesses and renounces any entitlement to certain corporate opportunities offered to the private placement investors or any of their managers, officers, directors, equity holders, members, principals, affiliates and subsidiaries (other than us and our subsidiaries) that are not expressly offered to them in their capacities as our directors or officers. The Certificate of Incorporation also provides that certain parties or any of their managers, officers, directors, equity holders, members, principals, affiliates and subsidiaries (other than us and our subsidiaries) do not have any fiduciary duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us or any of our subsidiaries.
Our results of operations may differ significantly from the unaudited pro forma financial data included in this prospectus.
This prospectus includes unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined balance sheet as of May 31, 2021 assumes that the BluJay Acquisition occurred on May 31, 2021. The unaudited pro forma condensed combined balance sheet as of May 31, 2021 does not include any pro forma adjustments for the Business Combination as the Business Combination is already reflected in the E2open audited consolidated balance sheet as of May 31, 2021. The unaudited pro forma condensed combined statement of operations for the year ended May 31, 2021 presents the pro forma effect of the Business Combination and the BluJay Acquisition as if they had been completed on May 31, 2021.
The unaudited pro forma condensed combined statement of operations, which we refer to as the pro forma condensed combined statement of operations, for the year ended May 31, 2021, combines the E2open audited consolidated statement of operations for the year ended May 31, 2021, the CCNB1 audited financial results for the period from January 14, 2020 (inception) through December 31, 2020, and the BluJay audited consolidated statement of profit or loss for the year ended March 31, 2021.

The unaudited pro forma condensed combined balance sheet combines the E2open audited consolidated balance sheet as of May 31, 2021 and the BluJay audited consolidated statement of financial position as of March 31, 2021, giving effect to the BluJay Acquisition as if it had been consummated on May 31, 2021.
The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only, are based on certain assumptions, address a hypothetical situation and reflect limited historical financial data. Therefore, the unaudited pro forma condensed combined financial statements are not necessarily indicative of the results of operations and financial position that would have been achieved had the Business Combination and/or the BluJay Acquisition been consummated on the dates indicated above, or the future consolidated results of operations or financial position. Accordingly, our business, assets, cash flows, results of operations and financial condition may differ significantly from those indicated by the unaudited pro forma condensed combined financial statements included in this prospectus. For more information, please see the section entitled “
Unaudited Pro Forma Condensed Combined Financial Information.
”
The Company is a holding company and its only material asset is its interest in E2open Holdings, and it is accordingly dependent upon distributions made by its subsidiaries to pay taxes, make payments under the Tax Receivable Agreement and pay dividends.
The Company is a holding company with no material assets other than its ownership of the Common Units and Restricted Common Units and its managing member interest in E2open Holdings. As a result, the Company has no independent means of generating revenue or cash flow. The Company’s ability to pay taxes, make payments under the Tax Receivable Agreement and pay dividends will depend on the financial results and cash flows of E2open Holdings and the distributions we receive. Deterioration in the financial condition, earnings or cash flow of E2open Holdings for any reason could limit or impair E2open Holdings’ ability to pay such distributions. Additionally, to the extent that we need funds and E2open Holdings is restricted from making such distributions under applicable law or regulation or under the terms of any financing arrangements, or E2open Holdings is otherwise unable to provide such funds, it could materially adversely affect the Company’s liquidity and financial condition.
E2open Holdings is treated as a partnership for U.S. federal income tax purposes and, as such, generally will not be subject to any entity-level U.S. federal income tax. Instead, taxable income will be allocated to holders of Common Units. Accordingly, the Company is required to pay income taxes on its allocable share of any net taxable income of E2open Holdings. Under the terms of the Third Amended and Restated Limited Liability Company Agreement, E2open Holdings is obligated to make tax distributions to holders of Common Units (including the Company) calculated at certain assumed tax rates. In addition to income taxes, the Company incurs expenses related to its operations, including payment obligations under the Tax Receivable Agreement, which could be significant, and of which some will be reimbursed by E2open Holdings (excluding payment obligations under the Tax Receivable Agreement). See the section entitled “
Certain Relationship And Related Party Transactions — Post-Business Combination Agreement — Tax Receivable Agreement
.” We intend to cause E2open Holdings to make ordinary distributions on a pro rata basis and tax distributions (which, in certain circumstances, may be made on a non-pro
rata basis as described in more detail in the section entitled “
Certain Relationship And Related Party Transactions — Post-Business Combination Agreement — Tax Receivable Agreement
”) to holders of Common Units in amounts sufficient to cover all applicable taxes, relevant operating expenses, payments under the Tax Receivable Agreement and dividends, if any, declared by the Company. However, as discussed below, E2open Holdings’ ability to make such distributions may be subject to various limitations and restrictions including, but not limited to, retention of amounts necessary to satisfy E2open Holdings’ obligations and restrictions on distributions that would violate any applicable restrictions contained in E2open Holdings’ debt agreements, or any applicable law, or that would have the effect of rendering E2open Holdings insolvent. To the extent that the Company is unable to make payments under the Tax Receivable Agreement for any reason, such payments will be deferred and will accrue interest until paid; provided, however, that nonpayment for a specified period may constitute a material breach of a material obligation under the Tax Receivable Agreement and therefore accelerate payments under the Tax Receivable Agreement, which could be substantial.

The Company anticipates that the distributions received from E2open Holdings may, in certain periods, exceed the Company’s actual tax liabilities and obligations to make payments under the Tax Receivable Agreement. The Board, in its sole discretion, may make any determination from time to time with respect to the use of any such excess cash so accumulated, which may include, among other uses, to pay dividends on the Class A Common Stock. The Company will have no obligation to distribute such cash (or other available cash other than any declared dividend) to its stockholders. See the section entitled “
Dividend Policy
.”
Dividends on the Company’s Class A Common Stock, if any, will be paid at the discretion of the Board, which will consider, among other things, the Company’s available cash, available borrowings and other funds legally available therefor, taking into account the retention of any amounts necessary to satisfy the obligations of the Company that will not be reimbursed by E2open Holdings, including taxes and amounts payable under the Tax Receivable Agreement and any restrictions in then applicable bank financing agreements. Financing arrangements may include restrictive covenants that restrict the Company’s ability to pay dividends or make other distributions to its stockholders. In addition, E2open Holdings is generally prohibited under Delaware law from making a distribution to a member to the extent that, at the time of the distribution, after giving effect to the distribution, liabilities of E2open Holdings (with certain exceptions) exceed the fair value of its assets. E2open Holdings’ subsidiaries are generally subject to similar legal limitations on their ability to make distributions to E2open Holdings. If E2open Holdings does not have sufficient funds to make distributions, the Company’s ability to declare and pay cash dividends may also be restricted or impaired.
Pursuant to the Tax Receivable Agreement, we are required to pay certain of the Business Combination sellers 85% of the tax savings that we realize as a result of increases in tax basis in E2open Holdings. These payments may be substantial, as well as exceed actual tax benefits. The timing of these payments may also be accelerated.
As a result of our
“Up-C”
structure, certain holders of Common Units of E2open Holdings exchanged their Common Units for shares of our Class A Common Stock pursuant to the Business Combination and holders of Common Units of E2open Holdings may in the future exchange their Common Units for shares of our Class A Common Stock (or cash) pursuant to the Third Company Agreement. These sales, purchases, redemptions and exchanges are expected to result in increases in our allocable share of the tax basis of the tangible and intangible assets of E2open Holdings, which may increase (for income tax purposes) depreciation and amortization deductions to which we are entitled. In addition, as a result of certain mergers within the Business Combination, we inherited certain pre-existing
tax attributes. These increases in tax basis and
pre-existing
tax attributes may reduce the amount of income or franchise tax that we would otherwise be required to pay in the future had the Business Combination and/or such sales and exchanges never occurred.
The Tax Receivable Agreement, which generally provides for the payment by us of 85% of certain tax benefits, if any, that we realize (or in certain cases are deemed to realize) as a result of these increases in tax basis and certain pre-existing
tax attributes of the Blockers and tax benefits related to entering into the Tax Receivable Agreement, including tax benefits attributable to payments under the Tax Receivable Agreement. These payments are the obligation of the Company and not of E2open Holdings. The actual increase in the Company’s allocable share of E2open Holdings’ tax basis in its assets, the availability of pre-existing
tax attributes of the Blockers, as well as the amount and timing of any payments under the Tax Receivable Agreement, will vary depending upon a number of factors, including the timing of exchanges, the market price of the Class A Common Stock at the time of the exchange, the extent to which such exchanges are taxable and the amount and timing of the recognition of the Company’s income. While many of the factors that will determine the amount of payments that the Company will make under the Tax Receivable Agreement are outside of its control, the Company expects that the payments it will make under the Tax Receivable Agreement will be substantial and could have a material adverse effect on the Company’s financial condition. Any payments made by the Company under the Tax Receivable Agreement will generally reduce the amount of overall cash flow that might have otherwise been available to the Company. To the extent that the Company is unable to make timely payments under the Tax Receivable Agreement for any reason, the unpaid amounts will be deferred and will accrue interest until paid; however, nonpayment for a specified period may constitute a material breach of a material obligation under the

Tax Receivable Agreement and therefore accelerate payments due under the Tax Receivable Agreement, as further described below. Furthermore, the Company’s future obligation to make payments under the Tax Receivable Agreement could make it a less attractive target for an acquisition, particularly in the case of an acquirer that cannot use some or all of the tax benefits that may be deemed realized under the Tax Receivable Agreement. See the section entitled “
Certain Relationship And Related Party Transactions — Post-Business Combination Agreement — Tax Receivable Agreement
.”
Payments under the Tax Receivable Agreement will be based on our tax reporting positions, and the IRS or another taxing authority may challenge all or any part of the tax basis increases, the amount or availability of pre-existing
tax attributes of the Blockers and as other tax positions that the Company takes, and a court may sustain such a challenge. In the event that any tax benefits initially claimed by the Company are disallowed as a result of such a challenge, the E2open Sellers and the exchanging holders will not be required to reimburse the Company for any excess payments that may previously have been made under the Tax Receivable Agreement. Rather, excess payments made to such holders will be netted against any future cash payments otherwise required to be made by the Company, if any, after the determination of such excess. A challenge to any tax benefits claimed by the Company may not arise for a number of years following the time payments begin to be made in respect of such benefits or, even if challenged soon thereafter, such excess cash payment may be greater than the amount of future cash payments that the Company might otherwise be required to make under the terms of the Tax Receivable Agreement and, as a result, there might not be sufficient future cash payments against which to net such excess. As a result, in certain circumstances the Company could make payments under the Tax Receivable Agreement in excess of the Company’s actual income or franchise tax savings, which could materially impair the Company’s financial condition.
Moreover, the Tax Receivable Agreement provides that, in the event that we exercise our early termination rights, fail to make timely payment or materially breach the Tax Receivable Agreement or if there is a change of control, our obligations under the Tax Receivable Agreement will accelerate and we will be required to make a lump-sum
cash payment to the sellers and/or other applicable parties equal to the present value of all forecasted future payments that would have otherwise been made under the Tax Receivable Agreement. The lump-sum
payment could be substantial and could exceed the actual tax benefits that we realize subsequent to such payment, which may cause a material negative effect on our liquidity.
Furthermore, the Company’s obligations to make payments under the Tax Receivable Agreement could also have the effect of delaying, deferring or preventing certain mergers, asset sales, other forms of business combinations or other changes of control.
Risks Related to Acquisitions
Acquisitions present many risks that could have a material adverse effect on our business and results of operations.
To expand our business, we have made numerous acquisitions and expect to continue making similar acquisitions and possibly larger acquisitions as part of our growth strategy. The success of our growth strategy will depend on our ability to identify, negotiate, complete and integrate acquisitions and, if necessary, to obtain satisfactory debt or equity financing to fund those acquisitions. Acquisitions are inherently risky, and any acquisitions we complete may not be successful.
Additionally, acquisitions made entirely or partially for cash will reduce our cash reserves or require us to incur additional debt. We may seek to obtain additional cash to fund an acquisition by selling equity or debt securities. We may be unable to secure the equity or debt funding necessary to finance future acquisitions on terms that are acceptable to us. If we finance acquisitions by issuing equity or convertible debt securities, our existing stockholders will experience ownership dilution.

Our past acquisitions and any future mergers and acquisitions involve numerous risks, including, but not limited to, the following:

•	difficulties in integrating and managing the operations, personnel, systems, technologies and products of the companies we acquire;

•	failure to achieve the projected cost savings due to difficulties integrating the acquired business;

•	failure to uncover liabilities or adverse operating issues, or both, through due diligence or the failure to properly estimate the extent of such liabilities prior to the acquisition;

•	our inability to maintain the key business relationships and reputations of the businesses we acquire;

•
our inability to increase revenue from an acquisition, including our failure to drive demand in our existing customer base for acquired products and our failure to obtain contract renewals or upgrades and new product sales from customers of the acquired businesses;

•	unanticipated charges to our operating results based on the timing and size of our acquisitions and the extent of integration activities;

•	potential negative perceptions of our acquisitions by customers, financial markets or investors;

•
failure to obtain required approvals from governmental authorities under competition and antitrust laws on a timely basis, if at all, which could, among other things, delay or prevent us from completing a transaction, or otherwise restrict our ability to realize the expected financial or strategic goals of an acquisition;

•	potential increases in our interest expense, leverage and debt service requirements if we incur additional debt to pay for an acquisition;

•	our inability to apply and maintain our internal standards, controls, procedures and policies to acquired businesses;

•	potential loss of key employees of the companies we acquire;

•	difficulties in increasing or maintaining security standards for acquired technology consistent with our other services and related costs;

•
challenges converting an acquired company’s revenue recognition policies and forecasting the related revenues, including subscription-based revenues, as well as appropriate allocation of the customer consideration to the individual deliverables; and

•	inadequate protection of acquired intellectual property rights.
The occurrence of any of these risks could have a material adverse effect on our business, results of operations, financial condition or cash flows, particularly in the case of a larger acquisition or substantially concurrent acquisitions. For a discussion of the risks related to the BluJay Acquisition, see “—
Risks Related to the BluJay Acquisition.
”
Risks Related to Our Indebtedness
Our substantial level of indebtedness and significant leverage may materially adversely affect our ability to raise additional capital to fund our operations and limit our ability to react to changes in the economy or our industry.
We have a substantial amount of indebtedness and are significantly leveraged. As of September 1, 2021, we had outstanding indebtedness in the principal amount of $903.8 million. In addition, we have an additional $155.0 million available for borrowing under E2open’s senior secured revolving credit facility. Our substantial level of indebtedness increases the possibility that we may be unable to generate sufficient cash to pay the principal, interest or other amounts due in respect of our indebtedness. Our substantial indebtedness, combined with our other financial obligations and contractual commitments, may have a material adverse impact on us and our business. For example, it could:

•	make it more difficult for us to satisfy obligations with respect our indebtedness and any repurchase obligations that may arise thereunder;

•
require us to dedicate a substantial portion of cash flow from operations to payments on our indebtedness, thereby reducing funds available for working capital, capital expenditures, acquisitions, research and development and other purposes;

•	increase our vulnerability to adverse economic, market and industry conditions and limit our flexibility in planning for, or reacting to, these conditions;

•	expose us to the risk of increased interest rates as certain of our borrowings are at variable rates of interest;

•
limit our flexibility to adjust to changing market conditions and our ability to withstand competitive pressures, and we may be more vulnerable to a downturn in general economic or industry conditions or be unable to carry out capital spending that is necessary or important to our growth strategy;

•
limit our ability to borrow additional funds or to dispose of assets to raise funds, if needed, for working capital, capital expenditures, acquisitions, research and development and other corporate purposes; and

•	limit our ability to compete with others who are not as highly-leveraged.
Our variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly.
All of the borrowings under the senior secured credit facilities bear interest at variable rates. As a result, an increase in interest rates, whether due to an increase in market interest rates or an increase in our own cost of borrowing, would increase the cost of servicing our debt even though the amount borrowed remained the same resulting in our net income and cash flows, including cash available for servicing our indebtedness, to decrease correspondingly. The impact of such an increase would be more significant than it would be for some other companies because of our substantial debt. In the future, we may enter into interest rate swaps that involve the exchange of floating for fixed rate interest payments in order to reduce interest rate volatility. However, we may not maintain interest rate swaps with respect to all of our variable rate indebtedness, and any swaps we enter into may not fully mitigate our interest rate risk.
Our debt agreements contains restrictions that limit our flexibility in operating our business.
The senior secured credit facilities contain various covenants that limit our ability to engage in specified types of transactions, including, among other things:

•	incur additional indebtedness or issue certain preferred shares;

•	pay certain dividends or make certain distributions on capital stock or repurchase or redeem capital stock;

•	make certain loans, investments or other restricted payments, including certain payments with respect to subordinated indebtedness;

•	transfer or sell certain assets;

•	enter into certain sale and leaseback transactions;

•	incur certain liens;

•	guarantee indebtedness or incur other contingent obligations;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of their assets; and

•	engage in certain transactions with our affiliates.
In addition, under the senior secured credit facilities, in certain circumstances, we are required to satisfy specified financial ratios, including a first-lien secured debt leverage ratio. E2open’s ability to meet those financial ratios can be affected by events beyond our control, and E2open may not be able to meet those ratios and tests.
A breach of the covenants under the credit agreement could result in an event of default under the applicable indebtedness. Such default may allow the creditors to accelerate the related debt. In addition, an event of default under the credit agreement would permit the lenders to terminate all commitments to extend further credit under that agreement. Furthermore, if we were unable to repay the amounts due and payable under the credit agreement, those lenders could proceed against the collateral granted to them to secure such indebtedness. A significant portion of our indebtedness could become immediately due and payable. We cannot be certain whether we would have, or would be able to obtain, sufficient funds to make these accelerated payments. If any such indebtedness is accelerated, our assets may not be sufficient to repay in full such indebtedness and our other indebtedness.
We may not be able to generate sufficient cash to service all of our indebtedness, and we may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.
Our ability to make scheduled payments on or to refinance our debt obligations depends on our financial condition and operating performance, which in turn are subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We may not be able to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness.
If our cash flows and capital resources are insufficient to fund our debt service obligations, we could face substantial liquidity problems and may be forced to reduce or delay investments and capital expenditures, or to sell assets, seek additional capital or restructure or refinance our indebtedness. Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. The terms of existing or future debt instruments may restrict us from adopting some of these alternatives. In addition, any failure to make payments of interest and principal on our outstanding indebtedness on a timely basis would likely result in a reduction of our credit rating, which could harm our ability to incur additional indebtedness. In the absence of such cash flows and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. Our credit facilities restrict E2open Holdings’ and our restricted subsidiaries’ ability to dispose of assets and use the proceeds from the disposition. We may not be able to complete those dispositions or obtain the proceeds that we could realize from them and these proceeds may not be adequate to meet any debt service obligations then due. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations.
A lowering or withdrawal of the ratings assigned to our debt securities by rating agencies may increase our future borrowing costs and reduce our access to capital.
Our debt currently has a
non-investment
grade rating, and any rating assigned could be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgment, future circumstances relating to the basis of the rating, such as adverse changes in our performance under assorted financial metrics and other measures of financial strength, our business and financial risk, our industry or other factors determined by such rating agency, so warrant. There can be no assurances that our credit ratings or outlook will not be lowered in the future in response to adverse changes in these metrics and factors caused by our operating results or by actions that we take, that reduce our profitability, or that require us to incur additional indebtedness for items such as substantial acquisitions, significant increases in costs and capital spending in security and IT systems, significant costs related to settlements of litigation or regulatory requirements, or by returning excess cash to shareholders through dividends. Consequently, real or anticipated changes in our credit rating will generally affect the market value of our indebtedness. Additionally, credit ratings may not reflect the potential effect of risks relating to the structure of our indebtedness. Any future lowering of our ratings likely would make it more difficult or more expensive for us to obtain additional debt financing and may reduce our profitability.
Risks Related to Legal and Regulatory
We may not be able to adequately protect our proprietary and intellectual property rights in our data or technology.
We may be unsuccessful in adequately protecting our intellectual property. No assurance can be given that confidentiality, non-disclosure
or invention assignment agreements with employees, consultants or other parties will not be breached and will otherwise be effective in controlling access to and distribution of our platform or solutions, or certain aspects of our platform or solutions and proprietary information. Further, these agreements do not prevent our competitors from independently developing technologies that are substantially equivalent or superior to our platform or solutions. Additionally, certain unauthorized use of our intellectual property may go undetected, or we may face legal or practical barriers to enforcing our legal rights even where unauthorized use is detected.
We may be required to spend significant resources to monitor and protect these rights, and we may or may not be able to detect infringement by our clients or third parties. Litigation has been and may be necessary in the future to enforce our intellectual property rights.
Our use of open source software could negatively affect our ability to sell our products and subject us to possible litigation.
Some of our products incorporate open source software, and we intend to continue to use open source software in the future. Some open source licenses are unclear and there is a risk that open source software licenses could be construed in a manner that imposes unanticipated conditions or restrictions on our solutions. Such a situation could result in infringement claims and the need to reengineer our solutions, both of which could be costly depending on the specific circumstances. In addition to license risk, use of open source software may increase security vulnerabilities or infringing or broken code if not properly supported and managed.
We may in the future be sued by third parties for various claims including alleged infringement of proprietary intellectual property rights.
As a supplier of supply chain solutions, we rely on and use software and data that we create as well as those from third-party sources. Often, our clients are processing data through our solutions that we do not review. While we generally attempt to protect against such risks with contractual obligations and indemnities, despite our efforts, we may receive claims that we have infringed a third party’s intellectual property rights or breached a contract.
As a result of claims against us regarding suspected infringement, our technologies may be subject to injunction, we may be required to pay damages or we may have to seek a license to continue certain practices (which may not be available on reasonable terms, if at all), all of which may significantly increase our operating expenses or may require us to restrict our business activities and limit our ability to deliver our products and services and/or certain features, integrations and capabilities of our platform. As a result, we may also be required to develop alternative non-infringing
technology, which could require significant effort and expense and/or cause us to alter our products or services, potentially negatively affecting our business. Further, many of our subscription agreements require us to indemnify our customers for third-party intellectual property infringement claims, so any alleged infringement by us resulting in claims against such customers would increase our liability. Additionally, our exposure to risks associated with various claims, including the use of intellectual property, may be increased as a result of acquisitions of other companies.
We are subject to sanctions, anti-corruption, anti-bribery and similar laws, and non-compliance
with such laws can subject us to criminal penalties or significant fines and harm our business and reputation.
We are subject to requirements under the U.S. Treasury Department’s Office of Foreign Assets Control (OFAC), anti-corruption, anti-bribery and similar laws, such as the U.S. Foreign Corrupt Practices Act of 1977, as amended (FCPA), the U.S. domestic bribery statute contained in 18 U.S.C. § 201, the U.S. Travel Act, the USA PATRIOT Act, the U.K. Bribery Act 2010 and other anti-corruption, anti-bribery and anti-money laundering laws in countries in which we conduct activities. Anti-corruption and anti-bribery laws have been enforced aggressively in recent years and are interpreted broadly and prohibit companies, their employees and agents from promising, authorizing, making, offering or providing anything of value to a “foreign official” for the purposes of influencing official decisions or obtaining or retaining business, or otherwise obtaining favorable treatment. As we increase our international sales and business, our risks under these laws may increase. In addition, we may use third parties to sell access to our platform and conduct business on our behalf abroad. We can be held liable for the corrupt or other illegal activities of such future third-party intermediaries, and our employees, representatives, contractors, partners and agents, even if we do not explicitly authorize such activities. Any violation of economic and trade sanction laws, export and import laws, the FCPA or other applicable anti-corruption laws or anti-money laundering laws could also result in whistleblower complaints, adverse media coverage, investigations, loss of export privileges or our license issued by OFAC, severe criminal or civil sanctions, and, in the case of the FCPA, suspension or debarment from U.S. government contracts, any of which could have a materially adverse effect on our reputation, business, results of operations and prospects.
Changes in tax laws or regulations in the various tax jurisdictions we are subject to that are applied adversely to us or our paying customers could increase the costs of our products and services and harm our business.
We are subject to income taxes in the United States and various jurisdictions outside of the United States. Significant judgment is often required in the determination of our worldwide provision for income taxes. Any changes, ambiguity or uncertainty in taxing jurisdictions’ administrative interpretations, decisions, policies and positions could materially impact our income tax liabilities. We may also be subject to additional tax liabilities and penalties due to changes in non-income
based taxes resulting from changes in federal, state or international tax laws; changes in taxing jurisdictions’ administrative interpretations, decisions, policies and positions; results of tax examinations, settlements or judicial decisions; changes in accounting principles; changes to the business operations, including acquisitions; and the evaluation of new information that results in a change to a tax position taken in a prior period. Any resulting increase in our tax obligation or cash taxes paid could adversely affect our cash flows and financial results. Additionally, new income, sales, use or other tax laws, statutes, rules, regulations or ordinances could be enacted at any time. Those enactments could harm our domestic and international business operations, our business, results of operations and financial condition.
Further, tax regulations could be interpreted, changed, modified or applied adversely to us. These events could require us or our paying customers to pay additional tax amounts on a prospective or retroactive basis, as well as require us or our paying customers to pay fines and/or penalties and interest for past amounts deemed to be due. If we raise our prices to offset the costs of these changes, existing and potential future paying customers may elect not to purchase our products and services.
As a multinational organization, we may be subject to taxation in various jurisdictions around the world with increasingly complex tax laws, the application of which can be uncertain. Countries, trading regions and local taxing jurisdictions have differing rules and regulations governing sales and use taxes, and these rules and regulations are subject to varying interpretations that may change over time. We collect and remit U.S. sales and value-added tax (VAT) in several jurisdictions. However, it is possible that we could face sales tax or VAT audits and that our liability for these taxes could exceed our estimates as tax authorities could still assert that we are obligated to collect additional tax amounts from our paying customers and remit those taxes to those authorities. We could also be subject to audits in states and international jurisdictions for which we have not accrued tax liabilities. Further, one or more state or foreign authorities could seek to impose additional sales, use or other tax collection and record-keeping obligations on us or may determine that such taxes should have, but have not been, paid by us. Liability for past taxes may also include substantial interest and penalty charges. Any successful action by state, foreign or other authorities to compel us to collect and remit sales tax, use tax or other taxes, either retroactively, prospectively or both, could harm our business, results of operations and financial condition.
As our business continues to grow and if we become more profitable, we anticipate that our income tax obligations could significantly increase. If our existing tax credits and net operating loss carryforwards become fully utilized, we may be unable to offset or otherwise mitigate our tax obligations to the same extent as in prior years. This could have a material impact to our future cash flows or operating results.
Our ability to use our net operating loss carryforwards may be subject to limitation.
Under Section 382 of the Internal Revenue Code of 1986, as amended, our ability to utilize net operating loss carryforwards or other tax attributes in any taxable year may be limited if we experience an “ownership change.” A Section 382 “ownership change” generally occurs if one or more stockholders or groups of stockholders who own at least 5% of our stock increase their ownership by more than 50 percentage points over their lowest ownership percentage within a rolling three-year period. Similar rules may apply under state tax laws. The Business Combination resulted in an ownership change with respect to our corporate subsidiaries, which may limit our ability to utilize pre-existing
tax attributes of such corporate subsidiaries. In addition, future issuances of our Class A Common Stock could cause an “ownership change.” It is possible that any such ownership change, or any future ownership change, could have a material effect on the use of our net operating loss carryforwards or other tax attributes, which could have a material adverse effect on our results of operations and profitability.
Risks Related to Ownership of Our Securities
A significant portion of our Class A Common Stock is restricted from immediate resale, but it may be sold into the market in the future. This could cause the market price of our Class A Common Stock to drop significantly, even if our business is doing well.
The market price of shares of our Class A Common Stock could decline as a result of substantial sales of our Class A Common Stock (particularly by our significant stockholders), a large number of shares of our Class A Common Stock becoming available for sale or the perception in the market that holders of a large number of shares intend to sell their shares. Sales of a substantial number of shares of Class A Common Stock in the public market could occur at any time. As of September 9, 2021, we had 299,043,813 shares of our Class A Common Stock outstanding and we are registering the resale of up to 101,529,573 shares of Class A Common Stock pursuant to the registration statement of which this prospectus is a part.
In connection with the consummation of BluJay Acquisition, the Investor Rights Agreement was amended and restated on September 1, 2021. Pursuant to the Amended and Restated Investor Rights Agreement, Francisco Partners, the Temasek Shareholder, and certain of the existing equityholders of the Company agreed to a six month “lock-up” restriction with respect to their shares of Class A Common Stock. The other BluJay Sellers also entered into lock-up agreements with the Company on September 1, 2021, pursuant to which they agreed to a six month “lock-up” restriction with respect to their shares of Class A Common Stock of the Company. Upon expiration of the Lock Up Period, the sale of shares of our Class A Common Stock or the perception that such sales may occur, could cause the market price of our securities to drop significantly.

We may issue additional shares of our Class A Common Stock or other equity securities without your approval, which would dilute your ownership interests and may depress the market price of your shares.
We may issue additional shares of our Class A Common Stock or other equity securities of equal or senior rank in the future in connection with, among other things, future acquisitions, repayment of outstanding indebtedness or under our Equity Incentive Plan, without stockholder approval, in a number of circumstances.
Our issuance of additional shares of our Class A Common Stock or other equity securities of equal or senior rank could have the following effects:

•	your proportionate ownership interest in the Company will decrease;

•	the relative voting strength of each previously outstanding share of Class A Common Stock may be diminished; or

•	the market price of your shares of Class A Common Stock may decline.
If analysts do not publish or cease publishing research or reports about us, our business, or our market, or if they adversely change their recommendations regarding our Class A Common Stock, then the price and trading volume of our securities could decline.
The trading market for our Class A Common Stock and public warrants will be influenced by the research and reports that industry or securities analysts may publish about us, our business and operations, our market or our competitors. Our current securities and industry analysts may elect to drop their coverage of us, and others, may never publish research on us. If no securities or industry analysts publish coverage of us, the trading price and trading volume of our securities will likely be negatively impacted. If any of the analysts who may cover us change their recommendation regarding our stock adversely, or provide more favorable relative recommendations about our competitors, the price of our securities will likely decline. If any analyst who may cover us were to cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our trading price or trading volume of our securities to decline.
We may amend the terms of the warrants in a manner that may be adverse to holders of the public warrants with the approval by the holders of at least 50% of the then outstanding public warrants. As a result, the exercise price of your warrants could be increased, the exercise period could be shortened and the number of shares of Class A Common Stock purchasable upon exercise of a warrant could be decreased, all without your approval.
Our warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but an amendment requires the approval by the holders of at least 50% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.
Accordingly, we may amend the terms of the public warrants in a manner adverse to a holder if holders of at least 50% of the then outstanding public warrants approve of such amendment. Although our ability to amend the terms of the public warrants with the consent of at least 50% of the then outstanding public warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, convert the warrants into cash, shorten the exercise period or decrease the number of shares of Class A Common Stock purchasable upon exercise of a warrant.
Our warrants may have an adverse effect on the market price of our Class A Common Stock.
We issued warrants to purchase 13,800,000 of our Class A ordinary shares as part of the units offered in the IPO (of which 13,799,972 are currently outstanding) and, simultaneously with the closing of the IPO, we issued in a private placement an aggregate of 10,280,000, each exercisable to purchase one Class A ordinary share at $11.50 per share, each of which entitled the holder to purchase shares of Class A Common Stock upon the Domestication. We also issued 5,000,000 Forward Purchase Warrants pursuant to the Forward Purchase Agreement. The Forward Purchase Warrants, when exercised, will increase the number of issued and outstanding shares of Class A Common Stock and reduce the value of the Class A Common Stock.
General Risks
Changes in existing financial accounting standards or practices may harm our results of operations.
We regularly monitor our compliance with applicable financial reporting standards and review new pronouncements and interpretations that are relevant to us. Changes in existing accounting rules or practices, new accounting pronouncements or varying interpretations of current accounting pronouncements could negatively impact our results of operations. Further, such changes could potentially affect our reporting of transactions completed before such changes are effective. U.S. GAAP is subject to interpretation by the Financial Accounting Standards Board (FASB), the SEC and various bodies formed to promulgate and interpret appropriate accounting principles. A change in these principles or interpretations could have a significant effect on our reported financial results and affect the reporting of transactions completed before the announcement of a change. Any difficulties in implementing these pronouncements could cause us to fail to meet our financial reporting obligations, which could result in regulatory discipline and harm investors’ confidence in us.
We may be subject to liability if we breach our contracts, and our insurance may be inadequate to cover our losses.
We are subject to numerous obligations in our contracts with organizations using our products and services, as well as vendors and other companies with which we do business. We may breach these commitments, whether through a weakness in our procedures, systems and internal controls; negligence; or through the willful act of an employee or contractor. Our insurance policies, including our errors and omissions insurance, may be inadequate to compensate us for the potentially significant losses that may result from claims arising from breaches of our contracts, as well as disruptions in our services, failures or disruptions to our infrastructure, catastrophic events and disasters, or otherwise.
In addition, our insurance may not cover all claims made against us, and defending a suit, regardless of its merit, could be costly and divert management’s attention. Further, such insurance may not be available to us in the future on economically reasonable terms, or at all.
We may be subject to litigation for any of a variety of claims, which could adversely affect our business, results of operations and financial condition.
In the ordinary course of business, we may be involved in and subject to litigation for a variety of claims or disputes and receive regulatory inquiries. These claims, lawsuits, and proceedings could include labor and employment, wage and hour, commercial, data privacy, antitrust, alleged securities law violations or other investor claims and other matters. The number and significance of these potential claims and disputes may increase as our business expands. Any claim against us, regardless of its merit, could be costly, divert management’s attention and operational resources and harm our reputation. As litigation is inherently unpredictable, we cannot assure you that any potential claims or disputes will not have a material adverse effect on our business, results of operations, and financial condition. Any claims or litigation, even if fully indemnified or insured, could make it more difficult to compete effectively or to obtain adequate insurance in the future.
In addition, we may be required to spend significant resources to monitor and protect our contractual, property and other rights, including collection of payments and fees. Litigation has been and may be necessary in the future to enforce such rights. Such litigation could be costly, time consuming, and distracting to management and could result in the impairment or loss of our rights. Furthermore, our efforts to enforce our rights may be met with defenses, counterclaims and countersuits attacking the validity and enforceability of such rights. Our inability to protect our rights as well as any costly litigation or diversion of our management’s attention and resources, could have an adverse effect on our business, results of operations and financial condition or injure our reputation.
Changes in laws and regulations related to the internet or changes in the internet infrastructure itself may diminish the demand for our platform and could harm our business.
The future success of our business depends upon the continued use of the internet as a primary medium for commerce, communication and business applications. Federal, state or foreign governmental bodies or agencies have in the past adopted, and may in the future adopt, laws or regulations affecting the use of the internet as a commercial medium. The adoption of any laws or regulations that could reduce the growth, popularity or use of the internet, including laws or practices limiting internet neutrality, could decrease the demand for, or the usage of, our products and services, increase our cost of doing business and harm our results of operations. Changes in these laws or regulations could require us to modify our platform, or certain aspects of our platform, in order to comply with these changes. In addition, government agencies or private organizations have imposed and may impose additional taxes, fees or other charges for accessing the internet or commerce conducted via the internet. These laws or charges could limit the growth of internet-related commerce or communications generally or result in reductions in the demand for internet- based products such as ours. In addition, the use of the internet as a business tool could be harmed due to delays in the development or adoption of new standards and protocols to handle increased demands of internet activity, security, reliability, cost, ease-of-use,
accessibility and quality of service. Further, our platform depends on the quality of our users’ access to the internet.
On June 11, 2018, the repeal of the Federal Communications Commission’s (the “
FCC
”), “net neutrality” rules took effect and returned to a “light-touch” regulatory framework. The prior rules were designed to ensure that all online content is treated the same by internet service providers and other companies that provide broadband services. Additionally, on September 30, 2018, California enacted the California Internet Consumer Protection and Net Neutrality Act of 2018, making California the fourth state to enact a state-level net neutrality law since the FCC repealed its nationwide regulations, mandating that all broadband services in California must be provided in accordance with state net neutrality requirements. The U.S. Department of Justice has sued to block the law going into effect, and California has agreed to delay enforcement until the resolution of the FCC’s repeal of the federal rules. A number of other states are considering legislation or executive actions that would regulate the conduct of broadband providers. We cannot predict whether the FCC order or state initiatives will be modified, overturned or vacated by legal action of the court, federal legislation or the FCC. With the repeal of net neutrality rules in effect, we could incur greater operating expenses, which could harm our results of operations. As the internet continues to experience growth in the number of users, frequency of use and amount of data transmitted, the internet infrastructure that we and our users rely on may be unable to support the demands placed upon it. The failure of the internet infrastructure that we or our users rely on, even for a short period of time, could undermine our operations and harm our results of operations.
Internet access is frequently provided by companies that have significant market power that could take actions that degrade, disrupt or increase the cost of user access to our platform, which would negatively impact our business. The performance of the internet and its acceptance as a business tool has been harmed by “viruses,” “worms” and similar malicious programs, and the internet has experienced a variety of outages and other delays as a result of damage to portions of its infrastructure. If the use of the internet is adversely affected by these issues, demand for our platform could decline.
We could incur greater operating expenses and our user acquisition and retention could be negatively impacted if network operators:

•	implement usage-based pricing;

•	discount pricing for competitive products;

•	otherwise materially change their pricing rates or schemes;

•	charge us to deliver our traffic at certain levels, or at all;

•	throttle traffic based on its source or type;

•	implement bandwidth caps or other usage restrictions; or

•	otherwise try to monetize or control access to their networks.
In addition, national-level “fire walls” can disrupt existing usage of our applications as well as prevent expansion into certain geographies.

USE OF PROCEEDS
All of the shares of Class A Common Stock offered by the Selling Holders pursuant to this prospectus will be sold by the Selling Holders for their respective accounts. We will not receive any of the proceeds from these sales.
With respect to the registration of shares of our shares of Class A Common Stock offered by the Selling Holders pursuant to this prospectus, the Selling Holders will pay any underwriting discounts and commissions and expenses incurred by them for brokerage, accounting, tax or legal services or any other expenses incurred by them in disposing of the shares of Class A Common Stock. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares of Class A Common Stock covered by this prospectus, including, without limitation, all registration and filing fees, NYSE listing fees, and fees of our counsel and our independent registered public accountants.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
Market Price and Ticker Symbols
Our Class A Common Stock is currently listed on NYSE under the symbol “ETWO.”
The closing price of the Class A Common Stock on September 9, 2021 was $11.97.
Holders
As of September 9, 2021, there were 230 holders of record of our Class A Common Stock. Such number does not include beneficial owners holding our securities through nominee names.
Dividend Policy
We have not paid any cash dividends on our Class A Common Stock to date. The payment of cash dividends in the future will be dependent upon, among other things, our revenues and earnings, capital requirements and general financial condition and the terms of any outstanding indebtedness. The payment of any cash dividends will be within the discretion of the Board at such time.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Introduction:
The unaudited pro forma condensed combined financial information is prepared in accordance with Article 11 of Regulation
S-X
as amended by the final rule, Release
No. 33-10786
“Amendments to Financial Disclosures about Acquired and Disposed Businesses.” The unaudited pro forma condensed combined financial information presents the pro forma effects of the following transactions:

•
The acquisition of E2open by CCNB1 consummated on February 4, 2021, resulting reorganization into an umbrella partnership C corporation (or “Up-C”) structure, and other agreements entered into as part of the Business Combination Agreement as of October 14, 2020, by and among CCNB1, E2open, the Blockers, the Blocker Merger Subs and the Company Merger Sub (the “
Business Combination
”);

•	Repayment of E2open debt and entering into new term loan consummated on February 4, 2021 in connection with the Business Combination;

•	The acquisition of all of the outstanding shares of capital stock of BluJay Topco Limited (“ BluJay ”) by E2open (the “ BluJay Acquisition ”);

•
The issuance of 28,909,022 shares of Class A common stock in E2open to the BluJay PIPE Investors in exchange for aggregate gross proceeds of approximately $300 million (the “
BluJay
Pre-Closing
Financing
” and no Incremental Financing); and

•	Repayment of BluJay debt and entering into a senior secured incremental term loan facility in an aggregate principal amount of up to $380 million in connection with the BluJay Acquisition.
CCNB1 was a blank check company incorporated on January 14, 2020 (inception) as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. On April 28, 2020, CCNB1 consummated the IPO of 41,400,000 Units, including the issuance of 5,400,000 Units as a result of the full exercise of the underwriters’ over-allotment option, at $10.00 per unit, generating gross proceeds of $414.0 million. Simultaneously with the closing of the IPO, CCNB1 consummated the Private Placement of 10,280,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant to the Sponsor, generating gross proceeds of $10.280 million. Each Private Placement Warrant is exercisable for one Class A ordinary share at a price of $11.50 per share. Upon the closing of the IPO and the Private Placement, $414.0 million ($10.00 per Unit) of the net proceeds of the sale of the Units in the IPO and certain of the proceeds from the sale of the Private Placement Warrants in the Private Placement was placed in the Trust Account established for the benefit of CCNB1’s Public Shareholders, until the earlier of: (i) the completion of a business combination; and (ii) the distribution of the Trust Account.
The organizational structure of the Business Combination, as described above, is commonly referred to as an umbrella partnership C corporation (or
“Up-C”)
structure. This organizational structure allows the Flow-Through Sellers to retain equity ownership in E2open, an entity that is classified as a partnership for U.S. federal income tax purposes, in the form of Common Units. The Flow-Through Sellers may exchange Common Units (together with the cancellation of an equal number of shares of voting, non-economic
Class V Common Stock) into Class A Common Stock of the Company. In addition, CCNB1, the Blocker Sellers, and the Flow-Through Sellers will be a party to a Tax Receivable Agreement. The CCNB1 Public Shareholders will continue to hold Class A ordinary shares of CCNB1 which was renamed to E2open Parent Holdings, Inc. on February 4, 2021, a Delaware corporation that is a domestic corporation for U.S. federal income tax purposes. The parties agreed to structure the Business Combination in this manner for tax and other business purposes, and we do not believe that our
Up-C
organizational structure will give rise to any significant business or strategic benefit or detriment. See the section entitled “
Risk Factors
 —
 Risks Related to the Business Combination
” in this prospectus for additional information on our organizational structure, including the Tax Receivable Agreement.

On February 4, 2021, the Company consummated a new financing from a syndicate of lenders including Goldman Sachs Bank USA, Credit Suisse AG, Golub Capital LLC, Deutsche Bank AG New York Branch, Jefferies Finance LLC and Blackstone Holdings Finance Co. L.L.C. in the form of a $525 million “covenant-lite” term loan containing no financial maintenance covenants and a $75 million revolver, which term loan was funded concurrently with the completion of the Business Combination. No amounts have been drawn on the revolver as of September 9, 2021. The new term loan will mature on February 4, 2028 and the new revolving facility will mature on February 4, 2026. Loans under the new financing bear interest, at the Company’s option, at a rate equal to the adjusted LIBOR or an alternate base rate, in each case, plus a spread. All obligations of the Company under the new financing and, at the option of the Company, under hedging agreements and cash management arrangements are guaranteed by E2open Intermediate, LLC, the Company (other than with respect to its own primary obligations) and each existing and subsequently acquired or organized direct or indirect wholly owned U.S. organized restricted subsidiary of the Company (subject to customary exceptions). The Company’s previous term loan due 2024 and related revolving credit facility were terminated upon repayment.
E2open, BluJay and its shareholders (the “
BluJay Sellers
”) entered into a Share Purchase Deed dated as of May 27, 2021 (as may be amended from time to time in accordance with the terms thereof, the “
BluJay Purchase Agreement
”), pursuant to which E2open or a direct or indirect subsidiary thereof purchased all of the outstanding shares of capital stock of BluJay from the BluJay Sellers. As a result of the BluJay Acquisition, BluJay and its subsidiaries became subsidiaries of E2open.
Upon the consummation of the BluJay Acquisition (the “
BluJay Acquisition Closing
”), in exchange for the shares of BluJay, on a pro forma basis as of May 31, 2021, E2open issued an aggregate of 72,383,299 shares and paid the BluJay Sellers cash in the estimated aggregate amount of approximately $441.8 million, subject to increase for a ticking fee and adjustments for leakage, additional seller transaction expenses and other enumerated items as provided in the Purchase Agreement.
The BluJay Purchase Agreement followed a typical
locked-box
mechanism, pursuant to which the purchase price is fixed upfront by reference to the balance sheet position of BluJay as at December 31, 2020, without any post-completion purchase price adjustment following the BluJay Acquisition Closing. E2open was also required to pay an additional consideration on a daily basis for the period between December 31, 2020, and the date of the BluJay Acquisition Closing at a rate of $63,000 per day, which we refer to as the Ticking Fee. The purchase price was reduced on a dollar for dollar basis for any value extracted to or for the benefit of any BluJay Sellers between December 31, 2020, and the date of the BluJay Acquisition Closing, which we refer to as leakage, other than for certain narrowly defined permitted leakage items specifically agreed by the BluJay Sellers and E2open and expressly provided for in the BluJay Purchase Agreement.
In connection with the BluJay Acquisition, on May 27, 2021, E2open entered into subscription agreements (the “
BluJay Subscription Agreements
”) with certain investors, including certain existing stockholders of E2open (the “
BluJay PIPE Investors
”). Pursuant to the BluJay Subscription Agreements, substantially simultaneously with and conditioned upon the BluJay Acquisition Closing, E2open agreed to issue to the BluJay PIPE Investors an aggregate of 28,909,022 shares of Class A common stock in exchange for aggregate gross proceeds of approximately $300 million (the “
BluJay PIPE Financing
”).
The unaudited pro forma financial statements are not necessarily indicative of what the combined company’s balance sheet or statement of operations actually would have been had the Business Combination and BluJay Acquisition been completed as of the dates indicated, nor do they purport to project the future financial position or operating results of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The pro forma financial information is presented for illustrative purposes only and does not reflect the costs of any integration activities or cost savings or synergies that may be achieved as a result of the Business Combination and the BluJay Acquisition.

The following unaudited pro forma condensed combined balance sheet as of May 31, 2021 assumes that the BluJay Acquisition occurred on May 31, 2021. The unaudited pro forma condensed combined statements of operations for the three months ended May 31, 2021 and the year ended February 28, 2021 present the pro forma effect of the Business Combination and the BluJay Acquisition as if they had been completed on March 1, 2020. The following unaudited pro forma condensed combined financial statements as of and for the three months ended May 31, 2021 do not include any pro forma adjustments for the Business Combination as the Business Combination is already reflected in the E2open unaudited consolidated financial statements as of and for the three months ended May 31, 2021.
E2open’s fiscal year ends on the last day in February, whereas CCNB1’s fiscal year ended on December 31, and BluJay’s fiscal year ended on March 31. Due to this difference, the unaudited pro forma condensed combined statement of operations, which we refer to as the pro forma condensed combined statement of operations, for the three months ended May 31, 2021 and the BluJay unaudited consolidated statement of profit or loss for the three months ended March 31, 2021. The pro forma condensed combined statement of operations for the year ended February 28, 2021, combines the E2open audited consolidated statement of operations for the year ended February 28, 2021, the CCNB1 audited financial results for the period from January 14, 2020 (inception) through December 31, 2020, and the BluJay audited consolidated statement of profit or loss for the year ended March 31, 2021.
The unaudited pro forma condensed combined balance sheet combines the E2open unaudited consolidated balance sheet as of May 31, 2021 and the BluJay audited consolidated statement of financial position as of March 31, 2021, giving effect to the BluJay Acquisition as if it had been consummated on May 31, 2021.
We refer to the pro forma condensed combined balance sheet and the unaudited pro forma condensed combined statement of operations as the pro forma condensed combined financial statements.
The unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting under the provisions of Accounting Standards Codification (“
ASC
”) Topic 805, Business Combinations (“
ASC 805
”) on the basis of E2open as the accounting acquirer and BluJay as the accounting acquiree.
The following summarizes the pro forma ownership of Class A common stock of the Company following the BluJay Acquisition:

Equity Capitalization Summary (shares in millions)	Shares	%
Existing E2open Shareholders (1)	187.1	64.9%
BluJay Sellers	72.4	25.1%
BluJay PIPE Investors	28.9	10.0%

Total Class A common stock in E2open	288.4	100.0%

(1)
Excludes impact of Restricted Common Units vesting. This also excludes the noncontrolling economic interest in Common Units, which will be exchangeable (together with the cancellation of an equal number of shares of voting, non-economic
Class V common stock) into Class A common stock on a
1-for-1
basis. The table below presents the Common Units and noncontrolling interest percentage:

Noncontrolling interest in E2open (shares in millions)	35.6	11.0%

324.0

The following pro forma condensed combined balance sheet as of May 31, 2021 is based on the historical financial statements of E2open and BluJay as of May 31, 2021 and March 31, 2021, respectively, and assumes the BluJay Acquisition took place on May 31, 2021. The pro forma condensed combined statements of operations for the three months ended May 31, 2021 are based on the historical financial statements of E2open and BluJay for the three months ended May 31, 2021 and March 31, 2021, respectively, and assume the BluJay Acquisition occurred at the beginning of E2open’s fiscal year (i.e., March 1, 2020). The unaudited pro forma condensed combined statements of operations for the year ended February 28, 2021 are based on the historical financial statements of E2open, CCNB1, and BluJay for the year ended February 28, 2021, the period from inception through December 31, 2020, and the year ended March 31, 2021, respectively, and assume the Business Combination and BluJay Acquisition occurred at the beginning of E2open’s fiscal year. The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Balance Sheet as of May 31, 2021

	Historical
($ in millions)	E2open (As of 5/31/21)	BluJay – U.S. GAAP (As of 3/31/21) (Note 3)	BluJay Accounting Adjustments		Pro Forma Combined
Cash and equivalents	$220.7	$31.5	$(177.3)	A	$74.9
Restricted cash	11.8	—	—		11.8
Accounts receivable, net	60.6	31.5	—		92.1
Prepaids and other current assets	12.2	17.3	—		29.5

Current assets	305.3	80.3	(177.3)		208.3

Long-term investments	0.2	—	—		0.2
Goodwill	2,630.9	173.6	944.9	B	3,749.4
Intangible assets, net	809.9	8.7	515.3	B	1,333.9
Property and equipment, net	47.0	28.8	—		75.8
Other noncurrent assets	29.8	22.3	—		52.1

Non-current assets	3,517.8	233.4	1,460.2		5,211.4

Total assets	$3,823.1	$313.7	$1,282.9		$5,419.7

Accounts payable and accrued liabilities	$56.2	$104.0	$(7.2)	H	$153.0
Incentive program payable	11.8	—	—		11.8
Deferred revenue	98.3	38.5	(18.1)	D	118.7
Acquisition-related obligations	2.0	—	—		2.0
Current portion of notes payable and lease obligations	13.1	3.3	—		16.4

Current liabilities	181.4	145.8	(25.3)		301.9

Long term deferred revenue	1.5	—	—		1.5
Tax receivable agreement	52.6	—	(1.5)	E	51.1
Notes payable and lease obligations	525.5	332.8	43.5	C	901.8
Fair value of warrant liability	128.7	—	—		128.7
Contingent consideration	224.1	—	—		224.1
Deferred taxes	396.7	8.6	96.8	F	502.1
Other noncurrent liabilities	1.1	—	—		1.1

Non-current liabilities	1,330.2	341.4	138.8		1,810.4

Total liabilities	1,511.6	487.2	113.5		2,112.3

Common stock ($0.00001 par value)	—	—	—		—
Additional paid-in capital	2,073.2	96.1	918.8	G	3,088.1
Accumulated other comprehensive income (loss)	3.9	9.1	(9.1)	G	3.9
Retained earnings (accumulated deficit)	(131.4)	(278.7)	259.7	G	(150.4)

Total stockholders’ equity	1,945.7	(173.5)	1,169.4		2,941.6
Noncontrolling interest	365.8	—	—		365.8

Total equity	2,311.5	(173.5)	1,169.4		3,307.4

Total liabilities & equity	$3,823.1	$313.7	$1,282.9		$5,419.7

(A)
Represents adjustments to cash due to the following inflows and outflows as a result of the BluJay Acquisition. The cost associated with any repayment of BluJay debt is dependent on the manner in which the debt is paid off; the amount reflected herein represents the highest estimated potential fee (amounts in millions):

Incremental term loan debt	$380.0
BluJay PIPE Investment	300.0
Buyer transaction costs	(34.6)
Debt financing costs	(9.7)
Seller expenses	(38.4)
Repay BluJay debt and accrued interest (1)	(332.8)
Cash to BluJay Sellers	(441.8)

Total	$(177.3)

(1)	Reflects an estimated payment of $317.0 million by E2open (see estimated cash sources and uses of funds for the BluJay Acquisition in Note 2) and an estimated payment of $15.8 million by BluJay.

(B)
Represents the adjustment for the estimated preliminary purchase price allocation for the BluJay business resulting from the BluJay Acquisition. The preliminary calculation of total consideration and allocation of the purchase price to the fair value of BluJay’s assets acquired and liabilities assumed is presented below as if the BluJay Acquisition was consummated on May 31, 2021. The Company has not completed its evaluation of the fair value of assets acquired and the liabilities assumed and, accordingly, the adjustments to record the assets acquired and liabilities assumed at fair value reflect the best estimates of the Company based on the information currently available and are subject to change once additional analyses are completed. Potential differences may include, but are not limited to, changes in allocations to intangible assets such as developed technology, customer relationships and trade name, changes in fair value of intangible assets and deferred revenue, and other changes to assets and liabilities.

Purchase Consideration:
The following is a preliminary estimate of the fair value of consideration expected to be transferred in the BluJay Acquisition.

($ in millions)	Pro Forma
Equity consideration paid to BluJay Sellers (Class A common shares)	$730.9
Cash Consideration to BluJay Sellers	441.8
Cash repayment of BluJay debt	317.0
Cash paid for seller transaction costs	38.4

Total consideration	$1,528.1

Current assets (1)	$64.5
Property and equipment	28.8
Non-current assets	22.3
Intangible assets	524.0
Goodwill	1,021.5
Current liabilities	(104.0)
Deferred revenue	(20.4)
Non-current liabilities	(8.6)

Net assets acquired	$1,528.1

(1)	Excludes the estimated remaining balance of BluJay debt that will be paid down with cash from BluJay’s balance sheet (see Note A).
Intangible Assets:
 The following describes intangible assets that met either the separability criterion or the contractual-legal criterion described in ASC 805 and the anticipated valuation approach. The developed technology intangible asset represents technology acquired or developed by BluJay for the purpose of generating income for BluJay, which was valued using the multi-period excess earnings method, a form of income approach considering technology migration. The customer relationships intangible asset represents the existing customer relationships of BluJay that was estimated by applying the with-and-without
methodology, a form of the income approach. The trade name intangible asset represents the trade names that BluJay originated or acquired which was valued using the relief-from-royalty method. The pro forma adjustment to intangible assets reflects the difference between the fair value of intangible assets acquired (see below table) and BluJay’s historical intangible assets balance.

($ in millions)	Weighted average useful life (years)	Fair value
Developed Technology	7	$320.0
Customer Relationships	3.5	155.0
Trade Name	15	49.0

Total		$524.0

Goodwill:
 Approximately $1,021.5 million has been allocated to goodwill. Goodwill represents the excess of the gross consideration transferred over the estimated fair value of the underlying net tangible and identifiable intangible assets acquired. Qualitative factors that contribute to the recognition of goodwill include certain intangible assets that are not recognized as separate identifiable intangible assets. Goodwill represents future economic benefits arising from acquiring BluJay primarily due to its strong market position and its assembled workforce that are not individually identified and separately recognized as intangible assets. The Goodwill pro forma adjustment also reflects the removal of BluJay’s historical Goodwill balance of $173.6 million and an adjustment of $97.0 million related to the deferred taxes adjustment described in Note F.
In accordance with ASC Topic 350, Goodwill and Other Intangible Assets, goodwill and indefinite lived intangible assets related to certain acquired brands will not be amortized, but instead will be tested for impairment at least annually or more frequently if certain indicators are present. In the event management of the combined company determines that the value of goodwill and/or indefinite/finite lived intangible assets has become impaired, an accounting charge for impairment during the quarter in which the determination is made may be recognized.

(C)	Represents adjustments to long-term debt due to the following inflows and outflows as a result of the BluJay Acquisition (in millions):

Total
Record incremental term loan debt	$380.0
Record new deferred finance costs	(9.7)
Repay BluJay debt	(331.8)
Eliminate BluJay historical deferred finance costs	5.0

BluJay Acquisition Accounting Adjustment	$43.5

(D)
Reflects a reduction in deferred revenues related to the estimated fair value of the acquired deferred revenue related to the BluJay Acquisition. The adjustment is based on fair value estimates for deferred revenue, adjusted for costs to fulfill the liabilities assumed, plus normal profit margin. The difference between this adjusted deferred revenue at fair value and BluJay’s historical deferred revenue results in a revenue reduction on a pro forma basis.

(E)
The Company is a party to the Tax Receivable Agreement. Under the terms of that agreement, the Company generally will be required to pay the Flow-Through Sellers and/or Blocker Sellers, as applicable, 85% of the applicable cash savings, if any, of U.S. federal and state income tax that the Company is deemed to realize in certain circumstances, including as a result of (i) certain increases in tax basis resulting from the Business Combination, (ii) certain pre-existing
tax attributes of Blockers existing prior to the Business Combination, and (iii) tax benefits attributable to payments made under the Tax Receivable Agreement. The Company generally will retain the benefit of the remaining 15% of the applicable tax savings. The term of the Tax Receivable Agreement will continue until all such tax benefits have been utilized or expired unless we exercise our right to terminate the Tax Receivable Agreement for an amount representing the present value of anticipated future tax benefits under the Tax Receivable Agreement or certain other acceleration events occur.

Amounts payable under the Tax Receivable Agreement will be contingent upon, among other things, our generation of taxable income over the term of the Tax Receivable Agreement. If we do not generate sufficient taxable income in the aggregate over the term of the Tax Receivable Agreement to utilize the tax benefits subject to the Tax Receivable Agreement, we would not be required to make the related payments under the Tax Receivable Agreement. Although the amount of any payments required to be made under the Tax Receivable Agreement may be significant, the timing of these payments will vary and will generally be limited to one payment per member per year. The amount of such payments is also generally limited to the extent we are unable to utilize the full amount of any tax benefits subject to the Tax Receivable Agreement in a given period.
For purposes of the pro forma financial statements, we recorded a fair value liability related to the Tax Receivable Agreement of $51.1 million, using an imputed interest rate of 7%, assuming (1) a constant corporate tax rate of 24.1%, (2) no dispositions of corporate subsidiaries, (3) no material changes in tax law and (4) we do not elect an early termination of the Tax Receivable Agreement. However, due to the uncertainty of various factors, including: (a) the timing and value of future exchanges, (b) the amount and timing of our future taxable income, (c) changes in our tax rate, (d) no future dispositions of any corporate stock and (e) changes in the tax law, the likely tax savings we will realize and the resulting amounts we are likely to pay to the E2open Sellers pursuant to the Tax Receivable Agreement are uncertain.

The liability recorded on the balance sheet does not include an estimate of the amount of payments to be made if certain E2open Sellers exchanged their remaining interests in E2open Holdings for our Class A Common Stock, as this amount is not readily determinable and is dependent on several future variables, including timing of future exchanges, stock price at date of exchange, tax attributes of the individual parties to the exchange and changes in future applicable federal and state tax rates.
In addition, if we exercise our right to terminate the Tax Receivable Agreement or certain other acceleration events occur, we will be required to make immediate cash payments. Such cash payments will be equal to the present value of the assumed future realized tax benefits based on a set of assumptions and using an agreed upon discount rate, as defined in the Tax Receivable Agreement. The early termination payment may be made significantly in advance of the actual realization, if any, of those future tax benefits. Such payments will be calculated based on certain assumptions, including that we have sufficient taxable income to utilize the full amount of any tax benefits subject to the Tax Receivable Agreement over the period specified therein. The payments that we will be required to make will generally reduce the amount of overall cash flow that might have otherwise been available to us, but we expect the cash tax savings we will realize from the utilization of the related tax benefits will exceed the amount of any required payments. If we elected to terminate the Tax Receivable Agreement as of that date of this filing and using the closing stock price of the Company as of June 21, 2021, we estimate our early termination payment would have been approximately $156.8 million in the aggregate under the Tax Receivable Agreement.
In accordance with the Third Company Agreement, we are entitled to receive quarterly tax distributions from E2open Holdings following the Business Combination, subject to limitations imposed by applicable law and contractual restrictions. The cash received from such tax distributions will first be used by us to satisfy any tax liability and then to make any payments required under the Tax Receivable Agreement. We expect that such tax distributions will be sufficient to fund both our tax liability and the required payments under the Tax Receivable Agreement.

(F)
Represents adjustments to reflect applicable deferred taxes. Refer to Note B for the purchase price allocation. The deferred tax adjustments are primarily related to the difference between the financial statement and tax basis in E2open partnership interests and the financial statement fair market value step-up
in various identified intangible assets. The partnership basis difference primarily results from the financial statement fair market value step-up
of the net assets acquired below the E2open partnership in the BluJay Acquisition, net of the impact on the Company’s tax basis in their E2open partnership interest. The $96.8 million adjustment related to the deferred tax liability is assuming: (1) the U.S. GAAP balance sheet as of May 31, 2021 and March 31, 2021 adjusted for the pro forma entries described herein, (2) estimated tax basis as of May 31, 2021 and March 31, 2021 adjusted for the pro forma entries described herein, (3) an income tax rate that varies by jurisdiction including a U.S. federal income tax rate of 21.0%, a blended U.S. state tax rate ranging from 3.11% to 5.03% (net of federal benefit), and other foreign jurisdictions as applicable, and (4) no material changes in tax law.

(G)	The following table summarizes the pro forma adjustments impacting equity (amounts in millions):

	Elimination of BluJay Equity	Pre-Closing Financing	Purchase of BluJay	Other Items	Pro Forma Adjustments
Additional paid-in capital	$(96.1)	$300.0	$721.6	$(6.7)	$918.8
Accumulated other comprehensive income	(9.1)	—	—	—	(9.1)
Retained earnings (accumulated deficit)	278.7	—	—	(19.0)	259.7

Stockholders’ equity	$173.5	$300.0	$721.6	$(25.7)	$1,169.4

Elimination of BluJay Equity: Represents the elimination of BluJay’s historical equity.
PIPE Financing: Represents the 28,909,022 shares of Class A Common Stock issued to BluJay PIPE Investors in exchange for aggregate gross proceeds of approximately $300 million.
Purchase Accounting: Represents the fair value of the 72,383,299 shares of Class A Common Stock to be issued to the BluJay Sellers upon the BluJay Acquisition Closing. Refer to Note 2 for further discussion on this estimation of fair value.
Other items: Reflects (1) estimated,
non-recurring
buyer acquisition-related expenses of $27.4 million, including PIPE fees of $6.7 million and excluding $9.7 million of debt issuance costs associated with the incremental term loan which are presented as a direct deduction from the face amount of the incremental term loan (see Note C) and $7.2 million of acquisition-related expenses incurred by E2open and already reflected in E2open’s accumulated deficit as of May 31, 2021 (see Note H), (2) a $1.5 million decrease in the fair value liability related to the Tax Receivable Agreement (see Note E), and (3) a $0.2 million decrease in the deferred tax liability resulting from the change in fair value of the Tax Receivable Agreement liability.

(H)	Reflects the payment of $7.2 million of acquisition-related expenses accrued by E2open as of May 31, 2021.

Unaudited Pro Forma Condensed Combined Statement of Operations for the Three Months Ended May 31, 2021

	Historical
($ in millions)	E2open (Three Months Ended 5/31/21)	BluJay – U.S. GAAP (Three Months Ended 3/31/21) (Note 3)	BluJay Acquisition Accounting Adjustments		Pro Forma Combined
Revenue	$66.3	$47.2	$—		$113.5
Cost of Revenue
Subscriptions	16.5	9.7	—		26.2
Professional services and other	10.2	5.6	—		15.8
Amortization of acquired intangible assets	11.5	—	—		11.5

Total cost of revenue	$38.2	$15.3	—		$53.5

Gross Profit	28.1	31.9	—		60.0
Operating Expenses
Research and development	15.7	4.3	—		20.0
Sales and marketing	12.5	4.4	—		16.9
General and administrative	13.7	7.6	—		21.3
Acquisition-related expenses	9.8	—	—		9.8
Amortization of acquired intangible assets	3.8	2.9	20.4	I	27.1
Impairment of long-lived assets	—	15.4	—		15.4

Total operating expenses	$55.5	$34.6	$20.4		$110.5

Income (loss) from operations	(27.4)	(2.7)	(20.4)		(50.5)
Gain (loss) from change in fair value of tax receivable agreement	(2.5)	—	1.5	M	(1.0)
Gain (loss) from change in fair value of warrant liability	(59.9)	—	—		(59.9)
Gain (loss) from change in fair value of contingent consideration	(73.3)	—	—		(73.3)
Interest and other expense, net	(4.9)	(8.2)	2.2	J	(10.9)

Total other expenses	$(140.6)	$(8.2)	$(3.7)		$(145.1)

Loss before income tax benefit	(168.0)	(10.9)	(16.7)		(195.6)
Income tax benefit (expense)	(1.4)	(1.1)	8.4	K	5.9

Net income (loss)	$(169.4)	$(12.0)	$(8.3)		$(189.7)

Less: Net income (loss) attributable to noncontrolling interest	(27.1)		5.6	L	(21.5)
Net loss attributable to controlling interest	$(142.3)		$(13.9)	L	$(168.2)
Earnings per share (Note 6)
Weighted average shares outstanding — basic	187.1				288.4
Net Income (loss) per share — basic	(0.76)				(0.58)
Weighted average shares outstanding — diluted	187.1				288.4
Net Income (loss) per share — diluted	$(0.76)				$(0.58)

(I)
Represents adjustments to incorporate estimated additional tangible and intangible assets depreciation and amortization for the step-up
basis from purchase price accounting (“
PPA
”) at the BluJay Acquisition Closing. This pro forma adjustment has been proposed assuming the BluJay Acquisition was consummated on March 1, 2020. The following table is a summary of information related to certain intangible assets acquired, including information used to calculate the pro forma change in amortization expenses that is adjusted to administrative expenses:

($ in millions)	Weighted average useful life (years)	Fair value
Developed Technology	7	$320.0
Customer Relationships	3.5	155.0
Trade Name	15	49.0

Total		$524.0

($ in millions)	Weighted average useful life (years)	Fair value	Amortization Expense for the Three Months Ended May 31, 2021
Developed Technology	7	$320.0	$11.4
Customer Relationships	3.5	155.0	11.1
Trade Name	15	49.0	0.8

Total		$524.0	$23.3

Less: Historical amortization expenses, operating expense			(2.9)

Pro forma adjustments, operating expense			$20.4

(J)
Represents estimated differences in interest expense and debt issuance costs as a result of incurring incremental debt in connection with the BluJay Acquisition. The estimated interest rate of the new debt is 4.00%.

($ in millions)	Three Months Ended May 31, 2021
Eliminate BluJay historical interest expense	$6.3
Record interest on incremental debt issued in connection with BluJay Acquisition	(4.1)

BluJay Acquisition accounting adjustments	$2.2

(K)
Represents the income tax effect of the pro forma adjustments calculated using various statutory income tax rates dependent upon the jurisdiction in which the pro forma adjustment applied. The effective tax rate of the combined company could be significantly different as the legal entity structure and activities of the combined company are integrated.

(L)	Represents the adjustment to noncontrolling interest in E2open upon consummation of the BluJay Acquisition. Pro forma noncontrolling interest after the BluJay Acquisition is 11.0%.
(M)	Represents a gain of $1.5 million resulting from a decrease in the fair value liability related to the Tax Receivable Agreement (see Note E).

Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended February 28, 2021

	Historical					Historical
	Successor	Predecessor				Pro Forma Results (Adjusted for the Business Combination)	BluJay – US GAAP (Year Ended 3/31/21) (Note 3)	BluJay Acquisition Accounting Adjustments (BluJay Acquisition)
($ in millions)	E2open (From 2/4/21 through 2/28/21)	E2open (From 3/1/20 through 2/3/21)	CCNB1 (From 1/14/20 through 12/31/20)	BluJay Acquisition Accounting Adjustments (Business Combination)						Pro Forma Combined
Revenue	$21.3	$308.6	$—	$(57.6)	X	$272.3	$177.5	$(16.4)	R	$433.4
Cost of Revenue
Subscriptions	7.8	55.6	—	—		63.4	36.4	—		99.8
Professional services and other	4.3	40.5	—	—		44.8	21.5	—		66.3
Amortization of acquired intangible assets	4.0	18.9	—	10.9	N	33.8	—	—		33.8

Total cost of revenue	$16.1	$115.0	—	$10.9		$142.0	$57.9	—		$199.9

Gross Profit	5.2	193.6	—	(68.5)		130.3	119.6	(16.4)		233.5
Operating Expenses
Research and development	10.5	53.8	—	—		64.3	14.8	—		79.1
Sales and marketing	8.8	46.0	—	—		54.8	16.3	—		71.1
General and administrative	23.1	37.4	3.9	—		64.4	35.0	—		99.4
Acquisition-related expenses	4.3	14.3	—	—		18.6	0.1	20.7	S	39.4
Amortization of acquired intangible assets	1.2	31.3	—	15.4	N	47.9	11.1	82.2	T	141.2
Impairment of long-lived assets	—	—	—	—		—	15.4	—		15.4

Total operating expenses	$47.9	$182.8	$3.9	$15.4		$250.0	$92.7	$102.9		$445.6

Income (loss) from operations	(42.7)	10.8	(3.9)	(83.9)		(119.7)	26.9	(119.3)		(212.1)
Gain (loss) from change in fair value of warrant liability	23.2	—	(66.0)	—		(42.8)	—	—		(42.8)
Gain (loss) from change in fair value of contingent consideration	33.7	—	(1.4)	—		32.3	—	—		32.3
Interest and other expense, net	(1.9)	(65.5)	—	42.1	O	(25.3)	(32.5)	8.7	U	(49.1)
Total other income (expenses)	55.0	(65.5)	(67.4)	42.1		(35.8)	(32.5)	8.7		(59.6)

Income (loss) before income tax benefit	12.3	(54.7)	(71.3)	(41.8)		(155.5)	(5.6)	(110.6)		(271.7)
Income tax benefit (expense)	0.6	6.7	—	6.6	P	13.9	(2.0)	26.5	V	38.4

Net income (loss)	$12.9	$(48.0)	$(71.3)	$(35.2)		$(141.6)	$(7.6)	$(84.1)		$(233.3)

Less: Net income (loss) attributable to noncontrolling interest	2.1	—	—	(27.0)	Q	(24.9)		(5.1)	W	(29.9)
Net income (loss) attributable to controlling interest	$10.8	$(48.0)	$(71.3)	$(8.2)	Q	$(116.7)		$(79.0)	W	$(203.4)

Earnings per share (Note 4)
Weighted average shares outstanding — basic	187.1					187.1				288.4
Net Income (loss) per share — basic	$0.06					$(0.62)				$(0.71)

	Historical				Historical
	Successor	Predecessor			Pro Forma Results (Adjusted for the Business Combination)	BluJay – US GAAP (Year Ended 3/31/21) (Note 3)	BluJay Acquisition Accounting Adjustments (BluJay Acquisition)
($ in millions)	E2open (From 2/4/21 through 2/28/21)	E2open (From 3/1/20 through 2/3/21)	CCNB1 (From 1/14/20 through 12/31/20)	BluJay Acquisition Accounting Adjustments (Business Combination)				Pro Forma Combined
Weighted average shares outstanding — diluted	222.7				222.7			324.0
Net Income (loss) per share — diluted	$0.06				$(0.64)			$(0.72)

(N)
Represents adjustments to incorporate estimated additional tangible and intangible assets depreciation and amortization for the step-up
basis from PPA at the Business Combination Closing. This pro forma adjustment has been proposed assuming the Business Combination happened on March 1, 2020. The following table is a summary of information related to certain intangible assets acquired, including information used to calculate the pro forma change in amortization expenses that is adjusted to administrative expenses:

($ in millions)	Weighted average useful life (years)	Fair value
Indefinite- lived
Trademark / trade name	n/a	$110.0
Definite-lived
Customer relationships	20	300.0
Technology	6	370.0
Content library	10	50.0

Total		$830.0

($ in millions)	Weighted average useful life (years)	Fair value	Amortization Expense for the Year Ended February 28, 2021
Indefinite-lived trademark / trade name	n/a	$110.0	n/a
Customer relationships	20	300.0	15.0
Technology	6	370.0	61.7
Content library	10	50.0	5.0

Total		$830.0	$81.7
Cost of revenue			$33.8
Less: Historical amortization expenses, cost of revenue			(22.9)

Pro forma adjustments, cost of revenue			$10.9
Operating expense			$47.9
Less: Historical amortization expenses, operating expense			(32.5)

Pro forma adjustments, operating expense			$15.4

(O)
Represents estimated differences in interest expense and debt issuance costs as a result of incurring incremental debt in connection with the BluJay Acquisition. The estimated interest rate of the new debt is 4.00%.

($ in millions)	Year Ended February 28, 2021
Eliminate E2open historical interest expense	$66.0
Record interest on debt issued in connection with the Business Combination	(23.9)

BluJay Acquisition accounting adjustments	$42.1

(P)
Represents the income tax effect of the pro forma adjustments calculated using a blended statutory income tax rate of 24.11% applied to the loss before income tax benefit applicable to the controlling interest. The effective tax rate of the combined company could be significantly different as the legal entity structure and activities of the combined company are integrated.

(Q)	Represents the adjustment to present noncontrolling interest in E2open. Noncontrolling interest after consummation of the Business Combination but prior to the BluJay Acquisition is 16.0%.
(R)
Reflects a reduction in revenues related to the estimated fair value of the acquired deferred revenue related to the BluJay Acquisition. The adjustment is based on fair value estimates for deferred revenue, adjusted for costs to fulfill the liabilities assumed, plus normal profit margin. The difference between this adjusted deferred revenue at fair value and BluJay’s historical deferred revenue results in a revenue reduction on a pro forma basis.

(S)
Reflects buyer transaction expenses expected to be incurred by E2open in connection with the BluJay Acquisition as if it was consummated on March 1, 2020. These transaction expenses are non-recurring.
The pro forma transaction expenses adjustment of $20.7 million excludes $6.7 million of PIPE fees which are netted against additional paid-in
capital, $9.7 million of debt issuance costs which are presented as a direct deduction from the face amount of the incremental term loan and $7.2 million of BluJay acquisition-related expenses already reflected in E2open’s historical unaudited consolidated statement of operations for the three months ended May 31, 2021. Interest expense related to the debt issuance costs are included in the pro forma interest expense adjustment discussed in Note U.

(T)
Represents adjustments to incorporate estimated additional tangible and intangible assets depreciation and amortization for the step-up
basis from purchase price accounting (“
PPA
”) at the BluJay Acquisition Closing. This pro forma adjustment has been proposed assuming the BluJay Acquisition was consummated on March 1, 2020. The following table is a summary of information related to certain intangible assets acquired, including information used to calculate the pro forma change in amortization expenses that is adjusted to administrative expenses:

($ in millions)	Weighted average useful life (years)	Fair value
Developed Technology	7	$320.0
Customer Relationships	3.5	155.0
Trade Name	15	49.0

Total		$524.0

($ in millions)	Weighted average useful life (years)	Fair value	Amortization Expense for the Year Ended February 28, 2021
Developed Technology	7	$320.0	$45.7
Customer Relationships	3.5	155.0	44.3
Trade Name	15	49.0	3.3

Total		$524.0	93.3

Less: Historical amortization expenses, operating expense			(11.1)

Pro forma adjustments, operating expense			$82.2

(U)
Represents estimated differences in interest expense and debt issuance costs as a result of incurring incremental debt in connection with the BluJay Acquisition. The estimated interest rate of the new debt is 4.00%.

($ in millions)	Year Ended February 28, 2021
Eliminate BluJay historical interest expense	$25.3
Record interest on incremental debt issued in connection with BluJay Acquisition	(16.6)

BluJay Acquisition accounting adjustments	$8.7

(V)
Represents the income tax effect of the pro forma adjustments calculated using various statutory income tax rates dependent upon the jurisdiction in which the pro forma adjustment applied. The effective tax rate of the combined company could be significantly different as the legal entity structure and activities of the combined company are integrated.

(W)	Represents the adjustment to noncontrolling interest in E2open upon consummation of the BluJay Acquisition. Pro forma noncontrolling interest after the BluJay Acquisition is 11.0%.
(X)
Reflects a reduction in revenues related to the estimated fair value of the acquired deferred revenue related to the Business Combination. The adjustment is based on fair value estimates for deferred revenue, adjusted for costs to fulfill the liabilities assumed, plus normal profit margin. The difference between this adjusted deferred revenue at fair value and E2open’s historical deferred revenue results in a revenue reduction on a pro forma basis.

1.	Basis of pro forma presentation
The unaudited pro forma condensed combined financial statements have been prepared using the acquisition method of accounting with E2open as the acquiring entity of BluJay. Under the acquisition method of accounting, E2open’s assets and liabilities will retain their carrying values and the assets and liabilities associated with BluJay will be recorded at their fair values measured as of the acquisition date. The excess of the purchase price over the estimated fair values of the net assets acquired, if applicable, will be recorded as goodwill. The acquisition method of accounting is based on ASC 805 and uses the fair value concepts defined in ASC Topic 820, Fair Value Measurements (“
ASC 820
”). In general, ASC 805 requires, among other things, that assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date by E2open, who was determined to be the accounting acquirer.
ASC 820 defines fair value, establishes a framework for measuring fair value, and sets forth a fair value hierarchy that prioritizes and ranks the level of observability of inputs used to develop the fair value measurements. Fair value is defined in ASC 820 as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” This is an exit price concept for the valuation of the asset or liability. In addition, market participants are assumed to be buyers and sellers in the principal (or the most advantageous) market for the asset or liability. Fair value measurements for a non-financial
asset assume the highest and best use by these market participants. Many of these fair value measurements can be highly subjective, and it is possible that other professionals applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.
The pro forma adjustments represent management’s estimates based on information available as of the date of the filing of the condensed combined financial statements and do not reflect possible adjustments related to restructuring or integration activities that have yet to be determined or transaction or other costs following the BluJay Acquisition that are not expected to have a continuing impact on the statement of operations. Further, one-time
transaction-related expenses incurred prior to or concurrently with the consummation of the BluJay Acquisition are presented in the unaudited pro forma condensed combined statement of operations as if it was consummated on March 1, 2020. The impact of such transaction expenses incurred prior to the BluJay Acquisition are reflected in the unaudited pro forma condensed combined balance sheet as reductions to liabilities and a decrease to cash, whereas such transaction expenses incurred concurrently with the consummation of the BluJay Acquisition are reflected as an adjustment to retained earnings, accumulated deficit, or additional paid-in
capital and a decrease to cash. Such transaction expenses incurred and paid by E2open prior to the BluJay Acquisition has been adjusted as part of the E2open equity close out adjustment.
The accompanying unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting in accordance with ASC 805 and are based on certain currently available information and certain assumptions and methodologies that the Company believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. The Company believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the BluJay Acquisition based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

2.	Description of the Business Combination and the BluJay Acquisition
The Business Combination
Pursuant to the Business Combination Agreement, existing E2open owners received a combination of cash, Class A Common Stock and non-economic
voting Class V common stock in the continuing public company and retained approximately 35.4% of the economic interests in E2open. The Business Combination was structured as an
Up-C
transaction, whereby the Flow-Through Sellers own equity in E2open (Common Units) and hold direct voting rights in CCNB1 (Class V common stock).
Below is a diagram of the transaction:
Structure Diagram

The BluJay Acquisition
Pursuant to the Purchase Agreement, the BluJay Sellers received an aggregate of 72,383,299 shares of Class A common stock, par value $0.0001 per share, of E2open and cash in the aggregate amount of approximately $437.0 million.

Below is a table to describe the estimated cash sources and use of funds as it relates to the BluJay Acquisition (amounts in millions) as of May 31, 2021.

Sources
Additional term loan capacity (1)	$380.0
Rolled equity (2)	730.9
BluJay PIPE Investment (3)	300.0
Cash on balance sheet	161.5

Total Sources	$1,572.4

Uses
Cash to BluJay Sellers (4)	$441.8
Rolled equity (2)	730.9
Repay BluJay debt (5)	317.0
Estimated transaction costs (6)	82.7

Total Uses	$1,572.4

(1)
Represents the proceeds from a commitment for financing in the form of an incremental term loan of $380 million, the full amount of which was funded concurrently with the consummation of the BluJay Acquisition.

(2)	Represents the estimated fair value of the 72,383,299 shares of Class A common stock issued to the BluJay Sellers upon the BluJay Acquisition Closing.
(3)	Represents the estimated proceeds from the BluJay PIPE Investment (including proceeds from Neuberger Berman, The WindAcre Partnership, Eminence Capital and XN).
(4)	Represents the cash estimated to be paid to BluJay Sellers, net of estimated fees.
(5)
Represents the amount of existing BluJay debt estimated to be paid down by E2open upon the BluJay Acquisition Closing. This estimate assumed that remaining balance of BluJay debt would be paid down with cash on BluJay’s balance sheet.

(6)	Represents the estimated transaction fees and expenses incurred by E2open and BluJay as part of the BluJay Acquisition.

3.	BluJay Historical Financial Statements
BluJay’s unaudited financial statements as of and for the three months ended March 31, 2021 and BluJay’s audited statement of financial position for the year ended March 31, 2021 were prepared in accordance with IFRS as issued by the IASB. During the preparation of these unaudited pro forma condensed combined financial statements, the Company performed a preliminary analysis of BluJay’s financial information to identify differences between IFRS as issued by IASB and U.S. GAAP, differences in accounting policies compared to those of the Company, and differences in financial statement presentation compared to the presentation of the Company. At the time of preparing the unaudited pro forma condensed combined financial statements, other than the adjustments made herein, the Company is not aware of any other material differences.

($ in millions)		Historical	IFRS to U.S. GAAP and Accounting Policy Adjustments		Historical
BluJay Line Item	E2open Line Item	BluJay –IFRS (As of 3/31/21)			BluJay – U.S. GAAP (As of 3/31/21)
Cash and cash equivalents	Cash and cash equivalents	$31.5			$31.5
Trade and Other Receivables	Accounts receivable	29.6			29.6
Accrued income	Accounts receivable	1.9			1.9
Trade and Other Receivables	Prepaid expenses and other current assets	16.2	1.1	A	17.3

	Current assets	$79.2	$1.1		$80.3

Goodwill	Goodwill	173.6			173.6
Other Intangible Assets	Intangible assets, net	8.7			8.7
Other Intangible Assets	Property and equipment, net	21.7			21.7
Property, Plant & Equipment	Property and equipment, net	7.1			7.1
Right-of-use assets	Other noncurrent assets	8.5	0.3	B	8.8
Deferred tax assets	Other noncurrent assets	13.5			13.5

	Total assets	$312.3	$1.4		$313.7

Trade and other payables	Accounts payable and accrued liabilities	$(19.9)			$(19.9)
Preference share liability	Accounts payable and accrued liabilities	(83.5)			(83.5)
Current tax liability	Accounts payable and accrued liabilities	(0.6)			(0.6)
Deferred revenue	Deferred revenue	(38.5)			(38.5)
Lease liability	Current portion of notes payable and lease obligations	(3.3)			(3.3)

	Current liabilities	(145.8)			(145.8)

Borrowings	Notes payable and lease obligations	(326.8)			(326.8)
Lease liability	Notes payable and lease obligations	(6.0)			(6.0)
Deferred tax liability	Deferred taxes	(8.6)			(8.6)

	Non-current liabilities	(341.4)			(341.4)

	Total liabilities	$(487.2)			$(487.2)

Called up capital	Additional paid-in capital	0.8			0.8
Share premium	Additional paid-in capital	2.5			2.5
Capital redemption reserve	Additional paid-in capital	92.8			92.8
Share based payment reserve	Additional paid-in capital	1.1	(1.1)	C	—
Cumulative translation reserve	Accumulated other comprehensive income (loss)	9.1			9.1
Retained deficit	Retained earnings (accumulated deficit)	(281.2)	2.5	A, B, C	(278.7)

	Total Stockholder’s equity	$(174.9)	$1.4		$(173.5)

	Total liabilities and Stockholders’ equity	$312.3	$1.4		$313.7

(A)
Adjustment to align BluJay’s amortization of capitalized commissions with E2open’s accounting policy. This adjustment extends the amortization period of BluJay’s capitalized commissions to include renewal periods, which increases the related asset balance and reduces BluJay’s accumulated deficit balance by $1.1 million as of March 31, 2021.
(B)
Adjustment relates to difference in
right-of-use
(“ROU”) asset amortization under ASC 842 as compared to IFRS 16. All of BluJay’s leases qualify as operating leases under ASC 842, and thus, the amortization of the ROU asset is determined based on the difference of straight-line lease expense and implied interest expense each period. As a result, these adjustments increased BluJay’s right-of-use
assets balance and decreased BluJay’s accumulated deficit by $0.3 million.

(C)
Adjustment relates to the difference in accounting for share-based compensation under ASC 718 and IFRS 2. Under IFRS 2, a liquidity event (e.g., IPO or change in control) may be deemed probable to occur prior to its occurrence. During the three months ended March 31, 2021, BluJay management concluded that a liquidity event was probable due to the proposed acquisition of its business by E2open and therefore recognized compensation expense for all outstanding shares whose vesting was contingent upon a liquidity event. Under ASC 718, a liquidity event is generally not considered probable until it occurs. Accordingly, this adjustment reverses the $1.1 million of share based payment reserve recognized by BluJay in connection with its shares whose vesting was contingent upon a liquidity event.

Statement of Financial Position Adjustments for the Three Months Ended March 31, 2021

($ in millions)		Historical	IFRS to U.S. GAAP and Accounting Policy Adjustments		Historical
BluJay Line Item	E2open Line Item	BluJay – IFRS (Three Months Ended 3/31/21) (1)			BluJay – U.S. GAAP (Three Months Ended 3/31/21)
Revenue	Revenue	$47.2			$47.2
	Cost of Revenue				—
Operating expenses	Subscriptions	9.7			9.7
Operating expenses	Professional services and other	5.6			5.6

	Total cost of revenue	$15.3			$15.3

	Gross Profit	31.9			31.9
	Operating Expenses				—
Operating expenses	Research and development	4.3			4.3
Operating expenses	Sales and marketing	4.5	(0.1)	D	4.4
Operating expenses	General and administrative	8.8	(1.2)	E	7.6
Operating expenses	Amortization of acquired intangible assets	2.9			2.9
Operating expenses	Impairment of long-lived assets	15.4			15.4

	Total operating expenses	$35.9	$(1.3)		$34.6

	Income (loss) from operations	(4.0)	1.3		(2.7)
Finance Costs	Interest and other expense, net	8.5	(0.3)	E	8.2
	Total other expenses	8.5	(0.3)		8.2
	Loss before income tax benefit	(12.5)	1.6		(10.9)
Taxation	Income tax benefit (expense)	(1.1)			(1.1)

	Net income (loss)	$(13.6)	$1.6		$(12.0)

(1)	Certain operating expenses presented in BluJay’s audited consolidated financial statements have been disaggregated here to match E2open’s account classification.
(D)
Adjustment to align BluJay’s amortization of capitalized commissions with E2open’s accounting policy. This adjustment extends the amortization period of BluJay’s capitalized commissions to include renewal periods, which reduces the amount of amortization expense recognized in “Sales and marketing”.

(E)	Adjustment reflects the following:
(1)
An adjustment to account for the difference in
right-of-use
(“ROU”) asset amortization under ASC 842 and IFRS 16. All of BluJay’s leases qualify as operating leases under ASC 842, and thus, the amortization of the ROU asset is determined based on the difference of straight-line lease expense and implied interest expense each period. As a result, amortization expense decreased by $0.1 million; and

(2)
An adjustment to account for the difference in accounting for share-based compensation under ASC 718 and IFRS 2. Under IFRS 2, a liquidity event (e.g., IPO or change in control) may be deemed probable to occur prior to its occurrence. During the three months ended March 31, 2021, BluJay management concluded that a liquidity event was probable due to the proposed acquisition of its business by E2open and therefore recognized compensation expense for all outstanding shares whose vesting was contingent upon a liquidity event. Under ASC 718, a liquidity event is generally not considered probable until it occurs. Accordingly, this adjustment reverses the $1.1 million of compensation cost recognized by BluJay in connection with its shares whose vesting was contingent upon a liquidity event.

Statement of Profit or Loss Adjustments for the Year Ended March 31, 2021

($ in millions)		Historical	IFRS to U.S. GAAP and Accounting Policy Adjustments		Historical
BluJay Line Item	E2open Line Item	BluJay – IFRS (Year Ended 3/31/21) (1)			BluJay – U.S. GAAP (Year Ended 3/31/21)
Revenue	Revenue	$177.5			$177.5
	Cost of Revenue				—
Operating expenses	Subscriptions	36.4			36.4
Operating expenses	Professional services and other	21.5			21.5

	Total cost of revenue	$57.9			$57.9

	Gross Profit	119.6			119.6
	Operating Expenses				—
Operating expenses	Research and development	14.8			14.8
Operating expenses	Sales and marketing	16.9	(0.6)	F	16.3
Operating expenses	General and administrative	35.5	(0.5)	G	35.0
Operating expenses	Acquisition-related expenses	0.1			0.1
Operating expenses	Amortization of acquired intangible assets	11.1			11.1
Operating expenses	Impairment of long-lived assets	15.4			15.4

	Total operating (income) expenses	$93.8	(1.1)		$92.7

	Income from operations	25.8	1.1		26.9
Finance Costs	Interest and other expense, net	33.3	(0.8)	G	32.5
	Total other expenses	33.3	(0.8)		32.5

	Income (loss) before income tax benefit	(7.5)	1.9		(5.6)
Taxation	Income tax expense	(2.0)			(2.0)

	Net income/(loss)	$(9.5)	$1.9		$(7.6)

(1)	Certain operating expenses presented in BluJay’s audited consolidated financial statements have been disaggregated here to match E2open’s account classification.
(F)
Adjustment to align BluJay’s amortization of capitalized commissions with E2open’s accounting policy. This adjustment extends the amortization period of BluJay’s capitalized commissions to include renewal periods, which reduces the amount of amortization expense recognized in “Sales and marketing.”

(G)	Adjustment reflects the following:
(1)
An adjustment to reflect the net impact of eliminating interest expense recorded by BluJay for its operating leases under IFRS 16 in “Interest and other expense, net” and recognizing straight-line lease expense in “General and administrative” to be consistent with E2open’s presentation as the Company had not yet adopted ASC 842 as of February 28, 2021. This adjustment increases “General and administrative” expense by $0.6 million and decreases “Interest and other expense, net” by $0.8 million; and

(2)
An adjustment to account for the difference in accounting for share-based compensation under ASC 718 and IFRS 2. Under IFRS 2, a liquidity event (e.g., IPO or change in control) may be deemed probable to occur prior to its occurrence. During the year ended March 31, 2021, BluJay management concluded that a liquidity event was probable due to the proposed acquisition of its business by E2open and therefore recognized compensation expense for all outstanding shares whose vesting was contingent upon a liquidity event. Under ASC 718, a liquidity event is generally not considered probable until it occurs. Accordingly, this adjustment reverses the $1.1 million of compensation cost recognized by BluJay in connection with its shares whose vesting was contingent upon a liquidity event.

4.	Pro Forma Earnings Per Share Information
As a result of the BluJay Acquisition, pro forma basic number of shares are reflective of 288.4 million shares of Class A Common Stock outstanding, and pro forma diluted number of shares are reflective of 324.0 million shares of Class A Common Stock outstanding.

Pro Forma Combined
Three Months Ended May 31, 2021
Net loss attributable to controlling interest ($ in millions)	$(168.2)
Weighted average shares outstanding — basic and diluted (shares in millions)	288.4
Net Income (loss) per share — basic	$(0.58)
Net Income (loss) per share — diluted	$(0.58)

Year Ended February 28, 2021
Net loss attributable to controlling interest ($ in millions)	$(203.4)
Weighted average shares outstanding — basic (shares in millions)	288.4
Net Income (loss) per share — basic	$(0.71)
Net loss attributable to noncontrolling interest ($ in millions)	$(29.9)
Weighted average shares outstanding — diluted (shares in millions)	324.0
Net Income (loss) per share — diluted	$(0.72)

As a result of the Business Combination, pro forma basic number of shares are reflective of 187.1 million shares of Class A Common Stock outstanding, and pro forma diluted number of shares are reflective of 222.7 million shares of Class A Common Stock outstanding.

Pro Forma Combined (Adjusted for the Business Combination)
Year Ended February 28, 2021
Net loss attributable to controlling interest ($ in millions)	$(116.7)
Weighted average shares outstanding — basic (shares in millions)	187.1
Net Income (loss) per share — basic	$(0.62)

Net loss attributable to noncontrolling interest ($ in millions)	$(24.9)
Weighted average shares outstanding — diluted (shares in millions)	222.7
Net Income (loss) per share — diluted	$(0.64)
Earnings per share exclude warrants and contingently issuable shares that would be anti-dilutive to pro forma EPS, including (i) 13,800,000 redeemable warrants to purchase Class A ordinary shares of CCNB1 offered by CCNB1 in its initial public offering, (ii) 10,280,000 warrants to purchase Class A ordinary shares of CCNB1 that were issued to the Sponsor concurrently with the IPO, (iii) 5,000,000 redeemable warrants issued at the close of the Business Combination as part of the Forward Purchase Agreement, (iv) 2,500,000 unvested Restricted Sponsor Shares, held by the Sponsor and CCNB1 Independent Directors, which convert into shares of Class A common stock in accordance with the Certificate of Incorporation and the Sponsor Side Letter Agreement, (v) 18,500,000 Flow-Through Seller
non-voting
unvested Restricted Common Units, and (vi) 35,636,680 Common Units owned by the Flow- Through Sellers that are exchangeable (together with the cancellation of an equal number of shares of voting, non-economic
Class V common stock) into Class A Common Stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF E2OPEN’S FINANCIAL CONDITION AND RESULTS OF OPERATIONS
(Dollars and shares in millions, unless stated otherwise or except for per share amounts)
Introduction
Throughout this section, unless otherwise noted, “we,” “us” and “our” refer to E2open.
The following discussion and analysis of the financial condition and results of operations of E2open should be read together with our consolidated financial statements, and related notes included elsewhere in this prospectus. The discussion and analysis should also be read together with the section entitled “Business” and our pro forma financial information as of May 31, 2021 and for the year ended February 28, 2021. See “Unaudited Pro Forma Condensed Combined Financial Information.” In addition to historical information, the following discussion contains forward-looking statements. Our actual results may differ significantly from those projected in the forward-looking statements. Factors that might cause future results to differ materially from those projected in the forward-looking statements include, but are not limited to, those discussed in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.” Certain amounts may not foot due to rounding.
Our fiscal year end is the final day in February. Our fiscal years 2021, 2020 and 2019 ended February 28, 2021, February 29, 2020 and February 28, 2019, respectively, and were each fifty-two-week
periods.
Overview
We are a leading provider of 100% cloud-based,
end-to-end
SCM software. Our software combines networks, data and applications to provide a deeply embedded, mission-critical platform that allows customers to optimize their supply chain by accelerating growth, reducing costs, increasing visibility and driving improved resiliency. Given the mission-critical nature of our solutions, we maintain deep, long-term relationships with our customers, which is reflected by our gross retention and customer tenure.
We operate in what we believe is an attractive industry with strong secular tailwinds and a TAM of more than $45 billion. This TAM is comprised of significant whitespace, which we estimate is more than $1 billion. This opportunity within our existing customer base is largely driven by their current technology solution which is often a combination of legacy point solutions and home-grown applications, many of which are tied together with manual processes and spreadsheets. As manufacturing has evolved from brands owning the full production lifecycle to orchestrating disparate manufacturing, distribution and selling processes, supply chains have grown more complex, increasing demand for software solutions like ours and the need to modernize the existing technology landscape with cloud-based modern solutions. We believe our fully cloud-based, end-to-end
software platform offers a differentiated solution for customers that gives them better value as compared to solutions offered by some of our competitors.
Our
Go-To-Market
Strategy
Our
go-to-market
strategy is focused on both expanding the adoption of our product portfolio with existing customers and the acquisition of new customers. We primarily focus our selling efforts on large enterprise organizations and sell our software through a direct sales force and channel partners. Additionally, we have a high-velocity inside sales organization to serve small and medium-sized
businesses. Our
go-to-market
strategy enables our sales force to develop deep, long-term relationships with existing and potential customers across the relevant functions, from buying managers, IT resources, division leaders and
C-level
executives. Importantly, we believe that our
go-to-market
approach focused on customers is a competitive advantage compared to competitors whose go-to-market
approach is often focused on products. We believe this enables us to sustain our high customer retention and long customer tenure as well as drive maximum spend within each customer.

Our sales organization is comprised of field sales, inside sales and sales development personnel, and we align these teams based on customer size and industry. We focus initially on solving a customer’s primary need, usually a specific piece of their supply chain. Once a customer adopts our solution and witnesses the power of our unique platform, we focus on cross-selling additional products and up-selling
additional departments, divisions and geographies with the same solution. We have found that experience with our SaaS platform is the most effective selling tool.
The Business Combination
On February 4, 2021, E2open Holdings and CCNB1 completed the Business Combination contemplated by the Business Combination Agreement. Pursuant to the Business Combination Agreement, CCNB1 acquired a majority interest in E2open Holdings through a series of mergers, with E2open Holdings becoming a direct subsidiary of CCNB1. In connection with the completion of the Business Combination, CCNB1 changed its jurisdiction of incorporation from the Cayman Islands to the State of Delaware and changed its name to “E2open Parent Holdings, Inc.”
Upon completion of the Business Combination, CCNB1 was deemed the accounting acquirer and E2open the accounting acquiree. Under the acquisition method of accounting, CCNB1’s assets and liabilities retained their carrying values and the assets and liabilities associated with E2open Holdings were recorded at their fair values measured as of the acquisition date. The excess of the purchase price over the estimated fair values of the net assets acquired was recorded as goodwill. The cash consideration in the Business Combination included cash from (1) the Trust Account in the amount of $414.0 million, (2) $525.0 million in proceeds from the issuance of a new term loan, (3) $695.0 million in proceeds from the Business Combination PIPE Investment and (4) $200.0 million in proceeds from Forward Purchase Agreement. These proceeds were used to pay (x) $601.1 million in cash consideration payable to certain equity owners and option holders of E2open Holdings, including certain non-recurring
seller transaction expenses, (y) $978.5 million of existing E2open debt and accrued interest and (z) total non-recurring
transaction costs of $105.2 million. The
non-recurring
transaction costs included acquisition-related advisory fees in connection with the Business Combination, deferred underwriting commissions in connection with CCNB1’s IPO and debt issuance costs related to the new credit agreement entered into in connection with the Business Combination but excluded certain seller costs to be paid by the equity owners of E2open Holdings. The deferred underwriting commissions and costs pertaining to the reverse merger were treated as a reduction of equity while merger-related costs were expensed in the period in which the Business Combination closed. The debt issuance costs were capitalized as a reduction to the outstanding debt balances. In addition, certain options to purchase equity interests in E2open Holdings were accelerated upon the Business Combination Closing, which resulted in a non-recurring
expense of approximately $28.2 million in the period from February 4, 2021 through February 28, 2021. Additionally, unit-based compensation expense of $4.7 million was recognized during the period from February 4, 2021 through February 28, 2021 related to the restricted Series
B-1
and
B-2
common stock issued in connection with the Business Combination for the accelerated unvested options and restricted units.
As a result of the Business Combination, our financial results are broken out between the Predecessor period (March 1, 2020 through February 3, 2021) and the Successor period (February 4, 2021 through February 28, 2021).
Recent Events
On May 27, 2021, we entered into a Purchase Agreement with BluJay and its shareholders where we issued to the BluJay Sellers 72,383,299 shares of Class A Common Stock and paid the BluJay Sellers cash in the amount of approximately $437.0 million. The BluJay Acquisition closed on September 1, 2021.
In connection with the BluJay Acquisition, we secured $300 million in PIPE financing to purchase an aggregate of 28,909,022 shares of our Class A Common Stock, $380 million fully committed incremental term loans to our 2021 Term Loan, as defined below, and a $80 million increase to our 2021 Revolving Credit Facility, defined below. In addition, the letter of credit sublimit increased from $15.0 million to $30.0 million upon completion of the acquisition.
Pursuant to the Amended and Restated Investor Rights Agreement, Francisco Partners and the Temasek Representative, appointed one director each to our board of directors. The Investor Rights Agreement was amended and restated on September 1, 2021. Pursuant to the Amended and Restated Investor Rights Agreement, Francisco Partners, the Temasek Shareholder, and certain of the existing equityholders of the Company agreed to a six month “lock-up” restriction with respect to their shares of Class A Common Stock. The other BluJay Sellers also entered into lock-up agreements with the Company on September 1, 2021, pursuant to which they agreed to a six month “lock-up” restriction with respect to their shares of Class A Common Stock of the Company.
Impact of
COVID-19
The
COVID-19
pandemic has caused business disruptions worldwide beginning in January 2020. The full extent to which the pandemic will impact our business, operations, cash flows and financial condition will depend on future developments that are difficult to accurately predict. We have experienced modest adverse impacts as it relates to lengthening of sales cycles and delays in delivering professional services and training to our customers.
Although parts of our business have seemingly returned to
pre-pandemic
levels, the recent surge in
COVID-19,
specifically in India, demonstrates that the impact of the pandemic is not yet complete. The global pandemic continues to evolve, and we are carefully monitoring the situation to understand its impacts on our business and operations.
Key Components of Our Results of Operations
Revenue
Effective March 1, 2019, we adopted Accounting Standards Codification (ASC) Topic 606,
Revenue from Contracts with Customers
(ASC 606), and all the related amendments, using the modified retrospective method. We adopted the new standard for all customer contracts. See Note 2
, Summary of Significant Accounting Policies
to the Notes to the Audited Consolidated Financial Statements of E2open for additional information.
We generate revenue from the sale of subscriptions and professional services. We recognize revenue when the customer contract and associated performance obligations have been identified; the transaction price has been determined and allocated to the performance obligations in the contract; and the performance obligations have been satisfied.
Subscriptions Revenue
We offer cloud-based
on-demand
software solutions, which enable our customers to have constant access to our solutions without the need to manage and support the software and associated hardware themselves. We house the hardware and software in third-party facilities and provide our customers with access to the software solutions, along with data security and storage, backup, recovery services and solution support. Our customer contracts typically have a term of three to five years. We primarily invoice our customers for subscriptions in advance for the annual use of the software solutions. Our payment terms typically require customers to pay within 30 to 90 days from the invoice date.
We also offer applications which enable our customers to have access to an electronic commerce transaction platform for the international container shipping industry. We charge either fixed annual subscription fees or volume-based transaction fees based on the volume of transactions booked on the platform for this product. For subscription-based contracts, we generally invoice annually in advance. Under the previous standard, we limited subscription revenue recognition to the contractually billable amounts in each year of the subscription. Under the new standard, subscription revenue is recognized ratably over the life of the contract. The impact of this change was insignificant; therefore, no cumulative adjustment was made to the opening balance sheet for revenue recognition at the adoption of the new standard. For transactional based contracts, we primarily recognize revenue and invoices for these transactions monthly once incurred. This is unchanged from the previous standard. Transaction based contracts represented less than 3% of our revenue in the combined Successor and Predecessor periods in the fiscal year ended February 28, 2021.
Professional Services Revenue
Professional services revenue is derived primarily from fees for enabling services, including solution consulting and solution deployment. These services are often sold in conjunction with the sale of our solutions. We provide professional services primarily on a time and materials basis, but also on a fixed fee basis. Customers are invoiced for professional services either monthly in arrears or, as with fixed fee arrangements, in advance and upon reaching project milestones. Professional services revenue is recognized over time. For services that are contracted at a fixed price, progress is generally measured based on labor hours incurred as a percentage of the total estimated hours required for complete satisfaction of the related performance obligations. For services that are contracted on time and materials or a prepaid basis, progress is generally based on actual labor hours expended. These input methods (e.g., hours incurred or expended) are considered a faithful depiction of our efforts to satisfy services contracts as they represent the performance obligation consumed by the customer and performed by us, and therefore reflect the transfer of services to a customer under contract. The adoption of the new standard did not result in a material change to the revenue recognition of professional services.
We enter into arrangements with multiple performance obligations comprised of subscriptions and professional services. Arrangements with customers typically do not provide the customer with the right to take possession of the software supporting the on-demand
solutions. We primarily account for subscription and professional services revenue as separate units of accounting and allocate revenue to each deliverable in an arrangement based on a standalone selling price. We evaluate the standalone selling price for each element by considering prices we charge for similar offerings, size of the order and historical pricing practices.
Total Revenue by Geographic Locations
Revenues by geographical region consisted of the following:

	Successor	Predecessor
($ in thousands)	February 4, 2021 through February 28, 2021	March 1, 2020 through February 3, 2021	Fiscal Year Ended February 29, 2020	Fiscal Year Ended February 28, 2019
Americas	$20,403	$295,923	$293,751	$197,245
Europe	463	6,226	6,271	3,594
Asia Pacific	499	6,498	5,080	368

Total revenue	$21,365	$308,647	$305,102	$201,207

	Successor	Predecessor
($ in thousands)	Three Months Ended May 31, 2021	Three Months Ended May 31, 2020
Americas	$63,318	$80,058
Europe	1,324	1,324
Asia Pacific	1,685	1,742

Total revenue	$66,327	$83,124

Revenues by geography are determined based on the region of our contracting entity, which may be different than the region of the customer. Americas revenue attributed to the United States was 95% and 96% during the three months ended May 31, 2021 and 2020, respectively. Americas revenue attributed to the United States was approximately 96%, 96%, 96% and 98% during the periods from February 4, 2021 through February 28, 2021 and March 1, 2020 through February 3, 2021 and fiscal years ended February 29, 2020 and February 28, 2019, respectively. No other country represented more than 10% of total revenue during these periods.
During the three months ended May 31, 2021, we recorded a $22.5 million reduction to revenue to amortize the deferred revenue fair value adjustment that resulted from the purchase price allocation in the Business Combination.
Cost of Revenue
Cost of Subscriptions Revenue
Cost of subscriptions revenue consists primarily of costs related to delivering our service and providing support to customers, including personnel and related costs, costs associated with data center capacity, fees paid to third parties to license their technology and depreciation expense directly related to delivering our solutions. We generally expense our cost of subscriptions revenue as we incur the costs.
Cost of Professional Services Revenue
Cost of professional services revenue consists primarily of personnel and related travel costs, the costs of contracted third-party vendors and reimbursable expenses. As our personnel are employed on a full-time basis, our cost of professional services is largely fixed in the short-term, while our professional services revenue may fluctuate, leading to fluctuations in professional services gross profit. We expense our cost of professional services revenue as we incur the costs.
Operating Expenses
Research and Development
Research and development expenses primarily consist of personnel and related costs of our research and development staff, costs of certain third-party contractors, depreciation, amortization and other allocated costs. Research and development expenses are expensed as incurred, excluding the capitalization of internally developed software costs.
Sales and Marketing
Sales and marketing expenses primarily consist of personnel and related costs for our sales and marketing staff. It also includes the costs of promotional events, corporate communications, online marketing, solution marketing and other brand-building activities, in addition to depreciation, amortization and other allocated costs. When the initial customer contract is signed and upon any renewal, we capitalize and amortize commission costs under ASC 606, as an expense over the period in which products are expected to be delivered to customers, where the commission is directly attributable to a contract, including expected renewals, which is estimated to be four years. If a subscription agreement is terminated, we recognize the unamortized portion of any deferred commission cost as an expense immediately upon such termination. Certain sales commissions are contingent on future customer billings and are expensed as incurred to sales and marketing expense.
General and Administrative
General and administrative expenses primarily consist of personnel and related costs for our executive, administrative, finance, information technology, legal, accounting, investor relations and human resource staff. It also includes professional fees; expenses related to our board of directors; public company costs; other corporate expenses; depreciation; amortization; and other allocated costs.

Interest and Other Expense, Net
Interest and other expense, net, consists primarily of interest income on our cash balances; interest expense on our outstanding debt and capital or financing lease obligations; foreign currency realized and unrealized gains and losses; and gains and losses on the disposal of fixed assets.
Provision for Income Taxes
The provision for income taxes for the combined Predecessor and Successor periods ended February 28, 2021 consists of a deferred income tax benefit and current tax expense. The current income taxes primarily result from our profitable operations in foreign subsidiaries, which are subject to corporate income taxes in foreign jurisdictions, plus a relatively small amount of U.S. federal and state income taxes not offset by net operating loss carryforwards. The deferred income tax benefit is primarily due to a reduction in overall state deferred liabilities resulting from certain state tax law changes, the impact on our effective state tax rates from changes in our transfer pricing policies and increase in state net operating losses in certain jurisdictions, offset by valuation allowances and E2open Parent Holdings, Inc.’s investment in E2open Holdings. The deferred tax assets of certain other U.S corporate tax consolidated groups and
non-U.S.
jurisdictions remain offset by a valuation allowance. Realization of these deferred tax assets depends upon future earnings, the timing and amount of which are uncertain. Utilization of our net operating losses may be subject to annual limitations due to the ownership change rules under the Internal Revenue Code of 1986, as amended (“IRS Code”), and similar state provisions. We have analyzed the effect of the IRS Code Section 382 for each of our acquisitions. Based on analysis of acquired net operating losses and credits, utilization of our net operating losses and research and development credits will be subject to annual limitations. In the event we have future changes in ownership, the availability of net operating loss carryforwards could be further limited.

Results of Operations
The following table is our Consolidated Statements of Operations for the periods indicated:

	Successor	Predecessor			Successor	Predecessor
($ in thousands)	February 4, 2021 through February 28, 2021	March 1, 2020 through February 3, 2021	Fiscal Year Ended February 29, 2020	Fiscal Year Ended February 28, 2019	Three Months Ended May 31, 2021	Three Months Ended May 31, 2020
Revenue	$21,365	$308,647	$305,102	$201,207	$66,327	$83,124
Cost of revenue	(16,184)	(114,989)	(121,065)	(73,560)	(38,159)	(30,794)

Total gross profit	5,181	193,658	184,037	127,647	28,168	52,330
Operating Expenses
Research and development	10,458	53,788	61,882	42,523	15,701	14,631
Sales and marketing	8,788	46,034	53,605	34,398	12,514	12,310
General and administrative	23,123	37,355	51,799	28,001	13,717	9,764
Acquisition-related expenses	4,317	14,348	26,709	15,577	9,778	3,368
Amortization of acquired intangible assets	1,249	31,275	31,129	20,061	3,830	8,467

Total operating expenses	47,935	182,800	225,124	140,560	55,540	48,540
(Loss) income from operations	(42,754)	10,858	(41,087)	(12,913)	(27,372)	3,790
Interest and other expense, net	(1,928)	(65,469)	(67,554)	(20,846)	(4,903)	(19,372)
Change in tax receivable agreement liability	—	—	—	—	(2,499)	—
Loss on extinguishment of debt	—	—	—	(4,604)	—	—
Gain (loss) from change in fair value of warrant liability	23,187	—	—	—	(59,943)	—
Gain (loss) from change in fair value of contingent consideration	33,740	—	—	—	(73,260)	—

Income (loss) before income taxes	12,245	(54,611)	(108,641)	(38,363)	(167,977)	(15,582)
Income tax benefit	612	6,681	7,271	8,245	(1,378)	(8,170)

Net income (loss)	12,857	$(47,930)	$(101,370)	$(30,118)	$(169,355)	$(23,752)
Less: Net income (loss) attributable to noncontrolling interest	2,057				(27,097)
Net income (loss) attributable to E2open Parent Holdings, Inc.	$10,800				$(142,258)

Net income (loss) attributable to E2open Parent Holdings, Inc. Class A common stockholders per share — diluted	$0.06				$(0.76)

Weighted-average common shares outstanding — diluted	187,051				187,051

The comparability of our operating results for the periods from February 4, 2021 through February 28, 2021 and March 1, 2020 through February 3, 2021 as compared to the fiscal year ended February 29, 2020 was impacted by the Business Combination in February 2021 and the acquisition of Amber Road in July 2019. In the discussion of our results of operations, we may quantitatively disclose the impact of our acquired products and services to the extent they remain ascertainable. Expense contributions from our acquisition for the respective period comparisons generally were not separately identifiable due to the integration of these businesses into our existing operations.

Three Months Ended May 31, 2021 compared to Three Months Ended May 31, 2020
Revenue

	Successor	Predecessor	$ Change	% Change
($ in thousands)	Three Months Ended May 31, 2021	Three Months Ended May 31, 2020
Revenue:
Subscriptions	$51,034	$69,604	$(18,570)	-27%
Professional services	15,293	13,520	1,773	13%

Total revenue	$66,327	$83,124	$(16,797)	-20%

Percentage of revenue:
Subscriptions	77%	84%
Professional services	23%	16%

Total	100%	100%

Subscriptions revenue was $51.0 million for the three months ended May 31, 2021, a $18.6 million, or 27%, decrease compared to subscriptions revenue of $69.6 million for the three months ended May 31, 2020. The decrease in subscriptions revenue was primarily due to $22.5 million amortization of the fair value adjustment to deferred revenue related to the purchase price allocation in the Business Combination, partially offset by new organic subscription sales, predominantly driven by increases in products utilized across our current customer portfolio.
Professional services revenue was $15.3 million for the three months ended May 31, 2021, a $1.8 million, or 13%, increase compared to $13.5 million for the three months ended May 31, 2020. The increase was primarily related to new subscription sales coupled with the realization of projects that were delayed by customers during the
COVID-19
pandemic.
Our subscriptions revenue as a percentage of total revenue decreased to 77% for the first quarter of fiscal year 2022 compared to 84% for the first quarter of fiscal 2021 driven primarily by amortizing the fair value adjustment to deferred revenue related to the purchase price allocation in the Business Combination, partially offset by the increase in professional services revenue.

Cost of Revenue, Gross Profit and Gross Margin

	Successor	Predecessor	$ Change	% Change
($ in thousands)	Three Months Ended May 31, 2021	Three Months Ended May 31, 2020
Cost of revenue:
Subscriptions	$16,508	$14,138	$2,370	17%
Professional services	10,140	11,095	(955)	-9%
Amortization of acquired intangible assets	11,511	5,561	5,950	nm *

Total cost of revenue	$38,159	$30,794	$7,365	24%

Gross profit
Subscriptions	$23,015	$49,905	$(26,890)	-54%
Professional services	5,153	2,425	2,728	nm *

Total gross profit	$28,168	$52,330	$(24,162)	-46%

Gross margin
Subscriptions	45%	72%
Professional services	34%	18%
Total gross margin	42%	63%

*	Not meaningful
Cost of subscriptions was $16.5 million for the three months ended May 31, 2021, $2.4 million, or 17%, increase compared to $14.1 million for the three months ended May 31, 2020. The increase was commensurate with our subscriptions revenue growth, excluding amortization of the fair value adjustment to deferred revenue, and was related to hosting costs of $0.8 million, depreciation expense of $1.2 million related to capital expenditures for the expansion of our data centers and additional support costs of $0.4 million.
Cost of professional services revenue was $10.1 million for the three months ended May 31, 2021, a $1.0 million, or 9%, decrease compared to $11.1 million for the three months ended May 31, 2020. This decrease was mainly related to a $0.2 million reduction in travel and entertainment expenses, $0.3 million decline in consulting expenses and $0.4 million savings from the reallocation of resources into major strategic product development efforts.
Amortization of acquired intangible assets was $11.5 million for the three months ended May 31, 2021, a $6.0 million increase compared to $5.6 million for the three months ended May 31, 2020, driven primarily by the revaluation and change in the composition of the intangible assets as part of the Business Combination in February 2021.
Our subscriptions gross margin was 45% in the first quarter of fiscal 2022 as compared to 72% for the first quarter of fiscal 2021 mainly due to lower subscriptions revenue in the current period as a direct result of amortizing the fair value adjustment to deferred revenue related to the purchase price allocation in the Business Combination. Our professional services gross margin increased to 34% for first quarter of fiscal 2022 from 18% in the first quarter of fiscal 2021, primarily due to new subscription sales and their related implementation projects as well as projects which customers had delayed during the
COVID-19
pandemic as described above.

Research and Development

	Successor	Predecessor	$ Change	% Change
($ in thousands)	Three Months Ended May 31, 2021	Three Months Ended May 31, 2020
Research and development	$15,701	$14,631	$1,070	7%
Percentage of revenue	24%	18%
Research and development expenses were $15.7 million for the three months ended May 31, 2021, a $1.1 million, or 7%, increase compared to $14.6 million in the prior year. The increase was due to major strategic partnership initiatives around product development efforts which resulted in increased headcount costs of $0.7 million and consulting expenses of $0.4 million.
Sales and Marketing

	Successor	Predecessor	$ Change	% Change
($ in thousands)	Three Months Ended May 31, 2021	Three Months Ended May 31, 2020
Sales and marketing	$12,514	$12,310	$204	2%
Percentage of revenue	19%	15%
Sales and marketing expenses were $12.5 million for the three months ended May 31, 2021, a $0.2 million, or 2%, increase compared to $12.3 million in the prior year.
General and Administrative

	Successor	Predecessor	$ Change	% Change
($ in thousands)	Three Months Ended May 31, 2021	Three Months Ended May 31, 2020
General and administrative	$13,717	$9,764	$3,953	40%
Percentage of revenue	21%	12%
General and administrative expenses were $13.7 million for the three months ended May 31, 2021, a $4.0 million, or 40%, increase compared to $9.8 million in the prior year. The increase was primarily attributable to us becoming a public company and incurring incremental headcount, insurance, consulting and software expenses of $2.8 million.
Other Operating Expenses

	Successor	Predecessor	$ Change	% Change
($ in thousands)	Three Months Ended May 31, 2021	Three Months Ended May 31, 2020
Acquisition and other related expenses	$9,778	$3,368	$6,410	nm *
Amortization of acquired intangible assets	3,830	8,467	(4,637)	-55%

Total other operating expenses	$13,608	$11,835	$1,773	15%

*	Not meaningful

Acquisition and other related expenses were $9.8 million for the three months ended May 31, 2021, a $6.4 million increase compared to $3.4 million for the three months ended May 31, 2020. The increase was mainly related to legal and consulting expenses associated with the pending acquisition of BluJay in fiscal 2022.
Amortization of acquired intangible assets were $3.9 million for the three months ended May 31, 2021, a $4.7 million, or 55%, decrease, compared to $8.5 million for the three months ended May 31, 2021. The decrease was a result of the revaluation and change in the composition of the intangible assets associated with the Business Combination in February 2021.
Interest and Other Expense, Net

	Successor	Predecessor	$ Change	% Change
($ in thousands)	Three Months Ended May 31, 2021	Three Months Ended May 31, 2020
Interest and other expense, net	$(4,903)	$(19,372)	$14,469	-75%
Interest expense was $4.9 million for the three months ended May 31, 2021, a $14.5 million, or 75%, decrease compared to $19.4 million in the prior year. The decrease was primarily driven by the reduction in outstanding debt, as well as the associated interest rate on the debt refinanced in the Business Combination in February 2021.
Change in Tax Receivable Agreement
During the three months ended May 31, 2021, we recorded $2.5 million expense related to the change in the fair value of the tax receivable agreement liability, including interest. Pursuant to ASC Topic 805,
Business Combination
and relevant tax law, we have calculated the fair value of the tax receivable agreement payments and identified the timing of the utilization of the tax attributes. The tax receivable agreement liability, related to exchanges as of the Business Combination date, will be revalued at the end of each reporting period with the gain or loss as well as the associated interest reflected in change in tax receivable agreement liability in the Condensed Consolidated Statements of Operations in the period in which the event occurred. We did not have a tax receivable agreement prior to the Business Combination.
Loss from Change in Fair Value of Warrant Liability
We recorded a loss of $59.9 million during the three months ended May 31, 2021 for the change in fair value on the revaluation of our warrant liability associated with our public, private placement and forward purchase warrants. We are required to revalue the warrants at the end of each reporting period and reflect in the Condensed Consolidated Statements of Operations a gain or loss from the change in fair value of the warrant liability in the period in which the change occurred. We did not have outstanding warrants prior to the Business Combination.
Loss from Change in Fair Value of Contingent Consideration
We recorded a loss of $73.3 million during the three months ended May 31, 2021 for the change in fair value on the revaluation of our contingent consideration associated with our restricted Series
B-1
and
B-2
common stock and Sponsor Side Letter. We are required to revalue the contingent consideration at the end of each reporting period and reflect in the Condensed Consolidated Statements of Operations a gain or loss from the change in fair value of the contingent consideration in the period in which the change occurred. We did not have restricted Series
B-1
and
B-2
common stock prior to the Business Combination.

Provision for Income Taxes

	Successor	Predecessor	$ Change	% Change
($ in thousands)	Three Months Ended May 31, 2021	Three Months Ended May 31, 2020
Loss before income taxes	$(167,977)	$(15,582)	$(152,395)	nm	*
Income tax expense	(1,378)	(8,170)	6,792	-83%

*	Not meaningful
Loss before income taxes was $168.0 million for the three months ended May 31, 2021, a $152.4 million increase compared to $15.6 million for the three months ended May 31, 2020. This increase is primarily related to a loss of $59.9 million for the fair value adjustment as of May 31, 2021 for the warrant liability and $73.3 million associated with the fair value adjustment as of May 31, 2021 for the contingent consideration liability related to the Sponsor Side Letter and restricted Series
B-1
and
B-2
common stock along with the $22.5 million amortization of the fair value adjustment to deferred revenue related to the purchase price allocation in the Business Combination. These expenses were partially offset by $14.5 million of lower interest expense in the first quarter of fiscal 2022 compared to the same period of the prior year.
Income tax expense was $1.4 million for the three months ended May 31, 2021 compared to $8.2 million for the three months ended May 31, 2020. The effective tax rate was 0.8% for the three months ended May 31, 2021, compared to 52.4%, for the three months ended May 31, 2020. The overall change in the effective tax rate was primarily due to significant nondeductible mark-to-market
losses associated with contingent liabilities and certain equity consideration liabilities related to the Business Combination as well as the impact of losses attributable to our noncontrolling interest in our affiliate.
Comparison of February 4, 2021 through February 28, 2021 (Successor) and March 1, 2020 through February 3, 2021 (Predecessor) compared to Fiscal year ended February 29, 2020 (Predecessor)
Revenue

	Successor	Predecessor		$ Change (1)	% Change (1)
($ in thousands)	February 4, 2021 through February 28, 2021	March 1, 2020 through February 3, 2021	Fiscal Year Ended February 29, 2020
Revenue:
Subscriptions	$14,117	$259,707	$243,981	$29,843	12%
Professional services	7,248	48,940	61,121	(4,933)	-8%

Total revenue	$21,365	$308,647	$305,102	$24,910	8%

Percentage of revenue:
Subscriptions	66%	84%	80%
Professional services	34%	16%	20%

Total	100%	100%	100%

(1)	Change represents the combined Predecessor and Successor periods included within the fiscal year ended February 28, 2021 compared to the fiscal year ended February 29, 2020.
Subscriptions revenue was $273.8 million for the combined Predecessor and Successor periods included within the fiscal year ended February 28, 2021, a $29.8 million, or 12%, increase compared to subscriptions revenue of $244.0 million for the fiscal year ended February 29, 2020. The increase in subscription revenue was primarily related to the acquisition of Amber Road. The balance of the increase was primarily related to new organic subscription sales in the prior periods, predominantly driven by increases in products utilized across our customer portfolio.

Professional services revenue was $56.2 million for the combined Predecessor and Successor periods included in the fiscal year ended February 28, 2021, a $4.9 million, or 8%, decrease compared to $61.1 million for the fiscal year ended February 29, 2020. The decrease was primarily due to the impact of the
COVID-19
pandemic which delayed the delivery of professional services and training to our customers, mainly due to our customers’ focus on switching to remote operations during the first half of fiscal 2021, which began on March 1, 2021. Importantly, although the
COVID-19
pandemic delayed planned customer engagements, we did not experience any material cancellations of engagements. Professional services revenue was also impacted by fewer new subscription sales closed in early fiscal 2021 as compared to the fiscal 2020. We attribute this temporary delay in closing new subscription sales to the
COVID-19
pandemic as our customers were focused on the impact of the pandemic on their operations rather than launching new technology projects.
Our subscriptions revenue as a percentage of total revenue increased to 83% for the combined Predecessor and Successor periods included in the fiscal year ended February 28, 2021 compared to 80% for the fiscal year ended February 29, 2020 driven primarily by the increase in subscription revenue and decline in professional services revenue described above.
Cost of Revenue, Gross Profit and Gross Margin

	Successor	Predecessor		$ Change (1)	% Change (1)
($ in thousands)	February 4, 2021 through February 28, 2021	March 1, 2020 through February 3, 2021	Fiscal Year Ended February 29, 2020
Cost of revenue:
Subscriptions	$7,823	$55,602	$59,113	$4,312	7%
Professional services	4,324	40,466	42,414	2,376	6%
Amortization of acquired intangible assets	4,037	18,921	19,538	3,420	18%

Total cost of revenue	$16,184	$114,989	$121,065	$10,108	8%

Gross profit:
Subscriptions	2,257	185,184	165,330	22,111	13%
Professional services	2,924	8,474	18,707	(7,309)	-39%

Total gross profit	$5,181	$193,658	$184,037	$14,802	8%

Gross margin:
Subscriptions	16%	71%	68%
Professional services	40%	17%	31%
Total gross margin	24%	63%	60%

(1)	Change represents the combined Predecessor and Successor periods included within the fiscal year ended February 28, 2021 compared to the fiscal year ended February 29, 2020.
Cost of subscriptions was $63.4 million for the combined Predecessor and Successor periods included in the fiscal year ended February 28, 2021, a $4.3 million, or 7%, increase compared to $59.1 million for the fiscal year ended February 29, 2020. This increase is primarily related to the acquisition of Amber Road and $2.5 million of unit-based compensation recognized related to the acceleration of unvested options and restricted units of E2open Holdings in connection with the Business Combination, partially offset by the realization of acquisition-related cost savings from acquisitions.
Cost of professional services revenue was $44.8 million for the combined Predecessor and Successor periods included in the fiscal year ended February 28, 2021, a $2.4 million, or 6%, increase compared to $42.4 million for the fiscal year ended February 29, 2020. This increase is primarily related to the acquisition of

Amber Road and $0.7 million unit-based compensation recognized related to the acceleration of unvested options and restricted units of E2open Holdings in connection with the Business Combination. We have proactively decided to invest in our professional services organization during the
COVID-19
pandemic as a means of providing additional service to and deeper relationships with our customers.
Amortization of acquired intangible assets was $23.0 million for the combined Predecessor and Successor periods included in the fiscal year ended February 28, 2021, a $3.4 million, or 18%, increase compared to $19.5 million for the fiscal year ended February 29, 2020, driven primarily by additional intangibles from the acquisition of Amber Road and the reevaluation of the intangible assets as part of the Business Combination in February 2021.
Our subscriptions gross margin remained consistent at 68% for the combined Predecessor and Successor periods included in the fiscal years ended February 28, 2021 and the fiscal year ended February 29, 2020. Our professional services gross margin declined to 20% for fiscal 2021 from 31% in the fiscal 2020, primarily due to lower professional services revenue in the current period as described above.
Research and Development

	Successor	Predecessor		$ Change (1)	% Change (1)
($ in thousands)	February 4, 2021 through February 28, 2021	March 1, 2020 through February 3, 2021	Fiscal Year Ended February 29, 2020
Research and development	$10,458	$53,788	$61,882	$2,364	4%
Percentage of revenue	49%	17%	20%

(1)	Change represents the combined Predecessor and Successor periods included within the fiscal year ended February 28, 2021 compared to the fiscal year ended February 29, 2020.
Research and development expenses were $64.2 million for the combined Predecessor and Successor periods included in the fiscal year ended February 28, 2021, a $2.4 million, or 4%, increase compared to $61.9 million in the prior year. The increase is due to $5.2 million of additional unit-based compensation expense recognized related to the acceleration of unvested options and restricted units of E2open Holdings in connection with the Business Combination, partially offset by leveraging the existing E2open operating model and managerial structure resulting in cost savings associated with the acquisition of Amber Road.
Sales and Marketing

	Successor	Predecessor		$ Change (1)	% Change (1)
($ in thousands)	February 4, 2021 through February 28, 2021	March 1, 2020 through February 3, 2021	Fiscal Year Ended February 29, 2020
Sales and marketing	$8,788	$46,034	$53,605	$1,217	2%
Percentage of revenue	41%	15%	18%

(1)	Change represents the combined Predecessor and Successor periods included within the fiscal year ended February 28, 2021 compared to the fiscal year ended February 29, 2020.
Sales and marketing expenses were $54.8 million for the combined Predecessor and Successor periods included in the fiscal year ended February 28, 2021, a $1.2 million, or 2%, increase compared to $53.6 million in the prior year. The increase is primarily related to $5.1 million of additional unit-based compensation recognized related to the acceleration of unvested options and restricted units of E2open Holdings in connection with the Business Combination and associated costs of the Amber Road acquisition, partially offset by the realization of acquisition-related cost savings from historical acquisitions.

General and Administrative

	Successor	Predecessor		$ Change (1)	% Change (1)
($ in thousands)	February 4, 2021 through February 28, 2021	March 1, 2020 through February 3, 2021	Fiscal Year Ended February 29, 2020
General and administrative	$23,123	$37,355	$51,799	$8,679	17%
Percentage of revenue	108%	12%	17%

(1)	Change represents the combined Predecessor and Successor periods included within the fiscal year ended February 28, 2021 compared to the fiscal year ended February 29, 2020.
General and administrative expenses were $60.5 million for the combined Predecessor and Successor periods included in the fiscal year ended February 28, 2021, a $8.7 million, or 17%, increase compared to $51.8 million in the prior year. The increase is driven primarily by $14.7 million of additional unit-based compensation recognized related to the acceleration of unvested options and restricted units of E2open Holdings in connection with the Business Combination and $4.7 million unit-based compensation for the restricted Series
B-1
and
B-2
common stock issued in connection with the Business Combination for the accelerated unvested options and restricted units during fiscal 2021. These increases were partially offset by the $9.5 million of unit-based compensation attributable to the acceleration of certain unit-based awards in connection with the Amber Road acquisition during fiscal 2020, as well as the realization of acquisition-related cost savings from historical acquisitions.
Other Operating Expenses

	Successor	Predecessor		$ Change (1)	% Change (1)
($ in thousands)	February 4, 2021 through February 28, 2021	March 1, 2020 through February 3, 2021	Fiscal Year Ended February 29, 2020
Acquisition and other related expenses	$4,317	$14,348	$26,709	$(8,044)	-30%
Amortization of acquired intangible assets	1,249	31,275	31,129	1,395	4%

Total other operating expenses	$5,566	$45,623	$57,838	$(6,649)	-11%

(1)	Change represents the combined Predecessor and Successor periods included within the fiscal year ended February 28, 2021 compared to the fiscal year ended February 29, 2020.
Other operating expenses were $51.2 million for combined Predecessor and Successor periods included in the fiscal 2021, a $6.7 million, or 11%, decrease compared to $57.8 million in the prior year. The decrease is mainly due to the significant transaction related expenses incurred in fiscal 2020 for Amber Road.
Interest and Other Expense, Net

	Successor	Predecessor		$ Change (1)	% Change (1)
($ in thousands)	February 4, 2021 through February 28, 2021	March 1, 2020 through February 3, 2021	Fiscal Year Ended February 29, 2020
Interest and other expense, net	$(1,928)	$(65,469)	$(67,554)	$157	0%

(1)	Change represents the combined Predecessor and Successor periods included within the fiscal year ended February 28, 2021 compared to the fiscal year ended February 29, 2020.

Interest expense increased to $67.4 million for combined Predecessor and Successor periods included in the fiscal 2021, a $0.2 million decrease compared to $67.6 million in the prior year. This decrease is driven primarily by the incremental debt incurred to finance the acquisition of Amber Road, partially offset by the reduction in outstanding debt as well as the associated interest rate on the debt refinanced in the Business Combination and other income earned during fiscal 2021.
In connection with the Business Combination, we repaid the full outstanding principal balance of $907.3 million of the Term Loan Due 2024, as defined below, using proceeds from the Business Combination. Additionally, we entered into a new $525.0 million term loan and a $75.0 million revolver in connection with the Business Combination. See
Debt
below for additional details.
Gain from Change in Fair Value of Warrant Liability
We recorded a gain of $23.2 million during the period from February 4, 2021 through February 28, 2021 for the change in fair value on the revaluation of our warrant liability associated with our public, private placement and forward purchase warrants. We are required to revalue the warrants at the end of each reporting period and reflect in the Consolidated Statements of Operations a gain or loss from the change in fair value of the warrant liability in the period in which the change occurred. We did not have outstanding warrants prior to the Business Combination.
Gain from Change in Fair Value of Contingent Consideration
We recorded a gain of $33.7 million during the period from February 4, 2021 through February 28, 2021 for the change in fair value on the revaluation of our contingent consideration associated with our restricted Series
B-1
and
B-2
common stock and Sponsor Side Letter. We are required to revalue the contingent consideration at the end of each reporting period and reflect in the Consolidated Statements of Operations a gain or loss from the change in fair value of the contingent consideration in the period in which the change occurred.
Provision for Income Taxes

	Successor	Predecessor		$ Change (1)	% Change (1)
($ in thousands)	February 4, 2021 through February 28, 2021	March 1, 2020 through February 3, 2021	Fiscal Year Ended February 29, 2020
Income (loss) before income taxes	$12,245	$(54,611)	$(108,641)	$66,275	-61%
Income tax benefit	612	6,681	7,271	22	0%

(1)	Change represents the combined Predecessor and Successor periods included within the fiscal year ended February 28, 2021 compared to the fiscal year ended February 29, 2020.
Loss before income taxes is $42.4 million for the combined Predecessor and Successor periods included in the fiscal year ended February 28, 2021, a $66.3 million, or 61%, decrease compared to $108.6 million for the fiscal year ended February 29, 2020. This decrease is related primarily to the acquisition of Amber Road, stronger operating results, the $9.5 million unit-based compensation recognized in fiscal 2020 attributable to the acceleration of certain unit-based awards related to the Amber Road acquisition, additional integration-related cost savings realized from historical acquisitions, $23.2 million income for the fair value adjustment as of February 28, 2021 for the warrant liability and $33.7 million income associated with the fair value adjustment as of February 28, 2021 for the contingent consideration liability related to the Sponsor Side Letter and restricted Series
B-1
and
B-2
common stock. The benefits were partially offset by higher interest expense in fiscal 2020 due to incremental debt incurred to finance the Amber Road acquisition, $28.2 million of unit-based compensation expense related to the acceleration of unvested options and restricted units of E2open Holdings in connection with the Business Combination and $4.7 million of unit-based compensation expense for the restricted Series
B-1
and
B-2
common stock issued in connection with the Business Combination for the accelerated unvested options and restricted units.
Notwithstanding that the $7.3 million income tax benefit is substantially the same for each period, the effective tax rate is 17.2% for the combined Predecessor and Successor periods included in the fiscal year ended February 28, 2021, compared 6.2%, for the fiscal year ended February 29, 2020. The overall increase in the effective tax rate was primarily due to the relative change in state taxes, earnings at affiliate, changes in valuation allowances and changes due to the fair value of equity compensation related to the Business Combination.
Fiscal year ended February 29, 2020 compared to Fiscal year ended February 28, 2019
Revenue

	Fiscal Years Ended
($ in thousands)	February 29, 2020	February 28, 2019	$ Change	% Change
Revenue:
Subscriptions	$243,981	$153,634	$90,347	59%
Professional services	61,121	47,573	13,548	28%

Total revenue	$305,102	$201,207	$103,895	52%

Percentage of revenue:
Subscriptions	80%	76%
Professional services	20%	24%

Total	100%	100%

Subscriptions revenue was $244.0 million in fiscal year 2020, a $90.4 million, or 59%, increase compared to $153.6 million in fiscal year 2019. The increase in subscriptions revenue was primarily related to the acquisitions of INTTRA and Amber Road. The balance of the increase was primarily related to new organic subscription sales in the prior periods, predominantly driven by increases in products utilized across our customer portfolio. The impact of changes in price per product has not been material. As customers become larger, our pricing model recognizes various factors such as number of products purchased and the penetration of those products within a customer’s operations. As such, when a customer buys more product, their average cost per product may decline even though total revenue from that customer may increase.
Professional services revenue was $61.1 million in fiscal year 2020, a $13.5 million, or 28%, increase compared to $47.6 million in fiscal year 2019. This increase was primarily related to the acquisitions of INTTRA and Amber Road. The balance of the increase was primarily related to additional professional services revenue related to the new organic subscription sales in the prior periods.
Subscriptions revenue increased to 80% of total revenue for our fiscal year ending February 29, 2020 from 76% in the comparable prior year period. This increase is primarily related to the acquisitions of INTTRA and Amber Road, which had relatively higher subscription revenue as a percentage of their respective total revenue bases.

Cost of Revenue, Gross Profit and Gross Margin

	Fiscal Years Ended
($ in thousands)	February 29, 2020	February 28, 2019	$ Change	% Change
Cost of revenue:
Subscriptions	$59,113	$33,537	$25,576	76%
Professional services	42,414	31,673	10,741	34%
Amortization of acquired intangible assets	19,538	8,350	11,188	133%

Total cost of revenue	121,065	73,560	47,505	65%

Gross profit:
Subscriptions	165,330	111,747	53,583	48%
Professional services	18,707	15,900	2,807	18%

Total gross profit	$184,037	$127,647	$56,390	44%

Gross margin:
Subscriptions	68%	73%
Professional services	31%	33%
Total gross margin	60%	63%
Cost of subscriptions was $59.1 million in fiscal year 2020, a $25.6 million, or 76%, increase compared to fiscal year 2019. The increase was primarily related to the acquisitions of INTTRA and Amber Road, partially offset by the realization of integration-related cost savings from historical acquisitions.
Cost of professional services was $42.4 million in fiscal year 2020, a $10.7 million, or 34%, increase compared to fiscal year 2019. This increase was primarily related to the acquisitions of INTTRA and Amber Road, partially offset by the realization of integration-related cost savings from historical acquisitions.
Amortization of intangible assets increased to $19.5 million in fiscal year 2020 compared to $8.4 million in fiscal year 2019. This increase was primarily due to additional amortization expense related to intangible assets acquired from INTTRA and Amber Road.
Subscriptions gross margin declined from 73% in fiscal year 2019 to 68% in fiscal year 2020, primarily related to the acquisitions of INTTRA and Amber Road and the timing of realizing integration-related cost savings driven by these acquisitions.
Research and Development

	Fiscal Years Ended
($ in thousands)	February 29, 2020	February 28, 2019	$ Change	% Change
Research and development	$61,882	$42,523	$19,359	46%
Percentage of revenue	20%	21%
Research and development expenses were $61.9 million in fiscal year 2020, a $19.4 million, or 46%, increase compared to fiscal year 2019, related primarily to the acquisitions of INTTRA and Amber Road as well as organic investments made in incremental research and development headcount.

Sales and Marketing

	Fiscal Years Ended
($ in thousands)	February 29, 2020	February 28, 2019	$ Change	% Change
Sales and marketing	$53,605	$34,398	$19,207	56%
Percentage of revenue	18%	17%
Sales and marketing expenses were $53.6 million in fiscal year 2020, a $19.2 million, or 56%, increase compared to $34.4 million in fiscal year 2019, related primarily to the acquisitions of INTTRA and Amber Road as well as organic investments made in sales and marketing activities.
General and Administrative

	Fiscal Years Ended
($ in thousands)	February 29, 2020	February 28, 2019	$ Change	% Change
General and administrative	$51,799	$28,001	$23,798	85%
Percentage of revenue	17%	14%
General and administrative expenses were $51.8 million in fiscal year 2020, a $23.8 million, or 85%, increase compared to $28.0 million in fiscal year 2019. This increase is primarily related to the acquisitions of INTTRA and Amber Road as well as unit-based compensation expense associated with the Amber Road acquisition, which is the result of the acceleration of certain employee equity incentives post-closing.
Other Operating Expenses

	Fiscal Years Ended
($ in thousands)	February 29, 2020	February 28, 2019	$ Change	% Change
Acquisition and other related expenses	$26,709	$15,577	$11,132	71%
Amortization of acquired intangible assets	31,129	20,061	11,068	55%

Total other operating expenses	$57,838	$35,638	$22,200	62%

Other operating expenses increased to $57.8 million in fiscal year 2020 compared to $35.7 million in fiscal year 2019, primarily related to transaction fees and expenses, integration costs and intangible assets related to the acquisitions of INTTRA and Amber Road Other operating expense in fiscal 2020 were mainly due to the acquisition of Amber Road while fiscal 2019 were primarily due to the acquisition of INTTRA.
Interest and Other Expense, Net

	Fiscal Years Ended
($ in thousands)	February 29, 2020	February 28, 2019	$ Change	% Change
Interest and other expense, net	$(67,554)	$(20,846)	$(46,708)	224%
Loss on extinguishment of debt	—	(4,604)	4,604	-100%
Interest expense was $67.6 million in fiscal year 2020, a $46.7 million increase compared to $20.8 million in fiscal year 2019, primarily related to incremental debt incurred with respect to the 2019 acquisition of INTTRA resulting in a full year of interest expense followed by an additional increase in debt for the 2020 acquisition of Amber Road.

In fiscal year 2019, we repaid the full outstanding principal balance of $153.1 million of a term loan and credit facility using proceeds from the Term Loan Due 2024, as defined below. In connection with the repayment, we paid a $3.1 million prepayment fee and wrote off unamortized debt issuance costs of $1.5 million.
Provision for Income Taxes

	Fiscal Years Ended
($ in thousands)	February 29, 2020	February 28, 2019	$ Change	% Change
Loss before income taxes	$(108,641)	$(38,363)	$(70,278)	183%
Income tax benefit	7,271	8,245	(974)	-12%
Loss before income taxes was $108.7 million in fiscal year 2020, a $70.3 million increase compared to a net loss of $38.4 million in fiscal year 2019, related primarily to one-time
expenses related to the acquisitions of INTTRA and Amber Road. The income tax benefit for fiscal year 2020 primarily relates to a reduction in deferred tax liabilities associated with the amortization of acquired intangible assets. The fiscal year 2019 benefit was driven primarily by an uncertain tax position release in that year based on the expiration of a statute of limitations.
Non-GAAP
Financial Measures
This document includes
Non-GAAP
revenue,
Non-GAAP
subscriptions revenue,
Non-GAAP
gross profit,
Non-GAAP
gross margin and Adjusted EBITDA, which are
Non-GAAP
performance measures that we use to supplement our results presented in accordance with U.S. GAAP. We believe these
Non-GAAP
measures are useful in evaluating our operating performance, as they are similar to measures reported by our public competitors and are regularly used by security analysts, institutional investors and other interested parties in analyzing operating performance and prospects. These
Non-GAAP
measures are not intended to be a substitute for any U.S. GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry.
We calculate and define
Non-GAAP
revenue and subscriptions revenue as revenue excluding the impact of the deferred revenue fair value adjustment recorded as part of the purchase accounting associated with the Business Combination on our results of operations and balance sheet and excluding amortization of the deferred revenue fair value adjustment related to the purchase price allocation in the Business Combination. We calculate and define
Non-GAAP
gross profit as gross profit excluding deferred revenue fair value adjustment, depreciation and amortization, share-based compensation and certain other non-cash
and
non-recurring
items. We define and calculate Adjusted EBITDA as net income or losses excluding interest income or expense, income tax expense, depreciation and amortization and further adjusted for the following items: deferred revenue fair value adjustment, share-based compensation, transaction-related costs and certain other non-cash
and
non-recurring
items as described in the reconciliation below. We also report
Non-GAAP
gross profit and Adjusted EBITDA as a percentage of
Non-GAAP
revenue as additional measures to evaluate financial performance.
We include these
Non-GAAP
financial measures because they are used by management to evaluate our core operating performance and trends and to make strategic decisions regarding the allocation of capital and new investments. These
Non-GAAP
measures exclude certain expenses that are required in accordance with U.S. GAAP because they are non-recurring
(for example, in the case of transaction-related costs and deferred revenue fair value adjustment), non-cash
(for example, in the case of depreciation, amortization, share-based compensation and deferred revenue fair value adjustment) or are not related to our underlying business performance (for example, in the case of interest income and expense). There are limitations to
Non-GAAP
financial measures because they exclude charges and credits that are required to be included in the U.S. GAAP financial presentation. The items excluded from U.S. GAAP financial measures such as net income or loss to arrive at
Non-GAAP
financial measures are significant components for understanding and assessing our financial performance. As a result,
Non-GAAP
financial measures should be considered together with, and not alternatives to, financial measures prepared in accordance with U.S. GAAP.

Due to the high variability and difficulty in making accurate forecasts and projections of some of the information excluded from certain projections of Non-GAAP financial measures such as Pro Forma Adjusted EBITDA and Pro Forma Adjusted EBITDA Margin (recognizing the probability of significance of this information), the Company is unable to quantify certain amounts that would be required to be included in the most directly comparable U.S. GAAP financial measures without unreasonable effort. Consequently, no disclosure of estimated comparable U.S. GAAP measures is included and no reconciliation of the forward-looking Non-GAAP financial measures is included.
The table below presents our
Non-GAAP
revenue reconciled to our reported revenue, the closest U.S. GAAP measure, for the periods indicated:

	Successor	Predecessor			Successor	Predecessor
($ in thousands)	February 4, 2021 through February 28, 2021	March 1, 2020 through February 3, 2021	Fiscal Year Ended February 29, 2020	Fiscal Year Ended February 28, 2019	Three Months Ended May 31, 2021	Three Months Ended May 31, 2020
Total revenue	$21,365	$308,647	$305,102	$201,207	$66,327	$83,124
Business Combination adjustment (1)	7,797	—	—	—	22,502	—

Non-GAAP revenue	$29,162	$308,647	$305,102	$201,207	$88,829	$83,124

(1)	Includes the fair value adjustment to the deferred revenue related to the purchase price allocation in the Business Combination.
The table below presents our
Non-GAAP
subscriptions revenue reconciled to our reported subscriptions revenue, the closest U.S. GAAP measure, for the periods indicated:

	Successor	Predecessor			Successor	Predecessor
($ in thousands)	February 4, 2021 through February 28, 2021	March 1, 2020 through February 3, 2021	Fiscal Year Ended February 29, 2020	Fiscal Year Ended February 28, 2019	Three Months Ended May 31, 2021	Three Months Ended May 31, 2020
Subscriptions revenue	$14,117	$259,707	$243,981	$153,634	$51,034	$69,604
Business Combination adjustment (1)	7,797	—	—	—	22,502	—

Non-GAAP subscriptions revenue	$21,914	$259,707	$243,981	$153,634	$73,536	$69,604

(1)	Includes the fair value adjustment to the deferred revenue related to the purchase price allocation in the Business Combination.

The table below presents our
Non-GAAP
gross profit reconciled to our reported gross profit, the closest U.S. GAAP measure, for the periods indicated:

	Successor	Predecessor			Successor	Predecessor
($ in thousands)	February 4, 2021 through February 28, 2021	March 1, 2020 through February 3, 2021	Fiscal Year Ended February 29, 2020	Fiscal Year Ended February 28, 2019	Three Months Ended May 31, 2021	Three Months Ended May 31, 2020
Gross profit
Reported gross profit	$5,181	$193,658	$184,037	$127,647	$28,168	$52,330
Business Combination adjustment (1)	7,797	—	—	—	22,502	—
Depreciation and amortization	4,645	25,236	25,041	11,700	14,109	6,751
Non-recurring/non-operating costs (2)	110	254	27	777	342	130
Share-based and unit-based compensation (3)	3,248	624	1,204	429	320	170

Non-GAAP gross profit	$20,981	$219,772	$210,309	$140,553	$65,441	$59,381

Gross margin	24.2%	62.7%	60.3%	63.4%	42.5%	63.0%
Non-GAAP gross margin	98.2%	71.2%	68.9%	69.9%	73.7%	71.4%

(1)
Includes the fair value adjustment to the deferred revenue related to the purchase price allocation in the Business Combination for the period from February 4, 2021 through February 28, 2021 and amortization of the fair value adjustment to deferred revenue related to the purchase price allocation in the Business Combination for the three months ended May 31, 2021.

(2)
Primarily includes foreign currency exchange gain and losses and other non-recurring
expenses such as systems integrations, legal entity simplification, advisory fees and expenses related to retention of key employees from acquisitions.

(3)
Reflects
non-cash,
long-term unit-based compensation expense, primarily related to senior management. The period from February 4, 2021 through February 28, 2021, include $3.2 million in share-based compensation related to the acceleration of unvested options and restricted units of E2open Holdings in connection with the Business Combination.

The table below presents our Adjusted EBITDA reconciled to our net loss, the closest U.S. GAAP measure, for the periods indicated:

	Successor	Predecessor			Successor	Predecessor
($ in thousands)	February 4, 2021 through February 28, 2021	March 1, 2020 through February 3, 2021	Fiscal Year Ended February 29, 2020	Fiscal Year Ended February 28, 2019	Three Months Ended May 31, 2021	Three Months Ended May 31, 2020
Net income (loss)	$12,857	$(47,930)	$(101,370)	$(30,118)	$(169,355)	$(23,752)
Adjustments:
Interest expense, net	1,804	65,340	66,326	21,914	6,137	18,803
Income tax benefit	(612)	(6,681)	(7,271)	(8,245)	1,378	8,170
Depreciation and amortization	6,394	63,263	60,416	34,348	20,205	16,978

EBITDA	$20,443	$73,992	$18,101	$17,899	$(141,635)	$20,199

EBITDA Margin	95.7%	24.0%	5.9%	8.9%	-213.5%	24.3%
Business Combination adjustment (1)	7,797	—	—	—	22,502	—
Non-cash adjustments (2)	—	—	—	2,358	—	—
Acquisition-related adjustments (3)	4,317	14,348	25,057	15,258	9,778	3,368
Change in tax receivable agreement liability (4)	—	—	—	—	2,499	—
Gain from change in fair value of warrant liability (5)	(23,187)	—	—	—	59,943	—
Gain from change in fair value of contingent consideration (6)	(33,740)	—	—	—	73,260	—
Non-recurring/non-operating costs (7)	443	3,933	6,212	3,520	447	1,110
Share-based and unit-based compensation (8)	33,000	8,118	19,167	8,166	2,397	2,285

Adjusted EBITDA	$9,073	$100,391	$68,537	$47,201	$29,191	$26,962

(1)
Includes the fair value adjustment to deferred revenue related to the purchase price allocation in the Business Combination for the period from February 4, 2021 through February 28, 2021 and amortization of the fair value adjustment to deferred revenue related to the purchase price allocation in the Business Combination for the three months ended May 31, 2021.

(2)	Includes non-cash loss on debt refinance and (gain) loss on investments.
(3)
Primarily includes advisory, consulting, accounting and legal expenses incurred in connection with mergers and acquisitions activities, including related valuation, negotiation and integration costs and capital-raising activities, including costs related to the acquisition of Amber Road, the Business Combination and the pending BluJay acquisition.

(4)	Represents the expense related to the change in the fair value of the tax receivable agreement liability, including interest.
(5)	Represents the fair value adjustment at each balance sheet date of the warrant liability related to the public, private placement and forward purchase warrants.
(6)	Represents the fair value adjustment at each balance sheet date of the contingent consideration liability related to the restricted Series B-1 and B-2 common stock and Sponsor Side Letter.
(7)	Primarily includes foreign currency exchange gain and losses and other non-recurring expenses such as systems integrations, legal entity simplification and advisory fees.

(8)
Reflects
non-cash,
long-term unit-based compensation expense, primarily related to senior management. The period from March 1, 2020 through February 3, 2021 and fiscal year 2020 unit-based compensation includes a $0.8 million and $9.5 million, respectively, expense attributable to certain unit-based awards in connection with the Amber Road acquisition. The period from February 4, 2021 through February 28, 2021, include $28.2 million in share-based compensation related to the acceleration of unvested options and restricted units of E2open Holdings in connection with the Business Combination and $4.7 million unit-based compensation expense for the restricted Series
B-1
and
B-2
common stock issued in connection with the Business Combination for the accelerated unvested options and restricted units.

The comparability of our operating results for the periods from February 4, 2021 through February 28, 2021 (Successor) and March 1, 2020 through February 3, 2021 (Predecessor) as compared to the fiscal year ended February 29, 2020 (Predecessor) was impacted by the Business Combination in February 2021 and the acquisition of Amber Road in July 2019.
Three Months Ended May 31, 2021 compared to Three Months Ended May 31, 2020
Non-GAAP Revenue

	Successor	Predecessor
($ in thousands)	Three Months Ended May 31, 2021	Three Months Ended May 31, 2020	$ Change	% Change
Non-GAAP revenue	$88,829	$83,124	$5,705	7%
Non-GAAP revenue was $88.8 million for the three months ended May 31, 2021, a $5.7 million, or 7%, increase compared to $83.1 million for the three months ended May 31, 2020. The increase in Non-GAAP revenue was mainly due to the $3.9 million increase in our subscriptions revenue related to new organic sales driven by increases in products utilized across our current customer portfolio. Additionally, $1.8 million of the increase was due to an increase in our professional services revenue from new subscription sales and their related implementation projects as well as projects which customers had delayed during the COVID-19 pandemic.
Non-GAAP Subscriptions Revenue

	Successor	Predecessor
($ in thousands)	Three Months Ended May 31, 2021	Three Months Ended May 31, 2020	$ Change	% Change
Non-GAAP subscriptions revenue	$73,536	$69,604	$3,932	6%
Non-GAAP subscriptions revenue was $73.5 million for the three months ended May 31, 2021, a $3.9 million, or 6%, increase compared to $69.6 million for the three months ended May 31, 2020. The increase in Non-GAAP subscriptions revenue relates to new organic subscription sales predominately driven by increases in products utilized across our customer portfolio alongside strategic partnership initiatives.
Gross Profit

	Successor	Predecessor
($ in thousands)	Three Months Ended May 31, 2021	Three Months Ended May 31, 2020	$ Change	% Change
Gross profit	$28,168	$52,330	$(24,162)	-46%
Gross margin	42.5%	63.0%
Gross profit was $28.2 million for the three months ended May 31, 2021, a $24.2 million, or 46%, decrease compared to $52.3 million for three months ended May 31, 2020. The decrease in gross profit was primarily due to the $22.5 million amortization of the fair value adjustment to deferred revenue related to the purchase price allocation in the Business Combination. Gross margin was 43% for the first quarter of fiscal 2022 compared to 63% for the first quarter of fiscal 2021.
Non-GAAP Gross Profit

	Successor	Predecessor
($ in thousands)	Three Months Ended May 31, 2021	Three Months Ended May 31, 2020	$ Change	% Change
Non-GAAP gross profit	$65,441	$59,381	$6,060	10%
Non-GAAP gross margin	73.7%	71.4%
Non-GAAP gross profit was $65.4 million for the three months ended May 31, 2021, a $6.1 million, or 10%, increase compared to $59.4 million for the there months ended May 31, 2020. The increase in adjusted gross profit was due to the increase in Non-GAAP subscriptions revenue and professional services revenue as discussed above in alignment with tight control over scaling costs. The Non-GAAP gross margin increased to 74% for the first quarter of fiscal 2022 from 71% for first quarter of fiscal 2021.
EBITDA

	Successor	Predecessor
($ in thousands)	Three Months Ended May 31, 2021	Three Months Ended May 31, 2020	$ Change	% Change
EBITDA	$(141,635)	$20,199	$(161,834)	nm	*
EBITDA margin	-213.5%	24.3%

*	Not meaningful
EBITDA was a loss of $141.6 million for the three months ended May 31, 2021, a $161.8 million decrease compared to $20.2 million for three months ended May 31, 2020. EBITDA margin decreased to a negative 214% for first quarter of fiscal 2022 compared to 24% in the prior year. The decrease in EBITDA and EBITDA margin was primarily related to the $22.5 million amortization of the fair value adjustment to deferred revenue related to the purchase price allocation in the Business Combination, loss of $59.9 million for the fair value adjustment as of May 31, 2021 for the warrant liability and loss of $73.3 million associated with the fair value adjustment as of May 31, 2021 for the contingent consideration liability related to the Sponsor Side Letter and restricted
Series B-1
and
B-2
common stock.
Adjusted EBITDA

	Successor	Predecessor
($ in thousands)	Three Months Ended May 31, 2021	Three Months Ended May 31, 2020	$ Change	% Change
Adjusted EBITDA	$29,191	$26,962	$2,229	8%
Adjusted EBITDA margin	32.9%	32.4%
Adjusted EBITDA was $29.2 million for the three months ended May 31, 2021, a $2.2 million, or 8%, increase compared to $27.0 million for the three months ended May 31, 2020. Adjusted EBITDA margin increased to 33% for the first quarter of fiscal 2022 compared to 32% for the first quarter of fiscal 2021. The increase in Adjusted EBITDA and Adjusted EBITDA margin were primarily due to organic revenue growth and additional cost scaling.

February 4, 2021 through February 28, 2021 (Successor) and March 1, 2020 through February 3, 2021 (Predecessor) compared to Fiscal year ended February 29, 2020 (Predecessor)
Non-GAAP
Revenue

	Successor	Predecessor
($ in thousands)	February 4, 2021 through February 28, 2021	March 1, 2020 through February 3, 2021	Fiscal Year Ended February 29, 2020	$ Change (1)	% Change (1)
Non-GAAP revenue	$29,162	$308,647	$305,102	$32,707	11%

(1)	Change represents the combined Predecessor and Successor periods included within the fiscal year ended February 28, 2021 compared to the fiscal year ended February 29, 2020.
Non-GAAP
revenue was $337.8 million for the combined Predecessor and Successor periods included in the fiscal year ended February 28, 2021, a $32.7 million, or 11%, increase compared to $305.1 million for the fiscal year ended February 29, 2020. The increase in
Non-GAAP
revenue was mainly due to the increase in our subscriptions revenue related to the Amber Road acquisition and new organic sales in prior periods driven by increases in products utilized across our customer portfolio. The increase was partially offset by the $4.9 million decrease in our professional services revenue due to the delay in delivery of professional services and training to our customers as a result of the impact the
COVID-19
pandemic.
Non-GAAP
Subscriptions Revenue

	Successor	Predecessor
($ in thousands)	February 4, 2021 through February 28, 2021	March 1, 2020 through February 3, 2021	Fiscal Year Ended February 29, 2020	$ Change (1)	% Change (1)
Non-GAAP subscriptions revenue	$21,914	$259,707	$243,981	$37,640	15%

(1)	Change represents the combined Predecessor and Successor periods included within the fiscal year ended February 28, 2021 compared to the fiscal year ended February 29, 2020.
Non-GAAP
subscriptions revenue was $281.6 million for the combined Predecessor and Successor periods included in the fiscal year ended February 28, 2021, a $37.6 million, or 15%, increase compared to $244.0 million for the fiscal year ended February 29, 2020. The increase in
Non-GAAP
subscriptions revenue was mainly due to the Amber Road acquisition and new organic sales in prior periods driven by increases in products utilized across our customer portfolio.
Gross Profit

	Successor	Predecessor
($ in thousands)	February 4, 2021 through February 28, 2021	March 1, 2020 through February 3, 2021	Fiscal Year Ended February 29, 2020	$ Change (1)	% Change (1)
Gross profit	$5,181	$193,658	$184,037	$14,802	8%
Gross margin	24.2%	62.7%	60.3%

(1)	Change represents the combined Predecessor and Successor periods included within the fiscal year ended February 28, 2021 compared to the fiscal year ended February 29, 2020.

Gross profit was $198.8 million for the combined Predecessor and Successor periods included in the fiscal year ended February 28, 2021, a $14.8 million, or 8%, increase compared to $184.0 million for fiscal year 2020. The increase in gross profit was primarily due to the Amber Road acquisition and the realization of acquisition related cost savings from historical acquisitions. Gross margin remained consistent between combined fiscal 2021 and fiscal 2020 at 60%.
Non-GAAP
Gross Profit

	Successor	Predecessor
($ in thousands)	February 4, 2021 through February 28, 2021	March 1, 2020 through February 3, 2021	Fiscal Year Ended February 29, 2020	$ Change (1)	% Change (1)
Non-GAAP gross profit	$20,981	$219,772	$210,309	$30,443	14%
Non-GAAP gross margin	98.2%	71.2%	68.9%

(1)	Change represents the combined Predecessor and Successor periods included within the fiscal year ended February 28, 2021 compared to the fiscal year ended February 29, 2020.
Non-GAAP
gross profit was $240.8 million for the combined Predecessor and Successor periods included in the fiscal year ended February 28, 2021, a $30.4 million, or 14%, increase compared to $210.3 million for the fiscal year ended February 29, 2020. The increase in adjusted gross profit was due to the Amber Road acquisition. The
Non-GAAP
gross margin increased to 71% for combined fiscal 2021 from 69% for fiscal 2020.
EBITDA

	Successor	Predecessor
($ in thousands)	February 4, 2021 through February 28, 2021	March 1, 2020 through February 3, 2021	Fiscal Year Ended February 29, 2020	$ Change (1)	% Change (1)
EBITDA	$20,443	$73,992	$18,101	$76,334	nm	*
EBITDA margin	96%	24%	6%

*	Not meaningful
(1)	Change represents the combined Predecessor and Successor periods included within the fiscal year ended February 28, 2021 compared to the fiscal year ended February 29, 2020.
EBITDA was $94.4 million for the combined Predecessor and Successor periods included in the fiscal year ended February 28, 2021, a $76.3 million increase compared to $18.1 million for fiscal year ended February 29, 2020. EBITDA margins improved to 29% for combined fiscal 2021 compared to 6% in the prior year. The increase in EBITDA and EBITDA margin was primarily related to stronger operating results due to organic revenue growth, the acquisition of Amber Road in fiscal 2021 and the realization of integration-related cost savings from historical acquisitions.
Adjusted EBITDA

	Successor	Predecessor
($ in thousands)	February 4, 2021 through February 28, 2021	March 1, 2020 through February 3, 2021	Fiscal Year Ended February 29, 2020	$ Change (1)	% Change (1)
Adjusted EBITDA	$9,073	$100,391	$68,537	$40,927	60%
Adjusted EBITDA margin	42%	33%	22%

(1)	Change represents the combined Predecessor and Successor periods included within the fiscal year ended February 28, 2021 compared to the fiscal year ended February 29, 2020.
Adjusted EBITDA was $109.5 million for the combined Predecessor and Successor periods included in the fiscal year ended February 28, 2021, a $40.9 million, or 60%, increase compared to $68.5 million for the fiscal year ended February 29, 2020. Adjusted EBITDA margins increased to 32% for fiscal 2021 compared to 22% for fiscal 2020. This increase in Adjusted EBITDA and Adjusted EBITDA margins were primarily related to the acquisition of Amber Road, stronger operating results and the realization of integration-related cost savings from historical acquisitions.
Fiscal year ended February 29, 2020 compared to Fiscal year ended February 28, 2019
Non-GAAP Revenue

	Fiscal Years Ended
	February 29,	February 28,
($ in thousands)	2020	2019	$ Change	% Change
Non-GAAP revenue	$305,102	$201,207	$103,895	52%
Non-GAAP revenue was $305.1 million for the fiscal year ended February 29, 2020, a $103.9 million, or 52%, increase compared to $201.2 million for the fiscal year ended February 28, 2019. The increase in Non-GAAP revenue was mainly due to the increase in our subscription revenue related to the Amber Road and INTTRA acquisitions and new organic subscription sales in prior periods driven by increases in products utilized across our customer portfolio. We also experienced a $13.5 million increase in professional services revenue mainly attributable to the Amber Road and INTTRA acquisitions.
Non-GAAP Subscriptions Revenue

	Fiscal Years Ended
	February 29,	February 28,
($ in thousands)	2020	2019	$ Change	% Change
Non-GAAP subscriptions revenue	$243,981	$153,634	$90,347	59%
Non-GAAP subscriptions revenue was $244.0 million for the fiscal year ended February 29, 2020, a $90.4 million, or 59%, increase compared to $153.6 million for the fiscal year ended February 28, 2019. The increase in Non-GAAP subscriptions revenue was mainly due to the Amber Road and INTTRA acquisitions and new organic subscription sales in prior periods driven by increases in products utilized across our customer portfolio.
Gross Profit

	Fiscal Years Ended
	February 29,	February 28,
($ in thousands)	2020	2019	$ Change	% Change
Gross profit	$184,037	$127,647	$56,390	44%
Gross margin	60.3%	63.4%
Gross profit was $184.0 million for the fiscal year ended February 29, 2020, a $56.4 million, or 44%, increase compared to $127.6 million for fiscal year 2019. The increase in gross profit was primarily the result of the Amber Road and INTTRA acquisitions. Gross margin decreased to 60% for fiscal 2020 from 63% for fiscal 2019.

Non-GAAP Gross Profit

	Fiscal Years Ended
	February 29,	February 28,
($ in thousands)	2020	2019	$ Change	% Change
Non-GAAP gross profit	$210,309	$140,553	$69,756	50%
Non-GAAP gross margin	68.9%	69.9%
Non-GAAP gross profit was $210.3 million for the fiscal year ended February 29, 2020, a $69.8 million, or 50%, increase compared to $140.6 million for the fiscal year ended February 28, 2019. The increase was mainly the result of the Amber Road and INTTRA acquisitions. The Non-GAAP gross margin remained consistent between periods.
EBITDA

	Fiscal Years Ended
	February 29,	February 28,
($ in thousands)	2020	2019	$ Change	% Change
EBITDA	$18,101	$17,899	$202	1%
EBITDA margin	6%	9%
EBITDA was $18.1 million for fiscal year 2020, a $0.2 million, or 1%, increase compared to $17.9 million for fiscal year 2019. EBITDA margins decreased to 6% for fiscal 2020 compared to 9% for fiscal 2019. The increase in EBITDA was primarily related to the benefits received from the acquisitions of INTTRA and Amber Road and organic growth while the decrease in EBITDA margin was primarily related to the higher cost of revenue at INTTRA and Amber Road.
Adjusted EBITDA

	Fiscal Years Ended
	February 29,	February 28,
($ in thousands)	2020	2019	$ Change	% Change
Adjusted EBITDA	$68,537	$47,201	$21,336	45%
Adjusted EBITDA margin	22%	23%
Adjusted EBITDA was $68.5 million for fiscal year 2020, a $21.3 million, or 45%, increase compared to $47.2 million in the fiscal year 2019. This increase was primarily related to the acquisitions of Amber Road and INTTRA, stronger operating results and the realization of integration-related cost savings from historical acquisitions.
Liquidity and Capital Resources
We measure liquidity in terms of our ability to fund the cash requirements of our business operations, including working capital, capital expenditure needs, contractual obligations and other commitments, with cash flows from operations and other sources of funding. Current working capital needs relate mainly to employee compensation and benefits, as well as interest and debt. Our ability to expand and grow our business will depend on many factors, including working capital needs and the evolution of our operating cash flows.
We had $220.7 million in cash and cash equivalents and $75.0 million of unused borrowing capacity under our revolving credit facility as of May 31, 2021. See Note 9,
Notes Payable
to the Notes to the Unaudited Condensed Financial Statements of E2open. We believe our existing cash and cash equivalents, cash provided by operating activities and, if necessary, the borrowing capacity under our revolving credit facility will be sufficient to meet our working capital, debt repayment and capital expenditure requirements for at least the next twelve months.

In the future, we may enter into arrangements to acquire or invest in complementary businesses. To facilitate these acquisitions or investments, we may seek additional equity or debt financing.
Debt
2021 Term Loan and Revolving Credit Facility
On February 4, 2021, as part of the Business Combination, E2open, LLC entered into a new $525.0 million term loan (2021 Term Loan) and a $75.0 million revolver (2021 Revolving Credit Facility). The 2021 Term Loan will mature on February 4, 2028 while the revolver will mature on February 4, 2026. The 2021 Term Loan has a variable interest rate which was 4.00% and 3.69% as of May 31, 2021 and February 28, 2021, respectively. Principal payments of $1.3 million are due on the last day of each February, May, August and November commencing August 2021. As of May 31, 2021 and February 28, 2021, the 2021 Term Loan had a principal balance outstanding of $525.0 million and there were no amounts drawn on the revolver.

Cash Flows
The following table presents net cash from operating activities, investing activities and financing activities:

	Successor	Predecessor
($ in thousands)	February 4, 2021 through February 28, 2021	March 1, 2020 through February 3, 2021	Fiscal Year Ended February 29, 2020	Fiscal Year Ended February 28, 2019
Net cash provided by (used in) operating activities	$5,801	$8,654	$(55,847)	$9,883
Net cash used in investing activities	(467,275)	(13,990)	(442,962)	(235,742)
Net cash (used in) provided by financing activities	(468)	626,449	467,617	260,674
Effect of exchange rate changes on cash and cash equivalents	41	(98)	232	(112)

Net (decrease) increase in cash, cash equivalents and restricted cash	(461,901)	621,015	(30,960)	34,703
Cash, cash equivalents and restricted cash at beginning of period	669,443	48,428	79,388	44,685

Cash, cash equivalents and restricted cash at end of period	$207,542	$669,443	$48,428	$79,388

	Successor	Predecessor
($ in thousands)	Three Months Ended May 31, 2021	Three Months Ended May 31, 2020
Net cash provided by operating activities	$39,266	$29,831
Net cash used in investing activities	(12,385)	(3,886)
Net cash used in financing activities	(699)	(602)
Effect of exchange rate changes on cash and cash equivalents	(1,161)	120

Net increase in cash, cash equivalents and restricted cash	25,021	25,463
Cash, cash equivalents and restricted cash at beginning of period	207,542	48,428

Cash, cash equivalents and restricted cash at end of period	$232,563	$73,891

Comparison of the Three Months Ended May 31, 2021 (Successor) and 2020 (Predecessor)
As of May 31, 2021, our consolidated cash, cash equivalents and restricted cash was $220.7 million, a $26.0 million increase from our balance of $194.7 million as of February 28, 2021.
Net cash provided by operating activities for the three months ended May 31, 2021 was $39.3 million compared to $29.8 million for the three months ended May 31, 2020. The $9.5 million increase in cash was primarily driven by the additional cash provided by working capital during the first quarter of fiscal 2022 compared to the first quarter of fiscal 2021.

Net cash used in investing activities was $12.4 million and $3.9 million for the three months ended May 31, 2021 and 2020, respectively. The use of cash for both periods was primarily driven by the acquisition of property and software related to our data centers.
Net cash used in financing activities for the three months ended May 31, 2021 was $0.7 million compared to $0.6 million for three months ended May 31, 2020. The increase in cash used in financing activities was a result $1.8 million of proceeds from the sale of membership units during the first quarter of fiscal 2021. There were no sales of units or stock during the first quarter of fiscal 2022. The net repayment of debt was $2.0 million in fiscal 2021 compared to $0.2 million in fiscal 2022. Additionally, the repayment of financing lease obligations was $0.1 million higher in fiscal 2022 than in fiscal 2021.
February 4, 2021 through February 28, 2021 (Successor) and March 1, 2020 through February 3, 2021 (Predecessor) compared to Fiscal year ended February 29, 2020
As of February 28, 2021, our consolidated cash, cash equivalents and restricted cash was $207.5 million, a $159.1 million increase from our balance of $48.4 million as of February 29, 2020, which as primarily due to the Business Combination.
Net cash provided by operating activities for the combined Predecessor and Successor periods included within the fiscal year ended February 28, 2021 was $14.5 million compared to a use of cash of $55.8 million for the fiscal year ended February 29, 2020. The $70.3 million difference was largely driven by the increase in EBITDA for the combined Predecessor and Successor periods in fiscal year 2021 compared to fiscal year 2020.
Net cash used in investing activities was $481.3 million and $443.0 million for the combined Predecessor and Successor periods included within the fiscal year ended February 28, 2021 and fiscal year ended February 29, 2020, respectively. The use of cash for the combined Predecessor and Successor periods in 2021 was primarily driven by the Business Combination and acquisition of property and software related to our data centers while the use of cash for the fiscal year ended February 29, 2020 was primarily driven by the acquisition of Amber Road.
Net cash provided by financing activities for the combined Predecessor and Successor periods included within the fiscal year ended February 28, 2021 was $626.0 million compared to $467.6 million for fiscal year ended February 29, 2020. The increase in cash provided by financing activities was a result of $158.3 million of cash received from the PIPE Investors above the additional borrowings in 2020 compared to 2021. Additionally, in 2020, we incurred debt issuance costs of $12.9 million. Debt issuance costs were incurred during the period from February 4 through February 28, 2021 as part of the Business Combination.
Fiscal year ended February 29, 2020 compared to Fiscal year ended February 28, 2019
For the fiscal year ended February 29, 2020, our consolidated cash and cash equivalents decreased by approximately $31.0 million to $48.4 million as compared to our balance of $79.4 million on February 28, 2019.
Net cash used by operating activities for fiscal year 2020 was $55.8 million compared to $9.8 million of net cash provided by operating activities for fiscal year 2019. The decrease in cash flows from operating activities was primarily due to an increase in operating loss of $28.2 million and an increase in working capital related to the acquisition of Amber Road.
Net cash used in investing activities was $443.0 million for fiscal year 2020 compared to net cash used in investing activities of $235.7 million for fiscal year 2019. The increase in cash used in investing activities was attributed primarily to the acquisition of Amber Road. Capital Expenditures were $11.6 million in fiscal year 2020 compared to $2.7 million in fiscal year 2019.

Net cash provided by financing activities for fiscal year 2020 was $467.6 million compared to $260.7 million in fiscal year 2019. The increase in cash provided by financing activities was primarily due to additional debt of $492.6 million, net of original issue discount, borrowed to finance the acquisition of Amber Road.
Tax Receivable Agreement
Concurrently with the completion of the Business Combination, we entered into the Tax Receivable Agreement with certain selling equity holders of E2open Holdings. Pursuant to the Tax Receivable Agreement, we will pay certain sellers, as applicable, 85% of the tax savings that we realize from increases in the tax basis in E2open Holdings’ assets as a result of the sale of E2open Holdings’ equity interests, the future exchange of the Common Units for shares of Class A Common Stock (or cash), certain pre-existing
tax attributes of the Blockers and certain other tax benefits related to entering into the Tax Receivable Agreement including tax benefits attributable to payments under the Tax Receivable Agreement. The term of the Tax Receivable Agreement will continue until all such tax benefits have been utilized or expired unless we exercise our right to terminate the Tax Receivable Agreement for an amount representing the present value of anticipated future tax benefits under the Tax Receivable Agreement or certain other acceleration events occur. We will retain the benefit of the remaining 15% of these cash savings.
Amounts payable under the Tax Receivable Agreement will be contingent upon, among other things, our generation of taxable income over the term of the Tax Receivable Agreement. If we do not generate sufficient taxable income in the aggregate over the term of the Tax Receivable Agreement to utilize the tax benefits subject to the Tax Receivable Agreement, we would not be required to make the related payments under the Tax Receivable Agreement. Although the amount of any payments required to be made under the Tax Receivable Agreement may be significant, the timing of these payments will vary and will generally be limited to one payment per member per year. The amount of such payments is also generally limited to the extent we are unable to utilize the full amount of any tax benefits subject to the Tax Receivable Agreement in a given period.
The liability related to the Tax Receivable Agreement was $52.6 million as of May 31, 2021 assuming (1) a constant corporate tax rate of 24.11%, (2) no dispositions of corporate subsidiaries, (3) no material changes in tax law and (4) we do not elect an early termination of the Tax Receivable Agreement. However, due to the uncertainty of various factors, including: (a) the timing and value of future exchanges, (b) the amount and timing of our future taxable income, (c) changes in our tax rate, (d) no future dispositions of any corporate stock and (e) changes in the tax law, the likely tax savings we will realize and the resulting amounts we are likely to pay to the E2open Sellers pursuant to the Tax Receivable Agreement are uncertain. Additionally, interest will accrue on the tax receivable agreement liability at a rate of LIBOR plus 100 basis points.
The liability recorded on the balance sheet does not include an estimate of the amount of payments to be made if certain sellers exchanged their remaining interests in E2open Holdings for our common stock, as this amount is not readily determinable and is dependent on several future variables, including timing of future exchanges, stock price at date of exchange, tax attributes of the individual parties to the exchange and changes in future applicable federal and state tax rates.
In addition, if we exercise our right to terminate the Tax Receivable Agreement or certain other acceleration events occur, we are required to make immediate cash payments. Such cash payments will be equal to the present value of the assumed future realized tax benefits based on a set of assumptions and using an agreed upon discount rate, as defined in the Tax Receivable Agreement. The early termination payment may be made significantly in advance of the actual realization, if any, of those future tax benefits. Such payments will be calculated based on certain assumptions, including that we have sufficient taxable income to utilize the full amount of any tax benefits subject to the Tax Receivable Agreement over the period specified therein. The payments that we would be required to make will generally reduce the amount of overall cash flow that might have otherwise been available to us, but we expect the cash tax savings we will realize from the utilization of the related tax benefits will exceed the amount of any required payments.

We are entitled to receive quarterly tax distributions from E2open Holdings, subject to limitations imposed by applicable law and contractual restrictions. The cash received from such tax distributions will first be used to satisfy any tax liability and then make any payments required under the Tax Receivable Agreement. We expect that such tax distributions will be sufficient to fund both our tax liability and the required payments under the Tax Receivable Agreement.
Conversion of Contingent Consideration
The contingent consideration liability was $224.1 million and $150.8 million as of May 31, 2021 and February 28, 2021, respectively. The fair value remeasurement as of May 31, 2021 resulted in a loss of $73.3 million for the three months ended May 31, 2021. There was no gain or loss for the three months ended May 31, 2020 as the contingent consideration liability was not recorded until February 4, 2021. The contingent liability represents the Series
B-1
common stock, Series
B-2
common stock, Series 1 RCUs and Series 2 RCUs.
There were 8,120,367 shares of Series
B-1
common stock, including the Restricted Sponsor Shares issued under the Sponsor Side Letter Agreement, as of May 31, 2021. There were 4,379,557 shares of Series 1 RCUs outstanding as of May 31, 2021. The Series
B-1
common stock automatically converts into our Class A Common Stock on a one-to-one
basis and the Series 1 RCUs will vest and become Common Units of E2open Holdings at such time as the
5-day
VWAP of our Class A Common Stock is equal to at least $13.50 per share; however, the $13.50 per share threshold will be decreased by the aggregate amount of dividends per share paid following the Business Combination Closing.
As of June 8, 2021, the
5-day
VWAP of our Class A Common Stock exceeded $13.50 per share which was the triggering event for the conversion of the Series
B-1
common stock and vesting of the Series 1 RCUs. As such, 8,120,367 Series
B-1
common stock converted into Class A Common Stock and 4,379,557 Series 1 RCUs became 4,379,557 Common Units of E2open Holdings along with the issuance of 4,379,557 Class V common stock to the holders of the vested common units.
Leases
Effective March 1, 2021, we began accounting for leases in accordance with ASC Topic 842,
Leases
, which requires lessees to recognize lease liabilities and
right-of-use
(ROU) assets on the balance sheet for contracts that provide lessees with the right to control the use of identified assets for periods of greater than 12 months. Upon adoption of ASC Topic 842, we recognized an operating lease liability of $23.0 million, a ROU operating asset of $22.4 million and no change to retained earnings.
Our
non-cancelable
operating leases for our office spaces have various expiration dates through August 2029. Under these leases, our undiscounted future cash flows utilized in the calculation of the lease liabilities as of May 31, 2021 were: $4.4 million for June 1, 2021 through February 28, 2022, $5.2 million for fiscal 2023, $4.4 million for fiscal 2024, $3.1 million for fiscal 2025, $2.5 million for fiscal 2026 and $4.7 million thereafter. These numbers include interest of $2.7 million.
Our
non-cancelable
financing lease arrangements relate to software and computer equipment and have various expiration dates through August 2024. We have the right to purchase the software and computer equipment anytime during the lease or upon lease completion. Under these leases, our undiscounted future cash flows utilized in the calculation of the lease liabilities as of May 31, 2021 were: $4.4 million for June 1, 2021 through February 28, 2022, $3.3 million for fiscal 2023 and $2.5 million for fiscal 2024. These numbers include interest of $0.6 million.
Off-Balance
Sheet Arrangements
We are responsible for reimbursement of outstanding obligations related to any letters of credit issued under our $15.0 million available letters of credit accessible under our $75.0 million revolving credit facility. We do not have any other material
off-balance
sheet arrangements or contingent commitments. There were no outstanding letters of credit or borrowings under the 2021 Revolving Credit Facility as of May 31, 2021 and February 28, 2021.
Critical Accounting Policies and Estimates
Our consolidated financial statements have been prepared in accordance with U.S. GAAP. Preparation of the financial statements requires management to make judgments, estimates and assumptions that impact the reported amount of revenue and expenses, assets and liabilities and the disclosure of contingent assets and liabilities. We consider an accounting judgment, estimate or assumption to be critical when (1) the estimate or assumption is complex in nature or requires a high degree of judgment and (2) the use of different judgments, estimates and assumptions could have a material impact on our consolidated financial statements. Our significant accounting policies are described in Note 2,
Summary of Significant Accounting Policies
to the Notes to the Audited Consolidated Financial Statements of E2open.
Revenue Recognition
Subscriptions revenue, which primarily consists of fees to provide customers access to our solution, is recognized ratably over the life of the contract. Typically, amounts that have been invoiced are recorded in accounts receivable and deferred revenue or revenue, depending on whether the revenue recognition criteria have been met. BluJay Acquisition-related revenue is recognized as the transactions occur.
Professional services revenue is derived primarily from fees for enabling services, including solution consulting and solution deployment. These services are often sold in conjunction with the sale of our solutions. We provide professional services primarily on a time and materials basis, but also on a fixed fee basis. Professional services revenue is recognized as the services are provided. For services that are contracted at a fixed price, progress is generally measured based on labor hours incurred as a percentage of the total estimated hours required for complete satisfaction of the related performance obligations. For services that are contracted on time and materials or prepaid basis, progress is generally based on actual labor hours expended. These input methods (e.g., hours incurred or expended) are considered a faithful depiction of our efforts to satisfy services contracts as they represent the performance obligation consumed by the customer and performed by us, and therefore reflect the transfer of services to a customer under such contracts.
If our estimate of the total hours required for a performance obligation at a fixed price is inaccurate, then our revenue recognition timing will be impacted as labor hours as a percentage of total estimated hours will be adjusted at the end of the contract resulting in additional or reduced revenue recognized, as needed, to account for the change in hours. Any adjustments should not have a material impact to our financial condition and results of operations.
We enter into arrangements with multiple performance obligations, comprising of subscriptions and professional services. Arrangements with customers typically do not provide the customer with the right to take possession of the software supporting the on-demand
solutions. We primarily account for subscriptions and professional services revenue as separate units of accounting and allocate revenue to each deliverable in an arrangement based on standalone selling price. Judgment is required to determine the stand-alone selling price for each distinct performance obligation. We evaluate the standalone selling price for each element by considering prices we charge for similar offerings, size of the order and historical pricing practices.
Deferred revenue from subscriptions represents amounts collected from, or invoiced to, customers in advance of earning subscription revenue. Typically, we bill our annual subscription fees in advance of providing the service. Deferred revenue from professional services represents revenue for time and material contracts where the revenue is recognized when milestones are achieved and accepted by the customer for fixed price contracts.

Share-Based Compensation
We measure and recognize compensation expense for all share-based awards at fair value over the requisite service period. We use the Black-Scholes option pricing model to determine the weighted average fair value of options. For restricted stock grants and certain performance-based awards, fair value is determined as the average price of our Class A Common Stock on the date of grant. The determination of fair value of share-based awards on the date of grant using an option-pricing model is affected by our stock price as well as by assumptions regarding a number of subjective variables. These variables include, but are not limited to, the expected stock price volatility over the term of the awards, and actual and projected employee stock option exercise behaviors.
The expected terms of the options are based on evaluations of historical and expected future employee exercise behavior. The risk-free interest rate is based on the U.S. Treasury rates at the date of grant with maturity dates approximately equal to the expected life at grant date. Volatility is based on historical and expected future volatility of our Class A Common Stock. We have not historically issued any dividends and do not expect to in the future.
For performance-based awards where the number of shares includes a relative revenue growth modifier to determine the number of shares earned at the end of the performance period, the number of shares earned will depend on which range our total revenue growth falls within over the performance period. The fair value of the performance-based shares with the revenue growth modifier is determined using a Monte Carlo valuation model. In the period it becomes probable that the minimum threshold specified in the performance-based award will be achieved, we will recognize expense for the proportionate share of the total fair value of the award related to the vesting period that has already lapsed. The remaining fair value of the award is expensed on a straight-line basis over the balance of the vesting period. If we determine that it is no longer probable that we will achieve the minimum performance threshold specified in the award, all of the previously recognized compensation expense will be reversed in the period such determination is made.
We do not estimate forfeitures; therefore, we record compensation costs for all awards and record actual forfeitures as they occur.
If factors change and we employ different assumptions in the determination of the fair value of grants in future periods, the related compensation expense that we record may differ significantly from what we have recorded in the current periods.
Refer to Note 22,
Share-Based and Unit-Based Compensation
in the Notes to Audited Consolidated Financial Statements of E2open for further discussion of our share-based compensation plans.
Unit-Based Compensation
The
pre-Business
Combination unit-based compensation expense associated with awards to employees and directors was measured at the grant date based on the fair value of the awards that were expected to vest. For time based awards, the expense was recognized on a straight line basis over the requisite service period of the award, which was generally four years. For performance based awards, the expense was recognized when the performance obligation was probable of occurring. The fair value of options was estimated using the Black-Scholes option-pricing model, which was impacted by the following assumptions:

•
Expected Term
— We estimated the expected term, using the simplified method due to limited exercise data, to be the period of time between the date of grant and the midpoint between option vesting and expiration.

•	Expected Volatility — As E2open Holdings’ units were not actively traded, the volatility is based on a benchmark of comparable companies within the SCM software industry.

•	Expected Dividend Yield — The dividend rate used was zero as we did not pay any cash dividends to unit holders.

•	Risk-Free Interest Rate — The interest rates used were based on the implied yield available on constant maturity U.S. Treasury securities with a term equal to the expected term of the options.

•	Estimating the fair value of the underlying units is not necessary post-Business Combination as our shares are traded on the NYSE under the symbol “ETWO.”
The
pre-Business
Combination grant date fair value of our common stock was typically determined by our board of members with the assistance of management and a third-party valuation specialist. The grant date fair value of our membership units was determined using valuation methodologies which utilized certain assumptions and weighting of factors, including an income based approach, a market based approach and an assumption for a discount for lack of marketability. Application of these valuation methodologies involved the use of estimates, judgment and assumptions that are highly complex and subjective, such as those regarding our expected future revenue, expenses, cash flows, discount rates, market multiples and the selection of comparable companies.
We did not estimate forfeitures. Instead, we accounted for forfeitures as they occurred. Forfeitures were not material the periods from February 4, 2021 through February 28, 2021 and March 1, 2020 through February 3, 2021 and fiscal years ended February 29, 2020 and February 28, 2019.
Warrant Liability
We have public and private placement warrants as well as warrants available under the Forward Purchase Agreement. We classify as equity any equity-linked contracts that (1) require physical settlement or net-share
settlement or (2) give us a choice of
net-cash
settlement or settlement in our own shares (physical settlement or net-share
settlement). We classify as assets or liabilities any equity-linked contracts that (1) require net-cash
settlement (including a requirement to
net-cash
settle the contract if an event occurs and if that event is outside our control) or (2) give the counterparty a choice of net-cash
settlement or settlement in shares (physical settlement or
net-share
settlement).
For equity-linked contracts that are classified as liabilities, we record the fair value of the equity-linked contract at each balance sheet date and record the change in the statements of operations as a gain (loss) from change in fair value of warrant liability. Our public warrant liability is valued using the binomial lattice pricing model. Our private placement warrants are valued using a binomial pricing model when the warrants are subject to the make-whole table, or otherwise are valued using a Black-Scholes pricing model. Our forward purchase warrants are valued utilizing observable market prices for public shares and warrants, relative to the present value of contractual cash proceeds. The assumptions used in preparing these models include estimates such as volatility, contractual terms, discount rates, dividend rate, expiration dates and risk-free rates.
The estimates used to calculate the fair value of our warrant liability changes at each balance sheet date are based on our stock price and other assumptions described above. If our assumptions change or we experience significant volatility in our stock price or interest rates, the fair value calculated from one balance sheet period to the next could be materially different.
Contingent Consideration
The contingent consideration liability is due to the issuance of the two tranches of restricted Series
B-1
and
B-2
common stock and Series 1 RCUs and Series 2 RCUs of E2open Holdings as part of the Business Combination. These shares and units were issued on a proportional basis to each holder of Class A shares in CCNB1 and Common Units of E2open Holdings. We also have deferred consideration
(earn-out)
payments that are due upon the successful attainment of revenue related criteria related to the acquisition of Averetek.
These restricted shares, Common Units and deferred consideration payments are treated as a contingent consideration liability under ASC 805 and valued at fair market value on the acquisition date and will be remeasured at each reporting date and adjusted if necessary. Our earn-out
liabilities and contingent consideration are valued using a Monte Carlo simulation model. The assumptions used in preparing these models include estimates such as volatility, contractual terms, discount rates, dividend rates, dividend yield and risk-free interest rates. Any change in the fair value from the remeasurement will be recorded in acquisition-related expenses on the Consolidated Statements of Operations as a gain (loss) on change in fair value of contingent consideration.
The estimates used to calculate the fair value of our contingent consideration changes at each balance sheet date are based on our stock price, operating results and other assumptions. If our assumptions change or we experience significant volatility in our stock price or interest rates, the fair value calculated from one balance sheet period to the next could be materially different.
Provision for Income Taxes
We account for income taxes under the asset and liability method. Under this method, deferred tax assets and liabilities are determined based on differences between the consolidated financial statement carrying amounts and tax bases of assets and liabilities and operating loss and tax credit carryforwards and are measured using the enacted tax rates that are expected to be in effect when the differences reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in our Consolidated Statements of Operations in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to an amount that, in the opinion of management, is more likely than not to be realized.
We account for uncertain tax positions by reporting a liability for unrecognizable tax benefits resulting from uncertain tax positions taken or expected to be taken in a tax return. We recognize interest and penalties, if any, related to unrecognized tax benefits in income tax expense.
Judgment is required in assessing the future tax consequences of events that have been recognized in our consolidated financial statements or tax returns. Variations in the actual outcome of these future tax consequences could materially impact our consolidated financial statements.
Business Combinations
We evaluate acquisitions of assets and other similar transactions to assess whether or not the transaction should be accounted for as a business combination or asset acquisition by first applying a test to determine if substantially all of the fair value of the gross assets acquired is concentrated in a single identifiable asset or group of similar identifiable assets. If the test is met, the transaction is accounted for as an asset acquisition. If the test is not met, further determination is required as to whether or not we have acquired inputs and processes that have the ability to create outputs which would meet the definition of a business. Significant judgment is required in the application of the test to determine whether an acquisition is a business combination or an acquisition of assets.
We use the acquisition method in accounting for acquired businesses. Under the acquisition method, our financial statements reflect the operations of an acquired business starting from the completion of the acquisition. The assets acquired and liabilities assumed are recorded at their respective estimated fair values at the date of the acquisition. Any excess of the purchase price over the estimated fair values of the identifiable net assets acquired is recorded as goodwill.
Determining estimated fair value requires a significant amount of judgment and estimates. If our assumptions change or errors are determined in our calculations, the fair value could materially change resulting in a change in our goodwill or identifiable net assets acquired.
Recently Adopted and Issued Accounting Pronouncements
Recently issued and adopted accounting pronouncements are described in Note 2,
Summary of Significant Accounting Policies
to the Notes to the Audited Consolidated Financial Statements and Note 2,
Accounting Standards
to the Notes to the Unaudited Condensed Consolidated Financial Statements of E2open.

BUSINESS
Our Business
Our Mission
Our mission is to build the most comprehensive and capable
end-to-end
global supply chain software ecosystem by combining networks, data, and applications in a single platform to deliver enduring customer value.
Overview
E2open is a leading provider of 100% cloud-based,
end-to-end
SCM software. We generate revenue from the sale of software subscriptions and professional services. E2open’s software combines networks, data, and applications to provide a deeply embedded, mission- critical platform that allows customers to optimize their supply chain by accelerating growth, reducing costs, increasing visibility, and driving improved resiliency. Given the mission-critical nature of our solutions, we maintain long-term relationships with our customers, which is reflected by our high gross retention and average customer tenure of 14 years for our top 100 customers as of the date of filing this prospectus. In aggregate, we serve more than 1,200 customers in over 180 countries across a wide range of end-markets,
including technology, consumer, industrial and transportation, among others.
E2open operates in what we believe is an attractive industry with strong secular tailwinds and a TAM of more than $45 billion. This TAM is comprised of significant whitespace, which we estimate is more than $1 billion. This opportunity within our existing customer base is largely driven by their current technology solution, which is often a combination of legacy point solutions and home-grown applications, many of which are tied together with manual processes and spreadsheets. As manufacturing has evolved from brands owning the full production lifecycle to orchestrating disparate manufacturing, distribution and selling processes, supply chains have grown more complex, increasing demand for software solutions like ours and the need to modernize the existing technology landscape with cloud-based modern solutions. We believe our fully cloud-based, end-to-end
software platform offers a differentiated solution for customers that gives them better value as compared to solutions offered by some of our competitors.
We plan to accelerate revenue growth and value creation through continued enhancement of our existing product portfolio, deepening of existing customer relationships and onboarding of new customers. Additionally, we anticipate expanding product offerings through data and analytics opportunities and pursuing strategic and financially accretive acquisitions.
Our Platform
Our harmonized SaaS platform brings together networks, data, and applications to facilitate end-to-end
supply chain visibility across planning and execution, and delivers a strong value proposition.

Network
Our network combines four distinct, but connected, ecosystems:
Demand
,
Supply
,
Logistics
and
Global Trade
, which we estimate supports more than 220,000 trading partners and captures more than eight billion transaction data points each year.
Our
Demand
ecosystem represents the global footprint established by retailers, distributors, re-sellers,
and those who sell goods primarily through online channels. We estimate that we process over $2 billion in claims every quarter, more than 40 million channel sales transactions each month, and over 94 million channel inventory transactions every month.
Our
Supply
ecosystem is comprised of companies and other participants for which we source components and materials and/or provide manufacturing capacity for the production of goods. We estimate that, at any moment in time, we oversee an average of more than 58 million shipments as well as process an average of over 61 million orders and 17 million invoices for our customers and supply and manufacturing network participants based on samples taken over a
12-month
period.
Our
Logistics
ecosystem includes global logistics services that transport components, raw materials, and finished goods across all modes. We estimate that we facilitate over 26% of global ocean container bookings within this ecosystem in addition to tracking the movement of over 46 million containers every month.
Our
Global Trade
ecosystem allows participants to automate the global movement of goods and to facilitate cross-border transactions for businesses, which we believe is increasingly important given the velocity with which import and export laws change on a global scale. This ecosystem provides our network with data on trade regulations across more than 180 countries that we estimate supports annual processing of over 12 million export pre-customs
entry lines, 15 million free trade agreement bill of materials qualifications, and 92 million restricted party-list screenings, annually.
Our network connects participants across all of these ecosystems, enabling customers to analyze data, identify problems proactively and optimize asset efficiency. We are a leading provider with a unique network of ecosystems, and do not rely on third party providers for network information.

Data
Our proprietary algorithms capture the data within our network ecosystems that feed our solutions to deliver compelling value to our customers. Additionally, our customers can combine internal and external vendor data with our network to drive informed decision-making based on real-time information. We believe our ability to capture and harmonize data from our customers and their trading partners in any native format demonstrates the strong capabilities of our software architecture and integrated data model. We believe that our combination of network ecosystems, data and applications providing end-to-end
supply chain visibility and connecting more than 220,000 trading partners is unique.
Applications
Our
end-to-end
applications provide artificial intelligence and machine learning-based advanced analytics to help customers gain insights for enhanced decision-making across supply chain planning, execution and procurement functions. Our applications are organized into seven product families:
Channel Shaping, Demand Sensing, Business Planning, Global Trade Management, Transportation and Logistics, Collaborative Manufacturing
and
Supply Management
.
Channel Shaping
allows customers to optimize activity across retail, distributor, and online channels, which includes capabilities for partner selection, aligning market incentives, managing on-shelf
availability, tracking sell-through and inventory as well as managing performance incentives.
Demand Sensing
utilizes artificial intelligence and machine learning to forecast demand based on historical trends, current sell-through dynamics, weather, and other relevant factors.
Business Planning
helps ensure optimized global performance through scenario-based planning and execution algorithms balancing supply, demand, inventory, and financial targets.
Global Trade Management
automates import and export processes to enable efficient and compliant cross- border trade while optimizing customs duties and reducing broker fees.
Transportation and Logistics
orchestrates the movement of goods by allowing customers to connect with key stakeholders to optimize carriers, simplify tendering, track shipments and streamline payments.
Collaborative Manufacturing
provides comprehensive visibility into internal and external manufacturing activities by monitoring yields, quality, cycle-times/utilization, and other key indicators to track performance, identify deficiencies, and facilitate corrective actions.
Supply Management
ensures the continuity of supply by orchestrating procurement, capacity, inventory management and drop-ship fulfilment across multiple-tiers of the manufacturing process.
Competitive Strengths
We believe the following competitive strengths will contribute to our ongoing success:
Attractive Industry Tailwinds and Large TAM
We participate in the growing SCM software industry. We estimate that the TAM is more than $45 billion across North America and Europe, and we anticipate this market will continue to grow. Several secular trends are increasing the demand for SCM software, including:

•	Complexity of Global Supply Chains:

•
Brand owners have transitioned from being manufacturers to orchestrators that produce little, but manage a vast network of outsourced trading partners that support their minute-by-minute
operations across channel, manufacturing, supply, global trade and logistics.

•	As supply chains become increasingly global and complex, SCM software is essential to run supply chains efficiently at scale.

•	Need for Integrating Siloed Data to Drive Decision Making:

•	Manufacturers are increasingly focused on utilizing disparate data to drive more efficient decision making.

•	Historically, data to help manufacturers bring their products to market has existed in silos within various departments of the manufacturers, as well as across their extended partner ecosystems.

•	Access to timely and comprehensive data is valuable not just to each department within a manufacturer, but also critical for partners of the manufacturer to run efficient operations on its behalf.

•
Brand owners are increasingly focused on applying data from different parts of the supply chain to make more informed manufacturing decisions, such as using retail demand sensing to forecast required manufacturing output.

•	Brand owners are increasingly focused on a flexible, multi-modal value proposition spanning carriers, shippers, and third-party logistics providers.

•	Regulatory Environment Complexity:

•	Manufacturers increasingly need to navigate complex frameworks of regional and local taxes, tariffs, and regulatory compliance protocols.

•	SCM software solutions help automate these tasks and reduce the regulatory burden for companies, which will continue to be a strategic priority.

•	Geographic Consolidation:

•	Shippers and third-party logistics providers operate in a global environment and want to execute within a single technology platform.

•
Many SCM technology solutions have historically had stronger capabilities within the region in which they were initially developed. North America is the most developed, with Europe served by a smaller number of SCM software solutions while Latin America and APAC are comparatively underpenetrated.

•	Supply Chain Disruption:

•
As a result of disruptions related to
COVID-19
and recent events like the Suez Canal blockage, it has become increasingly important to diversify supply chains to mitigate disruption risk resulting from concentration within a supply chain. The complexity that arises from diversifying a supply chain and increasing the number of trading partners across more geographies and production facilities drives further demand for SCM software.

We believe that the TAM has approximately 85% whitespace for modern SCM solutions. Many companies currently rely on legacy on premise applications or homegrown and/or spreadsheet-based solutions created over time, each of which require significant manual effort to achieve end-
to-end
supply chain visibility. Moreover, these SCM solutions often rely on latent and one-off
point-to-point
connections with partners for collecting data. These alternatives provide less value and are significantly more error prone, creating an attractive competitive dynamic within the industry for modern SCM software providers where there is significant opportunity to grow without the need to replace an incumbent competitor. We believe there is more than $1 billion of whitespace for the solutions we already offer, which we believe provides very actionable growth opportunities through expanding our existing customer relationships.

Category-Defining
End-to-End
Provider of Mission-Critical Software
As businesses have transitioned from being owners of the production lifecycle to orchestrators of discrete manufacturing, distribution and selling processes, they have increasingly looked to software solutions to manage this growing complexity. However, most SCM software has not been designed to address these challenges comprehensively, and manufacturers often employ multiple point solutions with siloed data and processes that inhibit visibility, resulting in sub-optimal
decision-making based on inaccurate or outdated information. Our approach, which is built around a cloud-based SaaS platform with end-to-end
visibility and real-time, network-powered data, provides
best-of-breed
functionality across the supply chain and facilitates optimal supply chain performance.
As described above, we operate a software platform that integrates network ecosystems, data, and applications across a harmonized and simplified user interface, driving a compelling value proposition and return on investment for our customers. This has created a mission-critical software solution and long-term relationships with customers as evidenced by our high gross retention rate. Additionally, we have been widely recognized as a differentiated leader by Gartner, International Data Corporation, Nucleus, and others in the realm of multi-enterprise solutions, which we believe will be the future of SCM software. In May 2021, E2open was placed by Gartner in the Leaders quadrant with the highest ability to execute and completeness of vision in its 2021 Magic Quadrant for Multienterprise Supply Chain Business Networks for the second year in a row.
Strong Network Effects Enhanced by a Flexible and Integrated Data Model
Our core offerings are underpinned by an integrated data model that facilitates the flow and processing of data for participants across several ecosystems and applications. This model facilitates low latency, “many-
to-one-to-many”
data exchange across trading partner ecosystems. The combination of our integrated and flexible data model along with the four network ecosystems powers our customers’ solutions allowing them to efficiently orchestrate their end-to-end
supply chains. This architecture is designed to ensure that each participant and data source within these ecosystems enhances our applications, which in turn improves the network and the value E2open delivers to customers and participants alike.
Our software architecture and ability to harmonize disparate forms of data create a scalable software platform that can efficiently integrate acquisitions and new product applications seamlessly into a consolidated and holistic SaaS solution. Our software architecture and this ability has been a driving force behind our robust track-record of successful acquisition integrations, and we believe our scalable platform will allow us to generate substantial value through tuck-in
and transformative acquisitions in the future.

Importantly, we believe there is incremental value we can create by utilizing the data flowing through our network to develop insights that can further help our customers as well as other target markets. We are working to develop a comprehensive strategy to capture this market opportunity and deepen our relationships with customers, which has the potential to meaningfully accelerate revenue growth.
Long-Term Relationships with Diversified and Blue-Chip Customer Base with Proven Wallet Share Expansion
E2open delivers solutions for some of the largest brand owners and manufacturers globally, and we estimate more than 125 of our customers have annual revenues of over $10 billion. We believe we are mission- critical to our customers’ operations, as evidenced by our gross retention. We possess a diverse customer base consisting of more than 1,200 clients that spans a broad spectrum of industries, including the technology, industrial, consumer and transportation sectors, among others.
Our customers utilize our solutions to orchestrate their supply chains, which we believe enables them to realize significant value and return on investment. For example, a leading consumer packaged goods company was able to cut forecast errors by 40% and reduce inventory by 35% using our product suite. They are now able to leverage our platform to forecast every product using artificial-intelligence and machine-learning technology. Moreover, a leading high-tech company has utilized our software to realize $300 million in savings over three years. An additional example includes a high-growth, large-scale consumer technology platform, which utilized our software to reduce its execution time from eight weeks to seven days, creating substantial opportunity to accelerate their revenue growth in addition to reducing costs.
In March 2021, the Suez Canal was blocked for six days after the grounding of Ever Given, a container ship. During this crisis, our customers utilized our tools to monitor and respond to the situation, making real-time adjustments to their supply chains.

Growth Strategies
We intend to profitably grow our business and create shareholder value through the following strategic initiatives:

Source: Management estimates.
Expand Within Existing Customers
As described above, we believe there is significant opportunity to drive growth through expansion of our existing customer relationships. We have an opportunity to more than triple our revenue over time without any new logos, new products or acquisitions given that we believe there is more than $1 billion of whitespace. Our acquisition strategy is focused on acquiring complimentary best-of-breed
point solutions to incorporate into our integrated
end-to-end
platform. As a result, we currently sell just one SKU to many of our customers, as most acquired companies had only one product to offer their customers. We believe this represents a significant opportunity to cross-sell additional products to these customers, accelerating growth and strengthening relationships with our installed base, especially as it grows over time with new customer wins. Importantly, we have a strong track record of achieving growth within our existing customer base. From fiscal 2018 to fiscal 2020, we increased the recurring revenue with a leading consumer packaged goods company, a leading industrial manufacturer, a blue-chip technology firm and a global hardware and software technology provider by 2.7x, 2.0x, 1.9x and 1.6x, respectively.

Win New Customers
As part of our growth strategy, the second growth lever is winning new customers, which we anticipate accelerating by optimizing our sales force through several measures. First, we plan to invest in our salesforce by hiring account acquisition experts, funded by identified savings projects across various areas. Additionally, we plan to pursue strategic partnerships and leverage the networks of our new board of directors to elevate conversations with
C-level
executives at key targets in our pipeline. We also intend to utilize these relationships and networks as well as our own channel reseller and partner network to accelerate growth through the onboarding of new customers.
Continue Strategic Acquisitions
A third lever of our growth strategy is to continue strategic acquisitions. We plan to utilize a disciplined approach to acquisitions, focusing on opportunities that will create value by strategically broadening our product offering as well as financially through the realization of integration-related synergies. Our key strategic acquisition criteria include: mission-critical solutions in core markets; complementary cloud applications with minimal product overlap; new customer relationships in vertical or geographic markets; and TAM, proprietary data, and/or network expansion. We have a large pipeline of actionable targets, including one large and transformative opportunity, as well as a larger list of tuck-in
opportunities identified in accordance with the criteria described above.
We have a demonstrated track record of success in expanding our product offering and accelerating growth through acquisitions. Through our acquisitions of INTTRA and Amber Road, we were able to enhance our value proposition to customers through the addition of ocean shipping logistics solutions as well as global trade management offerings, both of which contributed to our ability to provide end-to-end
supply chain visibility. The acquisition of INTTRA increased the power of our network ecosystems through the integration of 26% of global ocean freight data, which further strengthened the network effects of our software platform and business model. Our acquisition of Amber Road enhanced our platform by providing customers with global trade management solutions to automate their import and export processes and help improve sourcing decisions across more than 180 countries. Importantly, we also have a track record of efficiently integrating acquired solutions operationally and financially. Across each of our acquisitions since 2015, we have met or exceeded our integration-related cost savings targets in each case and with 20% cumulative outperformance as a whole. We plan to work with our Board as described above to pursue these additional growth opportunities, which are not currently contemplated in our forecasted financial performance.
Additional Organic Growth Building Blocks
We also believe there are several additional building blocks of organic growth acceleration that provide a margin of safety for achieving our annual steady-state subscription revenue growth target of
11-12%
annually, including price/value maximization, data and analytics, sales force optimization and partnerships/new sales channels. We plan to work with our Board as described above to pursue these additional growth opportunities, which are not currently contemplated in our forecasted financial performance.
Intellectual Property
We consider the protection of our intellectual property and proprietary information to be an important facet of our business. We own a number of trademarks, patents, copyrights and domain names registered in the United States and abroad that, together, are meaningful to our business, including the E2OPEN, Amber Road and INTTRA marks (among others). From time to time, we have pursued enforcement of our intellectual property rights against third parties and expect to do so in the future when cost effective. In addition, we enter into customary confidentiality and invention assignment agreements with employees and contractors involved in the development of our intellectual property.
Government Regulation and Compliance
We are subject to various laws and regulations of the United States and other jurisdictions, including the European Union, by supranational, national and local government authorities, including with respect to sanctions compliance, privacy laws, labor and employment laws and other laws. In the United States, our global sanctions compliance is monitored by the Office of Foreign Assets Control of the U.S. Treasury Department (OFAC), and certain of our subsidiaries have received a license from OFAC permitting certain business, transactions or other activities involving sanctioned countries. We monitor these regulatory requirements, including the requirements for retaining our OFAC license and our compliance on a regular basis.
Organizational Structure
Our organizational structure is what is commonly referred to as an umbrella partnership C corporation (or
Up-C)
structure. This organizational structure allows
certain owners of E2open Holdings to retain their equity ownership in E2open Holdings, an entity that is classified as a partnership for U.S. federal income tax purposes, in the form of Common Units, Series 1 RCUs (which converted into Common Units on June 8, 2021) and Series 2 RCUs. Each continuing owner of E2open Holdings also holds a number of shares of Class V Common Stock equal to the number of Common Units held by such owner, which has no economic value, but which entitles the holder thereof to one vote per share at any meeting of our shareholders. Those investors who, prior to the Business Combination, held Class A ordinary shares or Class B ordinary shares of CCNB1 and certain other investors and vested option holders now hold their equity ownership in the Company, a Delaware corporation that is a domestic corporation for U.S. federal income tax purposes.
Industry
We operate in the supply chain management software industry, which serves brand owners, retailers, distributors, manufacturers, fulfillment and warehousing providers, and sourcing companies that deal with complex, global supply chains. As manufacturers increasingly outsource most of their production, they become large orchestrators of vast supply chains and have an increasing need for software to help manage these operations. Our SCM software, powered by our network, helps our customers manage and optimize their supply chains in an efficient, data-driven manner.
We estimate the TAM in North America and Europe for our SCM software solutions is $45 billion, which reflects a high-single-digit historical growth rate. We expect our TAM to accelerate to more than 12% annual growth in the 2021-2024 calendar years. Importantly, we believe that approximately 85% of our TAM is white space not currently served by an SCM software provider. Many companies utilize a patchwork of customized or home-grown supply chain solutions that have been developed over decades and are outdated with respect to current technology, and often patched together with spreadsheet-based processes. As a result, these solutions are latent and require high human capital investments to maintain and operate. The recent
COVID-19-related
supply chain disruptions have further highlighted the limitations of existing decision-making infrastructure with home grown solutions and the imperative for end-to-end
digital transformation that can drive holistic and timely supply chain decision making.
Due to the outsourced and siloed nature of supply chains, the growth in the number of trading partners and vendors has generated commensurate data growth. This has driven demand for end-to-end
supply chain management solutions that can integrate disparate data from across the supply chain to drive real- time decision making. Manufacturers and retailers are increasingly focused on solutions that can integrate multiple sources of data, including retail demand, shipping capacity and production output, to help drive unified, real-time decision making to optimize the supply chain.
The SCM software industry has traditionally been viewed as having three key sub-segments:
procurement, planning, and execution. However, the flow of goods and information is continuous across these sub-segments,
and E2open has recognized this and been developing
end-to-end
solutions that span the entire SCM software landscape to support all supply chain functions.

Customers
We primarily sell our software solutions to large enterprise brand-owners, manufacturers and transportation and logistics service providers. Our customers include some of the most well-known brands in the World, and we estimate that we have over 125 customers with over $10 billion in annual revenue. Customers often start with one of our software solutions to solve a specific problem and then expand their spend over time. This is evidenced by our long customer tenure (14 years), high gross retention and sizable average annual subscription revenue ($1.5+ million) across our top 100 customers.
We have more than 1,200 customers in over 180 countries. Our customers range in size from small businesses to Fortune 100 companies, and our go-to-market
and solutions portfolio enable us to reach customers of all sizes across many industries.
Our recurring revenue was derived from technology companies, transportation and logistics companies, consumer goods companies, industrial manufacturing companies and from other industries including agriculture, education, business and financial service, healthcare and nonprofit companies.
Go-To-Market
Our
go-to-market
strategy is focused on both expanding the adoption of our product portfolio with existing customers and the acquisition of new customers. We primarily focus our selling efforts on large enterprise organizations and sell our software through a direct sales force and channel partners. Additionally, we have a high-velocity inside sales organization to serve small and medium-sized
businesses. Our
go-to-market
strategy enables our sales force to develop deep, long-term relationships with existing and potential customers across the relevant functions, from buying managers to information technology to division heads to
C-level
executives. Importantly, we believe that our
go-to-market
approach focused on customers is a competitive advantage compared to competitors that go-to-market
focused on products, which enables us to sustain our high customer retention, long customer tenure, and drive maximum spend within each customer.
Our sales organization is comprised of field sales, inside sales, and sales development personnel, and we align these teams based on customer size and industry. We focus initially on solving a customer’s primary need, usually a specific piece of their supply chain. Once a customer adopts our solution and witnesses the power of our platform, we focus on cross-selling additional products and up-selling
additional departments and divisions with the same solution. We have found that experience with our SaaS platform is the most effective selling tool.
Recent Acquisitions
On September 1, 2021, we consummated the acquisition of BluJay, a leading SaaS-native logistics execution platform. Built on Data, Network, and Applications, BluJay offers solutions to an expansive ecosystem of suppliers, carriers, and network partners that includes over 50,000 participants and approximately 5,000 global customers. We believe these solutions are leaders across several areas, including Global Trade and Transportation Management, which includes last-mile logistics. E2open believes that BluJay plays a mission critical role in logistics and distribution supply chains and that BluJay is capable of driving significant efficiencies/cost savings and productivity for its customers. We believe that the BluJay Acquisition will materially enhance the Company’s supply chain execution capabilities, especially in transportation management with the expansion of the global transportation network, adding 50,000 network participants, $40 billion in annual commerce spend and 1.9 billion annual transactions. Additionally, BluJay brings a highly complementary global trade management platform that encompasses customs declaration and filing to the Company’s strong capabilities in compliance and tariffs. The BluJay Acquisition further adds key direct-to-consumer
offerings including last mile, parcel and dropship commerce. Finally, the BluJay Acquisition will enhance E2open’s current value proposition to customers by broadening access to proprietary data and analytics for greater visibility, collaboration and execution across E2open’s platform.

Competition
Defined by changing technology and evolving customer needs, the market for SCM software is complex, competitive, and highly fragmented. There are many players offering point solutions that specialize in niche segments of SCM software, whereas E2open provides an end-to-end
platform with network, planning and execution capabilities. Several participants within each product category offer solutions that compete against one or more of our current offerings, including Manhattan Associates in supply chain execution, Kinaxis in supply chain planning, and SPS Commerce in
EDI-based
network solutions. Additionally, we believe some of the large enterprise resource planning players offer capabilities across supply chain planning and execution, but currently lack the best-of-breed
applications, network ecosystems and data that our platform provides.

Source: Management estimates.
We believe the principal competitive factors in our market are:

•	Brand awareness, reputation, and experience with customers within respective industry verticals;

•	Product capabilities, including end-to-end visibility, scalability, performance, functionality, safety and security, and reliability;

•	Ability to collect and synthesize data;

•	Ease of deployment, use and flexibility;

•	Interoperability and ease of integration with third-party vendors and internal customer systems;

•	Customer, technology, and platform support; and

•	Strength of sales and marketing efforts.
We expect competition to evolve as companies continue to digitally transform their supply chains and as more vendors look to provide an end-to-end
supply chain platform. We believe we compete effectively to serve these needs as our products and go-to-market
efforts have been designed with these criteria in mind. Additionally, we believe that our combination of network ecosystems, data and applications providing end-to-end

supply chain visibility and connecting more than 220,000 trading partners is unique.
Employees
As of February 28, 2021, we had 2,436 full-time employees with 650 in North America, 207 in Europe and 1,579 in Asia-Pacific.
Over the last several years, we have developed operating principles that have provided a unifying foundation for our global workforce. This has led to one culture of transparency, commitment, and operational intensity, which has enabled our ability to drive growth, retain employees and rapidly integrate acquisitions.
Properties and Facilities
Our corporate headquarters is located at 9600 Great Hills Trail, Suite 300e, Austin, Texas 78759. In addition, we lease other corporate office spaces in San Jose, California; Edmonds, Washington; Dallas, Texas; Davenport, Iowa; Chicago, Illinois; Parsippany, New Jersey; McLean, Virginia; Raleigh, North Carolina; Rogers, Arkansas; Atlanta, Georgia; Fort Lauderdale, Florida; Reading, United Kingdom; Antwerp, Belgium; Copenhagen, Denmark; Karlsruhe, Germany; Munich, Germany; Krakow, Poland; Pune, India; Hyderabad, India; Bangalore, India; Kuala Lumpur, Malaysia; Shenzhen, China; Shanghai, China; and Kowloon, Hong Kong.
Our data centers are operated through
co-location
facilities, where we provide our own equipment to be used in leased space. We utilize and optimize data centers and public cloud services throughout the world to support a secure 99.99% uptime infrastructure with zero single-points of failure for our customers. The following table sets forth our material technology infrastructure, including location and function, for our properties throughout the world (all of which are leased). While the data center space is leased, we own all the equipment and gear that sits within those data centers.

#	Location	Function
1	San Jose, California	Production
2	Sunnyvale, California	Development, Configuration, Staging
3	Denver, Colorado	Disaster Recovery
4	Chicago, Illinois	Production, Disaster Recovery, Datacenter
5	Jacksonville, Florida	Production, Development
6	Carlstadt, New Jersey	Disaster Recovery
7	Beijing, China	Production
8	Shanghai, China	Production, Disaster Recovery
9	Hong Kong	Production
10	Hong Kong	Disaster Recovery
Intellectual Property
We consider the protection of our intellectual property and proprietary information to be an important facet of our business. We own a number of trademarks, patents, copyrights and domain names registered in the United States and abroad that, together, are meaningful to our business, including the E2OPEN, AMBER ROAD, INTTRA marks (among others). From time to time, we have pursued enforcement of our intellectual property rights against third parties and expect to do so in the future when cost effective. In addition, we enter into customary confidentiality and invention assignment agreements with employees and contractors involved in the development of our intellectual property.

Government Regulation and Compliance
We are subject to various laws and regulations of the United States and other jurisdictions, including the European Union, by supranational, national and local government authorities, including with respect to sanctions compliance, privacy laws, labor and employment laws, and other laws. In the United States, our global sanctions compliance is monitored by the OFAC, and certain of our subsidiaries have received a license from OFAC permitting certain business, transactions or other activities involving sanctioned countries. We monitor these regulatory requirements, including the requirements for retaining our OFAC license, and our compliance on a regular basis.
Legal Proceedings
From time to time, we are subject to contingencies that arise in the ordinary course of business. We record and accrual for a contingency when it is possible that a liability has been incurred and the amount of the loss can be reasonably estimated. We do not currently believe the resolution of any such contingencies will have a material adverse effect upon our consolidated balance sheets, statements of operations or statements of cash flows.

MANAGEMENT
Executive Officers and Directors
The following persons are the members of our Board and our executive officers as of the date of this prospectus:

Name	Age	Title
Michael A. Farlekas	56	Director, President & Chief Executive Officer
Peter R. Hantman	54	Chief Operating Officer & Executive Vice President, Global Business Units
Jarett J. Janik	53	Chief Financial Officer
Pawan Joshi	50	Executive Vice President, Product Management & Strategy
Laura L. Fese	58	Executive Vice President & General Counsel
Ron P. Kubera	56	Sector President - Distribution
David J. Kenneson	50	Sector President - Manufacturing
Kari Janavitz	49	Chief Marketing Officer
Chinh E. Chu	54	Director
Eva F. Huston	51	Director
Keith W. Abell	63	Director
Stephen C. Daffron	65	Director
Ryan M. Hinkle	40	Director
Timothy I. Maudlin	70	Director
Deep Shah	42	Director
Martin Fichtner	44	Director
Michael A. Farlekas
, 56, serves as our President and Chief Executive Officer, having served in this role at E2open since May 2015, and has served on our Board since February 2021. Mr. Farlekas also previously served as a member of the Board of Managers of E2open Holdings from October 2015 to February 2021. Prior to joining E2open, Mr. Farlekas served as Vice President and General Manager of Roadnet Technologies (now known as Omnitracs) from 2012 through 2014. Prior to that, Mr. Farlekas spent 11 years at RedPrairie (now known as Blue Yonder Software) in various roles including Senior Vice President and General Manager, Industrial Business Unit and Vice President, Industrial Sales. Previously, Mr. Farlekas held leadership roles at GATX Terminal Corp. (now Kinder Morgan) and, before that, CSX Transportation. Mr. Farlekas holds an MBA with a concentration in International Business from Jacksonville University and a B.S. in mechanical engineering from Fairleigh Dickinson University.
Mr. Farlekas’ qualifications to serve on our board of directors include: the industry perspective and experience that he brings as our Chief Executive Officer, a position he has held since 2015, the thorough knowledge of the supply chain logistics market, and the deep understanding of E2open that he brings to the strategical imperatives of our board of directors, tactical execution to support such strategic imperatives and overall policy-making discussions.
Peter R. Hantman
, 54, serves as our Chief Operating Officer and Executive Vice President, Global Business Units, having served in this role at E2open since March 2018. Previously, Mr. Hantman served as Chief Financial Officer of E2open from March 2016 to February 2018, as Senior Vice President, Global Customer Solutions of E2open from January 2014 to February 2016, and as Vice President, General Manager of E2open from January 2010 to December 2014. Prior to joining E2open, Mr. Hantman served as Senior Vice President of Global Service Delivery at IQNavigator from July 2009 to December 2010. Prior to that, Mr. Hantman served as Chief Executive Officer of Bankers Title and Chief Operating Officer of Alpine Access, Inc. and has held senior financial and operational management positions for Ryder Truck Rental, Budget Truck Group and Harima USA. Mr. Hantman holds an MBA with honors from Harvard Business School and a B.S. in corporate finance from the University of Colorado, Boulder.

Jarett J. Janik
, 53, serves as our Chief Financial Officer, having served in this role at E2open since April 2018. Prior to joining E2open, Mr. Janik served as Interim Chief Operating Officer and Interim Chief Financial Officer of One Network from October 2017 through March 2018. Prior to that, Mr. Janik served as the Chief Financial Officer of Forterro from May 2014 through June 2016 before taking a sabbatical from July 2016 through September 2017.
Previously, Mr. Janik served as Chief Financial Officer of Allegro and held various executive and senior finance positions for Infor, Certegy and Netzee, Inc. Mr. Janik holds an MBA with a concentration in Finance from the University of Denver and a B.S. in business administration and tourism management from the University of Denver.
Pawan Joshi
, 50, serves as our Executive Vice President, Product Management & Strategy, having served in this role at E2open since October 2015. Previously, Mr. Joshi served as Vice President, Strategy of E2open from June 2014 through September 2015, as Vice President, Product Management of E2open from March 2010 through May 2014, and as Director, Product and Customer Solutions of E2open from February 2003 through July 2010. Prior to joining E2open, Mr. Joshi served as a Product Manager of i2 Technologies. Mr. Janik holds a Ph.D. in Industrial Engineering and a M.S. in Manufacturing Systems Engineering from the University of Wisconsin-Madison and a B. Tech. in Manufacturing Science and Engineering from the Indian Institute of Technology, Delhi.
Laura L. Fese
, 58, serves as our Executive Vice President and General Counsel, having served in this role at E2open since April 2017. Prior to joining E2open, Ms. Fese served as General Counsel of Iptor Supply Chain Systems from April 2013 to April 2017. Prior to that, Ms. Fese served as the Executive Vice President and Chief Legal Officer of RedPrairie (now known as Blue Yonder Software) from July 2008 to January 2013. Previously, Ms. Fese served as corporate counsel for Catalyst International and as an Assistant State’s Attorney for Cook County, Illinois. Ms. Fese holds a J.D. from the John Marshall Law School and a B.A. in political science from Illinois State University.
Ron P. Kubera,
56, has been appointed Sector President – Distribution. Mr. Kubera was hired in January
2018 by E2open to run the Process business unit as the Senior Vice President and General Manager. He transitioned to the Technology business unit in December 2019. Prior to joining E2open, Mr. Kubera was the Executive Vice President and Chief Marketing Officer for Lucas Systems who focused on voice picking solutions in the warehouse execution space from January 2016 through January 2018. Prior to Lucas Systems, Mr. Kubera also ran the voice business of Vocollect, a division of Honeywell and served in various consulting capacities.
David J. Kenneson,
50
,
has been appointed Sector President – Manufacturing. Mr. Kenneson most recently served as General Manager of the Industrial business unit at E2open. Before joining E2open, Mr. Kenneson served as Chief Revenue Officer at Xeeva, Inc. from 2018 until February 2020, and as Chief Revenue Officer in addition to other executive positions at Quintiq, a Dassault Systèmes company, from 2011 to 2018. Prior to this, Mr. Kenneson held various executive positions in the consulting and software industries with a strong focus on supply chain and ERP technologies.
Kari Janavitz
, 49, serves as Executive Vice President and Chief Marketing Officer, joining the company in this role in August 2021. Previously, she served as Chief Marketing Officer of TE Connectivity (NYSE: TEL) from January 2018 to August 2021. She joined TE in June 2013 as Vice President, Brand and served in that role until her appointment as Chief Marketing Officer. From 1999 to 2013, she ran her own marketing consultancy and held marketing leadership positions at RedPrairie (now Blue Yonder) and Sapient. She started her marketing career at Andersen Consulting (now Accenture). Ms. Janavitz holds a B.S. of Speech from Northwestern University.
Chinh E. Chu
, 54, has served on our Board since January 2020 and served as our Chief Executive Officer prior to the Business Combination. Mr. Chu has over 25 years of investment and acquisition experience. In 2018,

Mr. Chu founded Collier Creek (NYSE: CCH), a blank check company formed for substantially similar purposes as our company. Collier Creek sold 44,000,000 units in its initial public offering, generating aggregate proceeds of $440 million. In 2016, Mr. Chu co-founded
CF Corporation for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. CF Corporation sold 69,000,000 units in its initial public offering, generating gross proceeds of $690 million. On November 30, 2017, CF Corporation consummated the acquisition of Fidelity & Guaranty Life, a provider of annuities and life insurance products, for approximately $1.835 billion plus the assumption of $405 million of existing debt, and related transactions. In connection with the FGL business combination, the name of the company was changed from “CF Corporation” to “FGL Holdings” (NYSE: FG). Mr. Chu serves as
Co-Executive
Chairman of FGL Holdings. Mr. Chu is also the Founder and the Senior Managing Partner of CC Capital, a private investment firm which he founded in November 2015. As Senior Managing Director of CC Capital, Mr. Chu led the effort to take Dun & Bradstreet private in a $7.2 billion deal that closed in February 2019. Before founding CC Capital, Mr. Chu worked at Blackstone from 1990 to December 2015, where Mr. Chu led numerous investments across multiple sectors, including technology, financial services, chemicals, specialty pharma and healthcare products, and packaging. Mr. Chu was a Senior Managing Director at Blackstone from 2000 until his departure in December 2015, where he served, at various points, as a member of Blackstone’s Executive Committee, the
Co-Chair
of Blackstone’s Private Equity Executive Committee and as a member of Blackstone Capital Partners’ Investment Committee. Before joining Blackstone in 1990, Mr. Chu worked at Salomon Brothers in the Mergers & Acquisitions Department. In addition to Mr. Chu’s role as
Co-
Executive Chairman of FGL Holdings, he has served on the boards of directors of NCR Corporation (NYSE: NCR) and Stearns Mortgage since 2015 and Dun & Bradstreet since 2019. Mr. Chu previously served on the boards of directors of AVINTIV from 2011 to 2012, BankUnited Inc. from 2009 to 2014, Kronos Incorporated from 2014 to 2015, Biomet, Inc. from July 2007 to September 2007 and from 2013 to 2015, Freescale Semiconductor, Ltd. from 2011 to 2015 and HealthMarkets, Inc. from 2006 to 2016. Mr. Chu also previously served on the boards of directors of Alliant Insurance Services, Inc., AlliedBarton Security Services, Celanese Corporation, DJO Global, Inc., Graham Packaging, the London International Financial Futures and Options Exchange, Nalco Company, Nycomed, Stiefel Laboratories and SunGard Data Systems, Inc. Mr. Chu received a B.S. in Finance from the University of Buffalo.
Mr. Chu’s qualifications to serve on our Board include: his substantial experience in mergers and acquisitions, corporate finance and strategic business planning; his track record at CC Capital and Blackstone and in advising and managing multi-national companies; and his experience serving as a director for various public and private companies.
Eva F. Huston
, 51, has served on our Board since April 2020. Ms. Huston is currently the Chief Strategy Officer of Duck Creek Technologies (NASDAQ: DCT), a leading SaaS software company serving the P&C insurance industry, where she spearheads development and execution of corporate strategy, since August 2020. Previously, Ms. Huston was the Senior Vice President and Chief Financial Officer at Verisk Analytics (NASDAQ: VRSK), a data analytics and risk assessment firm. Prior to joining Verisk Analytics in 2009, Ms. Huston was a Managing Director in telecom, media and technology investment banking at JP Morgan Chase & Co. (“JP Morgan”) (NYSE: JPM), where she was responsible for the marketing and information services practice. Ms. Huston’s client base included companies providing data and analytics to a variety of industry verticals, such as consumer and media, financial services, insurance and automotive. At JP Morgan, Ms. Huston advised clients on equity and debt financing transactions, as well as significant sector acquisitions.
Ms. Huston’s qualifications to serve on our Board include: her substantial experience in financial, technology and business services sectors, investment banking, mergers and acquisitions, corporate finance and strategic business planning; and her track record at Verisk Analytics and JP Morgan and in advising and managing multi-national companies.
Keith W. Abell
, 63, has served on our Board since April 2021. Mr. Abell currently serves on the board of directors of CC Neuberger Principal Holdings III (NYSE: PRPC). In 2010, Mr. Abell
co-founded
Sungate

Properties, LLC, a real estate investment company, after managing private investments from 2007 to 2009. From 1994 to 2007, Mr. Abell was a co-founder
of, and served in a variety of senior management roles at, GSC Group (and its predecessor, Greenwich Street Capital Partners, L.P.), an alternative asset manager. Prior to that, Mr. Abell was a Managing Director at Blackstone until 1994 where he, among other things, founded the firm’s first Hong Kong office. Prior to Blackstone, Mr. Abell served as a Vice President at Goldman, Sachs & Co., where he worked in the global finance, corporate finance and mergers and acquisitions departments. Mr. Abell serves as the treasurer and as a director of the National Committee on United States-China Relations. Mr. Abell has formerly served as a director of numerous public and private companies and non-profit
organizations.
Dr.
 Stephen
 C. Daffron,
65, has served on our Board since February 2021. Dr. Daffron is currently the President of Dun & Bradstreet Holdings, Inc. (NYSE: DNB). Dr. Daffron is a
Co-Founder
and Industry Partner of Motive Partners, a private equity firm focused on technology-enabled companies that power the financial services industry founded in January 2016. Prior to joining Motive Partners, Dr. Daffron served as President and Chief Executive Officer of Interactive Data Holdings Corporation from September 2013 until its acquisition by Intercontinental Exchange, Inc. in January 2016. Prior to that, Dr. Daffron served as Global Head of Operations and Technology for Morgan Stanley & Co. LLC. Prior to that role, Dr. Daffron spent more than two decades on Wall Street holding senior leadership positions at Renaissance Technologies Corp., Citigroup Inc. and Goldman, Sachs & Co. Prior to his career in finance, Dr. Daffron served as an Associate Professor at the United States Military Academy at West Point, and in various command and staff positions in the U.S. Army around the world.
The Company believes Dr. Daffron’s significant executive leadership experience, including of publicly traded companies, and expertise with data and analytics as President of Dun & Bradstreet and former CEO of Interactive Data Corporation qualify him to serve as a Director of the Company.
Ryan M. Hinkle
, 40, has served on our Board since February 2021. Mr. Hinkle previously served as a member of the Board of Managers of E2open Holdings from March 2015 to February 2021. Mr. Hinkle is a Managing Director of Insight Partners, a venture capital and private equity firm where he has worked since 2003. Mr. Hinkle currently serves on the board of Pluralsight, Inc., an online technology skills platform, as well as numerous private companies. Mr. Hinkle holds a Bachelor of Science in Engineering degree in electrical engineering from the University of Pennsylvania and a Bachelor of Science degree in Finance from the University of Pennsylvania.
Mr. Hinkle’s qualifications to serve on our board of directors include: his experience in the private equity and venture capital industry analyzing and investing in technology companies; his extensive knowledge of the E2open business gained while serving on the E2open board of managers since March 2015; his perspective as a representative of E2open’s largest equity holder since 2015 and, following the Business Combination, one of our largest stockholders; and his experience serving as a director for various private and public technology companies.
Timothy I. Maudlin
, 70, has served on our Board since February 2021. From January 1989 to December 2007, Mr. Maudlin served as the Managing General partner of Medical Innovation Partners, a venture capital firm. Mr. Maudlin also served as a Principal and the Chief Financial Officer of Venturi Group, LLC, an incubator and venture capital firm, from 1999 to October 2001. Mr. Maudlin currently serves on the boards of Pluralsight, Inc., an online technology skills platform, and Alteryx, Inc., an analytic process automation platform, as well as several private companies. Mr. Maudlin previously served on the boards of ExactTarget, Inc. from May 2008 to July 2013, MediaMind Technologies, Inc. from August 2008 to June 2011, Sucampo Pharmaceuticals, Inc. from September 2006 to February 2013 and Web.com Group, Inc. from February 2002 to October 2018. Mr. Maudlin holds a Masters in Management degree with a concentration in Accounting, Finance, and Management from the Kellogg School of Management at Northwestern University and a Bachelor of Arts degree in economics from St. Olaf College, and is trained as a Certified Public Accountant (inactive).

Mr. Maudlin’s qualifications to serve on our board of directors include: his extensive financial and accounting experience; the insights he has gained from his experience in the venture capital industry; and his extensive experience serving as a director for numerous public and private technology companies.
Deep Shah,
42, has served on our Board since September 2021. Mr. Shah is the
Co-President
of Francisco Partners, whom he joined in 2003. Prior to that Mr. Shah worked at Morgan Stanley in London across a range of groups from 2000 to 2003. Mr. Shah previously served on the board of Attenti, BluJay, Click Software,
C-MAC
MicroTechnology, eFront, Ex Libris, Lumata, Masternaut, Metaswitch Networks, NexTraq, Operative, Paysafe, Prometheus Group, and SmartFocus. Mr. Shah holds an M.A. in Economics from the University of Cambridge (UK) with First Class Honors.
Mr. Shah’s qualifications to serve on our board include: his substantial experience as a technology investor for over fifteen years; significant experience in supply chain and resource management; and his extensive experience serving as a director for numerous technology companies.
Martin Fichtner
, 44, has served on our Board since September 2021. Mr. Fichtner joined Temasek in May 2019 and currently is Managing Director, TMT of Temasek International (USA) LLC. Most recently, Mr. Fichtner was at technology private equity firm Silver Lake from 2010 to 2019, where he was Managing Director of Silver Lake Kraftwerk, a fund focused on technology-enabled growth businesses. Earlier, Mr. Fichtner was a Principal and founding member of Elevation Partners from 2004 to 2010, where he focused on private equity investments in online media and consumer-related technology sectors. Mr. Fichtner began his investing career at Silver Lake from 2002 to 2004, focusing on investments in core information technology businesses. Prior to becoming a private equity investor, Mr. Fichtner was an investment banker at Goldman, Sachs & Co. He holds a Bachelor of Science in Industrial Engineering and a Master of Science in Engineering Economic Systems & Operations Research, both from Stanford University.
Mr. Fichtner’s qualifications to serve on our board include: his substantial experience as a technology investor for over nineteen years; and his extensive experience serving as director for numerous technology companies.
Family Relationships
There are no family relationships among any of our executive officers or directors.
Board Structure
Our Board currently comprises nine members. Effective as of the BluJay Acquisition Closing, the following people were appointed as directors of the Company:
Class
 I directors
: Eva F. Huston, Stephen C. Daffron and Keith W. Abell;
Class
 II directors
: Ryan M. Hinkle, Timothy I. Maudlin and Deep Shah; and
Class
 III directors
: Chinh E. Chu, Michael A. Farlekas and Martin Fichtner.
Our directors are divided into three classes serving staggered three-year terms. Class I, Class II and Class III directors will serve until our annual meetings of stockholders in 2022, 2023 and 2024, respectively. At each annual meeting of stockholders, directors will be elected to succeed the class of directors whose terms have expired. This classification of our Board could have the effect of increasing the length of time necessary to change the composition of a majority of the Board. Under the Amended and Restated Investor Rights Agreement, subject to certain step down provisions, the Insight Member has the right to nominate three board members (of which one is expected to remain vacant), CC Capital, on behalf of the Sponsor, has the right to nominate five board members (of which one is expected to remain vacant), a representative of Francisco Partners has the right to nominate one board member and the Temasek Representative has the right to nominate one board member. Two of the three IVP Directors, four of the five Sponsor Directors, the FP Director, the Temasek Director and the Chief Executive Officer of E2open, the CEO Director, comprised the Company Board following the BluJay Acquisition Closing. The directors nominated as Class I directors with terms ending at the Company’s 2022 annual meeting of stockholders include up to three Sponsor Directors. The directors nominated as Class II directors with terms ending at the Company’s 2023 annual meeting of stockholders include two IVP Directors and up to one Sponsor Director (currently with one Sponsor Director vacancy), and include one FP Director. The directors nominated as Class III directors with terms ending at the Company’s 2024 annual meeting of stockholders include up to one IVP Director (currently with one IVP Director vacancy), one Sponsor Director and the CEO Director, and include one Temasek Director.
Director Independence
Under the rules of NYSE, independent directors must comprise a majority of a listed company’s board of directors. In addition, the rules of NYSE require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating, sustainability and corporate governance committees be independent. Under the rules of NYSE, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Audit committee members must also satisfy the additional independence criteria set forth in Rule
10A-3
under the Exchange Act and the rules of NYSE. Compensation committee members must also satisfy the additional independence criteria set forth in Rule
10C-1
under the Exchange Act and the rules of NYSE.
In order to be considered independent for purposes of Rule
10A-3
under the Exchange Act and under the rules of NYSE, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.
To be considered independent for purposes of Rule
10C-1
under the Exchange Act and under the rules of NYSE, the board of directors must affirmatively determine that the member of the compensation committee is independent, including a consideration of all factors specifically relevant to determining whether the director has a relationship to the company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (i) the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the company to such director; and (ii) whether such director is affiliated with the company, a subsidiary of the company or an affiliate of a subsidiary of the company.
The Board has undertaken a review of the independence of each director and considered whether each director of the Company has a material relationship with the Company that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, the Company determined that Chinh E. Chu, Eva F. Huston, Stephen C. Daffron, Ryan M. Hinkle, Keith W. Abell, Timothy I Maudlin, Deep Shah and Martin Fichtner are “independent directors” as defined under the listing requirements and rules of NYSE and the applicable rules of the Exchange Act.
Board Leadership Structure
The Company believes that the structure of the Board and its committees will provide strong overall management of the Company.

Committees of the Board
The Board has an audit committee, compensation committee, and nominating, sustainability and corporate governance committee. The composition and responsibilities of each of the committees of the Board is described below. Members will serve on these committees until their resignation or until as otherwise determined by the Board.
Role of the Board in Risk Oversight
Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including the risks described above under the heading “
Risk Factors
.” Management is responsible for the
day-to-day
management of risks we face, while our Board, as a whole and through its committees, has responsibility for the oversight of risk management of the Company. In its risk oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.
The role of the Board in overseeing the management of our risks is conducted primarily through committees of the Board, as disclosed in the descriptions of each of the committees below and in the charters of each of the committees. The full Board (or the appropriate Board committee in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on us, and the steps we take to manage them. When a Board committee is responsible for evaluating and overseeing the management of a particular risk or risks, the chairperson of the relevant committee reports on the discussion to the full Board during the committee reports portion of the next Board meeting. This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.
A copy of the Corporate Governance Guidelines is available on our investor relations website.
Committees of the Board of Directors
Audit Committee
Timothy I. Maudlin, Eva F. Huston, Keith W. Abell and Martin Fichtner serve as members of our Audit Committee. Under the NYSE listing standards and applicable SEC rules, all the directors on the Audit Committee must be independent; our Board has determined that each of Timothy I. Maudlin, Eva F. Huston, Keith W. Abell and Martin Fichtner are independent under the NYSE listing standards and applicable SEC rules. Timothy I. Maudlin serves as the Chairman of the Audit Committee. Each member of the Audit Committee is financially literate and our Board has determined that Timothy I. Maudlin and Eva F. Huston each qualify as an “audit committee financial expert” as defined in applicable SEC rules. The Company’s Audit Committee is responsible for, among other things:

•	selecting a qualified firm to serve as the independent registered public accounting firm to audit the Company’s financial statements;

•	helping to ensure the independence and performance of the independent registered public accounting firm;

•
discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and the independent registered public accounting firm, the Company’s interim and year-end
financial statements;

•	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•	reviewing and overseeing the Company’s policies on risk assessment and risk management, including enterprise risk management;

•	reviewing the adequacy and effectiveness of internal control policies and procedures and the Company’s disclosure controls and procedures; and

•
approving or, as required,
pre-approving,
all audit and all permissible
non-audit
services, other than de minimis
non-audit
services, to be performed by the independent registered public accounting firm.

The Board has adopted a written charter for the Audit Committee, which is available on the Company’s investor relations website at investors.e2open.com.
Compensation Committee
Chinh E. Chu, Ryan M. Hinkle, Eva F. Huston and Martin Fichtner serve as members of our Compensation Committee. Under the NYSE listing standards, we are required to have a Compensation Committee composed entirely of independent directors; our Board has determined that each of Chinh E. Chu, Ryan M. Hinkle, Eva F. Huston and Martin Fichtner are independent. Chinh E. Chu serves as Chairman of the Compensation Committee. The Company’s Compensation Committee is responsible for, among other things:

•	reviewing, approving and determining the compensation of the Company’s officers and key employees;

•	reviewing, approving and determining compensation and benefits, including equity awards, to directors for service on the Board or any committee thereof;

•	administering the Company’s equity compensation plans;

•	reviewing, approving and making recommendations to the Board regarding incentive compensation and equity compensation plans; and

•	establishing and reviewing general policies relating to compensation and benefits of the Company’s employees.
The Board has adopted a written charter for the Compensation Committee, which is available on the Company’s investor relations website at investors.e2open.com.
Nominating. Sustainability and Corporate Governance Committee
Stephen C. Daffron, Ryan M. Hinkle, Timothy I. Maudlin and Deep Shah serve as members of our Nominating, Sustainability and Corporate Governance Committee. Under the NYSE listing standards, we are required to have a nominating, sustainability and corporate governance committee composed entirely of independent directors; our Board has determined that each of Stephen C. Daffron, Ryan M. Hinkle, Timothy I. Maudlin and Deep Shah are independent. Stephen C. Daffron serves as Chairman of the Nominating, Sustainability and Corporate Governance Committee. The Nominating, Sustainability and Corporate Governance Committee is responsible for, among other things:

•	identifying, evaluating and selecting, or making recommendations to the Board regarding, nominees for election to the Board and its committees;

•	reviewing, evaluating and overseeing all Environmental, Social and Governance (ESG) related matters;

•	evaluating the performance of the Board and of individual directors;

•	considering, and making recommendations to the Board regarding the composition of the Board and its committees;

•	reviewing developments in corporate governance practices;

•	evaluating the adequacy of the corporate governance practices and reporting;

•	reviewing related person transactions; and

•	developing, and making recommendations to the Board regarding, corporate governance guidelines and matters.
The Board has adopted a written charter for the Nominating. Sustainability and Corporate Governance Committee, which is available on the Company’s investor relations website at investors.e2open.com.
Corporate Governance Guidelines and Code of Business Conduct
The Board adopted Corporate Governance Guidelines which address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable. In addition, the Board adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. The full text of our Corporate Governance Guidelines and our Code of Business Conduct and Ethics are posted on Company’s investor relations website at investors.e2open.com.
Compensation Committee Interlocks and Insider Participation
None of our officers currently serves, and in the past year has not served, as a member of the Board or compensation committee of any entity that has one or more officers serving on our Board. See the section titled “
Certain Relationships and Related Party Transactions
” for information about related party transactions involving members of our compensation committee or their affiliates.
Compensation of Directors
For information on director compensation, see the section titled “
Executive Compensation — Director Compensation
.”

EXECUTIVE COMPENSATION
The following sets forth information about the compensation paid to or accrued by our principal executive officer and our two other most highly compensated persons serving as executive officers as of February 28, 2021 for services rendered for the fiscal year ended February 29, 2020 (“fiscal 2020”) and fiscal year ended February 28, 2021 (“fiscal 2021”). As an emerging growth company, E2open has opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies” as such term is defined in the rules promulgated under the Securities Act, which require compensation disclosure for its principal executive officer and its two other most highly compensated executive officers. These three officers are referred to herein as E2open’s “named executive officers.”
The compensation reported in the summary compensation table below is not indicative of how E2open will compensate its named executive officers in the future. The Board and Compensation Committee of E2open recently reviewed, evaluated, and modified its compensation framework as a publicly traded company. E2open’s compensation program following the Business Combination Closing, which occurred on February 4, 2021, will vary from its historical practices, as described below under
“— Key Compensation Actions for Fiscal Year 2022
.”
Summary Compensation Table

Name and Principal Position	Fiscal Year (1)	Salary ($) (2)	Option Awards ($) (3)	Non Equity Incentive Plan Compensation ($) (4)	All Other Compensation ($) (5)	Total ($)
Michael A. Farlekas	2021	421,713	7,239,303	—	8,400	7,669,417
President & Chief Executive Officer	2020	398,713	—	380,000	8,250	786,963

Jarett J. Janik	2021	300,000	1,326,949	—	8,400	1,635,349
Chief Financial Officer	2020	290,000	825,000	240,000	5,632	1,360,632

Peter R. Hantman	2021	350,000	1,995,018	—	8,400	2,353,418
Chief Operating Officer & EVP, Global Business Units	2020	332,000	—	325,000	8,250	665,250

(1)	Our fiscal year ends on the last day of February.
(2)
Effective September 1, 2019, each of Messrs. Farlekas’, Janik’s and Hantman’s base salary was increased from $334,000, $280,000 and $314,000, respectively, to $380,000, $300,000 and $350,000, respectively. In fiscal 2020, Mr. Farlekas’ base salary included an incremental payment of $41,713 to account for his increased expenses for frequent travel on our behalf. We pay Mr. Farlekas this additional amount in regular installments in accordance with our regular payroll practices and do not require that it be used towards any particular expense, or that Mr. Farlekas provide any documentation as to how the proceeds are used. In fiscal 2021, this amount was $41,714.

(3)
The amounts reported in this column for fiscal year ended February 28, 2021 represent the unit-based compensation expense computed in accordance with ASC 718 as a result of the accelerated vesting and modification of the Class B Units granted to each of our named executive officers prior to the occurrence of the Business Combination. For accounting purposes, the Class B Units were modified because the vesting of certain awards that would not have otherwise vested was accelerated upon the Business Combination Closing. The amounts reflect the unit-based compensation expense for these grants and do not represent the actual economic value that may be realized by each named executive officer. There can be no assurance that these amounts will ever be realized. In connection with the Business Combination, the Class B Units were exchanged in part for cash and in part for equity consideration comprised of Common Units of E2open Holdings, together with a corresponding number of shares of our Class V Common Stock, Series 1 RCUs and Series 2 RCUs based on the equity consideration valuation at the Business Combination Closing. Of the amounts reported in this column in respect of each named executive officer’s unvested awards that were accelerated, for each of Messrs. Farlekas, Janik and Hantman, $3,493,365, $641,457 and $963,115 was delivered in cash, respectively, and the remainder was delivered in equity.
(4)
The amounts reported as earned in this column represent the bonuses earned by each named executive officer pursuant to the Executive Bonus Plan. For fiscal 2021 and 2020, these amounts were paid in May 2021 and 2020, respectively. For additional information, see
Executive Bonus Plan
below.

(5)	The amounts listed in the “All Other Compensation” column represent matching contributions paid on behalf of each named executive officer under our 401(k) plan.
Narrative to Summary Compensation Table
Executive Employment Agreements
Certain of the compensation paid to E2open’s named executive officers reflected in the summary compensation table was provided pursuant to employment agreements, which are summarized below. Except as described below under
“— Severance Benefits
,” each of the named executive officers is employed on an
at-will
basis. The agreements that covered employment in fiscal 2021 were superseded by new employment letter agreements discussed in more detail below under
“— Key Compensation Actions for Fiscal Year 2022
.”
Each of Messrs. Farlekas, Janik, and Hantman were a party to an employment agreement memorializing the terms of the executive’s employment with E2open. Effective September 1, 2019, each of Messrs. Farlekas’, Janik’s and Hantman’s base salary was set at $380,000, $300,000, and $350,000, respectively. Mr. Farlekas also received an annual payment, totaling $41,714 in fiscal 2021, to account for his expenses for frequent travel on behalf of the company. E2open pays Mr. Farlekas this additional payment in regular installments in accordance with E2open’s regular payroll practices and does not require that it be used towards any specific expense, or that Mr. Farlekas provide any documentation as to how the proceeds are used. In addition, each of Messrs. Farlekas, Janik and Hantman were eligible to earn a target annual bonus of $380,000, $240,000, and $325,000, respectively, subject to the executive’s continued employment through the applicable payment date. Each executive was also a party to E2open’s standard Proprietary Information Agreement, which subjected him to an indefinite confidentiality provision, an inventions assignment provision, and a
12-month
post-termination
non-solicit
of E2open’s employees and, for Messrs. Farlekas and Janik, customers. Mr. Farlekas was also subject to a nine-month post-termination non-compete.
Executive Bonus Plan
Bonuses payable to E2open’s named executive officers in respect of service during fiscal 2020 were paid in May 2020 and determined based on the achievement of the following performance criteria: company recurring revenue, gross margin percentage, EBITDA and individual performance objectives, each, as established by the Board of Managers of E2open Holdings and given a weighting of 45%, 10%, 25% and 20%, respectively. For fiscal 2020, based on the actual level of achievement of our operating and personal performance objectives, the bonus for each executive was funded at 100%, resulting in a payout to each of Messrs. Farlekas, Janik and Hantman of $380,000, $240,000, and $325,000, respectively.
Bonuses payable to our named executive officers in respect of service during fiscal 2021 were paid in May 2021 and determined based on the achievement of the following performance criteria: total company revenue which includes both subscription and professional services revenue, net annual recurring revenue, gross margin percentage, EBITDA and individual performance objectives, each, as established by the board of managers of E2open Holdings and given a weighting of 25%, 40%, 25% and 10%, respectively. The Compensation Committee reviewed performance against the preset goals and determined that payout for fiscal 2021 would be 83% of target. As such, annual bonus payout for each of Messrs. Farlekas, Janik and Hantman were $315,400, $199,200 and $269,750, respectively.

Class B Units
Prior to the Business Combination, E2open Holdings had a unit-based compensation program that authorized, at the discretion of the Board of Managers of E2open or a committee thereof, the issuance of non-
vested restricted Class B Units. In connection with the Business Combination, all Class B Units were exchanged in part for cash and in part for equity consideration comprised of common units of E2open Holdings, together with a corresponding number of shares of Class V Common Stock of E2open Parent, Series 1 RCUs of E2open Holdings (which converted into shares of Class A Common Stock on June 8, 2021) and Series 2 RCUs of E2open Holdings based on the equity consideration valuation at the Business Combination Closing. All time and performance based vesting conditions in respect of the Class B Units were deemed to have been satisfied as of the Business Combination Closing.
Health and Welfare Plans
E2open’s named executive officers are eligible to participate in its employee benefit plans, including its medical, dental, vision, life, disability, health and dependent care flexible spending accounts, health savings account and accidental death and dismemberment benefit plans, in each case on the same basis as all of its other employees.
Retirement Plan
E2open sponsors a retirement plan intended to qualify for favorable tax treatment under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”), containing a cash or deferred feature that is intended to meet the requirements of Section 401(k) of the Code, for the benefit of its employees, including the named executive officers. No minimum benefit is provided under the plan. An employee is 100% vested in his or her pre-tax
deferrals when contributed. E2open will match 50% of the first 6% of compensation contributed to the 401(k) plan during each calendar year. E2open’s matching contribution is made in February of the year following the year to which the match relates, and each participant is immediately vested in the matching contribution. Participants must be employed with E2open on December 31st of the applicable plan year to receive the matching contribution.
Severance Benefits
Other than as set forth below, E2open did not offer or have in place for its named executive officers any severance or similar compensation programs providing for additional benefits or payments in connection with a termination of employment, change in job responsibility or change in control as of February 28, 2021.
Michael A. Farlekas
. Pursuant to Mr. Farlekas’ employment agreement, if Mr. Farlekas’ employment was terminated by E2open (other than for cause (as defined in his employment agreement), or as a result of his death or permanent disability), subject to Mr. Farlekas’ execution and non-revocation
of a general release of claims in favor of E2open and its affiliates, Mr. Farlekas was entitled to (i) continued payment of his base salary for nine months and (ii) an additional monthly amount equal to $1,900 for healthcare expenses for six months following the date of such termination, provided that the healthcare stipend will cease earlier if Mr. Farlekas becomes eligible to receive healthcare coverage from a subsequent employer.
Jarett J. Janik
. Pursuant to Mr. Janik’s employment agreement, if Mr. Janik’s employment was terminated by E2open (other than for cause (as defined in his employment agreement) or because of his death or permanent disability), subject to Mr. Janik’s execution and non-revocation
of a general release of claims in favor of E2open and its affiliates, Mr. Janik was entitled to continued payment of his base salary for six months following such date of termination.
Peter R. Hantman
. Pursuant to Mr. Hantman’s employment agreement, if Mr. Hantman’s employment is terminated by E2open (other than for cause (as defined in his employment agreement) or as a result of his death or permanent disability), subject to Mr. Hantman’s execution and non-revocation
of a general release of claims in favor of E2open and its affiliates, Mr. Hantman was entitled to the sum of (a) 50% of his then-current base salary and (b) 50% of his target annual bonus for the fiscal year in which the termination occurs, paid in equal installments over six months following such date of termination.
In connection with the Business Combination, these severance benefits were terminated and replaced by the E2open Parent Holdings, Inc. Executive Severance Plan — see
“— Key Compensation Actions for Fiscal Year 2022.”
Outstanding Equity Awards at Fiscal
Year-End
The named executive officers did not have any outstanding equity awards as of February 28, 2021.
Director Compensation
Director Compensation
The Company adopted a new board of directors’ compensation program which is designed to provide competitive compensation necessary to attract and retain quality non-employee
directors and to encourage ownership of Class A Common Stock to further align their interests with those of our stockholders. The new program, effective March 1, 2021, offers the following compensation for non-employee
directors:

•	An annual cash retainer of $75,000;

•
An annual cash retainer of $100,000 for the chair of the board of directors, $20,000 for the chair of the audit committee, $15,000 for the chair of the compensation committee and $10,000 for the chair of the nominating & governance committee; and

•
An equity retainer with a value of $175,000, payable in the form of restricted stock units that vest on the one-year
anniversary of the date of grant. For fiscal year 2022, the grant was fixed as of March 1st at a stock price of $9.77, resulting in 17,912 restricted stock units. The actual grant occurred upon the filing of the Company’s Form
S-8
on May 21, 2021, with the
one-year
vesting requirement commencing at such time.

All cash retainers are payable quarterly in arrears.
The following table provides information concerning the compensation of each member of the Board of Directors of E2open Parent Holdings, Inc. for fiscal 2021.

Director Name	All other Compensation (1)	Total
Timothy I. Maudlin	$75,000	$75,000

(1)
Represents the grant date fair value of 6,830 shares of common stock granted to Mr. Maudlin on February 4, 2021, which were awarded pursuant to a Consulting Agreement. See
“— Narrative to Director Compensation Table
” below.

Narrative to Director Compensation Table
Maudlin Consulting Agreement
On September 17, 2020, Timothy I. Maudlin entered into a Consulting Agreement with E2open, LLC and its parent E2open Holdings, LLC (formerly known as Eagle Parent Holdings, LLC) whereby Mr. Maudlin would provide consulting services on behalf of E2open Holdings, LLC in connection with its negotiation with the various CC Neuberger entities regarding the transaction that ultimately culminated in the Business Combination.

In consideration for the consulting services and upon the successful completion of the Business Combination, Mr. Maudlin was entitled to a grant of fully vested common stock in the ultimate parent with a grant date fair value of $75,000. Such grant was made on February 4, 2021 based on a closing stock price of $10.98 resulting in the issuance of 6,830 shares of fully vested Class A Common Stock.
Key Compensation Actions for Fiscal Year 2022
As part of its review of E2open’s compensation framework as a publicly traded company following the Business Combination, the Compensation Committee met on February 24, 2021 to review the compensation of the named executive officers and directors of the Company for fiscal year 2022 which commenced March 1, 2021. The below material compensation decisions were recommended to the Board of Directors and ultimately approved for fiscal year 2022.
Employment Terms and Letter Agreements
The Board of Directors approved the entry into employment letter agreements with the named executive officers that set forth the terms of continued employment with the Company. The form of letter agreement is the same for each executive and provides for the provision of base salary, an annual cash incentive opportunity and a long-term equity opportunity. The agreement also provides for participation in the various health, insurance, retirement, paid time off and other benefits provided to other officers of the Company in accordance with the Company’s benefit plans, programs and policies in effect from time to time. Except as provided for in the Executive Severance Plan that each executive is eligible to participate in, the named executive officers are employed on an at-will
basis.
Michael A. Farlekas, President and Chief Executive Officer

•	Base salary — $421,714

•	Executive Annual Incentive Plan — Target bonus set at $750,000

•
Equity Incentive Plan — Initial equity grant with an aggregate grant date fair value equal to $4.5 million, with 33% awarded in the form of stock options subject to performance and service based vesting criteria and the remaining grant awarded in the form of restricted stock units, 50% of which will be subject to performance and service based vesting criteria and 50% of which will be subject solely to service based vesting criteria. All grants will be subject to the terms and conditions of the Equity Incentive Plan and the forms of award agreement previously filed. Mr. Farlekas will be eligible for long-term incentive grants each fiscal year beginning with fiscal year 2023, with the target value of such grants expected to be not less than $4.5 million. See
Equity Incentive Plan
below for additional details.

Jarett J. Janik, Chief Financial Officer

•	Base salary — $300,000

•	Executive Annual Incentive Plan — Target bonus set at $400,000

•
Equity Incentive Plan — Initial equity grant with an aggregate grant date fair value equal to $2.0 million, with 33% awarded in the form of stock options subject to performance and service based vesting criteria and the remaining grant awarded in the form of restricted stock units, 50% of which will be subject to performance and service based vesting criteria and 50% of which will be subject solely to service based vesting criteria. All grants will be subject to the terms and conditions of the Equity Incentive Plan and the forms of award agreement previously filed. Mr. Janik will be eligible for long-term incentive grants each fiscal year beginning with fiscal year 2023, with the target value of such grants expected to be not less than $2.0 million. See
Equity Incentive Plan
below for additional details.

Peter R. Hantman, Chief Operating Officer

•	Base salary — $332,000

•	Executive Annual Incentive Plan — Target bonus set at $500,000

•
Equity Incentive Plan — Initial equity grant with an aggregate grant date fair value equal to $2.0 million, with 33% awarded in the form of stock options subject to performance and service based vesting criteria and the remaining grant awarded in the form of restricted stock units, 50% of which will be subject to performance and service based vesting criteria and 50% of which will be subject solely to service based vesting criteria. All grants will be subject to the terms and conditions of the Equity Incentive Plan and the forms of award agreement previously filed. Mr. Hantman will be eligible for long-term incentive grants each fiscal year beginning with fiscal year 2023, with the target value of such grants expected to be not less than $2.0 million. See
Equity Incentive Plan
below for additional details.

Executive Annual Incentive Program
The Board approved the adoption of an Executive Annual Incentive Program, which provides for a cash bonus to our executive team, including our named executive officers, upon achievement of specific performance milestones. The objective of the Executive Annual Incentive Program is to reward achievement of annual financial performance goals, and to establish appropriate company performance expectations to ensure executives are accountable for the Company’s continued growth and financial performance.
Performance measures and goals for determining named executive officers’ fiscal year 2022 annual incentive awards are based on the Company’s achievement of financial performance goals, including organic revenue growth, net bookings, and adjusted EBITDA. For each performance measure, 100% of the bonus opportunity will be paid with respect to such metric if target performance is achieved. Payout begins at 25% of target for both net bookings and adjusted EBITDA while payout begins at 50% of target for organic revenue growth. All payouts max out at 200% of target. No bonus will be allocated to a performance measure if minimum threshold results are not achieved.
The Executive Annual Incentive Program will be administered by the Compensation Committee.
Equity Incentive Plan
At the extraordinary general meeting held on February 2, 2021, CCNB1 shareholders considered and approved the Incentive Plan and reserved 15,000,000 shares of Class A Common Stock for issuance. The Incentive Plan was approved by the Board of Directors of the Company, and became effective, on February 4, 2021. The purposes of the Incentive Plan are to enable E2open to attract and retain the types of employees and independent directors who will contribute to long-range success, provide incentives to align the interests of employees and independent directors with those of stockholders, and promote the success of the business. These incentives are provided through the grant of stock options, restricted stock, restricted stock units, performance share awards, cash awards and other equity-based awards.
Executive Severance Plan
On February 4, 2021, the Company adopted an Executive Severance Plan for the benefit of the Company’s Chief Executive Officer and each of his direct reports. Pursuant to the severance plan, upon a qualifying termination of employment (which includes a termination of employment by the Company without “cause” or following a resignation for “good reason” (each, as defined in the plan)), subject to the execution of a release of claims against the Company and its affiliates, the participant would be eligible to receive severance equal to (i) a lump sum payment equal to one-times
the participant’s base salary and target bonus opportunity, (ii) a pro-rata

bonus for the year in which the termination occurs, determined based on actual performance following the end of the applicable performance period and paid at such time as all other bonus participants, and (iii) reimbursement for a portion of the participant’s COBRA continuation coverage premiums for a period of up to 18 months. If the qualifying termination occurs following a change in control of the Company, the severance payments will be equal to (i) a lump sum payment equal to two-
times the participant’s base salary and target bonus opportunity, (ii) a pro-rata
bonus for the year in which the termination occurs, determined based on actual performance following the end of the applicable performance period and paid at such time as all other bonus participants, and (iii) reimbursement for a portion of the participant’s COBRA continuation coverage premiums for a period of up to 18 months. Payment of the severance benefits is generally subject to the participant’s agreement to be subject to a covenant not to compete with the Company or solicit its employees and customers for a period of 12 months following a termination of employment.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Other than as described below, there have not been, nor are there any currently proposed, transactions or series of similar transactions meeting this criteria to which we have been or will be a party other than compensation arrangements, including employment, termination of employment and change in control arrangements, which are described where required under “
Executive Compensation.
” We believe the terms of the transactions described below were comparable to terms we could have obtained in arm’s-length
dealings with unrelated third parties.
Post-Business Combination Agreements
Tax Receivable Agreement
On February 4, 2021, in connection with the Business Combination Closing, we entered into the Tax Receivable Agreement with certain of the E2open Sellers whereby we are required to pay certain sellers, as applicable, 85% of the tax savings that we realize from increases in the tax basis in E2open Holdings’ assets as a result of the sale of E2open Holdings’ equity interests, the future exchange of the Common Units for shares of Class A Common Stock (or cash), certain pre-existing
tax attributes of the Blockers and certain other tax benefits related to entering into the Tax Receivable Agreement including tax benefits attributable to payments under the Tax Receivable Agreement in accordance with the Tax Receivable Agreement.
Amended and Restated Investor Rights Agreement
On February 4, 2021, in connection with the Business Combination Closing, we entered into the Investor Rights Agreement which provides affiliates of Insight Partners and CC Capital the right to nominate members of our board of directors, requires parties to vote in favor of director nominees recommended by our board of directors, require us to register securities within 30 days of the Business Combination Closing and limit transfers of beneficially owned shares of our common stock prior to the termination of the
Lock-up
Period, among others.
In connection with the BluJay Acquisition Closing, the parties to the Investor Rights Agreement amended and restated the Investor Rights Agreement on September 1, 2021, in order to add Francisco Partners and the Temasek Parties as parties thereto and to make other changes related to the BluJay Acquisition. The Amended and Restated Investor Rights Agreement provides each of Francisco Partners and the Temasek Representative with the right to nominate one director to the Company’s board of directors (subject to certain conditions). The Amended and Restated Investor Rights Agreement also includes registration rights in respect of the shares of Class A Common Stock of the Company held by the equityholders party thereto. In addition, in the Amended and Restated Investor Rights Agreement, Francisco Partners, the Temasek Shareholder, and certain of the existing equityholders of the Company agreed to a six month
“lock-up”
restriction with respect to their shares of Class A Common Stock. The other BluJay Sellers also entered into lock-up
agreements with the Company on September 1, 2021, pursuant to which they agreed to a six month
“lock-up”
restriction with respect to their shares of Class A Common Stock of Company.
Sponsor Side Letter Agreement
In connection with the execution of the Business Combination Agreement, the Sponsor, certain investors and CCNB1’s Independent Directors entered into the Sponsor Side Letter Agreement with CCNB1. Under the Sponsor Side Letter Agreement, 2,500,000 Class B Ordinary Shares of CCNB1 held by the Sponsor and CCNB1’s Independent Directors were automatically converted into 2,500,000 shares of Series
B-1
Common Stock, which, collectively, are referred to as the Restricted Sponsor Shares. The vesting conditions of the shares of Series
B-1
Common Stock mirror the Series 1 RCUs. Upon conversion of the Restricted Sponsor Shares, the holder of each such Restricted Sponsor Share will be entitled to receive a payment equal to the amount of dividends declared on a share of Class A Common Stock beginning at the Business Combination Closing and ending on the day before the date such Restricted Sponsor Share converts into a share of Class A Common Stock. If any of the Restricted Sponsor Shares do not convert prior to the ten-year
anniversary of the Business Combination Closing, such Restricted Sponsor Shares will be canceled for no consideration and will not be entitled to receive any
Catch-Up
Payment, as defined in the Third Company Agreement, in respect of such Restricted Sponsor Shares.
Indemnification Agreements
Concurrently with the Business Combination, we entered into indemnification agreements with certain executive officers, Section 16 officers and/or directors.
Upon the closing of the BluJay Acquisition, we entered into indemnification agreements with two new directors of E2open.
Lock-Up
Agreements
In the Amended and Restated Investor Rights Agreement, Francisco Partners, the Temasek Shareholder, and certain of the existing equityholders of the Company agreed to a six month
“lock-up”
restriction with respect to their shares of Class A Common Stock. The other BluJay Sellers also entered into lock-up
agreements with the Company on September 1, 2021, pursuant to which they agreed to a six month
“lock-up”
restriction with respect to their shares of Class A Common Stock of the Company.
Stock Option Grants to Directors and Executive Officers; Transaction Bonuses
We have granted stock awards to certain of our directors and expect to grant stock options or stock awards to certain of our named executive officers. For more information regarding the stock options and stock awards granted to our directors and named executive officers, see the section titled “
Executive Compensation
.”
Limitation of Liability and Indemnification of Directors and Officers
Our Certificate of Incorporation provides that no director will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except as required by applicable law, as in effect from time to time. For more information regarding the limitations of liability and indemnification see the section titled “
Description of Securities
.”
Related-Party Transaction Policy
We have adopted a formal written policy that applies to our executive officers, directors, nominees for directors, holders of more than five percent of any class of our voting securities and any member of the immediate family of, and any entity affiliated with, any of the foregoing persons. Such persons will not be permitted to enter into a related-party transaction with us without the prior consent of our audit committee, subject to exceptions for certain pre-approved
related party transactions. Any request for us to enter into a transaction with an executive officer, director, principal stockholder or any of their immediate family members or affiliates in which such executive officer, director, principal stockholder or any of their immediate family members has or will have a direct or indirect material interest must first be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee will consider the relevant facts and circumstances available and deemed relevant to our audit committee, including, but not limited to, whether the transaction will be on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related- party’s interest in the transaction.

BENEFICIAL OWNERSHIP OF SECURITIES
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth information known to us regarding the beneficial ownership of our common stock as of September 9, 2021 by:

•	each person who is the beneficial owner of more than 5% of the outstanding shares of our common stock;

•	each of our named executive officers and directors; and

•	all of our executive officers and directors as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Except as described in the footnotes below and subject to applicable community property laws and similar laws, we believe that each person listed above has sole voting and investment power with respect to such shares.
The beneficial ownership of shares of the Company’s common stock as of September 9, 2021 is based on the following: (i) an aggregate of 299,043,813 shares of Class A Common Stock issued and outstanding and (ii) 41,976,801 shares of Class V Common Stock issued and outstanding; provided that, the information below excludes (a) the shares of Class A Common Stock reserved for future awards under the EIP, (b) 13,799,972 shares of Class A Common Stock subject to outstanding Public Warrants of the Company,
(c) non-voting
shares of
Series B-2
Common Stock issued upon completion of the Business Combination.
Unless otherwise indicated, the Company believes that all persons named in the table below have sole voting and investment power with respect to all shares of voting stock beneficially owned by them. Unless otherwise noted, the business address of each of the following entities or individuals is 9600 Great Hills Trail #300E, Austin, Texas 78759.

Name and Address of Beneficial Owner	Class A Stock Number of Shares%	%	Class V Stock Number of Shares%	%	% of Total Voting Power
Five Percent Holders
CC Neuberger Principal Holdings I Sponsor LLC (1)	25,530,000	8.54%	—	—	7.62%
NBOKS (2)	41,617,831	13.92%	—	—	12.42%
Insight Partners (3)	20,202,501	6.76%	26,566,466	73.84%	13.96%
Elliott Investment Management L.P. (4)	25,867,554	8.65%	—	—	7.72%
The WindAcre Partnership Master Fund LP (5)	24,968,542	8.35%	—	—	7.45%
Francisco Partners (6)	38,688,552	12.94%	—	—	11.55%
Temasek Shareholder (7)	29,248,151	9.78%	—	—	8.73%
Directors and Executive Officers
Michael A. Farlekas	153,531	*	1,497,316	*	*
Peter R. Hantman	68,270	*	578,233	*	*
Jarett J. Janik	68,720	*	221,479	*	*
Pawan Joshi	313,711	*	—	—	*
Laura L. Fese	106,022	*	—	—	*
Ron P. Kubera	136,037	*	—	—	*
David J. Kenneson	38,151	*	—	—	*
Kari Janavitz	—	—	—	—	—
Chinh E. Chu (8)	13,743,302	4.60%	—	—	4.10%

Name and Address of Beneficial Owner	Class A Stock Number of Shares%	%	Class V Stock Number of Shares%	%	% of Total Voting Power
Eva F. Huston	67,912	*	—	—	*
Keith W. Abell	67,912	*	—	—	*
Stephen C. Daffron	17,912	*	—	—	*
Ryan M. Hinkle (9)	17,912	*	—	—	*
Timothy I. Maudlin	24,742	*	165,013	*	*
Deep Shah (10)	—	—	—	—	—
Martin Fichtner (11)	—	—	—	—	—
All directors and named executive officers as a group (sixteen individuals)	14,824,134	4.96%	2,462,041	6.84%	5.16%

*	Less than 1%.
(1)
Consists of 15,250,000 shares of Class A Common Stock and 10,280,000 Warrants exercisable for shares of Class A Common Stock. The Sponsor has a board of two managers, CC NB Sponsor 1 Holdings LLC (“CC”), which is controlled by Chinh E. Chu, and NBOKS, for which Neuberger Berman Investment Advisers LLC, an indirect subsidiary of Neuberger Berman Group LLC, serves as investment adviser, and, in such capacity, exercises voting or investment power over the shares held directly by NBOKS for which Charles Kantor is a portfolio manager. The securities owned by the Sponsor are beneficially owned, in equal parts, by NBOKS and by CC; each of CC and NBOKS disclaim beneficial ownership of the securities owned by the Sponsor except to the extent of their respective pecuniary interest therein. The business address of the Sponsor is 200 Park Avenue, 58th Floor, New York, New York 10166.

(2)
Consists of 870,000 shares of Class A Common Stock owned by NBOKS Co-Invest Fund I LP (“NBOKS Co-Invest”), and (i) 22,982,831 Shares of Class A Common Stock and 5,000,000 Forward Purchase Warrants exercisable for shares of Class A Common Stock owned of record by NBOKS and (ii) 7,625,000 shares of Class A Common Stock and 5,140,000 Warrants exercisable for shares of Class A Common Stock owned on record by the Sponsor over which NBOKS is a co-control person. Neuberger Berman Investment Advisers LLC, an indirect subsidiary of Neuberger Berman Group LLC, serves as investment adviser to each of NBOKS and NBOKS Co-Invest and, in such capacity, exercises voting or investment power over the shares held directly and controlled by NBOKS, for which Charles Kantor is a portfolio manager, and NBOKS Co-Invest. Does not include any securities indirectly owned by this individual as a result of his or her interest in the sponsor or its affiliates. Mr. Kantor disclaims beneficial ownership of the securities owned by NBOKS Co-Invest and NBOKS except to the extent of his pecuniary interest therein.

(3)
Consists of 8,391,675 shares of Class A Common Stock owned by Insight Venture Partners (Cayman) IX, L.P., 1,789,373 shares of Class A Common Stock owned by Insight Venture (Delaware) IX, L.P., 5,220,857 shares of Class A Common Stock owned by Insight Venture Partners Growth-Buyout Coinvestment Fund (Cayman), L.P., 4,800,596 shares of Class A Common Stock owned by Insight Venture Partners Growth-Buyout Coinvestment Fund (Delaware), L.P. and 26,566,466 shares of Class V Common Stock owned by Insight E2open Aggregator, LLC (collectively, the “Insight Stockholders”). Insight E2open Aggregator, LLC is managed by Insight Venture Partners IX, L.P. The general partner of each of Insight Venture Partners IX, L.P., Insight Venture Partners (Cayman) IX, L.P. and Insight Venture Partners (Delaware) IX, L.P. is Insight Venture Associates IX, L.P., and the general partner of Insight Venture Associates IX, L.P. is Insight Venture Associates IX, Ltd. The general partner of each of Insight Venture Partners Growth-Buyout Coinvestment Fund (Cayman), L.P. and Insight Venture Partners Growth-Buyout Coinvestment Fund (Delaware), L.P. is Insight Venture Associates Growth- Buyout Coinvestment, L.P., and the general partner of Insight Venture Associates Growth-Buyout Coinvestment, L.P. is Insight Venture Associates Growth-Buyout Coinvestment, Ltd. The sole stockholders of each of Insight Venture Associates IX, Ltd. and Insight Venture Associates Growth-Buyout Coinvestment, Ltd. is Insight Holdings Group, LLC (“Insight Holdings”). Each of Jeffrey Horing, Deven Parekh, Peter Sobiloff, Jeffrey Lieberman and Michael Triplett is a member of the board of managers of Insight Holdings and may be deemed to hold voting and dispositive power over the shares held of record by the Insight Stockholders. Each of the members of the board of managers of Insight Holdings disclaims beneficial ownership of such shares except to the extent of their respective pecuniary interest therein, and the foregoing is not an admission that any of Insight Venture Partners IX, L.P., Insight Venture Associates IX, L.P., Insight Venture Associates IX, Ltd., Insight Venture Associates Growth-Buyout Coinvestment, L.P., Insight Venture Associates Growth-Buyout Coinvestment, Ltd. or Insight Holdings is the beneficial owner of any shares held by the Insight Stockholders. The principal business address of each of the Insight Stockholders is 1114 Avenue of the Americas, 36th Floor, New York, New York 10036.
(4)
Consists of 25,867,554 shares of Class A Common Stock held by the Elliott Funds (as defined herein) and/or their respective subsidiaries. Elliott Investment Management L.P., a Delaware limited partnership (“EIM”) is the investment manager of Elliott Associates, L.P., a Delaware limited partnership (“Elliott”) and Elliott International, L.P., a Cayman Islands limited partnership (“Elliott International” and together with Elliott, the “Elliott Funds”). The general partner of EIM is Elliott Investment Management GP LLC, a Delaware limited liability company (“EIM GP”). Paul E. Singer (“Singer”) is the sole managing member of EIM GP. EIM expressly disclaims equitable ownership of and pecuniary interest in any shares of Class A Common Stock. The principal business address of each of EIM, EIM GP and Singer is Phillips Point, East Tower, 777 South Flagler Drive, Suite 1000, West Palm Beach, FL 33401.

(5)
Consists of 24,968,542 shares of Class A Common Stock owned of record by The WindAcre Partnership Master Fund LP, an exempted limited partnership established in the Cayman Islands (“Master Fund”). The WindAcre Partnership LLC, a Delaware limited liability company (“WindAcre”) serves as the investment manager of the Master Fund. Snehal Rajnikant Amin is the principal beneficial owner and managing member of WindAcre and the only beneficial owner holding more than 5% (“Mr. Amin”). Mr. Amin disclaims beneficial ownership of the securities owned by the Master Fund except to the extent of his pecuniary interest therein. The principal business address of the Master Fund is Elian Fiduciary Services (Cayman) LTD, 190 Elgin Avenue, George Town, Grand Cayman KY1-9007, Cayman Islands.

(6)
Represents (a) 38,261,114 shares of Class A Common Stock held by Francisco Partners III (Cayman), L.P. and (b) 427,438 shares of Class A Common Stock held by Francisco Partners Parallel Fund III (Cayman), L.P. Francisco Partners GP III (Cayman), L.P. is the general partner of each of Francisco Partners III (Cayman), L.P. and Francisco Partners Parallel Fund III (Cayman), L.P. Francisco Partners Management, L.P. serves as the investment manager for Francisco Partners GP III (Cayman), L.P. As a result, each of Francisco Partners Management, L.P. and Francisco Partners GP III (Cayman), L.P. may be deemed to share voting and dispositive power over the shares of Class A Common Stock held by Francisco Partners III (Cayman), L.P. and Francisco Partners Parallel Fund III (Cayman), L.P. Voting and disposition decisions at Francisco Partners Management, L.P. with respect to the shares of Class A Common Stock held by Francisco Partners III (Cayman), L.P. and Francisco Partners Parallel Fund III (Cayman), L.P. are made by an investment committee. Each of the members of the investment committee disclaims beneficial ownership of any of the Class A Common Stock held. The address for each of the foregoing entities is One Letterman Drive, Building C, Suite 410, San Francisco, CA 94129.

(7)
Consists of 29,248,151 shares of Class A common stock owned of record by the Temasek Shareholder. The Temasek Shareholder is controlled by Temasek Holdings (Private) Limited. Pursuant to the Amended and Restated Investor Rights Agreement, the Temasek Representative has the right to appoint one director to the Company’s board. The principal business address of the Temasek Shareholder is 60B Orchard Road #06-18 Tower 2, The Atrium@Orchard, Singapore, Singapore, 238891.

(8)
Consists of (i) 7,625,000 shares of Class A Common Stock and 5,140,000 Warrants to purchase Class A Common Stock owned of record by the CC Neuberger Principal Holdings I Sponsor LLC and (ii) 978,302 shares of Class A Common Stock owned by CC NB Sponsor 1 Holdings, LLC , for which Mr. Chu is deemed to have beneficial ownership.

(9)
Mr. Hinkle is a Managing Director of Insight Partners, an affiliate of the Insight Stockholders described in footnote 3. Mr. Hinkle does not hold voting or dispositive power over the shares held of record by the Insight Stockholders. See footnote 3 for more information regarding the Insight Stockholders.

(10)
Mr. Shah is the Co-President of Francisco Partners. Mr. Shah does not hold voting or dispositive power over the shares held of record by the Francisco Partners entities. See footnote 7 for more information regarding Francisco Partners.

(11)
Mr. Fichtner is a Managing Director of Temasek, an affiliate of the Temasek Shareholder described in footnote 8. Mr. Fichtner does not hold voting or dispositive power over the shares held of record by the Temasek Shareholder. See footnote 8 for more information regarding the Temasek Shareholder.

Securities Authorized for Issuance Under Equity Compensation Plans
We currently have one equity incentive plan, the 2021 Omnibus Incentive Plan (referred to herein as the Equity Incentive Plan), which was approved by our shareholders prior to the completion of the Business Combination. The following table sets forth certain information regarding shares of common stock that may be issued under our equity incentive plans approved by shareholders and plans not approved by shareholders as of September 9, 2021:

Plan Category	(a)Number of Securities to be Issued Upon Exercise of Outstanding Rights		(b)Weighted- Average Exercise Price of Outstanding Rights		(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by stockholders	4,858,842	(1)	$8.31		10,178,263
Equity compensation plans not approved by stockholders	6,830	(2)		(2)	—

Total	4,865,672				10,178,263

(1)	For more information about the Equity Incentive, see the captions Equity Incentive Plan under Key Compensation Actions for Fiscal Year 2022 included in Executive Compensation .
(2)
Represents the grant date fair value of 6,830 shares of Class A Common Stock granted to Mr. Maudlin on February 4, 2021, pursuant to a consulting agreement. The shares were fully vested on the date of issuance. See the caption
 Narrative to Director Compensation Table
 under
 Director Compensation
 included in
Executive Compensation
.

SELLING HOLDERS
This prospectus relates to the resale by the Selling Holders from time to time of up to 101,529,573 shares of Class A Common Stock (including (i) 72,383,299 shares of Class A Common Stock issued in the BluJay Acquisition; (ii) 28,909,022 shares of Class A Common Stock issued to the BluJay PIPE Investors in connection with the BluJay Acquisition, (iii) 133,323 shares of Class A Stock issued pursuant to a purchase price adjustment in accordance with the Business Combination Agreement and (iv) 103,929 shares of Class A common Stock issuable upon the exchange of Common Units issued pursuant to a purchase price adjustment in accordance with the Business Combination Agreement and the surrender and cancellation of a corresponding number of shares of Class V Common Stock. The Selling Holders may from time to time offer and sell any or all of the Class A Common Stock set forth below pursuant to this prospectus and any accompanying prospectus supplement.
When we refer to the “Selling Holders” in this prospectus, we mean the persons listed in the table below, and their permitted transferees who later come to hold any of the Selling Holders’ interest in the Class A Common Stock in accordance with the terms of the agreement(s) governing the registration rights applicable to such Selling Holder’s shares of Class A Common Stock.
The following table sets forth, as of the date of this prospectus, the names of the Selling Holders, the aggregate number of shares of Class A Common Stock beneficially owned prior to the offering, the aggregate number of shares of Class A Common Stock that the Selling Holders may offer pursuant to this prospectus, and the number of shares of Class A Common Stock beneficially owned by, and percentage ownership of, the Selling Holders after the sale of the securities offered hereby. We have based percentage ownership following the offering on 299,043,813 shares of Class A Common Stock outstanding as of September 9, 2021, and have assumed that each Selling Holder will sell all shares of Common Stock offered pursuant to this prospectus.
We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.
We cannot advise you as to whether the Selling Holders will in fact sell any or all of such Class A Common Stock. In addition, the Selling Holders may sell, transfer or otherwise dispose of, at any time and from time to time, the Class A Common Stock in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of this table, we have assumed that the Selling Holders will have sold all of the securities covered by this prospectus upon the completion of the offering. A selling securityholder may sell or otherwise transfer all, some or none of such shares in this offering.

			Class A Common Stock Beneficially Owned After This Offering
Name of Selling Securityholder	Class A Common Stock Beneficially Owned Prior to Offering	Number of Shares of Class A Common Stock Being Offered	Number	Percent
Francisco Partners (1)	38,688,552	38,688,552	0	*
Aranda Investments Pte. Ltd. (2)	29,248,151	29,248,151	0	*
Altai Capital Management, L.P. (3)	9,182,974	950,097	8,232,877	2.75%
Alyeska Master Fund, L.P. (4)	1,990,441	1,698,113	292,328	*
Arcadia Sonar Investors LP (5)	707,547	707,547	0	*
Baron Small Cap Fund (6)	6,886,792	1,886,792	5,000,000	1.67%
CC NB Sponsor 1 Holdings, LLC (7)	978,302	28,302	950,000	*
Affiliates of Eminence Capital, LP (8)	15,745,244	4,950,495	10,794,749	3.61%
Affiliates of Gagnon Securities LLC (9)	623,561	188,679	434,882	*
GGC Public Equities Opportunities, L.P. (10)	707,547	707,547	0	*
NBOKS (11)	41,617,831	2,452,831	39,165,000	13.10%
The Windacre Partnership Master Fund LP (12)	24,968,542	7,920,792	17,047,750	5.70%
XN Exponent Master Fund LP (13)	4,185,753	3,773,585	412,168	*
Atalan Master Fund, LP (14)	8,100,000	943,396	7,156,604	2.39%
Owl Rock Technology Finance Corp. (15)	1,650,943	1,650,943	0	*
Affiliates of Sycomore Asset Management (16)	849,057	849,057	0	*
James A. Quella Famility Trust (17)	34,591	34,591	0	*
James A. Quella	172,956	172,956	0	*
William Francis Madden	35,132	35,132	0	*
Douglas Allen Surrett	114,207	114,207	0	*
Douglas A. Braun	596,998	596,998	0	*
Andrew Hicks	76,057	76,057	0	*
Michael Hunt	316,902	316,902	0	*
Patrick Joseph Rohlinger	32,015	32,015	0	*
Christopher Allen Timmer	191,882	191,882	0	*
Samuel Joseph Addeo	191,882	191,882	0	*
Scott Craven	96,447	96,447	0	*
Joy Marie Burkholder Meier	109,212	109,212	0	*
Robert J. Farrell	396,128	396,128	0	*
Sharon Samantha Plested	25,094	25,094	0	*
Johannes Jacobus Boos	110,707	110,707	0	*
Siegfried Mänzel	25,094	25,094	0	*
Katie Elizbeth Kinraid	112,924	112,924	0	*
David Alan Landau	191,882	191,882	0	*
Patrick J Maley	155,688	155,688	0	*
Tonya Beam Miller	56,509	56,509	0	*
Johnny Hanberg Thogersen	50,693	50,693	0	*
Sian Hopwood	103,391	103,391	0	*
Martin Andrew Hiscox	99,839	99,839	0	*
Andrew David Kirkwood	778,621	778,621	0	*
Jonathan Harston	73,437	73,437	0	*
Timothy Glen Hinson	168,235	168,235	0	*
Daniel Alan Grimm	43,914	43,914	0	*
Ronald Scott Brown	168,235	168,235	0	*
Timothy C. Conroy	125,471	125,471	0	*
Additional Selling Securityholders (18)	230,551	230,551	0	*
Total Shares	191,015,931	101,529,573	89,486,358

*	Less than 1%.
(1)
Represents (a) 38,261,114 shares of Class A Common Stock held by Francisco Partners III (Cayman), L.P. and (b) 427,438 shares of Class A Common Stock held by Francisco Partners Parallel Fund III (Cayman), L.P. Francisco Partners GP III (Cayman), L.P. is the general partner of each of Francisco Partners III (Cayman), L.P. and Francisco Partners Parallel Fund III (Cayman), L.P. Francisco Partners Management, L.P. serves as the investment manager for Francisco Partners GP III (Cayman), L.P. As a result, each of Francisco Partners Management, L.P. and Francisco Partners GP III (Cayman), L.P. may be deemed to share voting and dispositive power over the shares of Class A Common Stock held by Francisco Partners III (Cayman), L.P. and Francisco Partners Parallel Fund III (Cayman), L.P. Voting and disposition decisions at Francisco Partners Management, L.P. with respect to the shares of Class A Common Stock held by Francisco Partners III (Cayman), L.P. and Francisco Partners Parallel Fund III (Cayman), L.P. are made by an investment committee. Each of the members of the investment committee disclaims beneficial ownership of any of the Class A Common Stock held. The address for each of the foregoing entities is One Letterman Drive, Building C, Suite 410, San Francisco, CA 94129.

(2)
Represents 29,248,151 shares of Class A Common Stock owned of record by Aranda Investments Pte. Ltd. The principal business address of Aranda Investments Pte. Ltd. is 60B Orchard Road #06-18, The Atrium@Orchard, Singapore, Singapore, 238891.

(3)
Represents (a) 3,041,284 shares of Class A Common Stock and 3,039,731 Warrants to purchase Class A Common Stock, in each case, owned of record by Altai Capital Osprey LLC (“Osprey”), (b) 2,556,901 shares of Class A Common Stock (including 165,530 shares of Class A Common Stock issuable upon the conversion and exchange of an equal number of Series 2 RCUs) owned of record by Altai Capital Eagle LP (“Eagle”) and (c) 545,058 shares of Class A Common Stock owned of record by accounts (the “SMAs”) separately managed by Altai Capital Management L.P. (“Management L.P.”) pursuant to an investment management agreement (including 471,698 shares of Class A Common Stock owned of record by Wtrshd Fund 1, L.P.). Altai Capital Osprey GP, LLC (“Osprey GP”) is the managing member of Osprey. Altai Capital Eagle GP, LLC (“Eagle GP”) is the general partner of Eagle. Management L.P. is the investment manager for each of Osprey, Eagle and the SMAs. Altai Capital Management, LLC (“Management LLC”) is the general partner of Management L.P. The managing member of Management LLC is Rishi Bajaj (the “Altai Manager”). Management L.P., Management LLC and the Altai Manager may be deemed to beneficially own the securities held by Osprey, Eagle and the SMAs. Management L.P., Management LLC and the Altai Manager each disclaim beneficial ownership of such securities except to the extent of their pecuniary interests therein. The principal business address of each of Osprey, Eagle and the SMAs is c/o Altai Capital Management L.P., 4675 MacArthur Court, Suite 1500, Newport Beach, CA 92660.

(4)
Represents 1,698,113 shares of Class A Common Stock owned of record by Alyeska Master Fund, L.P. (“Alyeska Fund”) and 292,328 shares of Class A Common Stock issuable upon exercise of 292,328 warrants held by the Alyeska Fund. Alyeska Investment Group, L.P., the investment manager of Alyeska Fund, has voting and investment control of the shares of held of record by Alyeska Fund. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such securities. Mr. Parekh disclaims beneficial ownership of such securities held by Alyeska Fund. The principal business address of Alyeska Fund is c/o Alyeska Investment Group, 77 W. Wacker Drive, Suite 700, Chicago, Illinois 60601.

(5)
Represents 707,547 shares of Class A Common Stock owned of record by Arcadia Sonar Investors LP (“Arcadia Investor”). The general partner of Arcadia Investor is Arcadia Sonar General Partner LP. Kammy Moalemzadeh is the sole owner of Arcadia Sonar General Partner LP and may be deemed to beneficially own the securities held by Arcadia Investor. Mr. Moalemzadeh disclaims beneficial ownership of such securities held by Arcadia Investor except to the extent of his pecuniary interest therein. The principal business address of Arcadia Investor is c/o Arcadia Investments, 152 West 57th Street, New York, New York 10019.

(6)
Represents 6,886,792 shares of Class A Common Stock owned of record by Baron Small Cap Fund. Mr. Ronald Baron has voting and/or investment control over the shares held by Baron Small Cap Fund and, accordingly, may be deemed to have beneficial ownership of such shares. Mr. Baron disclaims beneficial ownership of the shares held by Baron Small Cap Fund. The address of Baron Small Cap Fund is 767 Fifth Avenue, 49th Floor, New York, New York 10153.
(7)
Represents 978,302 shares of Class A Common Stock owned of record by CC NB Sponsor 1 Holdings LLC (“CC”). CC is managed by its sole member, CC Capital SP, LP, which is managed by its general partner, CC Capital GP, LLC, which is controlled by its sole member, Chinh E. Chu (a director of the Company). Mr. Chu disclaims beneficial ownership of the securities owned by CC except to the extent of his pecuniary interest therein. Pursuant to the Investor Rights Agreement, CC (on behalf of the Sponsor), has the right to designate up to five members of the Company’s board of directors. For additional information, see “Certain Relationships and Related Party Transactions — Post-Business Combination Agreements — Related Agreements.” The principal business address of this Selling Holder is 200 Park Avenue, 58th Floor, New York, New York 10166.

(8)
Represents (a) 11,829,983 shares of Class A Common Stock owned of record by Eminence Holdings LLC (“Eminence Holdings”), (b) 2,744,368 shares of Class A Common Stock owned of record by EC Longhorn LLC (together with Eminence Holdings, the “Selling Eminence Entities”), and (c) 1,170,893 shares of Class A Common Stock owned of record by other entities (together with the Selling Eminence Entities, the “Eminence Clients”). Eminence Capital, LP (“Eminence Capital”) serves as the investment adviser to the Eminence Clients. Ricky C. Sandler is the Chief Executive Officer of Eminence Capital. Mr. Sandler and Eminence Capital may be deemed to have shared voting and dispositive power over the shares owned of record by the Eminence Clients. Each of Mr. Sandler and Eminence Capital expressly disclaims beneficial ownership of such securities. The principal business address of each of the Eminence Clients is c/o Eminence Capital, LP, 399 Park Avenue, 25th Floor, New York, New York 10022.

(9)
Represents (a) 377,739 shares of Class A Common Stock owned of record by Gagnon Investment Associates, (b) 53,495 shares of Class A Common Stock owned of record by The Gagnon Family Partnership, (c) 109,900 shares of Class A Common Stock owned of record by Neil Gagnon, (d) 76,764 shares of Class A Common Stock owned of record by Lois Gagnon, (e) 5,663 shares of Class A Common Stock owned of record by The Lois E. and Neil J. Gagnon Foundation. Neil Gagnon may be deemed to have shared dispositive or voting power of the securities owned by the other Selling Holders named in this footnote. Mr. Gagnon disclaims beneficial ownership of such securities (other than the securities owned of record by Mr. Gagnon) except to the extent of his pecuniary interest therein. Mr. Gagnon, Lois Gagnon and The Lois E. and Neil J. Gagnon Foundation each have represented to us that he, she or it is an affiliate of a broker-dealer but that his, her or its securities were purchased in the ordinary course of business and that at the time of purchase he, she or it had no agreements or understandings, directly or indirectly, with any person to distribute such securities. The principal business address of each of the foregoing Selling Holders is 1370 Avenue of the Americas, 26th Floor, New York, New York 10019.

(10)
Represents 707,547 shares of Class A Common Stock owned of record by GGC Public Equities Opportunities, L.P. (“GGC”) The principal business address of GGC is One Embarcadero Center, 39th Floor, San Francisco, California 94111.

(11)
Consists of 870,000 shares of Class A Common Stock owned by NBOKS Co-Invest Fund I LP (“NBOKS Co-Invest”), and (i) 22,982,831 shares of Class A Common Stock and 5,000,000 Forward Purchase Warrants exercisable for shares of Class A Common Stock owned of record by NBOKS and (ii) 7,625,000 shares of Class A Common Stock and 5,140,000 Warrants exercisable for shares of Class A Common Stock owned on record by the Sponsor over which NBOKS is a co-control person. Neuberger Berman Investment Advisers LLC, an indirect subsidiary of Neuberger Berman Group LLC, serves as investment adviser to each of NBOKS and NBOKS Co-Invest and, in such capacity, exercises voting or investment power over the shares held directly and controlled by NBOKS, for which Charles Kantor is a portfolio manager, and NBOKS Co-Invest. Does not include any securities indirectly owned by this individual as a result of his or her interest in the sponsor or its affiliates. Mr. Kantor disclaims beneficial ownership of the securities owned by NBOKS Co-Invest and NBOKS except to the extent of his pecuniary interest therein. The business address of each of NBOKS Co-Invest and NBOKS is 1290 Avenue of the Americas, New York, New York 10104.

(12)	Represents 24,968,542 shares of Class A Common Stock owned of record by The Windacre Partnership Master Fund LP (the “Master Fund”). The WindAcre Partnership LLC, a Delaware limited liability company (“WindAcre”) serves as the investment manager of the Master Fund. Snehal Rajnikant Amin is the principal beneficial owner and managing member of WindAcre and the only beneficial owner holding more than 5% (“Mr. Amin”). Mr. Amin disclaims beneficial ownership of the securities owned by the Master Fund except to the extent of his pecuniary interest therein. The principal business address of the Master Fund is Elian Fiduciary Services (Cayman) LTD, 190 Elgin Avenue, George Town, Grand Cayman KY1-9007, Cayman Islands.
(13)
Represents 4,185,753 shares of Class A Common Stock owned of record by XN Exponent Master Fund LP (the “XN Fund”). XN Exponent Advisors LLC serves as investment manager to the XN Fund and has discretionary authority to make investment decisions and determine how to vote any securities held by the XN Fund. XN Exponent Advisors LLC is wholly owned by XN LP, a registered investment advisor. The general partner of XN LP is XN Management GP LLC, which is indirectly controlled by Gaurav Kapadia. The principal business address of the entities referenced herein is 412 West 15th Street, 13th Floor, New York, New York.

(14)
Represents 8,100,000 shares of Class A Common Stock owned of record by Atalan Master Fund, LP. Atalan Capital Partners, LP is the Investment Manager of Atalan Master Fund, LP and Atalan Capital Partners (GP), LLC is the general partner of Atalan Capital Partners, LP. David R. Thomas is the Managing Member of Atalan Capital Partners (GP), LLC. The principal business address of Atalan Master Fund is 140 East 45th Street, 17th Floor, New York, New York.

(15)
Represents 1,650,943 shares of Class A Common Stock owned of record by Owl Rock Technology Finance Corp (“Owl Rock”). The principal business address of Owl Rock is 399 Park Avenue, 38th Floor, New York, NY 10022.

(16)
Represents (a) 106,057 shares of Class A Common Stock owned of record by Sycomore Sustainable Tech, (b) 398,000 shares of Class A Common Stock owned of record by Sycomore Happy@Work, (c) 345,000 shares of Class A Common Stock owned of record by Sycomore LS Opportunities. Sycomore Asset Management is the investment manager for each of the foregoing Selling Holders and may be deemed to have voting or dispositive power over the securities held by such Selling Holders. The principal business address of Sycomore LS Opportunities is c/o Sycomore Asset Management, 14 avenue Hoche, 75008 Paris, France. The principal business address of Sycomore Happy@Work and Sycomore Sustainable Tech is c/o Sycomore Fund SICAV, 60 avenue JF Kennedy, L1855 Luxembourg, Luxembourg.

(17)
Represents 34,591 shares of Class A Common Stock held by the James A. Quella Famility Trust. James A. Quella does not have beneficial ownership over any shares held by the James A. Quella Family Trust.

(18)
The disclosure with respect to the remaining Selling Holders is being made on an aggregate basis, as opposed to an individual basis, because their aggregate holdings are less than 1% of the outstanding shares of our Class A Common Stock. Represents an aggregate of (a) 126,622 shares of Class A Common Stock issued pursuant to a purchase price adjustment in accordance with the Business Combination Agreement, and (b) 103,929 shares of Class A Common Stock issuable upon the exchange of an equal number of Common Units issued pursuant to a purchase price adjustment in accordance with the Business Combination, together with the surrender and exchange of an equal number of shares of Class V Common Stock.

DESCRIPTION OF SECURITIES
The description sets forth certain material terms and provisions of the Company’s securities that are registered under Section 12 of the Exchange Act. The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities and is qualified in its entirety by our second amended and restated certificate of incorporation and amended and restated bylaws. The full text of our second amended and restated certificate of incorporation and amended and restated bylaws are filed as exhibits to the registration statement of which this prospectus is a part. For a complete description of the rights and preferences of our securities, we urge you to read our second amended and restated certificate of incorporation, amended and restated bylaws and the applicable provisions of Delaware law.
Authorized and Outstanding Stock
Our Certificate of Incorporation authorizes the issuance of 2,556,747,890 shares, consisting of:

•	1,000,000 shares of preferred stock, par value $0.0001 per share;

•	2,500,000,000 shares of Class A Common Stock, par value $0.0001 per share;

•	9,000,000 shares of Series B-1 common stock, par value $0.0001 per share;

•	4,000,000 shares of Series B-2 common stock, par value $0.0001 per share; and

•	42,747,890 shares of Class V Common Stock, par value $0.0001 per share.
Class A Common Stock
As of September 9, 2021, there are 299,043,813 shares of Class A Common Stock outstanding. All shares of Class A Common Stock are fully paid and non-assessable.
In connection with the Business Combination, the Class B ordinary shares held by the Sponsor converted into shares of Class A Common Stock of the Company other than 2,500,000 Class B ordinary shares which automatically converted into Series
B-1
common stock in accordance with the Sponsor Side Letter Agreement and the Certificate of Incorporation. As of June 8, 2021, the
5-day
VWAP of our Class A Common Stock exceeded $13.50 per share, which was the triggering event for the conversion of the Series
B-1
common stock. As such, 8,120,367 Series
B-1
common stock, including 2,500,000 shares of Class B-1 common stock held by the Sponsor converted into Class A Common Stock.
Voting rights
. Each holder of Class A Common Stock is entitled to one vote for each share of Class A Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote. Holders of Class A Common Stock vote together with holders of Class V Common Stock as a single class on all matters presented to the Company’s stockholders for their vote or approval. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all stockholders present in person or represented by proxy, voting together as a single class. Notwithstanding the foregoing, to the fullest extent permitted by law, holders of Class A Common Stock, as such, have no voting power with respect to, and are not entitled to vote on, any amendment to the Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) or pursuant to the DGCL.
Dividend rights
. Subject to preferences that may be applicable to any outstanding Preferred Stock, the holders of shares of Class A Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board out of funds legally available therefor.

Rights upon liquidation
. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company’s affairs, the holders of Class A Common Stock are entitled to share ratably in all assets remaining after payment of the Company’s debts and other liabilities, subject to prior distribution rights of Preferred Stock or any class or series of stock having a preference over the Class A Common Stock, then outstanding, if any.
Other rights
. The holders of Class A Common Stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Class A Common Stock. The rights, preferences and privileges of holders of the Class A Common Stock will be subject to those of the holders of any shares of the Preferred Stock the Company may issue in the future.
Preferred Stock
No shares of Preferred Stock are issued or outstanding. The Certificate of Incorporation authorizes the Board to establish one or more series of Preferred Stock. Unless required by law or any stock exchange, the authorized shares of Preferred Stock will be available for issuance without further action by the holders of the Common Stock. The Board has the discretion to determine the powers, preferences and relative, participating, optional and other special rights, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of Preferred Stock.
The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders. Additionally, the issuance of Preferred Stock may adversely affect the holders of the Common Stock by restricting dividends on the Class A Common Stock, diluting the voting power of the Class A Common Stock and the Class V Common Stock or subordinating the liquidation rights of the Class A Common Stock. As a result of these or other factors, the issuance of Preferred Stock could have an adverse impact on the market price of the Class A Common Stock. At present, we have no plans to issue any Preferred Stock.
Warrants
Public Shareholders’ and Forward Purchase Warrants
Each whole Warrant entitles the registered holder to purchase one share of Class A Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of one year from the closing of the IPO or 30 days after the completion of the Business Combination, provided in each case that we have an effective registration statement under the Securities Act covering the Class A Common Stock issuable upon exercise of the Warrants and a current prospectus relating to them is available (or we permit holders to exercise their Warrants on a cashless basis under the circumstances specified in the warrant agreement) and such shares are registered, qualified or exempt from registration under the securities, or blue sky laws of the state of residence of the holder. Pursuant to the warrant agreement, a warrant holder may exercise its Warrants only for a whole number of shares of Class A Common Stock. This means only a whole Warrant may be exercised at a given time by a warrant holder. No fractional Warrants will be issued upon separation of the units and only Whole warrants will trade. The warrants will expire five years after the Business Combination Closing, at 5:00 p.m., New York City time, on February 4, 2026, or earlier upon redemption or liquidation.
We will not be obligated to deliver any Class A Common Stock pursuant to the exercise of a Warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Class A Common Stock underlying the Warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No Warrant will be exercisable and we will not be obligated to issue a Class A Common Stock upon exercise of a Warrant unless the Class A Common Stock issuable upon such Warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Warrants.

In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Warrant, the holder of such Warrant will not be entitled to exercise such Warrant and such Warrant may have no value and expire worthless. In no event will we be required to net cash settle any Warrant. In the event that a registration statement is not effective for the exercised Warrants, the purchaser of a unit containing such Warrant will have paid the full purchase price for the unit solely for the Class A Common Stock underlying such unit.
Redemption of Warrants for Cash
Once the Warrants become exercisable, we may call the Warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per Warrant;

•	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each Warrant holder; and

•
if, and only if, the reported last sale price of the Class A Common Stock equals or exceeds $18.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) on each of 20 trading days within a
30-trading
day period ending on the third business day before we send to the notice of redemption to the Warrant holders.

If and when the Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.
We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the Warrants, each Warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the Class A Common Stock may fall below the $18.00 redemption trigger price (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) as well as the $11.50 (for whole shares) Warrant exercise price after the redemption notice is issued.
Redemption of Warrants for Class A Common Stock
Commencing ninety days after the Warrants become exercisable, we may redeem the outstanding Warrants (except as described herein with respect to the Private Placement Warrants):

•	in whole and not in part;

•
for a number of shares of Class A Common Stock to be determined by reference to the table below, based on the redemption date and the “fair market value” (as defined below) of our Class A Common Stock except as otherwise described below;

•	upon a minimum of 30 days’ prior written notice of redemption; and

•
if, and only if, the last sale price of our Class A Common Stock equals or exceeds $10.00 per share (as adjusted per share splits, share dividends, reorganizations, reclassifications, recapitalizations and the like) on the trading day prior to the date on which we send the notice of redemption to the Warrant holders.

The numbers in the table below represent the “redemption prices,” or the number of Class A Common Stock that a Warrant holder will receive upon redemption by us pursuant to this redemption feature, based on the “fair market value” of our Class A Common Stock on the corresponding redemption date, determined based on the average of the last reported sales price for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants, and the number of months that the corresponding redemption date precedes the expiration date of the Warrants, each as set forth in the table below.

The stock prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a Warrant is adjusted as set forth in the first three paragraphs under the heading “—
Anti-dilution Adjustments
” below. The adjusted share prices in the column headings will equal the share prices immediately prior to such adjustment, multiplied
by a fraction, the numerator of which is the number of shares deliverable upon exercise of a Warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a Warrant as so adjusted. The number of shares in the table below shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a Warrant.
Redemption Date Fair Market Value of Class A Common Stock

	Fair Market Value of Class A Common Stock
Redemption Date (period to expiration of warrants)	$10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00	$17.00	$18.00
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.365
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.365
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.365
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.365
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.365
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.364
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.364
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.364
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.364
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.364
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.364
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.364
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.364
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.363
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.363
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.363
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.362
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.362
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361
The “fair market value” of our Class A Common Stock shall mean the average last reported sale price of our Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants.
The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of Class A Common Stock to be issued for each Warrant redeemed will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a
365-
or
366-
day year, as applicable. For example, if the average last reported sale price of our Class A Common Stock for the 10 trading days ending on the third trading date prior to the date on which the notice of redemption is sent to the holders of the warrants is $11 per share, and at such time there are 57 months until the expiration of the Warrants, we may choose to, pursuant to this redemption feature, redeem the Warrants at a “redemption price” of 0.277 shares of Class A Common Stock for each whole Warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the average last reported sale price of our Class A Common Stock for the 10 trading days ending on the third trading date prior to the date on which the notice of redemption is sent to the holders of the Warrants is $13.50 per share, and at such time there are 38 months until the expiration of the Warrants, we may choose to, pursuant to this redemption feature, redeem the Warrants at a “redemption price” of 0.298 Class A Common Stock for each whole Warrant. In no event will the Warrants be exercisable in connection with this redemption feature for more than 0.365 Class A Common Stock per Warrant (subject to adjustment). Finally, as reflected in the table above, if the Warrants are out of the money and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by us pursuant to this redemption feature, since they will not be exercisable for any Class A Common Stock.
This redemption feature differs from the typical Warrant redemption features used in other offerings by special purpose acquisition companies, which typically only provide for a redemption of warrants for cash (other than the private placement warrants) when the trading price for the Class A Common Stock exceeds $18.00 per share for a specified period of time. This redemption feature is structured to allow for all of the outstanding Warrants (other than the Private Placement Warrants) be redeemed when the Class A Common Stock are trading at or above $10.00 per share, which may be at a time when the trading price of our Class A Common Stock is below the exercise price of the Warrants. We have established this redemption feature to provide us with the flexibility to redeem the Warrants for Class A Common Stock, instead of cash, for “fair value” without the Warrants having to reach the $18.00 per share threshold set forth above under “—
Redemption of Warrants for Cash.
” Holders of the Warrants will, in effect, receive a number of shares representing fair value for their Warrants based on the “redemption price” as determined pursuant to the above table. We have calculated the “redemption prices” as set forth in the table above to reflect a premium in value as compared to the expected trading price that the Warrants would be expected to trade. This redemption right provides us not only with an additional mechanism by which to redeem all of the outstanding Warrants, in this case, for Class A Common Stock, and therefore have certainty as to (i) our capital structure as the Warrants would no longer be outstanding and would have been exercised or redeemed and (ii) to the amount of cash provided by the exercise of the Warrants and available to us, and also provides a ceiling to the theoretical value of the Warrants as it locks in the “redemption prices” we would pay to Warrant holders if we chose to redeem warrants in this manner. While we will effectively be required to pay a “premium” to Warrant holders if we choose to exercise this redemption right, it will allow us to quickly proceed with a redemption of the Warrants for Class A Common Stock if we determine it is in our best interest to do so. As such, we would redeem the Warrants in this manner when we believe it is in our best interest to update our capital structure to remove the Warrants and pay the premium to the Warrant holders. In particular, it would allow us to quickly redeem the warrants for Class A Common Stock, without having to negotiate a redemption price with the Warrant holders, which in some situations, may allow us to more quickly and easily close a business combination. And for this right, we are effectively agreeing to pay a premium to the Warrant holders. In addition, the Warrant holders will have the ability to exercise the warrants prior to redemption if they should choose to do so.
As stated above, we can redeem the Warrants when the Class A Common Stock are trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to our capital structure and cash position while providing Warrant holders with a premium (in the form of Class A Common Stock). If we choose to redeem the Warrants when the Class A Common Stock are trading at a price below the exercise price of the Warrants, this could result in the warrant holders receiving fewer Class A Common Stock than they would have received if they had chosen to wait to exercise their Warrants for Class A Common Stock if and when such Class A Common Stock were trading at a price higher than the exercise price of $11.50.
No fractional shares of Class A Common Stock will be issued upon redemption. If, upon redemption, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of shares of Class A Common Stock to be issued to the holder.
Redemption Procedures and Cashless Exercise
If we call the Warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise his, her or its Warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their Warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of Warrants that are outstanding and the dilutive effect on our shareholders of issuing the maximum number of Class A Common Stock issuable upon the exercise of our Warrants. If our management takes advantage of this option, all holders of Warrants would pay the exercise price by surrendering their Warrants for that number of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of Class A Common Stock underlying the Warrants, multiplied by the excess of the “fair market value” of our Class A Common Stock (defined below) over the exercise prices of the Warrants by (y) the fair market value. The “fair market value” will mean the average last reported sale price of the Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of Class A Common Stock to be received upon exercise of the Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a Warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the Warrants. If we call our Warrants for redemption and our management does not take advantage of this option, the holders of the Private Placement Warrants and their permitted transferees would still be entitled to exercise their Private Placement Warrants for cash or on a cashless basis using the same formula described above that other Warrant holders would have been required to use had all warrant holders been required to exercise their Warrants on a cashless basis, as described in more detail below.
A holder of a Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the Class A Common Stock outstanding immediately after giving effect to such exercise.
Anti-dilution Adjustments
If the number of outstanding Class A Common Stock is increased by a share capitalization payable in Class A Common Stock, or by a split-up
of common stock or other similar event, then, on the effective date of such share capitalization, split-up
or similar event, the number of Class A Common Stock issuable on exercise of each Warrant will be increased in proportion to such increase in the outstanding common stock. A rights offering to holders of common stock entitling holders to purchase Class A Common Stock at a price less than the fair market value will be deemed a share capitalization of a number of Class A Common Stock equal to the product of (i) the number of Class A Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A Common Stock) and (ii) the quotient of (x) the price per Class A ordinary share paid in such rights offering and (y) the fair market value. For these purposes, (i) if the rights offering is for securities convertible into or exercisable for Class A Common Stock, in determining the price payable for Class A Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Class A Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the Class A Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
In addition, if we, at any time while the Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Class A Common Stock on account of such Class A Common Stock(or other securities into which the warrants are convertible), other than (a) as described above, or (b) certain ordinary cash dividends up to $0.50 per share per annum, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each Class A ordinary stock in respect of such event.

If the number of outstanding Class A Common Stock is decreased by a consolidation, combination, reverse share split or reclassification of Class A Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of Class A Common Stock issuable on exercise of each Warrant will be decreased in proportion to such decrease in outstanding Class A Common Stock.
Whenever the number of Class A Common Stock purchasable upon the exercise of the Warrants is adjusted, as described above, the Warrant exercise price will be adjusted by multiplying the Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of Class A Common Stock purchasable upon the exercise of the Warrants immediately prior to such adjustment and (y) the denominator of which will be the number of Class A Common Stock so purchasable immediately thereafter.
In case of any reclassification or reorganization of the outstanding Class A Common Stock (other than those described above or that solely affects the par value of such Class A Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding Class A Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the Class A Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of Class A Common Stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Warrants would have received if such holder had exercised their Warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Class A Common Stock in such a transaction is payable in the form of Class A Common Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter
market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Warrant properly exercises the Warrant within thirty days following public disclosure of such transaction, the Warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes Warrant Value (as defined in the warrant agreement) of the Warrant. The purpose of such exercise price reduction is to provide additional value to holders of the Warrants when an extraordinary transaction occurs during the exercise period of the Warrants pursuant to which the holders of the Warrants otherwise do not receive the full potential value of the Warrants.
The Warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of the Public Warrants and, solely with respect to any amendment to the terms of the Private Placement Warrants or any provision of the warrant agreement with respect to the Private Placement Warrants, 50% of the then outstanding private placement warrants. You should review a copy of the warrant agreement, which is filed as an exhibit to the registration statement of which this prospectus forms a part, for a complete description of the terms and conditions applicable to the Warrants.
The Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The Warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their Warrants and receive Class A Common Stock. After the issuance of Class A Common Stock upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

No fractional shares will be issued upon exercise of the Warrants. If upon exercise of the Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of Class A Common Stock to be issued to the Warrant holder.
Private Placement Warrants
The Private Placement Warrants (including the Class A Common Stock issuable upon exercise of the Private Placement Warrants) are not be redeemable by us so long as they are held by the Sponsor or its permitted transferees. The Sponsor, or its permitted transferees, has the option to exercise the Private Placement Warrants on a cashless basis. Except as described below, the Private Placement Warrants have terms and provisions that are identical to those of the Public Warrants. If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by us and exercisable by the holders on the same basis as the Public Warrants.
If holders of the Private Placement Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its Warrants for that number of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of Class A Common Stock underlying the warrants, multiplied by the excess of the “fair market value” (as defined below) of our Class A Common Stock over the exercise price of the Warrants by (y) the fair market value. The “fair market value” will mean the average reported last sale price of the Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that CCNB1 agreed that these Warrants will be exercisable on a cashless basis so long as they are held by the Sponsor and permitted transferees is because it was not known at the time of issuance whether the Sponsor and its permitted transferees would be affiliated with us following a business combination. Given they remain affiliated with us, their ability to sell our securities in the open market is significantly limited. We have an insider trading policy in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders are permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public
information. Accordingly, unlike public shareholders who could exercise their Warrants and sell the Class A Common Stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders are significantly restricted from selling such securities. As a result, CCNB1 believed that allowing the holders to exercise such Warrants on a cashless basis is appropriate.
Dividends
We did not declare any dividend in the past and the Board will consider whether or not to institute a divided policy in the future. The payment of future dividends on the shares of Class A Common Stock will depend on the financial condition of the Company after the completion of the Business Combination subject to the discretion of the Board.
The Company is a holding company with no material assets other than its interest in E2open Holdings. We intend to cause E2open to make distributions to holders of Common Units in amounts sufficient to cover applicable taxes and other obligations under the Tax Receivable Agreement as well as any cash dividends declared by us.
The Third Amended and Restated Limited Liability Company Agreement provides that pro rata cash distributions be made to holders of Common Units (including the Company) at certain assumed tax rates, which we refer to as “tax distributions.” The Company anticipates that the distributions it will receive from E2open may, in certain periods, exceed the Company’s actual tax liabilities and obligations to make payments under the Tax Receivable Agreement. The Board, in its sole discretion, will make any determination from time to time with respect to the use of any such excess cash so accumulated, which may include, among other uses, to pay dividends on the Company’s Class A Common Stock. The Company will have no obligation to distribute such cash (or other available cash other than any declared dividend) to its stockholders. We also expect, if necessary, to undertake ameliorative actions, which may include pro rata or non-pro
rata reclassifications, combinations, subdivisions or adjustments of outstanding Common Units, to maintain one-for-one
parity between Common Units held by the Company and shares of Class A Common Stock of the Company. See the risk factor entitled “
Risk
Factors — Risks Related to Our Business Model — The Company is a holding company and its only material asset is its interest in E2open Holdings, and it is accordingly dependent upon distributions made by its subsidiaries to pay taxes, make payments under the Tax Receivable Agreement and pay dividends
.”
Anti-Takeover Effects of the Certificate of Incorporation, the Bylaws and Certain Provisions of Delaware Law
The Certificate of Incorporation, the Bylaws and the DGCL contain provisions, which are summarized in the following paragraphs, which are intended to enhance the likelihood of continuity and stability in the composition of the Board and to discourage certain types of transactions that may involve an actual or threatened acquisition of the Company. These provisions are intended to avoid costly takeover battles, reduce the Company’s vulnerability to a hostile change of control or other unsolicited acquisition proposal, and enhance the ability of the Board to maximize stockholder value in connection with any unsolicited offer to acquire the Company. However, these provisions may have the effect of delaying, deterring or preventing a merger or acquisition of the Company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including attempts that might result in a premium over the prevailing market price for the shares of Class A Common Stock. The Certificate of Incorporation will provide that any action required or permitted to be taken by the Company’s stockholders must be effected at a duly called annual or Shareholders Meeting of such stockholders and may not be effected by any consent in writing by such holders unless such action is recommended or approved by all directors of the Board then in office, except that holders of Class V Common Stock or one or more series of Preferred Stock, if such series are expressly permitted to do so by the certificate of designation relating to such series, may take any action by written consent if such action permitted to be taken by such holders and the written consent is signed by the holders of outstanding shares of the relevant class or series having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting.
Authorized but Unissued Capital Stock
Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of NYSE, which would apply if and so long as the Class A Common Stock remains listed on NYSE, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of Class A Common Stock. Additional shares that may be issued in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.
One of the effects of the existence of unissued and unreserved common stock may be to enable the Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise and thereby protect the continuity of management and possibly deprive stockholders of opportunities to sell their shares of Class A Common Stock at prices higher than prevailing market prices.
Election of Directors and Vacancies
The Certificate of Incorporation provides that the Board is divided into three classes designated as Class I, Class II and Class III and that the Board determines the number of directors who will serve on the board, subject to the rights set forth in the Investor Rights Agreement, as amended from time to time. Under the Amended and Restated Investor Rights Agreement, subject to certain step down provisions, the Insight Member has the right to nominate three board members (of which one is expected to remain vacant), CC Capital, on behalf of the Sponsor, has the right to nominate five board members (of which one is expected to remain vacant), a representative of Francisco Partners has the right to nominate one board member and the Temasek Representative has the right to nominate one board member. Two of the three IVP Directors, four of the five Sponsor Directors, the FP Director, the Temasek Director and the Chief Executive Officer of E2open, the CEO Director, comprise the Company Board following the BluJay Acquisition Closing. The directors nominated as Class I directors with terms ending at the Company’s 2022 annual meeting of stockholders include up to three Sponsor Directors. The directors nominated as Class II directors with terms ending at the Company’s 2023 annual meeting of stockholders include two IVP Directors, up to one Sponsor Director (currently with one Sponsor Director vacancy), and one FP Director. The directors nominated as Class III directors with terms ending at the Company’s 2024 annual meeting of stockholders include up to one IVP Director (currently with one IVP Director vacancy), one Sponsor Director, the CEO Director, and one Temasek Director.
In addition, the Certificate of Incorporation provides that any vacancy on the Board, including a vacancy that results from an increase in the number of directors or a vacancy that results from the removal of a director with cause, may be filled only by a majority of the directors then in office, subject to the provisions of the Investor Rights Agreement and any rights of the holders of Preferred Stock.
Notwithstanding the foregoing provisions of this section, each director will serve until his successor is duly elected and qualified or until his earlier death, resignation, retirement, disqualification or removal. No decrease in the number of directors constituting the Board will shorten the term of any incumbent director.
Business Combinations
The Company has elected not to be governed by Section 203 of the DGCL. Notwithstanding the foregoing, the Certificate of Incorporation provides that the Company will not engage in any “business combinations” (as defined in the Certificate of Incorporation), at any point in time at which the Company’s Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, with any “interested stockholder” (as defined in the Certificate of Incorporation n) for a three-year period after the time that such person became an interested stockholder unless:

•	prior to such time, the Board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•
upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the Company outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (i) persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
at or subsequent to such time, the business combination is approved by the Board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least
66-2/3%
of the outstanding voting stock of the Company which is not owned by the interested stockholder.

Under the Certificate of Incorporation, a “business combination” is defined to generally include a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. The certificate of incorporation will expressly exclude certain of the Company’s stockholders with whom the Company will enter into the Investor Rights Agreement, certain of their respective transferees and their respective successors and affiliates from the definition of “interested stockholder” irrespective of the percentage ownership of the total voting power beneficially owned by them. Under certain circumstances, such provisions in the certificate of incorporation make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. Accordingly, such provisions in the certificate of incorporation could have an anti-takeover effect with respect to certain transactions which the Board does not approve in advance. Such provisions may encourage companies interested in acquiring the Company to negotiate in advance with the Board because the stockholder approval requirement would be avoided if the Board approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. However, such provisions also could discourage attempts that might result in a premium over the market price for the shares held by stockholders. These provisions also may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.
Quorum
The Bylaws provide that at any meeting of the Board a majority of the total number of directors then in office constitutes a quorum for all purposes.
No Cumulative Voting
Under Delaware law, the right to vote cumulatively does not exist unless the certificate of incorporation expressly authorizes cumulative voting. The certificate of incorporation does not authorize cumulative voting.
General Stockholder Meetings
The Certificate of Incorporation provides that special meetings of stockholders may be called only by or at the direction of the Board, the Chairman of the Board or the Chief Executive Officer.
Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals
The Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board or a committee of the Board. For any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide the Company with certain information. Generally, to be timely, a stockholder’s notice must be received at the Company’s principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders (for the purposes of the first annual meeting of the stockholders of the Company following the adoption of the Bylaws, the date of the preceding annual meeting will be deemed to be February 2 of the preceding calendar year). The Bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions will not apply to the Stockholder Parties (as defined in the Bylaws) so long as the Investor Rights Agreement remains in effect. The Bylaws allow the presiding officer at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of the Company.
Supermajority Provisions
The Certificate of Incorporation and the Bylaws provide that the Board is expressly authorized to make, alter, amend, change, add to, rescind or repeal, in whole or in part, the Bylaws without a stockholder vote in any matter not inconsistent with the laws of the State of Delaware or the certificate of incorporation. Any amendment, alteration, rescission or repeal of the Bylaws by the Company’s stockholders requires the affirmative vote of the holders of at least
66-2/3%,
in case of provisions in Article I. Article II and Article IV of the Bylaws, and a majority, in case of any other provisions, in voting power of all the then outstanding shares of the Company’s stock entitled to vote thereon, voting together as a single class.

The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote thereon, voting together as a single class, is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage. The Certificate of Incorporation will provide that Article X therein, including the provisions therein regarding competition and corporate opportunities, may be amended, altered, repealed or rescinded only by the affirmative vote of the holders of at least 80% in voting power of all the then outstanding shares of the Company’s stock entitled to vote thereon, voting together as a single class. The certificate of incorporation will provide that Article V, Article VI, Article VII, Article VIII, Article IX, Article XII and Article XIII therein, including the following provisions therein may be amended, altered, repealed or rescinded only by the affirmative vote of the holders of at least
66-2/3%
in voting power of all the then outstanding shares of the Company’s stock entitled to vote thereon, voting together as a single class:

•
the provision requiring a
66-2/3%
supermajority vote, in case of provisions in Article I, Article II and Article IV of the Bylaws, and a majority vote, in case of any other provisions, for stockholders to amend the Bylaws;

•	the provisions providing for a classified Board (the election and term of directors);

•	the provisions regarding filling vacancies on the Board and newly created directorships;

•	the provisions regarding resignation and removal of directors;

•	the provisions regarding calling special meetings of stockholders;

•	the provisions regarding stockholder action by written consent;

•	the provisions eliminating monetary damages for breaches of fiduciary duty by a director;

•	the provisions regarding the election not to be governed by Section 203 of the DGCL;

•	the provisions regarding the selection of forum (see “— Exclusive Forum ”); and

•	the amendment provision requiring that the above provisions be amended only with an 66-2/3% supermajority vote.
These provisions may have the effect of deterring hostile takeovers or delaying or preventing changes in control of the Company or its management, such as a merger, reorganization or tender offer. These provisions are intended to enhance the likelihood of continued stability in the composition of the Board and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of the Company.
These provisions are designed to reduce the Company’s vulnerability to an unsolicited acquisition proposal. The provisions are also intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for the Company’s shares and, as a consequence, may inhibit fluctuations in the market price of the Company’s shares that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in management.
Exclusive Forum
The Certificate of Incorporation provides that, unless the Company consents in writing to the selection of an alternative forum, (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee, agent or stockholder of the Company to the Company or the Company’s stockholders, or any claim for aiding and abetting such alleged breach, (iii) any action asserting a claim against the Company or any current or former director, officer, other employee, agent or stockholder of the Company (a) arising pursuant to any provision of the DGCL, the Certificate of Incorporation (as it may be amended or restated) or the Bylaws or (b) as to which the DGCL confers jurisdiction on the Delaware Court of Chancery or (iv) any action asserting a claim against the Company or any current or former director, officer, other employee, agent or stockholder of the Company governed by the internal affairs doctrine of the law of the State of Delaware shall, as to any action in the foregoing clauses (i) through (iv), to the fullest extent permitted by law. be solely and exclusively brought in the Delaware Court of Chancery; provided, however, that the foregoing shall not apply to any claim (a) as to which the Delaware Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Delaware Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (b) which is vested in the exclusive jurisdiction of a court or forum other than the Delaware Court of Chancery, or (c) arising under federal securities laws, including the Securities Act of 1933, as amended, as to which the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum. Notwithstanding the foregoing, the provisions of Article XII of the Certificate of Incorporation will not apply to suits brought to enforce any liability or duty created by the Exchange Act, or any other claim for which the federal district courts of the United States of America shall be the sole and exclusive forum. While Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Any person or entity purchasing or otherwise acquiring any interest in any shares of the Company’s capital stock shall be deemed to have notice of and to have consented to the forum provisions in the Certificate of Incorporation. If any action the subject matter of which is within the scope of the forum provisions is filed in a court other than a court located within the State of Delaware (a “foreign action”) in the name of any stockholder, such stockholder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”); and (y) having service of process made upon such stockholder in any such enforcement action by service upon such stockholder’s counsel in the foreign action as agent for such stockholder. This choice-of-forum
provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Company or its directors, officers, stockholders, agents or other employees, which may discourage such lawsuits. We note that there is uncertainty as to whether a court would enforce this provision, and the enforceability of similar choice of forum provisions in other companies’ charter documents has been challenged in legal proceedings. Further, investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. It is possible that a court could find these types of provisions to be inapplicable or unenforceable, and if a court were to find this provision of the Certificate of Incorporation inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, the Company may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect the Company’s business, financial condition and results of operations and result in a diversion of the time and resources of the Company’s management and board of directors.
Conflicts of Interest
Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. The Certificate of Incorporation, to the maximum extent permitted from time to time by Delaware law, renounces any interest or expectancy that the Company has in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to the Company’s officers, directors or stockholders or their respective affiliates, other than those officers, directors, stockholders or affiliates who are employees of the Company or its subsidiaries. The Certificate of Incorporation provides that, to the fullest extent permitted by law, none of the non-employee
directors or his or her affiliates will have any duty to refrain from (i) engaging in a corporate opportunity in the same or similar lines of business in which the Company or its affiliates now engage or propose to engage or (ii) otherwise competing with the Company or its affiliates. In addition, to the fullest extent permitted by law, in the event that any non-employee
director or any of his or her affiliates acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself or himself or herself or its or his or her affiliates or for the Company or its affiliates, such person will have no duty to communicate or offer such transaction or business opportunity to the Company or any of its affiliates and they may take any such opportunity for themselves or offer it to another person or entity. The Certificate of Incorporation does not renounce the Company’s interest in any business opportunity that is expressly offered to, or acquired or developed by a non-
employee director solely in his or her capacity as a director or officer of the Company. To the fullest extent permitted by law, a corporate opportunity shall not be deemed to be a potential corporate opportunity for the Company if it is a business opportunity that (i) the Company is neither financially or legally able, nor contractually permitted to undertake, (ii) from its nature, is not in the line of the Company’s business or is of no practical advantage to the Company, (iii) is one in which the Company has no interest or reasonable expectancy, or (iv) is one presented to any account for the benefit of a member of the Board or such member’s affiliate over which such member of the Board has no direct or indirect influence or control, including, but not limited to, a blind trust.
Limitations on Liability and Indemnification of Officers and Directors
The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. The Certificate of Incorporation includes a provision that eliminates, to the fullest extent permitted by law, the personal liability of directors for monetary damages for any breach of fiduciary duty as a director. The effect of these provisions is to eliminate the rights of the Company and its stockholders, through stockholders’ derivative suits on the Company’s behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director if the director has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director.
The Bylaws provide that the Company must indemnify and advance expenses to directors and officers to the fullest extent permitted by Delaware law. The Company is also expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for directors, officers and certain employees for some liabilities. The Company believes that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.
The limitation of liability, indemnification and advancement provisions in the Certificate of Incorporation and the Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Company and its stockholders. In addition, your investment may be adversely affected to the extent the Company pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. The Company believes that these provisions, liability insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Company’s directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.
Listing
The Company’s Class A Common Stock and the Public Warrants are listed on NYSE under the symbol “ETWO” and “ETWO-WT,” respectively.

SECURITIES ACT RESTRICTIONS ON RESALE OF SECURITIES
In general, Rule 144 of the Securities Act, (“
Rule 144
”), permits the resale of restricted securities without registration under the Securities Act if certain conditions are met. Rule 144 is not available for the resale of restricted securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company, including us. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met at the time of such resale:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•
the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form
8-K
reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.
Following the consummation of the Business Combination, we are no longer a shell company, and as long as the conditions set forth in the exceptions listed above are satisfied, we expect Rule 144 to be available for the resale of our restricted securities.
If the above conditions have been met and Rule 144 is available, a person who has beneficially owned restricted shares of common stock or warrants for at least one year would be entitled to sell their securities pursuant to Rule 144, provided that such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale. If such persons are our affiliates at the time of, or at any time during the three months preceding, a sale, such persons would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of common stock or warrants, as applicable, then outstanding; or

•	the average weekly reported trading volume of the common stock or warrants, as applicable, during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.
Sales by affiliates under Rule 144, when available, will also limited by manner of sale provisions and notice requirements.
As of September 9, 2021, we had 299,043,813 shares of Class A Common Stock outstanding. Of these, 67,426,254 shares are freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the shares of our Class A Common Stock owned by the Sponsor are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. The shares of CCNB1’s Class A Common Stock we issued to the Business Combination PIPE Investors pursuant to the Business Combination Subscription Agreements are restricted securities for purposes of Rule 144. 72,383,299 shares of Class A Common Stock issued to the BluJay Sellers in the BluJay Acquisition are restricted securities for purposes of Rule 144. Similarly, the shares of E2open issued to the BluJay Acquisition PIPE Investors are restricted securities for purposes of Rule 144.
As of September 9, 2021, we had warrants to purchase an aggregate of 195,171,415 shares of Class A Common Stock outstanding, consisting of: (a) the outstanding Public Warrants (warrants to purchase an aggregate of 13,799,972 shares of Class A common), (b) the Private Placement Warrants (warrants to purchase an aggregate of 10,280,000 shares of Class A Common Stock), and (c) the Forward Purchase Warrants (warrants to purchase an aggregate of 5,000,000 shares of Class A Common Stock). Each whole warrant is exercisable for one share of our Class A Common Stock, in accordance with the terms of the applicable warrant agreement governing such warrants. The Public Warrants are freely tradable, except for any warrants purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO
NON-U.S.
HOLDERS
The following is a discussion of the material U.S. federal income tax consequences for
Non-U.S.
Holders of owning and disposing of our Class A Common Stock as of the date hereof. This discussion is based on provisions of the Code, its legislative history, final, temporary and proposed U.S. treasury regulations promulgated thereunder (“Treasury Regulations”), published rulings and court decisions, all as currently in effect. These authorities are subject to change or differing interpretations, possibly on a retroactive basis, which may affect the U.S. federal income tax consequences described herein.
For purposes of this summary, a “N
on-U.S.
H
older
” means a beneficial owner of our Class A Common Stock that is not, for U.S. federal income tax purposes, any of the following:

•	an individual citizen or resident of the United States;

•
a corporation (or other entity treated as a corporation) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•
a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

This discussion is general in nature and does not address all aspects of U.S. federal income taxation that may be relevant to any particular holder based on such holder’s individual circumstances or status. In particular, this discussion considers only holders that hold our Class A Common Stock as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). In addition, this discussion does not address the alternative minimum tax, the Medicare tax on net investment income, or the U.S. federal income tax consequences to holders that are subject to special treatment under U.S. federal income tax law, such as:

•	financial institutions or financial services entities;

•	broker-dealers;

•	persons that are subject to the mark-to-market accounting rules under Section 475 of the Code;

•	tax-exempt entities;

•	governments or agencies or instrumentalities thereof;

•	insurance companies;

•	regulated investment companies;

•	real estate investment trusts;

•	certain expatriates or former long-term residents of the United States;

•	persons that acquired our Class A Common Stock pursuant to an exercise of employee options, in connection with employee incentive plans or otherwise as compensation;

•	persons that hold our Class A Common Stock as part of a straddle, constructive sale, hedging, redemption or other integrated transaction;

•	persons whose functional currency is not the U.S. dollar;

•	controlled foreign corporations;

•	passive foreign investment companies;

•	persons required to accelerate the recognition of any item of gross income with respect to our Class A Common Stock as a result of such income being recognized on an applicable financial statement;

•	persons who actually or constructively own 5 percent or more of our shares by vote or value (except as specifically provided below);

•	foreign corporations with respect to which there are one or more United States shareholders within the meaning of Treasury Regulation Section 1.367(b)-3(b)(1)(ii); or

•	the Sponsor or its affiliates.
This discussion does not address any tax laws other than the U.S. federal income tax law, such as gift or estate tax laws, state, local or
non-U.S.
tax laws or, except as discussed herein, any tax reporting obligations of a holder of our Class A Common Stock. Additionally, this discussion does not address the tax treatment of partnerships or other pass-through
entities or persons who hold our Class A Common Stock through such entities. If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Class A Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partner and such partnership. Holders of our Class A Common Stock should consult with their tax advisors retarding the specific tax consequences to such holders. We have not sought, and do not intend to seek, a ruling from the U.S. Internal Revenue Service (“IRS”) as to any U.S. federal income tax consequences described herein. There can be no assurance that the IRS will agree with the discussion herein, or that a court would not sustain any challenge by the IRS in the event of litigation. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.
THIS SUMMARY IS FOR GENERAL INFORMATION PURPOSES ONLY, AND IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSTRUED AS, LEGAL OR TAX ADVICE TO ANY PARTICULAR HOLDER. THE U.S. FEDERAL INCOME TAX TREATMENT OF THE BENEFICIAL OWNERS OF OUR CLASS A COMMON STOCK MAY BE AFFECTED BY MATTERS NOT DISCUSSED HEREIN AND DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. WE URGE BENEFICIAL OWNERS OF OUR CLASS A COMMON STOCK TO CONSULT THEIR TAX ADVISORS REGARDING THE SPECIFIC TAX CONSEQUENCES TO SUCH HOLDER OF OWNING AND DISPOSING OF OUR CLASS A COMMON STOCK AS A RESULT OF ITS PARTICULAR CIRCUMSTANCES, INCLUDING THE U.S. FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES THEREOF.
Distributions on our Class A Common Stock
Distributions of cash or property to a
Non-U.S.
Holder in respect of our Class A Common Stock will generally constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will generally be treated first as a tax-free
return of capital to the extent of the
Non-U.S.
Holder’s adjusted tax basis in our Class A Common Stock. Any remaining excess will be treated as capital gain and will be treated as described below under “—
Gain on Disposition of our Class
 A Common Stock
.”
Dividends paid to a
Non-U.S.
Holder of our Class A Common Stock generally will be subject to withholding of U.S. federal income tax at a 30% rate, unless such
Non-U.S.
Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate as described below. However, dividends that are effectively connected with the conduct of a trade or business by the
Non-U.S.
Holder within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment or fixed base of the
Non-U.S.
Holder) are not subject to such withholding tax, provided certain certification and disclosure requirements are satisfied (generally by providing an IRS Form
W-8ECI).
Instead, such dividends are subject to United States federal income tax on a net income basis in the same manner as if the
Non-U.S.
Holder were a United States person as defined under the

Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.
A
Non-U.S.
Holder of our Class A Common Stock who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to complete the applicable IRS Form
W-8
and certify under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if our Class A Common Stock are held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable United States Treasury regulations. Special certification and other requirements apply to certain
Non-U.S.
Holders that are
pass-through
entities rather than corporations or individuals.
A
Non-U.S.
Holder of our Class A Common Stock eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.
Non-U.S.
Holders are urged to consult their own tax advisors regarding their entitlement to the benefits under any applicable income tax treaty.
Gain on Disposition of our Class A Common Stock
Subject to the discussion of backup withholding and FATCA below, any gain realized by a
Non-U.S.
Holder on the taxable disposition of our Class A Common Stock generally will not be subject to U.S. federal income tax unless:

•
the gain is effectively connected with a trade or business of the
Non-U.S.
Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment or fixed base of the
Non-U.S.
Holder);

•
the
Non-U.S.
Holder is an individual who is present in the United States for a period or periods aggregating 183 days or more in the taxable year of the disposition, and certain other conditions are met; or

•
we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year
period ending on the date of disposition or the
Non-U.S.
Holder’s holding period for such securities disposed of, and either (A) shares of our Class A Common Stock are not considered to be regularly traded on an established securities market or (B) such
Non-U.S.
Holder has owned or is deemed to have owned, at any time during the shorter of the five-year
period preceding such disposition and such
Non-U.S.
Holder’s holding period more than 5% of outstanding shares of our Class A Common Stock. There can be no assurance that shares of our Class A Common Stock will be treated as regularly traded on an established securities market for this purpose.

A
non-corporate
Non-U.S.
Holder described in the first bullet point immediately above will be subject to tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates. An individual
Non-U.S.
Holder described in the second bullet point immediately above will be subject to a flat 30% tax on the gain derived from the sale, which may be offset by certain United States source capital losses, even though the individual is not considered a resident of the United States, provided that the individual has timely filed U.S. federal income tax returns with respect to such losses. If a
Non-U.S.
Holder that is a foreign corporation falls under the first bullet point immediately above, it will be subject to tax on its net gain in the same manner as if it were a United States person as defined under the Code and, in addition, may be subject to the branch profits tax equal to 30% (or such lower rate as may be specified by an applicable income tax treaty) of its effectively connected earnings and profits, subject to adjustments.
If the last bullet point immediately above applies to a
Non-U.S.
Holder, gain recognized by such
Non-U.S.
Holder on the sale, exchange or other disposition of our Class A Common Stock generally will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of such Class A Common Stock from a
Non-U.S.
Holder may be required to withhold U.S. income tax at a rate of 15% of the amount realized upon such disposition. We will generally be classified as a “U.S. real property holding corporation” if the fair market value of its “United States real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. We do not expect to be classified as a “U.S. real property holding corporation” as of the date hereof. However, such determination is factual in nature and subject to change, and no assurance can be provided as to whether we are or will be a U.S. real property holding corporation with respect to a
Non-U.S.
Holder as of the date hereof or at any future time.
Information Reporting and Backup Withholding
We generally must report annually to the IRS and to each
Non-U.S.
Holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. These information reporting requirements apply even if no withholding was required because the dividends were effectively connected with the holder’s conduct of a U.S. trade or business, or withholding was reduced or eliminated by an applicable income tax treaty. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the
Non-U.S.
Holder resides under the provisions of an applicable income tax treaty.
A
non-U.S.
holder will have to comply with specific certification procedures to establish that the holder is not a U.S. person (as defined in the Code) in order to avoid backup withholding at the applicable rate (currently 24%) with respect to dividends on our Class A Common Stock. A
Non-U.S.
Holder generally will be subject to backup withholding for dividends paid to such holder unless such holder certifies under penalty of perjury that it is a
Non-U.S.
Holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code), or such holder otherwise establishes an exemption.
Information reporting and, depending on the circumstances, backup withholding generally will apply to the proceeds of a sale of our Class A Common Stock within the United States or conducted through certain United
States-related
financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a
Non-U.S.
Holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a
non-U.S.
holder where the transaction is effected outside the U.S. through a
non-U.S.
office of a broker. However, for information reporting purposes, dispositions effected through a
non-U.S.
office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker.
Non-U.S.
holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.
Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a
Non-U.S.
Holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.
FATCA Withholding
Under legislation and related Treasury guidance (commonly referred to as “
FATCA
”), a 30% U.S. federal withholding tax will generally apply to any payments of dividends in respect of and, subject to the regulatory relief described below, gross proceeds from the sale or other disposition of, our Class A Common Stock to (i) a “foreign financial institution” (as specifically defined in the Code and whether such foreign financial institution is the beneficial owner or an intermediary) which does not provide sufficient documentation, typically on IRS Form
W-8BEN-E,
evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a
“non-financial
foreign entity” (as specifically defined in the Code and whether such non-financial
foreign entity is the beneficial owner or an intermediary) which does not provide sufficient documentation, typically on IRS Form
W-8BEN-E,
evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any). If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “—
Distributions on our Class
 A Common Stock
,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. Under recently proposed Treasury regulations that may be relied upon pending finalization, the withholding tax on gross proceeds would be eliminated and, consequently, FATCA withholding on gross proceeds is not currently expected to apply.
Non-U.S.
Holders should consult their own tax advisors regarding these rules and whether they may be relevant to their ownership and disposition of our Class A Common Stock.
EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE AND LOCAL AND
NON-U.S.
TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK.

PLAN OF DISTRIBUTION
We are registering the offer and sale from time to time by the Selling Holders or their permitted transferees, of up to 101,529,573 shares of our Class A Common Stock.
We will not receive any of the proceeds from the sale of the securities by the Selling Holders. The aggregate proceeds to the Selling Holders will be the purchase price of the securities less any discounts and commissions borne by the Selling Holders.
The Selling Holders will pay any underwriting discounts and commissions and expenses incurred by the Selling Holders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Holders in disposing of the securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, NYSE listing fees and fees and expenses of our counsel and our independent registered public accountants.
The securities beneficially owned by the Selling Holders covered by this prospectus may be offered and sold from time to time by the Selling Holders. The term “
Selling Holders
” includes their permitted transferees who later come to hold any of the Selling Holders’ interest in the Class A Common Stock in accordance with the terms of the agreement(s) governing the registration rights applicable to such Selling Holder’s shares of Class A Common Stock. The Selling Holders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter
market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each Selling Holder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Holders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the shares for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions.
Subject to the limitations set forth in any applicable registration rights agreement, the Selling Holders may use any one or more of the following methods when selling the securities offered by this prospectus:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of NYSE;

•
through trading plans entered into by a Selling Holder pursuant to Rule
10b5-1
under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	through one or more underwritten offerings on a firm commitment or best efforts basis;

•	settlement of short sales entered into after the date of this prospectus;

•	agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share or warrant;

•
in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.
There can be no assurance that the Selling Holders will sell all or any of the securities offered by this prospectus. In addition, the Selling Holders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The Selling Holders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.
Subject to the terms of the agreement(s) governing the registration rights applicable to a Selling Holder’s shares of Class A Common Stock, such Selling Holder may transfer shares of Class A Common Stock to one or more “permitted transferees” in accordance with such agreements and, if so transferred, such permitted transferee(s) will be the selling beneficial owner(s) for purposes of this prospectus. Upon being notified by a Selling Holder interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Holder.
With respect to a particular offering of the securities held by the Selling Holders, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:

•	the specific securities to be offered and sold;

•	the names of the Selling Holders;

•	the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;

•	settlement of short sales entered into after the date of this prospectus;

•	the names of any participating agents, broker-dealers or underwriters; and

•	any applicable commissions, discounts, concessions and other items constituting compensation from the Selling Holders.
In connection with distributions of the securities or otherwise, the Selling Holders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with Selling Holders. The Selling Holders may also sell the securities short and redeliver the securities to close out such short positions. The Selling Holders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Holders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may over allot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.
The Selling Holders may solicit offers to purchase the securities directly from, and may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.
It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities. Our shares of Class A Common Stock are currently listed on NYSE under the symbol “ETWO.”
The Selling Holders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the Selling Holders pay for solicitation of these contracts.
A Selling Holder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Holder or borrowed from any Selling Holder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Holder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Holder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
In effecting sales, broker-dealers or agents engaged by the Selling Holders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Holders in amounts to be negotiated immediately prior to the sale.
In compliance with the guidelines of the Financial Industry Regulatory Authority (“
FINRA
”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“
Rule 5121
”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.
To our knowledge, there are currently no plans, arrangements or understandings between the Selling Holders and any broker-dealer or agent regarding the sale of the securities by the Selling Holders. Upon our notification by a Selling Holder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.
Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.
In offering the securities covered by this prospectus, the Selling Holders and any underwriters, broker-dealers or agents who execute sales for the Selling Holders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.
The underwriters, broker-dealers and agents may engage in transactions with us or the Selling Holders, may have banking, lending or other relationships with us or perform services for us or the Selling Holders, in the ordinary course of business.
In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
The Selling Holders and any other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the securities by, the Selling Holders or any other person, which limitations may affect the marketability of the shares of the securities.
We will make copies of this prospectus available to the Selling Holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Holders may indemnify any agent, broker-dealer or underwriter that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.
We have agreed to indemnify the Selling Holders against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law. Agents, broker-dealers and underwriters may be entitled to indemnification by us and the Selling Holders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, broker-dealers or underwriters may be required to make in respect thereof.
Lock-up
Agreements
Certain of our stockholders have entered into
Lock-Up
Agreements or otherwise agreed to a
six-month
Lock-Up
Period in connection with the Amended and Restated Investor Rights Agreement. See “
Certain Relationships And Related Party Transactions — Post-Business Combination Agreements —
Lock-up
Agreements
.”

LEGAL MATTERS
Kirkland & Ellis LLP, New York, New York, has passed upon the validity of the securities of E2open offered by this prospectus and certain other legal matters related to this prospectus.
EXPERTS
The consolidated balance sheet of E2open Parent Holdings, Inc., as of February 28, 2021, and the related consolidated statements of operations, comprehensive loss, stockholders’ equity, and cash flows for the period February 4, 2021 through February 28, 2021 (collectively referred to as “the Successor”) and the consolidated balance sheet as of February 29, 2020 and the related consolidated statement of operations, comprehensive loss, members’ equity, and cash flows for the period March 1, 2020 through February 3, 2021 and the years ended February 29, 2020 and February 28, 2019 (collectively referred to as “the Predecessor”), appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP (“EY”), independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The related financial statements of Blujay Topco Limited, which comprise the consolidated statements of profit or loss, comprehensive loss, financial position, changes in equity and cash flows for the years ended March 31, 2021 and March 31, 2020, appearing in this prospectus have been audited by Grant Thornton UK LLP, independent accountants, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form
S-1
under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of such registration statement, does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and to its exhibits. The registration statement has been filed electronically and may be obtained in any manner listed below. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement or a report we file under the Exchange Act, you should refer to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit to a registration statement or report is qualified in all respects by the filed exhibit.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov and on our website at www.e2open.com. The information found on, or that can be accessed from or that is hyperlinked to, our website is not part of this prospectus. You may inspect a copy of the registration statement through the SEC’s website, as provided herein.

INDEX TO FINANCIAL STATEMENTS

E2open Parent Holdings, Inc. Audited Consolidated Financial Statements
Report of Independent Registered Public Accounting Firm	F-2
Consolidated Balance Sheets as of February 28, 2021 (Successor) and February 29, 2020 (Predecessor)	F-3
Consolidated Statements of Operations for the Period from February 4, 2021 through February 28, 2021 (Successor), the Period from March 1, 2020 through February 3, 2021 (Predecessor) and the Years Ended February 29, 2020 and February 28, 2019 (Predecessor)
F-4
Consolidated Statements of Comprehensive Loss for the Period from February 4, 2021 through February 28, 2021 (Successor), the Period from March 1, 2020 through February 3, 2021 (Predecessor) and the Years Ended February 29, 2020 and February 28, 2019 (Predecessor)
F-5
Consolidated Statements of Stockholders’ Equity for the Period from February 4, 2021 through February 28, 2021 (Successor), the Period from March 1, 2020 through February 3, 2021 (Predecessor) and the Years Ended February 29, 2020 and February 28, 2019 (Predecessor)
F-6
Consolidated Statements of Cash Flows for the Period from February 4, 2021 through February 28, 2021 (Successor), the Period from March 1, 2020 through February 3, 2021 (Predecessor) and the Years Ended February 29, 2020 and February 28, 2019 (Predecessor)
F-7
Notes to Consolidated Financial Statements	F-8

E2open Parent Holdings, Inc. Unaudited Condensed Consolidated Financial Statements
Condensed Consolidated Balance Sheets as of May 31, 2021 (Successor) and February 28, 2021 (Successor)	F-55
Condensed Consolidated Statements of Operations for the three months ended May 31, 2021(Successor) and the three months ended May 31, 2020 (Predecessor)	F-56
Condensed Consolidated Statements of Comprehensive Loss for the three months ended May 31, 2021 (Successor) and the three months ended May 31, 2020 (Predecessor)	F-57
Condensed Consolidated Statements of Stockholders’ Equity as of May 31, 2021 (Successor) and May 31, 2020 (Predecessor)	F-58
Consolidated Statements of Cash Flows for the for the three months ended May 31, 2021(Successor) and the three months ended May 31, 2020 (Predecessor)	F-59
Notes to the Unaudited Condensed Consolidated Financial Statements	F-60

BluJay Topco Limited Audited Consolidated Financial Statements
Report of Independent Accountants	F-82
Consolidated Statement of Profit or Loss for the Years Ended March 31, 2021 and March 31, 2020	F-83
Consolidated Statement of Comprehensive Loss for the Years Ended March 31, 2021 and March 31, 2020	F-84
Consolidated Statement of Financial Position at March 31, 2021 and March 31, 2020	F-85
Consolidated Statement of Changes in Equity for the Years Ended March 31, 2021 and March 31, 2020	F-86
Consolidated Statement of Cash Flows for the years ended March 31, 2021 and March 31, 2020	F-87
Notes to Consolidated Financial Statements	F-88

BluJay Topco Limited Unaudited Consolidated Financial Statements
Consolidated Income Statement for the Year Ended March 31, 2019	F-129
Consolidated Statement of Comprehensive Income for the Year Ended March 31, 2019	F-130
Consolidated Statement of Changes in Equity for the Year Ended March 31, 2019	F-131
Consolidated Balance Sheet as at March 31, 2019	F-132
Consolidated Cash Flow Statement for the year ended March 31, 2019	F-133
Notes to the Financial Statements	F-134

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Stockholders and Board of Directors of E2open Parent Holdings, Inc.
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheet of E2open Parent Holdings, Inc. (the Company) as of February 28, 2021, and the related consolidated statements of operations, comprehensive loss, stockholders’ equity, and cash flows for the period February 4, 2021 through February 28, 2021 (collectively referred to as “the Successor”) and the consolidated balance sheet as of February 29, 2020 and the related consolidated statement of operations, comprehensive loss, members’ equity, and cash flows for the period March 1, 2020 through February 3, 2021 and the years ended February 29, 2020 and February 28, 2019 (collectively referred to as “the Predecessor”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at February 28, 2021 and February 29, 2020, and the results of its operations and its cash flows for the Successor period and Predecessor periods, in conformity with U.S. generally accepted accounting principles.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ Ernst & Young LLP
We have served as the Company’s auditor since 2016.
Austin, Texas
May 20, 2021

E2OPEN PARENT HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

Assets	Successor	Predecessor

	February 28, 2021	February 29, 2020
Current Assets
Cash and cash equivalents	$194,717	$19,494
Restricted cash	12,825	28,934
Accounts receivable — net of allowance of $908 and $1,631, respectively	112,657	118,777
Prepaid expenses and other current assets	12,643	12,602

Total current assets	332,842	179,807
Long-term investments	224	179
Goodwill	2,628,646	752,756
Intangible assets, net	824,851	467,593
Property and equipment, net	44,198	25,232
Other noncurrent assets	7,416	14,445

Total Assets	$3,838,177	$1,440,012

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable and accrued liabilities	$70,233	$58,451
Incentive program payable	12,825	28,934
Deferred revenue	89,691	142,027
Acquisition-related obligations	2,000	3,100
Current portion of notes payable and capital lease obligations	9,232	64,902

Total current liabilities	183,981	297,414
Long-term deferred revenue	482	2,656
Notes payable and capital lease obligations	509,388	886,806
Tax receivable agreement liability	50,114	—
Warrant liability	68,772	—
Contingent consideration	150,808	—
Deferred taxes	396,217	36,636
Other noncurrent liabilities	1,057	1,908

Total liabilities	1,360,819	1,225,420

Commitments and Contingencies (Note 25)
Stockholders’ Equity
Members’ capital	—	433,992
Class A common stock (Successor); $0.0001 par value, 2,500,000,000 shares authorized; 187,051,142 issued and outstanding as of February 28, 2021	19	—
Class V common stock (Successor); $0.0001 par value; 40,000,000 shares authorized; 35,636,680 issued and outstanding as of February 28, 2021	—	—
Series B-1 common stock (Successor); $0.0001 par value; 9,000,000 shares authorized; 8,120,367 issued and outstanding as of February 28, 2021	—	—
Series B-2 common stock (Successor); $0.0001 par value; 4,000,000 shares authorized; 3,372,184 issued and outstanding as of February 28, 2021	—	—
Additional paid-in capital	2,071,206	—
Accumulated other comprehensive income (loss)	2,388	(898)
Retained earnings (accumulated deficit)	10,800	(218,502)

Total stockholders’ equity	2,084,413	214,592

Noncontrolling interest	392,945	—

Total equity	2,477,358	214,592

Total Liabilities and Stockholders’ Equity	$3,838,177	$1,440,012

See notes to consolidated financial statements.

E2OPEN PARENT HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Successor	Predecessor
	February 4, 2021through February 28, 2021	March 1, 2020 through February 3, 2021	Fiscal Year Ended February 29, 2020	Fiscal Year Ended February 28, 2019
Revenue
Subscription revenue	$14,117	$259,707	$243,981	$153,634
Professional services	7,248	48,940	61,121	47,573

Total revenue	21,365	308,647	305,102	201,207
Cost of Revenue
Subscriptions	7,823	55,602	59,113	33,537
Professional services and other	4,324	40,466	42,414	31,673
Amortization of acquired intangible assets	4,037	18,921	19,538	8,350

Total cost of revenue	16,184	114,989	121,065	73,560

Gross Profit	5,181	193,658	184,037	127,647
Operating Expenses
Research and development	10,458	53,788	61,882	42,523
Sales and marketing	8,788	46,034	53,605	34,398
General and administrative	23,123	37,355	51,799	28,001
Acquisition-related expenses	4,317	14,348	26,709	15,577
Amortization of acquired intangible assets	1,249	31,275	31,129	20,061

Total operating expenses	47,935	182,800	225,124	140,560

(Loss) income from operations	(42,754)	10,858	(41,087)	(12,913)
Other (expense) income
Interest and other expense, net	(1,928)	(65,469)	(67,554)	(20,846)
Loss on extinguishment of debt	—	—	—	(4,604)
Gain from change in fair value of warrant liability	23,187	—	—	—
Gain from change in fair value of contingent consideration	33,740	—	—	—

Total other income (expenses)	54,999	(65,469)	(67,554)	(25,450)

Income (loss) before income tax benefit	12,245	(54,611)	(108,641)	(38,363)
Income tax benefit	612	6,681	7,271	8,245

Net income (loss)	12,857	$(47,930)	$(101,370)	$(30,118)

Less: Net income attributable to noncontrolling interest	2,057

Net income attributable to E2open Parent Holdings, Inc.	$10,800

Net income attributable to E2open Parent Holdings, Inc. Class A common stockholders per share:
Basic	$0.06

Diluted	$0.06

See notes to consolidated financial statements.

E2OPEN PARENT HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(In thousands)

	Successor	Predecessor
	February 4, 2021 through February 28, 2021	March 1, 2020 through February 3, 2021	Fiscal Year Ended February 29, 2020	Fiscal Year Ended February 28, 2019
Net income (loss)	$12,857	$(47,930)	$(101,370)	$(30,118)
Other comprehensive income (loss), net
Net unrealized loss on investments	—	—	(7)	(2,777)
Net foreign currency translation gain (loss)	2,388	(10)	233	(73)

Total other comprehensive income (loss), net	2,388	(10)	226	(2,850)

Comprehensive income (loss)	15,245	(47,940)	(101,144)	(32,968)
Comprehensive income (loss) attributable to noncontrolling interest	2,439	—	—

Comprehensive income (loss) attributable to E2open Parent Holdings, Inc	$12,806	$(47,940)	$(101,144)	$(32,968)

See notes to consolidated financial statements.

E2OPEN PARENT HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
(In thousands, except share data)
E2OPEN HOLDINGS, LLC
MEMBERS’ EQUITY
Predecessor

	Member’s Capital	Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit	Total Member’s Equity
Balance, February 28, 2018	$409,741	$1,726	$(91,337)	$320,130
Investment by member	85	—	—	85
Net assets contributed by member	9,394	—	—	9,394
Repurchase of membership units	(1,564)	—	—	(1,564)
Unit-based compensation expense	8,166	—	—	8,166
Net loss and comprehensive loss	—	(2,850)	(30,118)	(32,968)

Balance, February 28, 2019	425,822	(1,124)	(121,455)	303,243
Adoption of new accounting standard	—	—	4,323	4,323

Adjusted Balance, February 28, 2019	425,822	(1,124)	(117,132)	307,566
Investment by member	63	—	—	63
Repurchase of membership units	(115)	—	—	(115)
Unit-based compensation expense	8,222	—	—	8,222
Net loss and comprehensive loss	—	226	(101,370)	(101,144)

Balance, February 29, 2020	$433,992	$(898)	$(218,502)	$214,592
Investment by member	3,501	—	—	3,501
Unit-based compensation expense	7,277	—	—	7,277
Net loss and comprehensive loss	—	(10)	(47,930)	(47,940)

Balance, February 3, 2021	$444,770	$(908)	$(266,432)	$177,430

E2OPEN PARENT HOLDINGS, INC.
STOCKHOLDERS’ EQUITY
Successor

	Common Stock	Additional Paid-In Capital	Accumulated Other Comprehensive Income	Retained Earnings	Total Stockholders’ Equity	Noncontrolling Interest	Total Equity
Balance, February 4, 2021	$19	$2,038,206	$—	$—	$2,038,225	$390,888	$2,429,113
Share-based compensation expense	—	33,000	—	—	33,000	—	33,000
Comprehensive income	—	—	2,388	—	2,388	—	2,388
Net income	—	—	—	10,800	10,800	2,057	12,857

Balance, February 28, 2021	$19	$2,071,206	$2,388	$10,800	$2,084,413	$392,945	$2,477,358

See notes to consolidated financial statements.

E2OPEN PARENT HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Successor	Predecessor
	February 4, 2021 through February 28, 2021	March 1, 2020 through February 3, 2021	Fiscal Year Ended February 29, 2020	Fiscal Year Ended February 28, 2019
Cash flows from operating activities
Net income (loss)	$12,857	$(47,930)	$(101,370)	$(30,118)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation and amortization	6,394	63,263	60,416	34,348
Amortization of deferred commissions	34	3,937	2,238	—
Amortization of debt issuance costs	206	4,007	3,519	1,296
Share-based and unit-based compensation	33,000	7,277	8,222	8,166
Gain from change in fair value of warrant liability	(23,187)	—	—	—
Gain from change in fair value of earn-out liability	—	—	(146)	(77)
Gain from change in fair value of contingent consideration	(33,740)	—	—	—
Gain on sale of short-term investment	—	—	—	(2,246)
Loss on disposal of property and equipment	9	33	142	47
Loss on extinguishment of debt	—	—	—	4,604
Changes in operating assets and liabilities:
Accounts receivable, net	11,514	(5,395)	(49,992)	(7,958)
Prepaid expenses and other current assets	3,622	(3,611)	(1,276)	726
Other noncurrent assets	11,017	(5,410)	(9,113)	(472)
Accounts payable and accrued liabilities	(6,648)	12,456	5,493	(6,284)
Incentive program payable	1,328	(17,437)	(1,581)	15,815
Deferred revenue	(8,733)	4,808	36,770	1,406
Changes in other liabilities	(1,872)	(7,344)	(9,169)	(9,370)

Net cash provided by (used in) operating activities	5,801	8,654	(55,847)	9,883
Cash flows from investing activities
Proceeds withdrawn from Trust Account	414,053	—	—	—
Payments for acquisitions – net of cash acquired	(879,907)	—	(431,399)	(244,449)
Capital expenditures	(1,470)	(13,990)	(11,563)	(2,712)
Proceeds from disposal of property and equipment	49	—	—	—
Sale of marketable securities	—	—	—	11,419

Net cash used in investing activities	(467,275)	(13,990)	(442,962)	(235,742)
Cash flows from financing activities
Proceeds from PIPE Investment	—	627,500	—	—
Proceeds from sale of membership units	—	3,501	63	85
Repurchase of membership units, net	—	—	(115)	(1,564)
Proceeds from indebtedness	—	23,377	492,588	480,000
Repayments of indebtedness	—	(21,891)	(5,529)	(197,979)
Debt extinguishment costs	—	—	—	(3,085)
Repayments of capital lease obligations	(468)	(6,038)	(6,449)	(5,245)
Payments of debt issuance costs	—	—	(12,941)	(11,538)

Net cash (used in) provided by financing activities	(468)	626,449	467,617	260,674

Effect of exchange rate changes on cash and cash equivalents	41	(98)	232	(112)

Net (decrease) increase in cash, cash equivalents and restricted cash	(461,901)	621,015	(30,960)	34,703
Cash, cash equivalents and restricted cash at beginning of period	669,443	48,428	79,388	44,685

Cash, cash equivalents and restricted cash at end of period	$207,542	$669,443	$48,428	$79,388

Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	194,717	657,946	$19,494	$48,873
Restricted cash	12,825	11,497	28,934	$30,515

Total cash, cash equivalents and restricted cash	$207,542	$669,443	$48,428	$79,388

Supplemental Information—Cash Paid (Received) for:
Interest	$1,695	$61,728	$62,159	$22,744
Income taxes	(39)	1,660	1,825	1,223
Non-Cash Investing and Financing Activities:
Capital expenditures financed under capital lease obligations	$—	$11,802	$3,218	$3,612
Capital expenditures included in accounts payable and accrued liabilities	1,199	273	2,175	432
Prepaid software, maintenance and insurance under notes payable	—	892	—	112
Membership units issued in connection with acquisitions	—	—	—	9,394
See notes to consolidated financial statements.

E2OPEN PARENTS HOLDINGS, INC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.	ORGANIZATION AND DESCRIPTION OF BUSINESS
Organization
CC Neuberger Principal Holdings I (CCNB1) was a blank check company incorporated in the Cayman Islands on January 14, 2020. CCNB1 was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. CCNB1’s sponsor was CC Neuberger Principal Holdings I Sponsor LLC, a Delaware limited liability company (Sponsor). CCNB1 became a public company on April 28, 2020 through an initial public offering (IPO) of 41,400,000 units at $10.00 per unit and private placement of 10,280,000 warrants generating gross proceeds of $424.3 million. Upon the closing of the IPO and private placement, $414.0 million of the proceeds were placed in a trust account (Trust Account) and invested until the completion of the Business Combination, as described below.
On February 4, 2021 (Closing Date), CCNB1 and E2open Holdings, LLC and its operating subsidiaries (E2open Holdings) completed a business combination (Business Combination) contemplated by the definitive Business Combination Agreement entered into on October 14, 2020 (Business Combination Agreement). In connection with the finalization of the Business Combination, CCNB1 changed its name to “E2open Parent Holdings, Inc.” (the Company or E2open) and change its jurisdiction of incorporation from the Cayman Islands to the State of Delaware (Domestication).
Immediately following the Domestication, various entities merged with and into E2open, with E2open as the surviving company. Additionally, E2open Holdings became a subsidiary of E2open with the equity interests of E2open Holdings held by E2open and existing owners of E2open Holdings. The existing owners of E2open Holdings are considered noncontrolling interests in the consolidated financial statements.
E2open contributed, as a capital contribution in exchange for a portion of the equity interests in E2open Holdings it acquired, the amount of cash available after payment of the merger consideration under the Business Combination Agreement. The merger consideration along with new financing proceeds were used to pay transaction expenses, repay indebtedness and fund the expense account of the representative of the Company’s equity holders under the Business Combination Agreement. Additionally, the limited liability company agreement of E2open Holdings was amended and restated to, among other things, reflect the Company Merger and admit E2open Parent Holdings, Inc. as the managing member of the Company.
As a result of the Business Combination, the Company’s trading symbol on the New York Stock Exchange (NYSE) was changed from “PCPL” to “ETWO”.
See Note 3,
Business Combination and Acquisitions
and Note 11,
Tax Receivable Agreement
for additional information.
Description of Business
The Company is headquartered in Austin, Texas. E2open is a leading provider of 100% cloud-based, end-to-end
supply chain management software. The Company’s software combines networks, data and applications to provide a deeply embedded, mission-critical platform that allows customers to optimize their supply chain by accelerating growth, reducing costs, increasing visibility and driving improved resiliency. Given the business- critical nature of the Company’s solutions, it maintains deep, long-term relationships with its customers across a wide range of end-markets,
including technology, consumer, industrial and transportation, among others.

The
COVID-19
pandemic has caused business disruptions worldwide since January 2020. The full extent to which the pandemic will impact the Company’s business, operations, cash flows and financial condition will depend on future developments that are difficult to accurately predict. The Company has experienced modest adverse impacts as it relates to lengthening of sales cycles and delays in delivering professional services and training to customers. The Company has also experienced modest positive impacts from cost savings in certain operating expenses due to reduced business travel, deferred hiring for some positions and the cancellation or virtualization of customer events.
As the global pandemic continues to evolve, the Company will continue monitoring the situation to understand its impacts on its business and operations.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
As a result of the Business Combination, for accounting purposes, the Company is the acquirer and E2open Holdings is the acquiree and accounting predecessor. The financial statement presentation includes the financial statements of E2open Holdings as “Predecessor” for periods prior to the Closing Date and of the Company as “Successor” for the periods after the Closing Date, including the consolidation of E2open Holdings.
These consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (U.S. GAAP). The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.
In the opinion of management, all adjustments (consisting of normal recurring accruals), considered necessary for a fair presentation have been included. The historical financial information is not necessarily indicative of the Company’s future results of operations, financial position and cash flows.
Fiscal Year
The Company’s fiscal year ends on the last day of February each year.
Use of Estimates
The preparation of the Company’s consolidated financial statements in conformity with U.S. GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the consolidated financial statements and the reported results of operations during the reporting period. Such management estimates include reserves for bad debt, goodwill and other long-lived assets, estimates of standalone selling price of performance obligations for revenue contracts with multiple performance obligations, share-based compensation, valuation allowances for deferred tax assets and uncertain tax positions, warrants, contingent consideration and the accounting for business combinations. These estimates are based on information available as of the date of the consolidated financial statements; therefore, actual results could differ from management’s estimates.
Seasonality
Our quarterly operating results have fluctuated in the past and are expected to fluctuate in the future due to a variety of factors, many of which are outside of our control, including seasonality in our business as a result of customer budget cycles and customary European vacation schedules, with higher sales in the third and fourth fiscal quarters. As a result, our past results may not be indicative of our future performance and comparing our operating results on a period-to-period
basis may not be meaningful.
Segments
The Company operates as one operating segment. Operating segments are defined as components of an enterprise for which separate financial information is evaluated regularly by the chief operating decision maker (CODM), which the Company has determined is its chief executive officer. The CODM evaluates the Company’s financial information and performance on a consolidated basis. The Company operates with centralized functions and delivers most of its products in a similar way on an integrated cloud-based platform.
Business Combinations
The Company accounts for business combinations in accordance with Accounting Standards Codification (ASC) 805, Business Combinations, and, accordingly, the assets and liabilities of the acquired business are recorded at their fair values at the date of acquisition. The excess of the purchase price over the estimated fair values is recorded as goodwill. Some changes in the estimated fair valu
e
s of the net assets recorded for acquisitions that qualify as measurement period adjustments within one year of the date of acquisition will change the amount of the purchase price allocable to goodwill. All acquisition costs are expensed as incurred, and in-process
research and development costs, if any, are recorded at fair value as an indefinite-lived intangible asset and assessed for impairment thereafter until completion, at which point the asset is amortized over its expected useful life. The results of operations of acquired businesses are included in the consolidated financial statements beginning on the acquisition date.
Software Development Costs
The Company capitalizes certain software development costs incurred during the application development stage. Software development costs include salaries and other personnel-related costs, including employee benefits, share-based compensation and bonuses attributed to programmers, software engineers and quality control teams working on the Company’s software solutions. The costs related to software development are included in property and equipment, net in the Consolidated Balance Sheets. Under this accounting framework, the Company had capitalized software costs of $7.4 million and a nominal amount as of February 28, 2021 and February 29, 2020, respectively. The Company recognized $0.1 million and $0.8 million of amortization of capitalized software development costs for periods from February 4, 2021 through February 28, 2021 and March 1, 2020 through February 3, 2021, respectively. The Company did not recognize any amortization of capitalized software development costs for the fiscal years ended February 29, 2020 and February 28, 2019, respectively.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to a concentration of credit risk consist primarily of cash and cash equivalents, restricted cash, and accounts receivable. The Company deposits cash and cash equivalents with high-quality financial institutions. Accounts receivable are typically unsecured and derived from sales of subscriptions and support, as well as professional services, principally to large creditworthy technology, industrial, consumer goods, pharmaceutical and energy companies. Credit risk is concentrated primarily in North America, Europe, and parts of Asia. The Company has historically experienced insignificant credit losses. The Company maintains allowances for estimated credit losses based on management’s assessment of the likelihood of collection.
Cash and Cash Equivalents
The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents are stated at fair value. The Company’s account balances at one or more institutions periodically exceed the Federal Deposit Insurance Corporation (FDIC) insurance coverage and, as a result, there could be a concentration of credit risk related to amounts on deposit in excess of FDIC insurance coverage. The Company has not experienced any losses and believes the risk is not significant.
Restricted Cash
Restricted cash represents customer deposits for the incentive payment program. The Company offers services to administer incentive payments to partners on behalf of the Company’s customers. The Company’s customers deposit these funds into a restricted cash account with an offset included as a liability in incentive program payable in the Consolidated Balance Sheets.
Accounts Receivable, Net of Allowance
Accounts receivable are initially recorded upon the sale of solutions to customers. Credit is granted in the normal course of business without collateral. Accounts receivable are stated net of allowances for doubtful accounts, which represent estimated losses resulting from the inability of certain customers to make the required payments. When determining the allowances for doubtful accounts, the Company takes several factors into consideration, including the overall composition of the accounts receivable aging, prior history of accounts receivable write-offs and experience with specific customers. The Company writes off accounts receivable when they are determined to be uncollectible. Changes in the allowances for doubtful accounts are recorded as bad debt expense and are included in general and administrative expense in the Consolidated Statements of Operations.
Goodwill
Goodwill represents the excess of the purchase price over the estimated fair values of the net tangible and intangible assets of acquired entities. The Company performs a goodwill impairment test annually during the fourth quarter of the fiscal year and more frequently if an event or circumstance indicates that impairment may have occurred. Triggering events that may indicate a potential impairment include but are not limited to significant adverse changes in customer demand or business climate, obsolescence of acquired technology, and related competitive considerations.
The Company performs the goodwill impairment test in accordance with guidance issued by the Financial Accounting Standards Board (FASB). The guidance provides an entity the option to first perform a qualitative assessment to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If an entity determines that this is the case, it is required to perform the two-step
goodwill impairment test to identify potential goodwill impairment and measure the amount of goodwill impairment loss to be recognized for that reporting unit, if any. If an entity determines that the fair value of a reporting unit is greater than its carrying amount, the two-step
goodwill impairment test is not required. The Company has one reporting unit and did not record any goodwill impairment charges for the periods from February 4, 2021 through February 28, 2021 and March 1, 2020 through February 3, 2021 and the fiscal years ended February 29, 2020 and February 28, 2019.
Intangible Assets, Net
The Company has intangible assets with both definite and indefinite useful lives. Definite-lived intangible assets are carried at cost less accumulated amortization and are amortized using the straight-line method over their estimated useful lives. The straight-line method approximates the manner in which cash flows are generated from the intangible assets. Amortization periods for definite-lived intangible assets are as follows:

	Successor	Predecessor
	February 28, 2021	February 29, 2020
Trade names	Indefinite	15 years or Indefinite
Noncompete agreements	N/A	1-5 years
Customer relationships	20 years	10-15 years
Technology	7-10 years	7 years
Content library	10 years	10 years
Backlog	N/A	4 years
Trade names are the only indefinite-lived assets that are not subject to amortization. The Company tests these indefinite-lived intangible assets for impairment on an annual basis during the fourth quarter of the fiscal year or more frequently if an event occurs or circumstances change that indicate that the fair value of an indefinite-lived intangible asset could be below its carrying amount. The Company first performs a qualitative assessment to determine whether it is more likely than not that the fair value of the indefinite-lived intangible asset is less than its carrying amount. If this is the case, a quantitative assessment is performed. The qualitative impairment test consists of comparing the fair value of the indefinite-lived intangible asset, determined using the relief from royalty method, with its carrying amount. An impairment loss would be recognized for the carrying amount in excess of its fair value.
Significant judgment is required in estimating the fair value of intangible assets and in assigning their respective useful lives. The fair value estimates are based on available historical information and on future expectations and assumptions deemed reasonable by management but are inherently uncertain. Critical estimates in valuing the intangible assets include, but are not limited to, forecasts of the expected future cash flows attributable to the respective assets, anticipated growth in revenue from the acquired customer and product base, and the expected use of the acquired assets.
Property and Equipment, Net
Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally two to seven years. Leasehold improvements are amortized using the straight-line method over the remaining lease term or the estimated lives of the assets, if shorter. Upon sale or retirement of assets, the cost and related accumulated depreciation are removed from the Consolidated Balance Sheets, and any resulting gain or loss is reflected in the Consolidated Statements of Operations. No material gains or losses on disposal of property and equipment were recorded during the periods from February 4, 2021 through February 28, 2021 and March 1, 2021 through February 3, 2021 and fiscal years ended February 29, 2020 and February 28, 2019.
Impairment of Long-Lived Assets
The Company evaluates the recoverability of its long-lived assets, which consist principally of property and equipment and acquired intangible assets with finite lives, whenever events or circumstances indicate that the carrying amount of these assets may not be recoverable. Recoverability of an asset is measured by comparing the carrying amount to the expected future undiscounted cash flows that the asset is expected to generate. If that review indicates that the carrying amount of the long-lived asset is not recoverable, an impairment charge is recorded for the amount by which the carrying amount of the asset exceeds its fair value. The Company did not record any long-lived asset impairment charges during the periods from February 4, 2021 through February 28, 2021 and March 1, 2021 through February 3, 2021 and fiscal years ended February 29, 2020 and February 28, 2019.
Fair Value Measurement
Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. U.S. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).
These tiers include:

•	Level 1, defined as observable inputs such as quoted prices in an active market;

•	Level 2, defined as inputs other than the quoted prices in an active market that are observable either directly or indirectly; and

•	Level 3, defined as unobservable inputs in which there is little or no market data, which requires the Company to develop its own assumptions.
In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.
Warrant Liability
The Company has public and private placement warrants as well as warrants available under the Forward Purchase Agreement dated as of April 28, 2020 by and between CCNB1 and Neuberger Berman Opportunistic Capital Solutions Master Fund LP. The Company classifies as equity any equity-linked contracts that (1) require physical settlement or net-share
settlement or (ii) give the Company a choice of
net-cash
settlement or settlement in the Company’s own shares (physical settlement or net-share
settlement). The Company classifies as assets or liabilities any equity-linked contracts that (1) require net-cash
settlement (including a requirement to
net-cash
settle the contract if an event occurs and if that event is outside the Company’s control) or (2) give the counterparty a choice of net-cash
settlement or settlement in shares (physical settlement or
net-share
settlement).
For equity-linked contracts that are classified as liabilities, the Company records the fair value of the equity-linked
contracts at each balance sheet date and records the change in the statements of operations as a gain (loss) from change in fair value of warrant liability. The Company’s public warrant liability is valued using a binomial lattice pricing model. The Company’s private placement warrants are valued using a binomial lattice pricing model when the warrants are subject to the make-whole table, or otherwise are valued using a Black-Scholes pricing model. The Company’s forward purchase warrants are valued utilizing observable market prices for public shares and warrants, relative to the present value of contractual cash proceeds. The assumptions used in preparing these models include estimates such as volatility, contractual terms, discount rates, dividend yield, expiration dates and risk-free rates.
The valuation methodologies for the warrants and forward purchase agreement included in warrant liability include certain significant unobservable inputs, resulting in such valuations classified as Level 3 in the fair value measurement hierarchy. The Company assumes a volatility based on the implied volatility of the public warrants and the Company’s peer group, which includes American Software, Inc. (NasdaqGS: AMSW.A), Generix SA (ENXTPA: GENX), Manhattan Associates, Inc. (NasdaqGS: MANH), SPS Commerce, Inc. (NasdaqGS: SPSC), Park City Group, Inc. (NasdaqCM: PCYG), GTY Technology Holdings Inc. (NasdaqCM: GTYH), TrackX Holdings Inc. (TSXV: TKX), Tecsys Inc. (TSX: TCS), and The Descartes Systems Group Inc (TSX: DSG). The Company also assumed no dividend payout.
Contingent Consideration
The contingent consideration liability is due to the issuance of the two tranches of restricted Series
B-1
and
B-2
common stock and Series 1 restricted common units (RCUs) and Series 2 RCUs of E2open Holdings as part of the Business Combination. These shares and units were issued on a proportional basis to each holder of Class A shares in CCNB1 and Common Units of E2open Holdings. The Company also has deferred consideration
(earn-out)
payments that are due upon the successful attainment of revenue related criteria related to the Averetek, LLC (Averetek) acquisition.
These restricted shares, Common Units and deferred consideration payments are treated as a contingent consideration liability under ASC 805 and valued at fair market value on the acquisition date and will be remeasured at each reporting date and adjusted if necessary. The Company’s earn-out
liabilities and contingent consideration are valued using a Monte Carlo simulation model. The assumptions used in preparing these models include estimates such as volatility, contractual terms, discount rates, dividend yield and risk-free interest rates. Any change in the fair value from the remeasurement will be recorded in gain (loss) from change in contingent consideration on the Consolidated Statements of Operations.

Indemnification
The Company includes service-level commitments to its customers warranting certain levels of uptime reliability and performance and permitting those customers to receive credits in the event that the Company fails to meet those levels. To date, the Company has not incurred any material costs as a result of such commitments and has not accrued any liabilities related to such obligations in the accompanying consolidated financial statements. The Company has also agreed to indemnify its directors and executive officers for costs associated with any fees, expenses, judgments, fines, and settlement amounts incurred in any action or proceeding to which any of those persons is, or is threatened to be, made a party by reason of service as a director or officer. The Company maintains director and officer insurance coverage that may enable the Company to recover a portion of any future amounts paid. The Company’s arrangements include provisions indemnifying customers against liabilities if the Company’s products infringe a third-party’s intellectual property rights. The Company has not incurred any costs as a result of such indemnifications and has not accrued any liabilities related to such obligations in the accompanying consolidated financial statements.
Noncontrolling Interests
Noncontrolling interest represents the portion of E2open Holdings that the Company controls and consolidates but does not own. The Company recognizes each noncontrolling holder’s respective share of the estimated fair value of the net assets at the date of formation or acquisition. Noncontrolling interests are subsequently adjusted for the noncontrolling holder’s share of additional contributions, distributions and their share of the net earnings or losses of each respective consolidated entity. The Company allocates net income or loss to noncontrolling interests based on the weighted average ownership interest during the period. The net income or loss that is not attributable to the Company is reflected in net income (loss) attributable to noncontrolling interests in the Consolidated Statements of Operations. The Company does not recognize a gain or loss on transactions with a consolidated entity in which it does not own 100% of the equity, but the Company reflects the difference in cash received or paid from the noncontrolling interests carrying amount as additional paid-in-capital.
Certain limited partnership interests, including common units, are exchangeable into the Company’s Class A common stock. Class A common stock issued upon exchange of a holder’s noncontrolling interest is accounted for at the carrying value of the surrendered limited partnership interest and the difference between the carrying value and the fair value of the Class A common stock issued is recorded to additional paid-in-capital.
Advertising Costs
Advertising costs, which include primarily print materials and sponsorship of events, are expensed as incurred and included in sales and marketing expense in the Consolidated Statements of Operations. Advertising expense has been insignificant to date.
Severance and Exit Costs
Severance expenses consist of severance for employees that have been terminated or identified for termination. Exit costs consist of expenses associated with vacating certain facility leases prior to the lease term which generally include the remaining payments on an operating lease. Lease termination obligations are reduced for future sublease income. Severance costs related to workforce reductions are recorded when the Company has committed to a plan of termination and notified the employees of the terms of the plan.
Acquisition-Related Expenses
Acquisition-related expenses consist of third-party accounting, legal, investment banking fees, severance, facility exit costs, travel expenses, and other expenses incurred solely to prepare for and execute the acquisition and integration of a business. These costs are expensed as incurred.

Share-Based Compensation
The Company measures and recognizes compensation expense for all share-based awards at fair value over the requisite service period. The Company uses the Black-Scholes option pricing model to determine the weighted average fair value of options. For restricted stock grants and certain performance-based awards, fair value is determined as the average price of the Company’s Class A common stock, par value $0.0001 per share (Class A Common Stock) on the date of grant. The determination of fair value of share-based awards on the date of grant using an option-pricing model is affected by the stock price as well as by assumptions regarding a number of subjective variables. These variables include, but are not limited to, the expected stock price volatility over the term of the awards, and actual and projected employee stock option exercise behaviors.
The expected terms of the options are based on evaluations of historical and expected future employee exercise behavior. The risk-free interest rate is based on the U.S. Treasury rates at the date of grant with maturity dates approximately equal to the expected life at grant date. Volatility is based on the average of historical and implied volatility of comparable companies from a representative peer group based on industry and market capitalization data. The Company has not historically issued any dividends and does not expect to in the future.
For performance-based awards where the number of shares includes a relative revenue growth modifier to determine the number of shares earned at the end of the performance period, the number of shares earned will depend on which range the Company’s total revenue growth falls within over the performance period. The fair value of the performance-based shares with the revenue growth modifier is determined using a Black-Scholes valuation model. In the period it becomes probable that the minimum threshold specified in the performance-based
award will be achieved, the Company recognizes expense for the proportionate share of the total fair value of the award related to the vesting period that has already lapsed. The remaining fair value of the award is expensed on a straight-line basis over the balance of the vesting period. If the Company determines that it is no longer probable that it will achieve the minimum performance threshold specified in the award, all previously recognized compensation expense will be reversed in the period such determination is made.
The Company does not estimate forfeitures for share-based awards; therefore, it will record compensation costs for all awards and record actual forfeitures as they occur.
Unit-Based Compensation
The
pre-Business
Combination unit-based compensation expense associated with awards to employees and directors was measured at the grant date based on the fair value of the awards that were expected to vest. For time-based awards, the expense was recognized on a straight-line basis over the requisite service period of the award, which was generally four years. For performance-based awards, the expense was recognized when the performance obligation was probable of occurring. The fair value of options was estimated using the
Black-Scholes
option-pricing model. Use of this model requires management to make estimates and assumptions regarding expected option life, volatility, risk-free interest rate, and dividend yields. The Company did not estimate forfeitures for unit-based awards; therefore, compensation costs was recorded for all awards and adjusted for forfeitures as they occurred. The Company did not have material forfeitures in any period.
Foreign Currency Translation
The Company’s reporting currency is the U.S. dollar. The functional currency of most of the Company’s foreign subsidiaries is the applicable local currency, although the Company has several subsidiaries with functional currencies that differ from their local currencies, of which the most notable exception is the subsidiary in India, whose functional currency is the U.S. dollar. Assets and liabilities are translated into U.S. dollars at the exchange rate in effect at the consolidated balance sheet date. Operating accounts are translated at an average rate of exchange for the respective accounting periods. Translation adjustments resulting from the process of translating foreign currency financial statements into U.S. dollars are reported as a component of accumulated other comprehensive income (loss). Transaction gains and losses reflected in the functional currencies are charged to income or expense at the time of the transaction.
Net transaction gain (loss) from foreign currency contracts recorded in the Consolidated Statements of Operations were $0.2 million and $0.2 million for the periods February 4, 2021 through February 28, 2021 and March 1, 2020 through February 3, 2021, respectively, and $0.2 million and $(0.1) million for the fiscal years ended February 29, 2020 and February 28, 2019, respectively.
Comprehensive Income (Loss)
Comprehensive income (loss) includes net loss, as well as other changes in stockholders’ equity that result from transactions and economic events other than those with stockholders. The Company’s elements of other comprehensive income (loss) are unrealized gains on investments and cumulative foreign currency translation adjustments.
Deferred Financing Costs
The Company capitalizes underwriting, legal, and other direct costs incurred related to the issuance of debt, which are included in notes payable and capital lease obligations in the Consolidated Balance Sheets. Deferred financing costs related to notes payable are amortized to interest expense over the terms of the related debt, using the effective interest method. Upon the extinguishment of the related debt, any unamortized deferred financing costs are immediately recorded to gain/loss on extinguishment of debt. Deferred financing costs related to capital lease obligations are amortized on a straight line basis.
Income Taxes
The Company accounts for income taxes under the asset and liability method. Under this method, deferred tax assets and liabilities are determined based on differences between the consolidated financial statement carrying amounts and tax bases of assets and liabilities and operating loss and tax credit carryforwards and are measured using the enacted tax rates that are expected to be in effect when the differences reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Consolidated Statements of Operations in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to an amount that, in the opinion of management, is more likely than not to be realized.
The Company accounts for uncertain tax positions by reporting a liability for unrecognizable tax benefits resulting from uncertain tax positions taken or expected to be taken in a tax return. The Company recognizes interest and penalties, if any, related to unrecognized tax benefits in income tax expense.
Revenue Recognition
Effective March 1, 2019, the Company adopted ASC 606, Revenue from Contracts with Customers (ASC 606), and all the related amendments, using the modified retrospective method. The Company adopted the new standard for all customer contracts. See Recently Issued or Adopted Authoritative Accounting Guidance below for related discussion.
The Company generates revenue from the sale of subscriptions and professional services. The Company recognizes revenue when the customer contract and associated performance obligations have been identified, the transaction price has been determined and allocated to the performance obligations in the contract, and the performance obligations have been satisfied. The Company recognizes revenue net of any taxes collected from customers, which are subsequently remitted to governmental authorities.

Subscription Revenue
The Company offers cloud-based
on-demand
software solutions, which enable its customers to have constant access to its solutions without the need to manage and support the software and associated hardware themselves. The Company houses the hardware and software in third-party facilities and provides its customers with access to the software solutions, along with data security and storage, backup, and recovery services, and solution support. The Company’s customer contracts typically have a term of three to five years. The Company primarily invoices its customers for subscriptions in advance for annual use of the software solutions. The Company’s payment terms typically require customers to pay within 30 to 90 days from the invoice date.
The Company also offers applications which enable its customers to have access to an electronic commerce transaction platform for the international container shipping industry. The majority of the Company’s contracts provide for fixed annual subscription fees. Some of the Company’s contracts with customers are volume-based transaction fees, based on the volume of transactions booked on the platform for two particular products. For subscription-based contracts, the Company generally invoices annually in advance. Under the previous standard, the Company limited subscription revenue recognition to the contractually billable amounts in each year of the subscription. Under the new standard, subscription revenue is recognized ratably over the life of the contract. The impact of this change was insignificant; therefore, no cumulative adjustment was made to the opening balance sheet for revenue recognition at adoption of the new standard. For transactional based contracts, the Company primarily recognizes revenue and invoices for these transactions once incurred, on a monthly basis. This is unchanged from the previous standard.
Professional Services
Professional services revenue is derived primarily from fees for enabling services, including solution consulting and solution deployment. These services are often sold in conjunction with the sale of the Company’s solutions. The Company provides professional services primarily on a time and materials basis, but also on a fixed fee basis. Customers are invoiced for professional services either monthly in arrears or, as with fixed fee arrangements, in advance and upon reaching project milestones. Professional services revenue is recognized over time. For services that are contracted for at a fixed price, progress is generally measured based on labor hours incurred as a percentage of the total estimated hours required for complete satisfaction of the related performance obligations. For services that are contracted on at time and materials or prepaid basis, progress is generally based on actual labor hours expended. These input methods (e.g., hours incurred or expended) are considered a faithful depiction of the Company’s efforts to satisfy services contracts as they represent the performance obligation consumed by the customer and performed by the Company and therefore reflect the transfer of services to a customer under such contracts. The adoption of the new standard did not result in a material change to the revenue recognition of professional services.
The Company enters into arrangements with multiple performance obligations, comprising of subscriptions and professional services. Arrangements with customers typically do not provide the customer with the right to take possession of the software supporting the on-demand
solutions. The Company primarily accounts for subscription and professional services revenue as separate units of accounting and allocates revenue to each deliverable in an arrangement based on standalone selling price. The Company evaluates the standalone selling price for each element by considering prices the Company charges for similar offerings, size of the order and historical pricing practices.
Sales Commissions
With the adoption of ASC 606 and ASC
340-40,
Other Assets and Deferred Cost-Contracts with Customers, the Company began deferring and amortizing sales commissions that are incremental and directly related to obtaining customer contracts. Under the previous standard, the Company expensed all sales commissions as incurred. The Company recognized the cumulative effect of adopting the new standard by capitalizing

$4.4 million of sales commissions from prior periods and recording an adjustment to accumulated deficit, net of tax, as of the adoption date. The Company amortizes sales commissions over the period that products are expected to be delivered to customers, including expected renewals. The Company determined this period to be four years, beginning when costs are incurred. Certain sales commissions that would have an amortization period of less than a year are expensed as incurred to sales and marketing expense.
Recent Accounting Guidance
Recently Adopted Accounting Guidance
The Company adopted ASC 606, Revenue from Contracts with Customers effective March 1, 2019 for all customer contracts. ASC 606 superseded the revenue recognition requirements in ASC 605, Revenue Recognition. ASC 606 requires revenue recognition to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services through a five-step process:

•	identification of the contract, or contracts, with a customer;

•	identification of the performance obligation in the contract;

•	determination of the transaction price;

•	allocation of the transaction price to the performance obligation in the contract; and

•	recognition of revenue as performance obligations are satisfied.
The new standard also included ASC 340, Other Assets and Deferred Costs, subsection 40, Contracts with Customers, which addressed accounting for the cost to obtain contracts. ASC
340-40
requires that costs to obtain contracts be recognized over the period that products and services are expected to be delivered, including likely renewals.
The Company adopted ASC 606 using the modified retrospective transition method. The period ended
February 28, 2019, has not been restated and is reported under the accounting standards in effect for that period. The following table summarizes the cumulative effects of adopting ASC 606 in the Company’s Consolidated Balance Sheet as of March 1, 2019:

	Predecessor
($ in thousands)	February 28, 2019	ASC 606 Adoption Adjustment	March 1, 2019
Assets
Prepaid expenses and other current assets	$7,662	$1,520	$9,182
Other noncurrent assets	3,496	2,864	6,360
Liabilities and member’s equity
Other noncurrent liabilities	18,888	61	18,949
Accumulated deficit	(121,455)	4,323	(117,132)

Adoption of the new revenue standard impacted the Company’s Consolidated Balance Sheet as of February 29, 2020, as follows:

	Predecessor
($ in thousands)	Balances without ASC 606 Adoption Impact	ASC 606 Adoption Adjustment	As Reported Balances as of February 29, 2020
Assets
Prepaid expenses and other current assets	$8,924	$3,678	$12,602
Other noncurrent assets	6,285	8,160	14,445

Liabilities and member’s equity
Deferred revenue	142,673	(646)	142,027
Other noncurrent liabilities	38,249	295	38,544
Accumulated deficit	(230,691)	12,189	(218,502)
Adoption of the new revenue standard impacted the Company’s Consolidated Statement of Operations for the fiscal year ended February 29, 2020 as follows:

	Predecessor
($ in thousands)	Balances without ASC 606 Adoption Impact	ASC 606 Adoption Adjustment	As Reported Balances as of February 29, 2020
Revenue
Subscription revenue	$243,335	$646	$243,981
Operating expenses
Sales and marketing	61,061	(7,456)	53,605
Income tax benefit	(7,507)	236	(7,271)
Net (loss) income	(109,236)	7,866	(101,370)
Below is a summary of the adoption impacts of the new standard:

•
The Company capitalized $4.4 million of sales commissions on March 1, 2019, with a corresponding adjustment to accumulated deficit, net of tax. The Company is amortizing sales commissions over a four-year period to sales and marketing expense, beginning when the cost was incurred
.

•
The Company recognized revenue of $0.6 million for the fiscal year ended February 29, 2020, for certain customer contracts that previously would have been deferred as of February 29, 2020. Revenue on these contracts is being recognized ratably over the contract term.

•
Sales commissions of $9.7 million were deferred during the fiscal year ended February 29, 2020, and commissions amortization expense of $2.2 million was recorded to sales and marketing expense for the fiscal year ended February 29, 2020.

•
The Company recognized an additional $0.1 million deferred tax liability at adoption, and an income tax expense of $0.2 million for the fiscal year ended February 29, 2020, related to the new standard. The impact to the deferred tax liability is included in other noncurrent liabilities in the Consolidated Balance Sheets.

In November 2016, the FASB issued Accounting Standards Update (ASU)
2016-18,
Restricted Cash
, which requires that in the statement of cash flows, amounts generally described as restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning-of-period
and
end-of
period total amounts shown on the statement of cash flows. This ASU is effective for fiscal years beginning after December 15, 2018. The Company adopted this standard for the fiscal year ended February 29, 2020 and it is reflected in the comparable prior period.

Recent Accounting Guidance Not Yet Adopted
In February 2016, the FASB issued ASU
2016-02,
Leases
, which codified ASC 842,
Leases
. The core principle of ASC 842 is that a lessee should recognize the assets and liabilities that arise from leases. For operating leases, a lessee is required to recognize a right-of-use
asset and a lease liability, initially measured at the present value of the lease payments, in the balance sheet. For leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. The accounting applied by a lessor is largely unchanged from that applied under previous GAAP. This standard is effective for calendar fiscal years beginning after December 15, 2021. Earlier application is permitted. In transition, lessees and lessors are required to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. The Company believes the adoption of this standard will result in a material increase to assets and liabilities as right-of-use
leased assets and lease liabilities will be recorded in the Consolidated Balance Sheets.
In June 2016, the FASB issued ASU
2016-13,
Financial Instruments – Credit Losses (ASC 326)
, which is intended to provide financial statement users with more useful information about expected credit losses on financial assets held by a reporting entity at each reporting date. This standard replaces the existing incurred loss impairment methodology with an approach that requires consideration of a broader range of reasonable and supportable forward-looking information to estimate all expected credit losses. This standard is effective for the Company for the fiscal year beginning after December 15, 2022, and all interim periods within. Early adoption is permitted. The Company does not expect the adoption of this standard to have a material impact on its consolidated financial statements.
In January 2017, the FASB issued ASU
2017-04,
Simplifying the Test for Goodwill Impairment
. The amendments in this update simplify how an entity is required to test goodwill for impairment by eliminating Step 2 from the goodwill impairment test. This standard is effective for annual periods beginning after December 15, 2021. Earlier application is permitted. The Company does not believe the adoption of this standard will have a material impact on its consolidated financial statements.
In August 2018, the FASB issued ASU
2018-15,
Intangibles – Goodwill and Other –
Internal-Use
Software (Subtopic
350-40):
Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract
. This standard provides guidance on accounting for costs of implementation activities performed in a cloud computing arrangement that is a service contract. ASU
2018-15
aligns the requirements for capitalizing implementation costs incurred to develop or obtain internal-use
software and hosting arrangements that include an
internal-use
software license. The amendments in this standard should be applied either retrospectively or prospectively to all implementation costs incurred after the adoption date. The standard is effective for fiscal years beginning after December 15, 2021, and interim periods within those years. Earlier application is permitted. The Company does not believe the adoption of this standard will have a material impact on its consolidated financial statements.
In October 2018, the FASB issued ASU
2018-17,
Consolidated (Topic 810): Targeted Improvements to Related Party Guidance for Variable Interest Entities
. This standard is intended to improve the accounting when considering indirect interests held through related parties under common control for determining whether fees paid to decision makers and service providers are variable interests. ASU
2018-17
is effective for fiscal years beginning after December 15, 2020, and interim periods within those years. All entities are required to apply this standard retrospectively with a cumulative-effect adjustment to retained earnings at the beginning of the earliest period presented. The Company does not expect the adoption of this standard to have a material impact on its consolidated financial statements.
In December 2019, the FASB issued ASU
2019-12,
Simplifying Accounting for Income Taxes
, as part of its initiative to reduce complexity in the accounting standards. The guidance amends certain disclosure requirements that had become redundant, outdated or superseded. Additionally, this guidance amends accounting for the interim period effects of changes in tax laws or rates and simplifies aspects of the accounting for franchise taxes
.

ASU
2019-12
is effective for annual periods beginning after December 15, 2021. Early adoption is permitted. Management is currently evaluating the effect of these provisions on the Company’s financial position and results of operations.
In March 2020, the FASB issued ASU
2020-04,
Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting
to simplify the accounting for contract modifications made to replace the London Interbank Offered Rate (LIBOR) or other reference rates that are expected to be discontinued because of the reference rate reform. The guidance provides optional expediates and exceptions for applying U.S. GAAP to contracts, hedging relationships and other transactions affected by reference rate reform if certain criterion are met. The optional expedients and exceptions can be applied to contract modification made until December 31, 2022. On January 7, 2021, the FASB issued ASU
2021-01,
Reference Rate Reform (Topic 848)
, which clarifies that certain optional expedients and exceptions in Topic 848 for contract modifications and hedge accounting apply to derivatives that are affected by the discounting transition. The amendments in ASU
2021-01
are elective and apply to the Company’s debt instruments that may be modified as a result of the reference rate reform. The Company is continuing to evaluate these standards, as well as the timing of the transition of various rates in its debt instruments affected by reference rate reform.

3.	BUSINESS COMBINATION AND ACQUISITIONS
Business Combination
The Business Combination of the Company and E2open Holdings was completed on February 4, 2021. The Business Combination was accounted for as a business combination under ASC 805, Business Combinations. The acquisition of E2open Holdings constitutes the acquisition of a business for purposes of ASC 805, and due to the change in control, has been accounted for using the acquisition method with the Company as the accounting acquirer and E2open Holdings as the accounting acquiree. E2open Parent Holdings, Inc. has been determined to be the accounting acquirer based on evaluation of the following factors:

•
E2open Parent Holdings, Inc. is the sole managing member of E2open Holdings having full and complete authority over of all the affairs of E2open while the non-managing
member equity holders do not have substantive participating or kick out rights;

•	The Sponsor and its affiliates had the right to nominate five or six initial members of the Company’s board of directors;

•
The predecessor controlling stockholders of E2open Holdings, Insight Partners, did not have a controlling interest in E2open Parent Holdings, Inc. or E2open Holdings as it held less than 50% of the voting interests after the Business Combination.

These factors support the conclusion that E2open Parent Holdings, Inc. acquired a controlling interest in E2open Holdings and is the accounting acquirer. E2open Parent Holdings, Inc. is the primary beneficiary of E2open Holdings, which is a variable interest entity, since it has the power to direct the activities of E2open Holdings that most significantly impact E2open Holdings economic performance through its role as the managing member. E2open Parent Holdings, Inc.’s variable interest in E2open Holdings includes ownership of E2open Holdings, which results in the right and obligation to receive benefits and absorb losses of E2open Holdings that could potentially be significant to E2open Parent Holdings, Inc. Therefore, the Business Combination represented a change in control and is accounted for using the acquisition method. Under the acquisition method of accounting, the purchase price is allocated to the tangible and intangible assets acquired and the liabilities assumed from E2open Holdings based on their estimated acquisition-date fair values.
The cash consideration in the Business Combination included cash from (1) the Trust Account in the amount of $414.0 million which was received in CCNB1’s IPO, (2) $525.0 million in proceeds from the issuance of a new term loan, (3) $695.0 million in proceeds from the investors purchasing an aggregate of 69.5 million Class A Common Stock in connection with the Business Combination (PIPE Investment) and (4) $200.0 million in proceeds from the Forward Purchase Agreement. E2open Holdings received $627.5 million of the PIPE Investment funds prior to the closing of the Business Combination.

The following summarizes the estimated fair value of the Business Combination:

($ in thousands)	Fair Value
Equity consideration paid to existing E2open Holdings ownership, net (1)	$461,549
Cash consideration to E2open Holdings, net of $15.1 million post business combination expense	585,971
Cash repayment of debt	978,521
Contingent consideration	158,598
Tax receivable agreement payable (2)	49,892
Cash paid for seller transaction costs	38,135
Estimated fair value of the Business Combination	$2,272,666

(1)	Equity consideration paid to E2open Holdings equity holders consisted of the following:

(In thousands, except per share data)	Consideration
Common shares subject to sales restriction	43,300
Fair value per share	$10.98
Equity consideration paid to existing E2open Holdings ownership	$475,434
Less: Acceleration of Class A and Class B units post business combination expense	(13,885)
Equity consideration paid to existing E2open Holdings ownership, net	$461,549

(2)
Payable for 85% of the tax savings realized during the exchange of E2open Holdings’ common units for shares of common stock, cash or other tax benefits under the Tax Receivable Agreement, as defined below. See Note 11,
Tax Receivable Agreement
for additional information.

The Company recorded the preliminary allocation of the purchase price to the Predecessor’s tangible and intangible assets acquired and liabilities assumed based on their fair values as of February 4, 2021. The preliminary purchase price allocation is as follows:

($ in thousands)	Fair Value
Cash and cash equivalents	$180,115
Account receivable, net	124,168
Other current assets	23,623
Property and equipment, net	37,924
Intangible assets	830,000
Goodwill (1)	2,628,964
Non-current assets	4,930

Current liabilities (2)	(159,463)
Notes payable and capital lease obligations	(511,762)
Warrant liability	(91,959)
Noncurrent liabilities (2)	(402,986)
Noncontrolling interest (3)	(390,888)
Total assets acquired and liabilities assumed	$2,272,666

(1)	Goodwill that arose from the step-up in tax basis from the Business Combination is tax deductible for the Company; the majority of E2open Holdings’ goodwill is not deductible for tax purposes.
(2)
The deferred revenue reflects a $60.7 million reduction in deferred revenues related to the estimated fair values of the acquired deferred revenue. The adjustment is based on the fair value estimates for deferred revenue, adjusted for costs to fulfill the liabilities assumed, plus a normal profit margin
.

(3)	Noncontrolling interest represents the 16.0% ownership in E2open Holdings not owned by the Company as of the Closing Date. The fair value of the noncontrolling interest follows:

(In thousands, except per share data)	Fair Value
Common shares subject to sale restriction	35,600
Fair value per share	$10.98
Noncontrolling interest	$390,888

The fair value of the intangible assets is as follows:

($ thousand)	Weighted Average Useful Lives	Fair Value
Indefinite-lived
Trademark / trade name (1)	Indefinite	$110,000
Definite-lived
Customer relationships (2)	20	300,000
Technology (3)	8.5	370,000
Content library (4)	10	50,000
Total definite-lived		720,000
Total intangible assets		$830,000

(1)	The trademark and trade name represent the tradenames that E2open Holdings originated or acquired which were valued using the relief-from-royalty method.
(2)	The customer relationships represent the existing customer relationships of E2open Holdings that was estimated by applying the with-and-without methodology, a form of the income approach.
(3)
The developed technology represents technology acquired and developed by E2open Holdings for the purpose of generating income for E2open Holdings, which was valued using the multi-period excess earnings method, a form of the income approach considering technology migration.

(4)	The content library represents the content contributed by network participants to the E2open Holdings business network, which was valued using the replacement cost method.
The preliminary allocation of the purchase price is based on preliminary valuations performed to determine the fair value of the net assets as of the Closing Date. This allocation is subject to revision as the assessment is based on preliminary information subject to refinement.
E2open Holdings incurred $6.5 million of expenses directly related to the Business Combination from March 1, 2020 through February 3, 2021 which were included in acquisition-related expense in the Consolidated Statements of Operations. From January 14, 2020 (inception) through the date of its last filing for the year ending December 31, 2020, CCNB1 incurred $3.9 million of transaction related expenses. From January 1, 2021 through February 3, 2021, CCNB1 incurred $0.8 million of expenses related to the Business Combination. E2open Holdings paid $0.6 million of debt issuance costs on the Closing Date which were capitalized and recorded as a reduction to the outstanding debt balances. On the Closing Date, the Company paid $14.5 million of deferred underwriting costs related to CCNB1’s initial public offering. At the closing of the Business Combination, $10.9 million fees related to the PIPE Investment and $20.2 million of debt issuance costs, including the $0.6 million paid by E2open Holdings, were paid by the Company. Additionally, $31.0 million and $16.9 million of acquisition-related advisory fees related to the reverse merger were paid by E2open Holdings and CCNB1, respectively, at the closing of the Business Combination and as these advisory fees were contingent upon the consummation of the Business Combination, they are not recognized in the Consolidated Statements of Operations of the Predecessor or Successor, and are success fees in nature. The nature of these fees relate to advisory and investment banker fees that were incurred dependent on the success of the Business Combination. The deferred underwriting commissions and costs pertaining to the reverse merger were treated as a reduction of equity while merger-related costs were expensed in the period from February 4, 2021 through February 28, 2021. The debt issuance costs were capitalized as a reduction to the outstanding debt balances.

Unaudited Pro Forma Operating Results
The following unaudited pro forma combined financial information presents the results of operations as if the Business Combination with CCNB1 on February 4, 2021 and the acquisition of Amber Road, Inc. had occurred as of March 1, 2019. The unaudited pro forma results may not necessarily reflect actual results of operations that would have been achieved, nor are they necessarily indicative of future results of operations. The unaudited pro forma results reflect the step-up
amortization adjustments for the fair value of intangible assets acquired, a reduction in revenues related to the estimated fair value of the acquired deferred revenue, the elimination of historical interest expense incurred by E2open Holdings on its debt and the incurrence of interest expense related to the issuance of debt in connection with the Business Combination, transaction expenses, nonrecurring post-combination
compensation expense and the related adjustment to the income tax provision.

	Fiscal Year Ended
($ in thousands)	February 28, 2021	February 29, 2020
Total revenue	$328,378	$289,467
Net loss	(55,053)	(161,758)
Less: Net loss attributable to noncontrolling interest	(8,324)	(30,704)
Net loss attributable to E2open Parent Holdings, Inc.	$(46,729)	$(131,054)
Related Agreements
Third Amended and Restated Limited Liability Company Agreement
On February 4, 2021, in connection with the Business Combination, the limited liability agreement of E2open Holdings prior to the Business Combination was amended and restated in its entirety to become the Third Amended and Restated Limited Liability Company Agreement

(Third Company Agreement).
Rights of the Units
Following the closing of the Business Combination, the limited liability company interests of E2open Holdings, LLC (Common Units), which are non-voting,
economic interests in E2open Holdings, LLC, are entitled to share in the profits and losses of E2open Holdings and to receive distributions as and if declared by the Company, as the managing member of E2open Holdings, and will have no voting rights.
The restricted Common Units (RCUs) will vest and become Common Units based upon the Company’s Class A Common Stock reaching certain dollar thresholds. If any of the RCUs do not vest on or before the
10-year
anniversary of the Closing Date, such units will be canceled for no consideration, and will not be entitled to receive any
Catch-Up
Payments. See Note 13, Contingent Consideration for additional details.
The Third Company Agreement contains provisions which require that a one-to-one
ratio be maintained between the interests the Company holds in E2open Holdings and the Company’s outstanding common stock, subject to certain exceptions, including in respect of management equity which has not been settled in the Company’s common stock. In addition, the Third Company Agreement permits the Company, in its capacity as the managing member, to take actions to maintain such ratio, including in connection with stock splits, combinations, recapitalizations and exercises of the exchange rights of the parties to the Third Company Agreement.
The Company, as the managing member of E2open Holdings, has the authority to create new equity interests in E2open Holdings, and establish the rights and privileges of such interests.
Management
The Company, as the managing member of E2open Holdings following the Closing Date, has the sole authority to manage the business and affairs of E2open Holdings in accordance with the Third Company Agreement and applicable law. The business, property and affairs of E2open Holdings will be managed solely by the managing member, and the managing member cannot be removed or replaced except by the incumbent managing member.
Tax Receivable Agreement Distributions
The Third Company Agreement provides for quarterly tax distributions to the holders of Common Units on a pro rata basis based upon an agreed upon formula related to the taxable income of E2open Holdings allocable to holders of Common Units. Generally, these tax distributions will be computed based on the Company’s estimate of the taxable income of E2open Holdings allocable to each holder of Common Units (based on certain assumptions), multiplied by an assumed tax rate equal to the highest effective marginal combined U.S. federal, state and local income tax rate prescribed for a U.S. corporation organized under the laws of the State of Delaware, taking into account all jurisdictions in which the Company is required to file income tax returns together with the relevant apportionment information and the character of E2open Holdings’ income, subject to various adjustments.
Transfer Restrictions
The Third Company Agreement contains restrictions on transfers of units. No member may transfer all or a portion of its units, except for (1) certain transfers to permitted transferees under certain conditions; (2) exchanges of Common Units for Class A Common Stock after the
Lock-up
Period pursuant to the Invest Rights Agreement has expired; and (3) by a member to us or any of our wholly-owned subsidiaries.
Exchange of Common Units for Class A Common Stock
From and after August 4, 2021, the holders of Common Units will, up to once per calendar quarter (or with respect to an affiliate of Insight Partners, up to twice per calendar quarter), be able to exchange all or any portion of their Common Units, together with the cancellation of an equal number of Class V common stock, par value $0.0001 (Class V Common Stock), for a number of shares of Class A Common Stock equal to the number of exchanged Common Units by delivering a written notice to E2open Holdings, with a copy to the Company; provided that (a) if a holder of Common Units holds more than 100,000 Common Units as of the Closing Date, such holder will not be permitted to exchange a number of Common Units less than the lessor of (1) 100,000 Common Units and (2) all of the Common Units then held by such holder or (b) if a holder of Common Units holds 100,000 Common Units or less than the lesser of (1) 50% of the Common Units held by such holder as of the Closing Date and (2) all of the Common Units then held by such holder, subject in each case to the limitations and requirements set forth in the Third Company Agreement regarding such exchanges. Notwithstanding the foregoing, the Company may, at its sole discretion, in lieu of delivering shares of Class A Common Stock for any Common Units surrendered for exchange, pay an amount in cash per E2open Holdings Unit equal to the
5-day
volume-weighted average price (VWAP) of the Class A Common Stock ending on the day immediately prior to the date of the giving of the written notice of the exchange.
Exchange Ratio
For each Common Unit exchanged, one share of Class V Common Stock will be canceled and one share of Class A Common Stock will be issued to the exchanging member (unless the Company elects to pay an amount in cash in lieu thereof). The exchange ratio will be adjusted for any subdivision (split, unit distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse split, reclassification, reorganization, recapitalization or otherwise) of the Common Units that is not accompanied by an identical subdivision or combination of the Class A Common Stock or, by any such subdivision or combination of the Common Units. If the Class A Common Stock is converted or changed into another security, securities or other property, on any subsequent exchange an exchanging holder of Common Units will be entitled to receive such security, securities or other property.

Restrictions on Exchange
The Company may limit the rights of holders of Common Units to exchange their Common Units under the Third Company Agreement if the Company determines in good faith that such restrictions are necessary so that E2open Holdings will not be classified as a “publicly traded partnership” under applicable tax laws and regulations
.
Expenses
E2open Holdings will reimburse all of the Company’s expenses in connection with the ownership and management of E2open Holdings and its business (other than certain expenses, such as income taxes and payment obligations under the Tax Receivable Agreement, as defined below).
Tax Receivable Agreement
On February 4, 2021, the Company entered into a Tax Receivable Agreement (Tax Receivable Agreement) with certain owners of equity interest in holding Class A Units or
Class A-1
Units of E2open Holdings and the members holding Class B Units of E2open Holdings along with certain holders of options to purchase one or more Class A Units or
Class A-1
Units of E2open Holdings that are issued and outstanding which are vested (Vested Option Holders) or unvested (Unvested Option Holders) (all collectively, E2open Sellers).
Pursuant to the Tax Receivable Agreement, the Company is required to pay the exchanging holders of Common Units, as applicable, 85% of the tax savings that we realize as a result of increases in tax basis in E2open Holdings’ assets as a result of the sale of Common Units and the future exchange of Common Units for shares of Class A Common Stock (or cash) pursuant to the Third Company Agreement and certain pre-existing
tax attributes of certain sellers of E2open Holdings, as well as certain other tax benefits related to entering into the Tax Receivable Agreement, including tax benefits attributable to payments under the Tax Receivable Agreement. The term of the Tax Receivable Agreement will continue until all such tax benefits have been utilized or expired unless E2open Holdings exercises its right to terminate the Tax Receivable Agreement for an amount representing the present value of anticipated future tax benefits under the Tax Receivable Agreement or certain other accelerated rights occur.
See Note 11,
Tax Receivable Agreement
for additional information.
Investor Rights Agreement
On February 4, 2021, the Company entered into the Investor Rights Agreement (IRA).
Director Appointment
Under the Investor Rights Agreement, subject to certain step-down provisions, affiliates of Insight Partners collectively have the right to nominate three board members (IVP Director) and CC NB Sponsor 1 Holdings LLC (CC Capital), on behalf the Sponsor, has the right to nominate five board members (Sponsor Director). Two of the three IVP Directors, four of the five Sponsor Directors and the Chief Executive Officer of E2open Holdings, Michael A. Farlekas (CEO Director), comprise the board of directors.
Voting
For the duration of the Standstill Period (as defined below), the parties to the Investor Rights Agreement (IRA Parties) agreed to vote all of their respective shares of Class A Common Stock and Class V Common Stock, as applicable, in favor of the nominees recommended by the Company’s board of directors.

Standstill
The IRA Parties agreed that until the date that is the later of (a) one year after the Closing Date and (b) the date of the Company’s 2022 annual meeting of stockholders (Standstill Period), they will not (1) solicit proxies to vote or seek to advise or influence any person with respect to the voting of any of our securities in favor of electing any person as a director who is not nominated pursuant to the Investor Rights Agreement or by the board of directors or the Nominating and Corporate Governance Committee or in opposition of any individual nominated by us pursuant to the Investor Rights Agreement, (2) nominate any person as a director who is not nominated pursuant to the Investor Rights Agreement or by our board of directors (or the Nominating and Corporate Governance Committee) (other than by making a non-public
proposal or request to our board of directors or the Nominating and Corporate Governance Committee in a manner which would not require our board of directors or us to make any public disclosure), (3) take certain actions contrary to the Company’s governance structure other than in accordance with the Investor Rights Agreement, (4) subject to certain exceptions, enter into a voting trust, voting agreement or similar voting arrangement with respect to any of the Company’s equity securities, (5) form, join or participate in a “group,” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (Exchange Act), in connection with any of the foregoing actions or (6) make any public disclosure inconsistent with the foregoing.
Registration Rights
Under the Investor Rights Agreement, within 30 days of the Closing Date, the Company was required to file a registration statement which was filed on Form
S-1
on March 5, 2021 which became effective on March 29, 2021 registering the resale of securities held by the parties to the Investor Rights Agreement under the Securities Act of 1933, as amended (Securities Act). The Form
S-1
was filed with the SEC using a “shelf registration” process. Under the shelf registration process, we and the selling holders may, from time to time, issue, offer and sell, as applicable, any combination of securities described in the Form
S-1.
Under the Investor Rights Agreement, the Company agreed to indemnify the security holders and each underwriter and each of their respective controlling persons against any losses or damages resulting from any untrue statement or omission of a material fact in any registration statement or prospectus pursuant to which they sell shares of Class A Common Stock, unless such liability arose from their misstatement or omission, and the security holders agree to indemnify the Company and its officers and directors and controlling persons against all losses caused by their misstatements or omissions in those documents.
Transfers
The IRA Parties will not be able to transfer shares beneficially owned or otherwise held by them prior to the termination of the
Lock-up
Period, subject to certain customary exceptions including transfers to certain permitted transferees, such as an affiliate of such person, a member of the person’s immediate family or a trust, the beneficiary of which is a member of the person’s immediate family or an affiliate of such person.
Termination
The director appointment rights under the Investor Rights Agreement will terminate as to a party when such party, together with its permitted transferees, has less than certain ownership thresholds (with respect to the affiliates of Insight Partners, the greater of 33% of the economic interests in us that such affiliates of Insight Partners owned immediately after the Closing Date and 2% of the Company’s voting securities, and with respect to CC Capital (on behalf of the Sponsor), less than 17% of the economic interests in the Company that it owned immediately after the Closing Date). The registration rights in the Investor Rights Agreement will terminate as to each holder of the Company’s shares of common stock when such holder ceases to hold any of the Company’s common stock or securities exercisable or exchangeable for the Company’s common stock.

Indemnification Agreements
Concurrently with the Closing Date, the Company entered into indemnification agreements with the Company’s board of directors, executive officers and senior management, each of whom became or continued as an executive officer, Section 16 officer and/or director as of the Closing Date. Each indemnification agreement provides that, subject to limited exceptions, the Company will indemnify the director or executive officer to the fullest extent permitted by law for claims arising in his or her capacity as the Company’s director or officer.
Lock-Up
Agreements
On February 4, 2021, the Company entered into
lock-up
agreements with certain executive officers, senior management and former board of members (collectively,
Lock-up
Parties), pursuant to which the
Lock-up
Parties are not permitted to transfer their shares beneficially owned or otherwise held by them prior to the termination of the
Lock-up
Period, subject to certain customary exceptions including (a) transfers to permitted transferees, such as an affiliate of such person, a member of the person’s immediate family or to a trust, the beneficiary of which is a member of the person’s immediate family; and (b) to a charitable organization, by the laws of descent and distribution upon death, or pursuant to a qualified domestic relations order.
E2open Holdings Acquisitions
Amber Road, Inc.
In July 2019, E2open Holdings acquired Amber Road, Inc. (Amber Road), a leading provider of cloud-based global trade management software, trade content and training. E2open Holdings acquired Amber Road for approximately $428.6 million in fixed consideration. The acquisition was funded by proceeds from the Term Loan Due 2024 and the Amber Term Loan of $35.6 million. See Note 12, Notes Payable and Capital Lease Obligations.
The aggregate amount of consideration paid by E2open Holdings was allocated to Amber Road’s net tangible assets and intangible assets based on their estimated fair values. The excess of the purchase price over the value of the net tangible assets and intangible assets was recorded as goodwill.
The table below presents the allocation of the purchase price to the net assets acquired based on their estimated fair values, as well as the associated estimated useful lives of the acquired intangible assets.

($ in thousands)	Amounts	Useful Lives
Net assets:
Content library	$57,000	10 y ears
Customer relationships	103,100	12 years
Technology	41,000	7 years
Total identified intangible assets	201,100
Cash and cash equivalents	6,524
Accounts receivable	19,191
Prepaid expenses and other current assets	2,145
Fixed assets	3,160
Other non-current assets	1,261
Total tangible assets	32,281
Goodwill	263,317
Total assets	496,698
Accounts payable	2,100
Accrued expenses and other liabilities	6,901
Deferred revenue	29,872
Other long-term liabilities	29,181
Total liabilities assumed	68,054
Net assets acquired	$428,644

The goodwill recognized in connection with the acquisition of Amber Road will not be deductible for tax purposes. The weighted-average amortization period for the acquired intangible assets was 10.4 years.
The operating results of Amber Road have been included in the Company’s consolidated financial statements as of the closing date of the acquisition.
Other Acquisitions
In May 2019, E2open Holdings acquired Averetek, a channel marketing engine enabling customers and their channel partners to plan and execute marketing campaign tactics. Averetek was acquired for $8.7 million in fixed consideration with $2.0 million in consideration contingent upon successful attainment of earn-out
criteria that extend two years subsequent to closing. The fair value of the contingent consideration was $2.0 million at closing, February 29, 2020 and February 28, 2021.
The fixed consideration was comprised of a cash payment of $7.6 million and a deferred payment of $1.1 million which was paid in May 2020. The deferred payment was not contingent on performance criteria and was included in acquisition-related obligations in the Consolidated Balance Sheets.
The aggregate amount of consideration paid by E2open Holdings was allocated to Averetek’s net liabilities assumed of $0.6 million and intangible assets of $4.1 million based on their estimated fair values. The excess of the purchase price over the value of the net tangible assets and intangible assets of $7.2 million was recorded to goodwill. The goodwill recognized in connection with the acquisition of Averetek will be deductible for tax purposes. The weighted-average amortization period for the acquired intangible assets was 8.3 years.
The operating results of Averetek have been included in the Company’s consolidated financial statements from the closing date of the acquisition.
The Company does not disclose the actual results of acquired companies post acquisition. E2open integrates the operations of acquired companies, therefore making it impractical to report separate results.

4.	LIQUIDITY AND CAPITAL RESOURCES
The Company measures liquidity in terms of its ability to fund the cash requirements of its business operations, including working capital, capital expenditure needs, contractual obligations and other commitments, with cash flows from operations and other sources of funding. Current working capital needs relate mainly to employee compensation and benefits, as well interest, debt repayments, capital expenditures, and operating expenses. The Company’s ability to expand and grow its business will depend on many factors, including working capital needs and the evolution of operating cash flows.
The Company had $194.7 million in cash and cash equivalents as of February 28, 2021. The Company believes its existing cash and cash equivalents, cash provided by operating activities, and, if necessary, the borrowing capacity of up to $75.0 million available under its revolving credit facility (see Note 12,
Notes Payable and Capital Lease Obligations
) will be sufficient to meet its working capital, debt repayment and capital expenditure requirements until for at least the next twelve months.
In the future, the Company may enter into arrangements to acquire or invest in complementary businesses. To facilitate these acquisitions or investments, the Company may seek additional equity or debt financing.
5. RELATED PARTY TRANSACTIONS
In connection with the Amber Road acquisition in 2019, the Company paid $5.3 million and $3.0 million to Insight Partners and another member of the syndicate of private equity investors in E2open Holdings, respectively, in exchange for their commitment to contribute equity funding for the acquisition if needed. No equity funding was needed for the acquisition, and therefore the expense was included in acquisition-related expenses in the Consolidated Statements of Operations for the fiscal year ended February 29, 2020, as these amounts were paid to the two investors for deal related transaction services incurred with the Amber Road acquisition.
In connection with the Amber Road acquisition, the Company also assumed a $36.6 million term loan that is guaranteed by Insight Partners. This loan was paid in full as part of the Business Combination. See the
Amber Term Loan
section in Note 12,
Notes Payable
and
Capital Lease Obligations
for further information.
See Note 3,
Business Combination and Acquisitions
and Note 11,
Tax Receivable Agreement
for additional related party disclosures.

6.	PREPAID EXPENSES AND OTHER CURRENT ASSETS
Prepaid expenses and other current assets consisted of the following:

	Successor	Predecessor
($ in thousands)	February 28, 2021	February 29, 2020
Prepaid software and hardware license and maintenance fees	$5,441	$3,346
Deferred commissions	407	3,678
Other prepaid expenses and other current assets	6,795	5,578
Total prepaid expenses and other current assets	$12,643	$12,602
Amortization of software licenses held under capital leases is included in cost of revenue and operating expenses. Prepaid maintenance, services and insurance are expensed over the term of the underlying agreements.

7.	GOODWILL
The following tables present the changes in goodwill:

($ in thousands)	Predecessor
Balance, February 28, 2019	$482,378
Acquisitions:
Amber Road	263,317
Averetek	7,191
Currency translation adjustment	(130)
Balance, February 29, 2020	752,756
Currency translation adjustment	33
Balance, February 3, 2021	$752,789

($ in thousands)	Successor
Balance, February 4, 2021	$2,628,964
Currency translation adjustment	(318)
Balance, February 28, 2021	$2,628,646
For the year ended February 29, 2020, the change to goodwill was attributable to the acquisitions of Amber Road and Averetek as well as the effect of currency translation adjustments. The opening balance of goodwill as of February 4, 2021 was due to the Business Combination. See Note 3,
Business Combination and Acquisitions
for additional details.

8.	INTANGIBLE ASSETS, NET
Intangible assets, net consisted of the following:

		Successor
		February 28, 2021
($ in thousands)	Weighted Average Useful Life	Cost	Accumulated Amortized	Net
Indefinite-lived:
Trademark / Trade name	Indefinite	$109,924	$—	$109,924
Definite-lived:
Customer relationships	20.0	300,107	(1,248)	298,859
Technology	8.5	370,106	(3,621)	366,485
Content library	10.0	50,000	(417)	49,583
Total definite-lived		720,213	(5,286)	714,927
Total intangible assets		$830,137	$(5,286)	$824,851

	Predecessor
	February 29, 2020
($ in thousands)	Weighted Average Useful Life	Cost	Accumulated Amortized	Net
Indefinite-lived:
Trademark / Trade name	Indefinite	$11,849	$—	$11,849
Definite-lived:
Trade name	15.0	20,555	(3,023)	17,532
Noncompete agreements	4.2	1,919	(1,894)	25
Customer relationships	12.8	377,160	(70,159)	307,001
Technology	6.5	113,547	(37,603)	75,944
Content library	10.0	57,000	(3,800)	53,200
Backlog	4.0	7,000	(4,958)	2,042
Total definite-lived		577,181	(121,437)	455,744
Total intangible assets		$589,030	$(121,437)	$467,593
The E2open trade name is indefinite-lived. Acquired trade names were definite-lived as over time the Company could rebrand acquired products and services as E2open.
Amortization of intangible assets is recorded in cost of revenue and operating expenses in the Consolidated Statements of Operations. The Company recorded amortization expense related to intangible assets of $5.3 million, $50.2 million, $50.7 million and $28.4 million for the periods from February 4, 2021 through February 28, 2021 and March 1, 2020 through February 3, 2021 and fiscal years ended February 29, 2020 and February 28, 2019, respectively.
The weighted-average remaining amortization period for the definite-lived intangible assets is 13.4 years as of February 28, 2021.
Future amortization of intangibles is as follows for the fiscal years ending:

($ in thousands)	Amount
2022	$63,547
2023	63,547
2024	63,547
2025	63,547
2026	63,547
Thereafter	397,192
Total future amortization	$714,927

9.	PROPERTY AND EQUIPMENT, NET
Property and equipment, net consisted of the following:

	Successor	Predecessor
($ in thousands)	February 28, 2021	February 29, 2020
Computer equipment	$14,707	$19,962
Software	21,141	11,063
Furniture and fixtures	1,828	5,592
Leasehold improvements	7,722	9,708
Gross property and equipment	45,398	46,325
Less accumulated depreciation and amortization	(1,200)	(21,093)
Property and equipment, net	$44,198	$25,232
Computer equipment and software include assets held under capital leases. Amortization of assets held under capital leases is included in depreciation expense. Depreciation expense was $1.1 million, $13.1 million, $9.7 million and $5.9 million for the periods from February 4, 2021 through February 28, 2021 and March 1, 2020 through February 3, 2021 and fiscal years ended February 29, 2020 and February 28, 2019, respectively.
Property and equipment, net by geographic regions consisted of the following:

	Successor	Predecessor
($ in thousands)	February 28, 2021	February 29, 2020
Americans	$41,338	$22,591
Europe	1,664	1,593
Asia Pacific	1,196	1,048
Property and equipment, net	$44,198	$25,232

10.	ACCOUNTS PAYABLE AND ACCRUED LIABILITIES
Accounts payable and accrued liabilities consisted of the following:

	Successor	Predecessor
($ in thousands)	February 28, 2021	February 29, 2020
Accrued compensation	$34,298	$25,011
Accrued severance and retention	349	2,613
Trade accounts payable	17,858	13,508
Accrued professional services	2,938	3,168
Restructuring liability	1,639	1,117
Taxes payable	1,892	1,404
Interest payable	1,293	309
Other	9,966	11,321
Total accounts payable and accrued Liabilities	$70,233	$58,451

11.	TAX RECEIVABLE AGREEMENT
E2open Holdings entered into a Tax Receivable Agreement with the owners of equity interest of certain parties holding Class A Units or
Class A-1
Units of E2open Holdings and the members holding Class B Units of E2open Holdings that requires the Company to pay 85% of the tax savings that are realized as a result of increases in the tax basis in E2open Holdings’ assets as a result of the sale of E2open Holdings units and exchange of the E2open Holdings units for shares of common stock and cash, as well as certain other tax benefits related to entering into the Tax Receivable Agreement, including tax benefits attributable to payments under the Tax Receivable

Agreement. The Tax Receivable Agreement will continue until all such tax benefits have been utilized or expired unless
E2open Holdings exercises its right to terminate the Tax Receivable Agreement for an amount representing the present value of anticipated future tax benefits under the Tax Receivable Agreement or certain other accelerated rights occur. The Company will retain the benefit of the remaining 15% of these cash savings.
Significant inputs and assumptions were used to preliminarily estimate the future expected payments including the timing of the realization of the tax benefits and a tax savings rate of approximately 24.1%. Changes in any of these or other factors are expected to impact the timing and amount of gross payments. The fair value of the tax receivable agreement obligation recorded by E2open Holdings in the opening balance sheet was $49.9 million, using an imputed interest rate of 7%. The fair value of these obligations will be accreted to the amount of the gross expected obligation. The tax receivable agreement liability originally recorded has been increased to $50.1 million as of February 28, 2021. This increase of $0.2 million was recorded as additional interest expense in the Consolidated Statements of Operations. In addition, if E2open Holdings were to exercise its right to terminate the Tax Receivable Agreement or certain other acceleration events occur, the Company will be required to make immediate cash payments. Such cash payments will be equal to the present value of the assumed future realized tax benefits based on a set of assumptions and using an agreed upon discount rate, as defined in the Tax Receivable Agreement. The early termination payment may be made significantly in advance of the actual realization, if any, of those future tax benefits. Such payments will be calculated based on certain assumptions, including that the Company has sufficient taxable income to utilize the full amount of any tax benefits subject to the Tax Receivable Agreement over the period specified therein. The payments that the Company will be required to make will generally reduce the amount of overall cash flow that might have otherwise been available, but the Company expects the cash tax savings it will realize from the utilization of the related tax benefits will exceed the amount of any required payments. If the Company elected to terminate the Tax Receivable Agreement as of February 28, 2021, the Company estimates the early termination payment would have been approximately $129.3 million in the aggregate under the Tax Receivable Agreement.

12.	NOTES PAYABLE AND CAPITAL LEASE OBLIGATIONS
Notes payable and capital lease obligations outstanding were as follows:

	Successor	Predecessor
($ in thousands)	February 28, 2021	February 29, 2020
2021 Term Loan	$525,000	$—
Term Loan Due 2024	—	914,184
Amber Term Loan	—	36,588
Revolving Credit Facility	—	15,000
Other notes payable	688	376
Capital lease obligations	11,415	6,057
Total notes payable and capital lease obligations	537,103	972,205
Less unamortized debt issuance costs	(18,483)	(20,497)
Total notes payable and capital lease obligations, net	518,620	951,708
Less current portion	(9,232)	(64,902)
Notes payable and capital lease obligations, less current portion, net	$509,388	$886,806
2021 Term Loan and Revolving Credit Facility
On February 4, 2021, E2open, LLC, a subsidiary of the Company, entered into a credit agreement (Credit Agreement) that provides for $75.0 million in commitments for revolving credit loans (2021 Revolving Credit Facility) with a $15.0 million letter of credit sublimit. The 2021 Revolving Credit Facility will mature on February 4, 2026. E2open, LLC can request increases in the revolving commitments and additional term loan facilities, in minimum amounts of $2.0 million for each facility. The Credit Agreement also provides for
$525.0 million in term loans (2021 Term Loan) payable in quarterly installments of $1.3 million beginning in August 2021 and payable in full on February 4, 2028.
The interest rates applicable to borrowings under the Credit Agreement are, at E2open, LLC’s option, either (1) a base rate, which is equal to the greater of (a) the Prime rate, (b) the Federal Reserve Bank of New York rate plus 0.5% and (c) the Adjusted LIBO Rate (subject to a floor of 0.50% for term loans, but none for revolving loans) for a one month interest period plus 1% or (2) the adjusted LIBOR rate (subject to a floor of 0.50% for term loans, but none for revolving loans) equal to the LIBO rate for the applicable interest period multiplied by the statutory reserve rate, plus in the case of each of clauses (1) and (2), the Applicable Rate. The Applicable Rate (1) for base rate term loans ranges from 2.25% to 2.50% per annum, (2) for base rate revolving loans ranges from 1.50% to 2.00% per annum, (3) for Eurodollar term loans ranges from 3.25% to 3.50% per annum and (4) for Eurodollar revolving loans ranges from 2.50% to 3.00% per annum, in each case, based on the first lien leverage ratio. E2open, LLC will pay a commitment fee during the term of the Credit Agreement ranging from 0.25% to 0.375% per annum of the average daily undrawn portion of the revolving commitments based on the First Lien Leverage Ratio which represents the ratio of the Company’s secured consolidated total indebtedness to the Company’s consolidated EBITDA as specified in the Credit Agreement.
Other than a 1.00% premium which is payable if the initial term loan is prepaid on or prior to the date that is six months after the completion of the Business Combination in connection with a Repricing Transaction and customary breakage costs, any borrowing under the Credit Agreement may be repaid, in whole or in part, at any time and from time to time without any other premium or penalty, and any amounts repaid under the revolving credit facility may be reborrowed. Mandatory prepayments are required in connection with (1) certain dispositions of assets or the occurrence of other Casualty Events, in each case, to the extent the proceeds of such dispositions exceed certain individual and aggregate thresholds and are not reinvested, (2) unpermitted debt transactions and (3) excess cash flow in excess of $10.0 million.
The Credit Agreement is guaranteed by E2open Intermediate, LLC, a subsidiary of the Company, and certain wholly owned subsidiaries of E2open, LLC, as guarantors, and is supported by a security interest in substantially all of the guarantors’ personal property and assets.
Borrowings under the Credit Agreements may be used for working capital and other general corporate purposes, including capital expenditures, permitted acquisitions and other investments, restricted payments and the refinancing of indebtedness, and any other use not prohibited by the Loan Documents.
The Credit Agreement contains certain customary events of default, which include failure to make payments when due, the material inaccuracy of representations or warranties, failure to observe or perform certain covenants, cross-defaults, bankruptcy and insolvency-related events, certain judgments, certain Employment Retirement Income Security Act (ERISA)-related events, failure of any security lien to be valid and perfected, failure of any material guarantee to be in full force and effect and a change of control.
The Credit Agreement contains certain customary representations and warranties and affirmative and negative covenants, including certain restrictions on the ability of E2open, LLC and its subsidiaries to incur any additional indebtedness or guarantee indebtedness of others, to create liens on properties or assets, to make certain investments, loans, advances and guarantees, to sell assets, to make certain restricted payments, to enter into certain sale and leaseback transactions, to enter into certain affiliate transactions, to enter into certain restrictive agreements and to enter into certain asset and share-based transactions. In addition, E2open, LLC must maintain a certain First Lien Leverage Ratio.
As of February 28, 2021, there were $525.0 million outstanding under the 2021 Term Loan at an interest rate of 3.69% and no outstanding borrowings under the 2021 Revolving Credit Facility. The Company was in compliance with the First Lien Leverage Ratio for the Credit Agreement as of February 28, 2021.

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Amber Term Loan
In connection with the acquisition of Amber Road, Inc. (Amber Road), E2open Holdings assumed a term loan that is guaranteed by Insight Partners (Amber Term Loan). As of February 29, 2020, the loan had a principal balance of $36.6 million, respectively, which is payable at maturity in April 2021. Interest is paid monthly. The loan has a variable interest rate of prime less 1% which was 3.25% as of February 29, 2020. There are no premiums or penalties on voluntary prepayment of the Amber Term Loan. The Amber Term Loan was paid in full as part of the Business Combination.
Term Loan and Revolving Credit Facility Due 2024
In November 2018, E2open, LLC entered into a credit agreement, including an initial term loan of $400.0 million, delayed draw term loans of up to $80.0 million (together, Term Loan Due 2024) and a revolving credit facility of up to $30.0 million (Revolving Credit Facility). In connection with the Amber Road acquisition in July 2019, E2open, LLC borrowed an additional $441.0 million.
The Term Loan Due 2024 and Revolving Credit Facility are fully and unconditionally guaranteed, jointly and severally, by the E2open, LLC and its wholly owned subsidiaries and secured by all their tangible and intangible property.
The Term Loan Due 2024 matures in November 2024 and will amortize in quarterly installments beginning February 2019, with the balance payable on the final maturity date. E2open, LLC may make voluntary prepayments on the Term Loan Due 2024, in whole or in part, without premium or penalty, except in the instance of refinancing with new indebtedness or a change in control, where prepayment premiums will apply.
Additionally, the agreement requires E2open, LLC to make early principal payments on an annual basis beginning February 2020, if cash flows for the year, as defined in the agreement, exceed certain levels specified in the agreement. No early principal payments have been required as of January 2021.
Upon the acquisition of Amber Road, the Term Loan Due 2024 and Revolving Credit Facility were amended, and interest rates were increased by 0.75%. Interest incurred under the Term Loan Due 2024 and Revolving Credit Facility were amended to be at the borrower’s option at either (a) a LIBOR rate plus an applicable margin of 5.75% or (b) a base rate, plus an applicable margin of 4.75%. The interest rate for the Term Loan Due 2024 and Revolving Credit Facility was 7.7% as of February 29, 2020.
The Term Loan Due 2024 and Revolving Credit Facility agreement contain a number of covenants that, among other things and subject to certain exceptions, restrict E2open, LLC and its subsidiaries’ ability: (a) to incur additional indebtedness; (b) issue preferred equity interests; (c) incur liens; (d) consolidate, merge; liquidate or dissolve; (e) make investments, loans and acquisitions; (f) sell, transfer, lease or dispose of assets, including equity of its subsidiaries; (g) engage in sale-leaseback transactions; (h) make restricted payments; (i) engage in transactions with its affiliates; and (j) enter into restrictive agreements.
The credit agreement governing the Term Loan Due 2024 and Revolving Credit Facility requires E2open, LLC to maintain a Total Leverage Ratio, as defined in the agreement, under a stated maximum threshold. The Term Loan Due 2024 and Revolving Credit Facility also contains certain customary representations and warranties, affirmative covenants and provisions relating to events of default. The Company was in compliance with the covenants of the Term Loan Due 2024 and Revolving Credit Facility until it was paid in full in February 2021 as part of the Business Combination.
During the periods from February 4, 2021 through February 28, 2021 and March 1, 2020 through February 3, 2021 and the years ended February 29, 2020 and February 28, 2019, the Company recognized $1.5 million, $64.5 million, $64.9 million and $21.5 million, respectively, of interest expense related to its outstanding debt in the Consolidated Statements of Operations including the amortization of deferred financing fees.

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The Company has purchased equipment under
non-cancelable
capital lease arrangements. The current and
long-term
portions of these capital lease obligations were $4.8 million and $6.6 million, respectively as of February 28, 2021, and $3.9 million and $2.2 million, respectively, as of February 29, 2020.
The following table sets forth future principal payment obligations of the Company’s notes payable and capital lease obligations for the fiscal years ending:

($ in thousands)	Amount
2022	$9,696
2023	9,094
2024	7,750
2025	5,250
2026	5,250
Thereafter	500,063
Total minimum payment	537,103
Less current portion	(9,232)
Notes payable and capital lease obligations, less current portion	$527,871

13.	CONTINGENT CONSIDERATION
Business Combination
The contingent consideration liability is due to the issuance of the two tranches of restricted Series
B-1
and
B-2
common stock and Series 1 restricted common units (RCUs) and Series 2 RCUs of E2open Holdings as part of the Business Combination. These shares and units were issued on a proportional basis to each holder of Class A shares in CCNB1 and Common Units of E2open Holdings. These restricted shares and Common Units are treated as a contingent consideration liability under ASC 805 and valued at fair market value. The contingent consideration liability was recorded at a fair value of $158.6 million on the acquisition date and will be remeasured at each reporting date and adjusted if necessary. The contingent consideration liability was remeasured at fair value as of February 28, 2021 in the amount of $129.4 million resulting in a gain of $29.2 million which was recognized in gain from change in fair value of contingent consideration on the Consolidated Statements of Operations as a nonoperating income as the change in fair value is not a core operating activity of the Company.
There are 8,120,367 shares of Series
B-1
common stock, including the Sponsor Side Letter shares noted below, and 3,372,184 shares of Series
B-2
common stock outstanding as of February 28, 2021. Except as required by law, holders of the Class B common stock are not entitled to any voting rights with respect to such Class B common stock. Dividends and other distributions will be declared simultaneously with any dividend on shares of Class A Common Stock and ratably for the holders of Class B common stock, provided that no such dividends will be paid on any share of Class B common stock until the conversion of such share into Class A Common Stock, if any, at which time all accrued dividends will be paid.
In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company’s affairs, the holders of Class B common stock are not entitled to receive any assets of the Company (other than to the extent such liquidation, dissolution or winding up constitutes a conversion event (as defined in the Sponsor Side Letter Agreement), in which case such Class B common stock shall, in accordance with the certificate of incorporation, automatically convert to Class A Common Stock and the holders of such resulting Class A Common Stock shall be treated as a holder of Class A Common Stock).
The Series
B-1
common stock automatically converts into the Company’s Class A Common Stock on a one-to-one
basis upon the occurrence of the first day on which the
5-day
volume-weighted average price

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(VWAP) of the Company’s Class A Common Stock is equal to at least $13.50 per share; provided, however, that the reference to $13.50 per share shall be decreased by the aggregate per share amount of dividends actually paid in respect of a share of Class A Common Stock following the closing of the Business Combination.
The Series
B-2
common stock automatically converts into the Company’s Class A Common Stock on a one-to-one
basis upon the occurrence of the first day on which the
20-day
VWAP is equal to at least $15.00 per share; provided, however, that the reference to $15.00 per share shall be decreased by the aggregate per share amount of dividends actually paid in respect of a share of Class A Common Stock following the closing of the Business Combination.
The RCUs will vest and become Common Units of E2open Holdings as follows: (a) the Series 1 RCUs will vest at such time as the
5-day
VWAP of the Class A Common Stock is at least $13.50 per share; however, the $13.50 per share threshold will be decreased by the aggregate amount of dividends per share paid by the Company following the closing of the Business Combination, (b) the Series 2 RCUs will vest at such time as the
20-day
VWAP of the Class A Common Stock is at least $15.00 per share; however, the $15.00 per share threshold will be decreased by the aggregate amount of dividends per share paid by the Company following the closing of the Business Combination, (c) any then-unvested RCUs will vest upon the consummation of a qualifying change of control of the Company or Sponsor and (d) any then-unvested RCUs, to the extent the liquidation value of the Common Units, taking into account the vesting of such RCUs and payment of any relevant
Catch-Up
Payment (as defined in the Third Amended and Restated Limited Liability Company Agreement), would meet the
VWAP-based
vesting threshold set forth in clause (a) and/or (b) above with respect to any such RCUs, will vest upon such qualifying liquidation. Upon the conversion of an RCU, the holder of such RCU will be entitled to receive a payment equal to the amount of ordinary distributions paid on an E2open Holdings unit from the Closing Date through (but not including) the date such RCU converts into an E2open Holdings unit. If any of the RCUs do not vest on or before the
10-year
anniversary of the Closing Date, such units will be canceled for no consideration, and will not be entitled to receive any
Catch-Up
Payments.
The Company has not paid any dividends to date and does not expect to in the future.
See Note 3,
Business Combination and Acquisitions
for additional information.
Sponsor Side Letter
In connection with the execution of the Business Combination Agreement, the Sponsor, certain investors and CCNB1’s Independent Directors entered into the Sponsor Side Letter Agreement with CCNB1. Under the Sponsor Side Letter Agreement, 2,500,000 Class B ordinary shares of CCNB1 held by the Sponsor and CCNB1’s Independent Directors were automatically converted into 2,500,000 shares of Series
B-1
Common Stock, which, collectively, are referred to as the Restricted Sponsor Shares. The vesting conditions of the shares of Series
B-1
Common Stock mirror the Series 1 RCUs. Upon conversion of the Restricted Sponsor Shares, the holder of each such Restricted Sponsor Share will be entitled to receive a payment equal to the amount of dividends declared on a share of Class A Common Stock beginning at the closing of the Business Combination and ending on the day before the date such Restricted Sponsor Share converts into a share of Class A Common Stock. If any of the Restricted Sponsor Shares do not convert prior to the ten-year
anniversary of the Closing Date, such Restricted Sponsor Shares will be canceled for no consideration and will not be entitled to receive any
Catch-Up
Payment, as defined in the Third Company Agreement, in respect of such Restricted Sponsor Shares.
These restricted shares are treated as a contingent consideration liability under ASC 805 and valued at fair market value. The contingent consideration liability was recorded at a fair value of $26.0 million on the acquisition date and will be remeasured at each reporting date and adjusted if necessary. The contingent consideration liability was remeasured at fair value as of February 28, 2021 in the amount of $21.4 million. The change in fair value of $4.6 million was recognized as a gain from change in fair value of contingent consideration on the Consolidated Statements of Operations as a nonoperating income as the change in fair value is not a core operating activity of the Company.

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Averetek
The purchase agreement for Averetek (see Note 3, Business Combination and Acquisitions) includes contingent payments of up to $2.0 million in consideration contingent upon successful attainment of revenue related criteria that extends up to two years subsequent to closing, as well as a deferred consideration payment of $1.1 million that extended one year subsequent to the closing of Averetek. The deferred consideration and earn-out
liabilities were recorded on the acquisition date in acquisition-related obligations on the Consolidated Balance Sheets. The earn-out
liability is remeasured at each reporting date and adjusted if necessary. At the acquisition date, the fair value of the conting
e
nt consideration was $2.0 million. The Company determined there was no change in fair value of the contingent consideration as of February 28, 2021 and February 29, 2020. The deferred consideration will be earned in May 2021 and paid in June 2021.
14. FAIR VALUE MEASUREMENT
The Company’s financial instruments include cash and cash equivalents; investments; accounts receivable, net; accounts payable; acquisition-related obligations; notes payable; and capital lease obligations. Accounts receivable, net; accounts payable; and acquisition-related obligations are stated at their carrying value, which approximates fair value, due to their short maturity. The Company measures its cash equivalents and investments at fair value, based on an exchange or exit price which represents the amount that would be received for an asset sale or an exit price, or paid to transfer a liability in an orderly transaction between knowledgeable and willing market participants. The Company estimates the fair value for notes payable and capital lease obligations by discounting the future cash flows of the related note and lease payments. As of February 28, 2021 and February 29, 2020, the fair value of the cash and cash equivalents, restricted cash, notes payable and capital lease obligations approximates their recorded values.
The following tables set forth details about the Company’s investments:

($ in thousands)	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
February 28, 2021 (Successor) Asset-backed securities	$162	$62	$—	$224
February 29, 2020 (Predecessor) Asset-backed securities	$162	$17	$—	$179
Observable inputs are based on market data obtained from independent sources. Unobservable inputs reflect the Company’s assessment of the assumptions market participants would use to value certain financial instruments. This hierarchy requires the Company to use observable market data, when available, and to minimize the use of unobservable inputs when determining fair value.
The Company’s assets and liabilities that are measured at fair value on a recurring basis, by level, within the fair value hierarchy are summarized as follows:

	Successor
	February 28, 2021
($ in thousands)	Level 1	Level 2	Level 3	Total
Assets:
Cash equivalents:
Money market	$4	$—	$—	$4
Total cash equivalents	4	—	—	4
Investments:
Asset-backed securities	—	224	—	224
Total investments	—	224	—	224
Total assets	$4	$224	$—	$228

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	Successor
	February 28, 2021
($ in thousands)	Level 1	Level 2	Level 3	Total
Liabilities:
Earn-out liability	—	—	2,000	2,000
Warrant liability	—	—	68,772	68,772
Contingent consideration	—	—	150,808	150,808
Total liabilities	$—	$—	$221,580	$221,580

	Predecessor
	February 29, 2020
($ in thousands)	Level 1	Level 2	Level 3	Total
Assets:
Cash equivalents:
Money market	$4	$—	$—	$4
Total cash equivalents	4	—	—	4
Investments:
Asset-backed securities	—	179	—	179
Total investments	—	179	—	179
Total assets	$4	$179	$—	$183
Liabilities:
Earn-out liability	—	—	2,000	2,000
Total liabilities	$—	$—	$2,000	$2,000
Contingent Consideration
A reconciliation of the beginning and ending balances of acquisition related accrued earn-outs and contingent consideration using significant unobservable inputs (Level 3) is summarized below:

	Successor	Predecessor
($ in thousands)	February 28, 2021	February 29, 2020
Beginning of period	$2,000	$620
Acquisition date fair value of contingent consideration	184,548	2,000
Cash payments	—	(464)
Gain from fair value of contingent consideration	(33,740)	(146)
Foreign exchange	—	(10)
End of period	$152,808	$2,000
The change in the fair value of the
earn-out
is recorded in acquisition-related expenses while the change in the fair value of the contingent consideration is recorded in gain (loss) from change in fair value of contingent consideration in the Consolidated Statements of Operations.
The Company’s warrant liability is measured at fair value on a recurring basis using significant unobservable inputs (Level 3). A reconciliation of the warrant liability from February 4, 2021 through February 28, 2021 is summarized below:

Successor
($ in thousands)	February 28, 2021
Beginning of period	$91,959
Gain from fair value of warrant liability	(23,187)
End of period	$68,772

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The change in the fair value of the warrant liability is recorded in gain (loss) from change in fair value of warrant liability in the Consolidated Statements of Operations.
The fair values of the Company’s Level 1 financial instruments, which are traded in active markets, are based on quoted market prices for identical instruments. The fair values of the Company’s Level 2 financial instruments are based on quoted market prices for comparable instruments or model-driven valuations using observable market data or inputs corroborated by observable market data.
The Company’s
earn-out
liabilities and contingent consideration are valued using a Monte Carlo simulation model. The assumptions used in preparing these models include estimates such as volatility, contractual terms, discount rates, dividend yield and risk-free interest rates. These valuation models use unobservable market input, and therefore the liabilities are classified as Level 3.
The Company’s public warrant liability is valued using the binomial lattice pricing model. The private placement warrants are valued using a binomial pricing model when the warrants are subject to the make-whole table, or otherwise are valued using a Black-Scholes pricing model. The forward purchase warrants are valued utilizing observable market prices for public shares and warrants, relative to the present value of contractual cash proceeds. The assumptions used in preparing these models include estimates such as volatility, contractual terms, discount rates, dividend yield, expiration dates and risk-free interest rates. This valuation model uses unobservable market input, and therefore the liability is classified as Level 3.
15. REVENUE
The Company generates revenue from the sale of subscriptions and professional services. The Company recognizes revenue when the customer contract and associated performance obligations have b
e
en identified, transaction price has been determined and allocated to the performance obligations in the contract and performance obligations have been satisfied. The Company recognizes revenue net of any taxes collected from customers, which are subsequently remitted to governmental authorities.
Subscription Revenue
The Company offers cloud-based,
on-demand
software solutions, which enable its customers to have constant access to its solutions without the need to manage and support the software and associated hardware themselves. The Company houses the hardware and software in third party facilities and provides its customers with access to the software solutions, along with data security and storage, backup, recovery services and solution support. The Company’s customer contracts typically have a term of three to five years. The Company primarily invoices its customers for subscriptions in advance for annual use of the software solutions. The Company’s payment terms typically require customers to pay within 30 to 90 days from the invoice date.
Professional Services
Professional services revenue is derived primarily from fees for enabling services, including solution consulting and solution deployment. These services are often sold in conjunction with the sale of the Company’s solutions. The Company provides professional services primarily on a time and materials basis, but also on a fixed fee basis. Customers are invoiced for professional services either monthly in arrears or, as with fixed fee arrangements, in advance and upon reaching project milestones. Professional services revenue is recognized over time. For services that are contracted at a fixed price, progress is generally measured based on labor hours incurred as a percentage of the total estimated hours required for complete satisfaction of the related performance obligations. For services that are contracted on time and materials or a prepaid basis, progress is generally based on actual labor hours expended. These input methods (e.g., hours incurred or expended) are considered a faithful depiction of the Company’s efforts to satisfy these service contracts as they represent the performance obligation consumed by the customer and performed by the Company, and therefore reflect the transfer of services to a customer under such contracts.

F
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The Company enters into arrangements with multiple performance obligations, comprised of subscriptions and professional services. Arrangements with customers typically do not provide the customer with the right to take possession of the software supporting the on-demand
solutions. The Company primarily accounts for subscription and professional services revenue as separate units of accounting and allocates revenue to each deliverable in an arrangement based on standalone selling price. The Company evaluates the standalone selling price for each element by considering prices the Company charges for similar offerings, size of the order and historical pricing practices.
Total Revenue by Geographic Locations
Revenue by geographic regions consisted of the following:

	Successor	Predecessor
($ in thousands)	February 4, 2021 through February 28, 2021	March 1, 2020 through February 3, 2021	Fiscal Year Ended February 29, 2020	Fiscal Year Ended February 28, 2019
Americas	$20,403	$295,923	$293,751	$197,245
Europe	463	6,226	6,271	3,594
Asia Pacific	499	6,498	5,080	368
Total revenue	$21,365	$308,647	$305,102	$201,207
Revenues by geography are determined based on the region of the Company’s contracting entity, which may be different than the region of the customer. Americas revenue attributed to the United States was 96% during the periods from February 4, 2021 through February 28, 2021 and March 1, 2020 through February 3, 2021 and fiscal year ended February 29, 2020 and 98% for the fiscal year ended February 28, 2019. No other country represented more than 10% of total revenue during these periods.
Remaining Performance Obligations
Revenue allocated to remaining performance obligations represents the transaction price allocated to the performance obligations that are unsatisfied, or partially unsatisfied. It includes unearned revenue and amounts that will be invoiced and recognized as revenue in future periods and does not include contracts where the customer is not committed. The customer is not considered committed when they are able to terminate for convenience without payment of a substantive penalty under the contract. Additionally, as a practical expedient of ASC 606, the Company has not disclosed the value of unsatisfied performance obligations for contracts with an original expected length of one year or less. As of February 28, 2021 and February 29, 2020, approximately $555.7 million and $566.8 million of revenue was expected to be recognized from remaining performance obligations, respectively. These amounts are expected to be recognized over the next five years.
Contract Assets and Liabilities
Contract assets primarily represent revenues recognized for performance obligations that have been satisfied but for which amounts have not been billed. Contract assets were $13.4 million and $2.4 million as of February 28, 2021 and February 29, 2020, respectively. Contract liabilities consist of deferred revenue which includes billings in excess of revenue recognized related to subscription contracts and professional services. Deferred revenue is recognized as revenue when the Company performs under the contract. Deferred revenue was $90.2 million and $144.7 million as of February 28, 2021 and February 29, 2020, respectively. The balance as of February 28, 2021 includes a fair value adjustment recorded as part of the Business Combination that reduced deferred revenue by $60.7 million. See Note 3, Business Combinations and Acquisitions. Revenue recognized during the fiscal year ended February 28, 2021, included in deferred revenue on the Consolidated Balance Sheets as of February 29, 2020, was $135.9 million.

F
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Sales Commissions
With the adoption of ASC 606 and ASC
340-40,
Contracts with Customers as of March 1, 2019, the Company began deferring and amortizing sales commissions that are incremental and directly related to obtaining customer contracts. Amortization expense of less than $0.1 million, $3.9 million and $2.2 million was recorded in sales and marketing expense in the Consolidated Statements of Operations for the periods from February 4, 2021 through February 28, 2021 and March 1, 2020 through February 3, 2021 and fiscal year ended February 29, 2020, respectively. Certain sales commissions that would have an amortization period of less than a year are expensed as incurred in sales and marketing expense. As of February 28, 2021 and February 29, 2020, the Company had $1.6 million and $11.8 million of capitalized sales commissions included in other noncurrent assets in the Consolidated Balance Sheets, respectively. In conjunction with the purchase accounting associated with the Business Combination, sales commissions deferred by the Predecessor were determined to have no fair value and were written off. Prior to March 1, 2019, The Company expensed all sales commissions as incurred.

16.	SEVERANCE AND EXIT COSTS
In connection with the acquisitions discussed in Note 3, Business Combination and Acquisitions, the Company conducted Company-wide post-acquisition related operational reviews to reallocate resources to strategic areas of its business. The operational reviews resulted in workforce reductions, lease obligations related to properties that were vacated and other expenses. Severance and exit costs included in acquisition-related expenses in the Consolidated Statements of Operations are as follows:

	Successor	Predecessor
($ in thousands)	February 4, 2021 through February 28, 2021	March 1, 2020 through February 3, 2021	Fiscal Year Ended February 29, 2020	Fiscal Year Ended February 28, 2019
Severance	$10	$1,971	$7,195	$6,113
Lease exits	45	2,695	1,132	2,194
Total severance and exit costs	$55	$4,666	$8,327	$8,307
Included in accounts payable and accrued liabilities as of February 28, 2021 and February 29, 2020 is a restructuring liability balance of $1.6 million and $1.1 million, respectively, that primarily consists of lease related obligations, and a restructuring severance liability of $0.3 million and $2.6 million, respectively. The Company expects these amounts to be substantially paid within the next 12 months.
The following table reflects the changes in the severance and exit costs accruals:

	Successor	Predecessor
($ in thousands)	February 28, 2021	February 29, 2020
Beginning of period	$3,730	$4,509
Payments	$(6,463)	$(9,106)
Expenses	4,721	8,327
End of period	$1,988	$3,730

17.	WARRANTS
As of February 28, 2021, there were 13,800,000 public warrants, 10,280,000 private placement warrants and 5,000,000 forward purchase warrants outstanding. Each warrant entitles its holders to purchase one share of Class A Common Stock at an exercise price of $11.50 per share. The private placement warrants became exercisable with the Domestication. The forward purchase warrants became exercisable upon effectiveness of The Company’s Form
S-1
which was initially filed on March 5, 2021 and deemed effective on March 29, 2021. The public warrants became exercisable on April 28, 2021. The public warrants, private placement warrants and forward purchase warrants will expire five years after the Closing Date, or earlier upon redemption or liquidation. Once the warrants become exercisable, the Company may redeem the outstanding warrants when various conditions are met, such as specific stock prices, as detailed in the specific warrant agreements. However, the private placement warrants are nonredeemable so long as they are held by the Company’s Sponsor or its permitted transferees. The warrants are recorded as a liability in warrant liability on the Consolidated Balance Sheets. See Note 26,
Subsequent Events
for additional information

18.	STOCKHOLDERS’ EQUITY
Class A Common Stock

The Company is authorized to issue 2,500,000,000 Class A common stock with a par value of $0.0001 per share. Holders of the Company’s Class A Common Stock are entitled to one vote for each share. As of February 28, 2021, there were 187,051,142 shares of Class A Common Stock issued and outstanding. See Note 26,
Subsequent Events
for additional information regarding the Form
S-1
registration statement and effectiveness.
Class V Common Stock
The Company is authorized to issue 40,000,000 Class V common stock with a par value of $0.0001 per share. These shares have no economic value but entitle the holder to one vote per share. As of February 28, 2021, there were 35,636,680 shares of Class V Common Stock issued and outstanding and 4,363,320 shares of Class V Common Stock held by the Company in treasury.
The following table reflects the changes in the Company’s outstanding stock:

	Class A	Class V	Series B-1	Series B-2
Balance, February 4, 2021	187,051,142	35,636,680	8,120,367	3,372,184
	—	—	—
Balance, February 28, 2021	187,051,142	35,636,680	8,120,367	3,372,184

As reflected in the table above, there was no stock activity during the period from February 4, 2021 through February 28, 2021.
Membership Units
Prior to the Business Combination, E2open Holdings had three classes of units: Class A,
Class A-1
and Class B. Class A units were the only units with voting rights. Holders of Class A and
Class A-1
units were entitled to priority distributions until each unit received $1.00 per unit. Remaining distributions, if any, were made pro rata to all units. Class B units were incentive, profit-interest units issued to management, which participated as long as E2open Holdings made distributions to any Class A units equal to the participation level of the applicable Class B units.
Issued and outstanding Class A and
Class A-1
units were 349.6 million and 7.2 million, respectively, as of February 3, 2021, and 349.0 million and 6.1 million, respectively, as of February 29, 2020. During the period from March 1, 2020 through February 3, 2021 and the fiscal years ended February 29, 2020 and February 28, 2019, the Company received $3.5 million, $0.1 million and $0.1 million proceeds from the sale of membership units, respectively.

19.	NONCONTROLLING INTERESTS
Noncontrolling interest represents the portion of E2open Holdings that the Company controls and consolidates but does not own. As of February 28, 2021, the noncontrolling interest represents a 16.0% ownership in E2open Holdings.
Generally, common units of E2open Holdings participate in net income or loss allocations and distributions and entitle their holder to the right, subject to the terms set forth in the Third Company Agreement, to require E2open Holdings to redeem all or a portion of the common units held by such participant. At the Company’s option, it may satisfy this redemption with cash or by exchanging Class V Common Stock for the Company’s Class A Common Stock on a
one-for-one
basis.

As of February 28, 2021, there were a total of 35.6 million common units held by participants of E2open Holdings. There were no changes in the numbers of common units held by participants during the period from February 4, 2021 through February 28, 2021.
The Company follows the guidance issued by the FASB regarding the classification and measurement of redeemable securities. Accordingly, the Company has determined that the common units meet the requirements to be classified as permanent equity. The Company did not redeem any common units during the period from February 4, 2021 through February 28, 2021.

20.	OTHER COMPREHENSIVE INCOME (LOSS)
During the fiscal year ended February 28, 2019, the Company reclassed $2.2 million from accumulated other comprehensive loss to interest and other expense, net on the Consolidated Statements Operations related short- term investments resulting in a gain on the sale of the short-term investments. There were no reclasses to the Consolidated Statements of Operations from accumulated other comprehensive income during the periods from February 4, 2021 through February 28, 2021 and March 1, 2020 through February 3, 2021 and the year ended February 29, 2020.
Accumulated other comprehensive income (loss) in the equity section of the Company Consolidated Balance Sheets includes:

	Successor	Predecessor
($ in thousands)	February 28, 2021	February 29, 2020
Foreign currency translation adjustment	$2,388	$(925)
Unrealized gain on investments	—	27
Accumulated other comprehensive income (loss)	$2,388	$(898)
The unrealized gain on investment was eliminated as part of the Business Combination.

21.	RETIREMENT PLANS
The E2open 401(k) Plan allows eligible employees to either make pre-tax
401(k) contributes or
after-tax
Roth 401(k) contributions. These defined contribution plans are sponsored by the Company and provide a variety of investment options. The Company matches 50% of the first 6% an employee contributes to these plans. For an employee to be eligible for the matching contribution, the employee has to be actively employed on December 31 to receive the matching contribution for the year. The Company made matching contributions of $2.2 million, $1.8 million and $1.1 million during the period from February 4, 2021 through February 28, 2021 and fiscal years ended February 29, 2020, February 28, 2019, respectively. There were no matching contributions made during the period from March 1, 2020 through February 3, 2021. The Company has no other post-retirement benefits. During the periods from February 4, 2021 through February 28, 2021 and March 1, 2020 through February 3, 2021 and fiscal years ended February 29, 2020 and February 28, 2019, expense related to the defined contribution plans was $0.2 million, $2.3 million, $2.2 million and $1.2 million, respectively.

22.	SHARE-BASED AND UNIT-BASED COMPENSATION
2021 Incentive Plan
The E2open Parent Holdings, Inc. 2021 Omnibus Incentive Plan (2021 Incentive Plan) became effective on the Closing Date with the approval of CCNB1’s shareholders
and the board of directors. The 2021 Incentive Plan allows the Company to make equity and equity-based incentive awards to officers, employees, directors and consultants. There are 15,000,000 shares of Class A Common Stock reserved for issuance under the 2021 Incentive Plan which can be grated as stock options, restricted stock awards, restricted stock units, performance stock awards, cash awards and other equity-based awards. No award may vest earlier than the first anniversary of the date of grant, expect under limited conditions. The 2021 Incentive Plan replaced the 2015 Plan and 2015 Restricted Plan, as defined below. See Note 26,
Subsequent Events
for a description of awards granted after February 28, 2021 under the 2021 Incentive Plan.
Prior to the Business Combination, the Company had unit-based compensation plans that authorized (a) the discretionary granting of unit options and (b) the discretionary issuance of non-vested
restricted units.
Unit Options
In 2015, E2open Holdings adopted the 2015 Unit Option Plan (2015 Plan). Under the 2015 Plan, E2open Holdings issued Series A unit options to certain employees eligible to participate in E2open Holdings unit option plan. The options issued under the 2015 Plan were subject to certain transfer restrictions and were initially deemed unvested. With respect to options issued to certain employees, options either vested 25% in the first year, and quarterly thereafter over a four-year period (Time-Based Units) or based upon an exit event (Exit-Based Units). The vesting of both the Time-Based Units and Exit-Based Units were subject to the employee’s continued employment with the E2open Holdings.
Fair value of the unit options was determined on the date of grant using a pricing model affected by E2open Holdings’ unit price, as well as by certain assumptions including E2open Holdings’ expected equity price volatility over the term of the awards, actual and projected employee option exercise behavior, risk-free interest rates and expected dividends. E2open Holdings did not grant any new options during the periods from March 1, 2020 through February 3, 2021. The estimated grant-date fair values of the unit options granted the period from March 1, 2019 through February 29, 2020 were calculated using the Black-Scholes option-pricing valuation model, based on the following assumptions:

Expected term (in years)	6
Expected equity price volatility	23% - 55%
Risk-free interest rate	1.9% - 2.8%
Expected dividend yield	0%
The expected term represented the period that the unit options were expected to be outstanding, giving consideration to the contractual terms of the awards, vesting schedules and expectations of future employee behavior as influenced by changes to the terms of E2open Holdings unit options. E2open Holdings estimated the expected term, using the simplified method due to limited exercise data, to be the period of time between the date of grant and the midpoint between option vesting and expiration. E2open Holdings estimated the expected volatility of its unit options based on the average of historical and implied volatility of comparable companies from a representative peer group based on industry and market capitalization data. The risk-free interest rate represented the yield on a constant maturity U.S. Treasury security with a term equal to the expected term of the options. Expected dividend yield was set at zero because E2open Holdings did not expect to pay dividends during the term of the unit options and historically had not paid any dividends to its equity holders. Management made an estimate of expected forfeitures and recognized compensation costs only for those options expected to vest. E2open Holdings was authorized to issue 46.0 million unit options under the 2015 Plan. As of February 3, 2021 and February 29, 2020, outstanding unit options were 19.9 million and 22.0 million, respectively. Unit options available for grant were 2.7 million as of February 3, 2021; however, the 2015 Plan was terminated as part of the Business Combination.

Activity under E2open Holdings’ unit option plan is as follows:

	Predecessor
	Number of Units (in thousands)	Weighted Average Exercise Price Per Unit	Weighted Average Term (in years)
Balance, February 28, 2019	18,617	$1.34	2.3
Granted	5,713	2.04
Exercised	(37)	1.61
Canceled and forfeited	(2,292)	1.51

Balance, February 29, 2020	22,001	1.51	1.9
Exercised	(1,425)	1.45
Forfeited	(721)	1.65

Balance, February 3, 2021	19,855	$1.51	1.1

The weighted-average grant date fair value per unit of options granted during the fiscal year ended February 29, 2020 was $0.45. As of February 3, 2021, there was $2.4 million of unrecognized compensation cost, excluding estimated forfeitures, related to unvested options, which was expected to be recognized over a weighted-average period of 1.1 year. The weighted-average contractual life of options outstanding was 6.7 years and the weighted-average
contractual life of options exercisable was 6.4 years as of February 3, 2021.
The Company did not recognize any compensation expense for Exit-Based units for the period from March 1, 2020 through February 3, 2021 and the fiscal years ended February 29, 2020 and February 28, 2019, as these awards were not probable of vesting during these time periods.
On January 24, 2021, the board of managers accelerated the vesting of all unvested unit options outstanding under the 2015 Plan as of the completion of the Business Combination on February 4, 2021 which resulted in $12.8 million of accelerated compensation recognized in the period from February 4, 2021 through February 28, 2021.
Restricted Equity Plan
In 2015, E2open Holdings established the 2015 Restricted Equity Plan (2015 Restricted Plan) that was adopted for certain officers eligible to participate in the 2015 Restricted Plan. The units issued under the 2015 Restricted Plan were subject to certain transfer restrictions and were initially deemed unvested. With respect to units issued to certain officers, Class B units either vested 25% annually over a four-year period (Time-Based Units) or based upon an exit event (Exit-Based Units). The vesting of both the Time-Based Units and Exit-Based Units were subject to the employee’s continued employment with E2open Holdings. E2open Holdings authorized 32.0 million units under the 2015 Restricted Plan. As of February 3, 2021 and February 29, 2020, outstanding restricted units were 22.0 million. No restricted units were available for grant as of February 3, 2021. The 2015 Restricted Plan was terminated as part of the Business Combination.
Activity under E2open Holdings’ 2015 Restricted Plan was as follows:

	Predecessor
($ in thousands)	Number of Units (in thousands)	Weighted Average Grant Date Fair Value Per Unit	Remaining Term (in years)
Awards not vested, February 28, 2019	12,651	$1.41	2.1
Granted	500	1.65
Released	(4,196)	1.47

Awards not vested, February 29, 2020	8,955	1.40	1.5
Released	(3,523)	1.48

Awards not vested, February 3, 2021	5,432	$1.35	0.3

The aggregate fair value of units vested during the period from March 1, 2020 through February 3, 2021 and fiscal year ended February 29, 2020 was $5.2 million and $6.2 million, respectively. Unrecognized compensation expense related to the Class B units was $5.4 million as of the February 3, 2021, which was expected to be recognized over a weighted-average period of approximately one year. E2open Holdings did not recognize any compensation expense for Exit-Based Units for the period from March 1, 2020 through February 3, 2021 and fiscal years ended February 29, 2020 and February 28, 2019.
On January 24, 2021, the board of managers accelerated the vesting of all unvested unit options outstanding under the 2015 Restricted Plan as of the completion of the Business Combination on February 4, 2021 which resulted in $15.4 million of accelerated compensation recognized in the period from February 4, 2021 through February 28, 2021.
The table below sets forth the functional classification in the Consolidated Statements of Operations of equity- based compensation expense:

	Successor	Predecessor
($ in thousands)	February 4, 2021 through February 28, 2021	March 1, 2020 through February 3, 2021	Fiscal Year Ended February 29, 2020	Fiscal Year Ended February 28, 2019

Cost of revenue	$3,248	$396	$423	$429
Research and development	5,224	499	151	440
Sales and marketing	5,134	659	1,316	1,033
General and administrative	19,394	5,723	6,332	6,264

Total share-based and unit-based compensation	$33,000	$7,277	$8,222	$8,166

As discussed in Note 3,
Business Combinations and Acquisitions
, the outstanding unit options were converted into cash of $26.2 million and $16.1 million of the Company’s Class A Common Stock, and the Class B units were converted into cash of $24.2 million and $25.9 million of the Company’s Class A Common Stock in connection with the Business Combination. Also, $4.7 million of unit-based compensation expense was recognized during the period from February 4, 2021 through February 28, 2021 for the restricted Series
B-1
and
B-2
common stock issued in connection with the Business Combination for the accelerated unvested options and restricted units.
As discussed in Note 3,
Business Combination and Acquisitions
, upon purchasing Amber Road, equity incentive compensation previously granted to Amber Road employees was converted to deferred cash compensation.
During the fiscal year ended February 29, 2020, $10.9 million of expense was recorded for the Amber Road deferred compensation in the Consolidated Statements of Operations, including $9.5 million related to accelerated deferred compensation payments negotiated in exit agreements with certain former Amber Road executives. During the period from March 1, 2020 through February 3, 2021, the Company recognized $0.8 million of deferred compensation expense related to Amber Road. There was no deferred compensation expense recognized during the period from February 4, 2021 through February 28, 2021. See Note 25,
Commitments and Contingencies
for additional information.

23.	EARNINGS PER SHARE
Basic earnings per share is calculated as net income divided by the average number of shares of common stock outstanding. Diluted earnings per share assumes, when dilutive, the issuance of the net incremental shares from options and restricted shares. The following is a reconciliation of the denominators of the basic and diluted per share computations for net income:

Successor
(in thousands, except share and per share data)	February 4, 2021 through February 28, 2021
Net income (loss) per share:
Numerator - basic:
Net income	$12,857
Less: Net income attributable to noncontrolling interests	2,057
Net income attributable to E2open Parent Holdings, Inc. - basic	$10,800

Numerator - diluted:
Net income attributable to E2open Parent Holdings, Inc. - basic	$10,800
Add: Net income and tax effect attributable to noncontrolling interests	1,561
Net income attributable to E2open Parent Holdings, Inc. - diluted	$12,361

Numerator - basic:
Weighted average shares outstanding -basic	187,051
Net income per share - basic	$0.06

Numerator - diluted:
Weighted average shares outstanding - basic	187,051
Weighted average effect of dilutive securities.	35,637
Weighted average shares outstanding - diluted	222,688
Diluted net income per common share.	$0.06

(1)	The warrants include the public warrants, private placement warrants and forward purchase warrants.
Potential common shares issuable to employee or directors upon exercise or conversion of shares under the Company’s share-based compensation plans and upon exercise of warrants are excluded from the computation of diluted earnings per common share when the effect would be anti-dilutive. All potential common shares are anti- dilutive in periods of net loss available to common stockholders.
The following table summarizes the weighted-average potential common shares excluded from diluted loss per common share as their effect would be anti-dilutive:

Successor
February 4, 2021 through February 28, 2021
Restricted Sponsor Shares related to Series B-1 common stock	2,500,000
Shares related to Series B-1 common stock	5,620,367
Shares related to Series B-2 common stock	3,372,184
Shares related to restricted common units Series 1	4,379,557
Shares related to restricted common units Series 2	2,627,724
Shares related to warrants (1)	29,079,972
Units/Shares excluded from the dilution computation	47,579,804

(1)	The warrants include the public warrants, private placement warrants and forward purchase warrants.

24.	INCOME TAXES
For financial reporting purposes, the components of income (loss) before income tax benefit were as follows:

	Successor	Predecessor
($ in thousands)	February 4, 2021 through February 28, 2021	March 1, 2020 through February 3, 2021	Fiscal Year Ended February 29, 2020	Fiscal Year Ended February 28, 2019

Domestic	$5,284	$(62,012)	$(110,937)	$(40,627)
Foreign	6,961	7,401	2,296	2,264

Income (loss) before income tax benefit	$12,245	$(54,611)	$(108,641)	$(38,363)
The income tax benefit consisted of the following:

	Successor	Predecessor
($ in thousands)	February 4, 2021 through February 28, 2021	March 1, 2020 through February 3, 2021	Fiscal Year Ended February 29, 2020	Fiscal Year Ended February 28, 2019
Current:
Federal	$(376)	$(273)	$(125)	$7,631
State	(62)	(170)	31	(34)
Foreign	(578)	(1,214)	(1,265)	(1,860)
Total current	(1,016)	(1,657)	(1,359)	5,737

Deferred:
Federal	1,382	(1,258)	6,850	505
State	303	10,117	1,666	1,728
Foreign	(57)	(521)	114	275
Total deferred	1,628	8,338	8,630	2,508
Total income tax benefit	$612	$6,681	$7,271	$8,245
As a result of the Business Combination, the Company acquired a controlling interest in E2open Holdings, which is treated as a partnership for U.S. federal and most applicable state and local income tax purposes. As a partnership, E2open Holdings is not itself subject to U.S. federal and certain state and local income taxes. Any taxable income or loss generated by E2open Holdings is passed through to and included in the taxable income or loss of its partners, including the Company following the Business Combination, on a pro rata basis. The Company’s U.S. federal and state income tax benefits relate to the Company’s wholly owned U.S. corporate subsidiaries that are consolidated for U.S. GAAP purposes but separately taxed for U.S. federal and state income tax purposes as corporations as well as the Company’s allocable share of any taxable income of E2open Holdings following the Business Combination. Additionally, the Company owns foreign subsidiaries that file and pay income taxes in their local jurisdiction. The Company has elected to record Global Intangible
Low-Taxed
Income (GILTI) tax as a period cost.

The Company’s income tax provision differs from the amounts computed by applying the US federal income tax rate of 21% to pretax income (loss) as a result of the following:

	Successor	Predecessor
($ in thousands)	February 4, 2021 through February 28, 2021	March 1,2020 through February 3, 2021	Fiscal Year Ended February 29, 2020	Fiscal Year Ended February 28, 2019
U.S. federal tax (expense) benefit at statutory rate	$(2,572)	$11,461	$22,815	$8,056
State tax, net of federal benefit	835	14,915	1,713	1,637
Foreign rate differential	(346)	(216)	(670)	(1,110)
Effect of foreign operations	(139)	(481)	—	—
Tax credit carryforwards	16	119	91	73
Acquisition related adjustment	—	—	(8)	(1)
Earnings taxes at affiliate	(783)	(9,494)	(15,961)	(6,914)
Global intangible low-taxes income inclusion	(126)	(1,708)	(197)	(563)
Nonqualified stock options	270	—	—	—
Change in fair value of contingent consideration	6,526	—	—	—
Change in fair value of warrant liability	4,869	—	—	—
Net impact of foreign operations (net of noncontrolling interest) on partnership outside basis)	1,381	—	—	—
Compensation deducted for book in post-acquisition period and deducted for tax in pre-acquisition period	(6,091)	—	—	—
Uncertain tax positions	(5)	(387)	23	8,017
Other	200	(39)	1,074	(104)
Change in valuation allowance	(3,423)	(7,489)	(1,609)	(846)
Total income tax benefit	$612	$6,681	$7,271	$8,245

As of each of the periods presented above, the Company did not provide deferred income taxes on the outside book-tax
differences of its foreign subsidiaries or any undistributed retained earnings which are indefinitely reinvested, including those earnings previously subject to income taxes in the U.S. The reversal of these temporary differences or distributions could result in additional tax; however, it is not practicable to estimate the amount of any unrecognized deferred income tax liabilities at this time
.
The types of temporary differences that give rise to significant portions of the Company’s deferred tax assets and liabilities are set forth below:

	Successor	Predecessor
($ in thousands)	February 28, 2021	February 29, 2020
Deferred tax assets:
Net operating loss carryforwards	$80,171	$78,738
Tax credits	1,803	1,575
Property and equipment	324	796
Disallowed interest carryforward	18,398	—
Other deferred tax asset	3,772	4,010
Accruals and reserves	2,039	1,416
Deferred revenue	150	2,018
Total deferred tax assets	106,657	88,553

Deferred tax liabilities:
Intangibles	50,528	100,020
Investment in partnership	419,577	—
Other deferred tax liability	5,322	754
Total deferred tax liabilities	475,427	100,774
Valuation allowance	(27,030)	(22,855)
Net deferred tax liabilities	$(395,800)	$(35,076)
ASC 740,
Income Taxes
, provides for the recognition of deferred tax assets, if realization of such assets is more likely than not. Realization of deferred tax assets is dependent upon generating sufficient taxable income, carryback of losses, offsetting deferred tax liabilities and availability of tax planning strategies. As of
February 29, 2020, the Company assessed that certain of its deferred tax assets were not more likely than not to be realized. Therefore, the Company recorded a valuation allowance to reduce the carrying value of the deferred tax assets to the amount that is more likely than not to be recognized. During the fiscal year ended February 28, 2021, the valuation allowance increased by approximately $4.1 million, comprised of a net deferred tax expense of $9.7 million recorded in the Consolidated Statements of Operations and a decrease of approximately $5.6 million recorded through goodwill as part of the Business Combination.
As of February 28, 2021, the Company has net operating loss (NOL) carryforwards for federal, state and foreign income tax purposes of approximately $478.2 million, $123.3 million (post apportionment pre-tax)
and $23.9 million, respectively. Some of the U.S. federal net operating loss carryforwards begin to expire in fiscal year 2022. The foreign net operating loss carryforwards are derived from multiple tax jurisdictions and will begin to expire during the fiscal year 2022. As of February 28, 2021, the Company had research and development tax credits and foreign tax credits of approximately $5.3 million and $1.1 million, respectively, to reduce future federal income taxes. Federal credit carryforwards expire beginning in 2028.
Internal Revenue Code (IRC) Section 382 imposes limitations on a corporation’s ability to utilize its NOLs if the corporation experiences an ownership change, as defined in Section 382. Based upon an analysis performed, utilization of the U.S. Federal NOLs, research and development credits and foreign tax credits in future periods will be subject to an annual limitation under IRC Section 382. As noted above, as of February 28, 2021, federal and state NOL carryforwards, research and development credits and foreign tax credits before any Section 382 limitation were approximately $478.2 million, $5.3 million and $1.1 million, respectively. Of these amounts, approximately $161.5 million, $3.4 million and $0.9 million will expire unused due to Section 382. Accordingly, the Company has reduced the deferred tax assets based upon the anticipated federal and state NOLs that are expected to expire unutilized due to the annual limitation.
As of February 28, 2021 and February 29, 2020, total gross unrecognized tax benefits were $2.7 million and $1.5 million respectively. Approximately $0.6 million of the unrecognized tax benefits as of February 28, 2021, if recognized, would have an impact on the Company’s effective tax rate. The Company recognizes interest and penalties related to unrecognized tax benefits as a component of income tax expense. As of February 28, 2021 and February 29, 2020, the total amount of gross interest and penalties accrued was $0.3 million and $0.2 million, respectively, which is classified as other noncurrent liabilities in the Consolidated Balance Sheets.
A reconciliation of the beginning and ending amount of unrecognized tax benefit is as follows:

	Successor	Predecessor
($ in thousands)	February 28, 2021	February 29, 2020
Beginning of period	$1,535	$1,570
Gross increases:
Prior year tax positions	1,223	—
Gross decreases:
Prior year tax positions	(70)	(12)
Prior year tax positions due to statute lapse	—	(23)

End of period	$2,688	$1,535

Management believes that it has adequately provided for any adjustments that may result from tax examinations. However, the outcome of tax audits cannot be predicted with certainty. Should any issues addressed in the tax audits be resolved in a manner not consistent with management’s expectations, the Company could be required to adjust the provision for income tax in the period such resolution occurs. Although timing of the resolution and/or closure of audits is highly uncertain, the Company does not believe it is reasonably possible that the unrecognized tax benefits would materially change in the next 12 months.
The Company is subject to taxation in the U.S., various states, and foreign jurisdictions. The Company has several individual filing groups in the U.S., some of which have NOLs dating back to 2015 and earlier. Fiscal years 2017 through 2021 generally remain open to examination by the taxing jurisdictions to which the Company is subject, although carry forward attributes that were gen
e
rated in tax years prior to fiscal year 2017 may be adjusted upon examination by the tax authorities if they have been, or will be, used in a future period.
On March 27, 2020, the Coronavirus Aid, Relief and Economic Security Act (CARES Act) was enacted in response to the
COVID-19
pandemic. Under ASC 740, the effects of changes in tax rates and laws are recognized in the period in which the new legislation is enacted. The CARES Act made various tax law changes including, among other things, (1) increased the limitation under IRC Section 163(j) for 2019 and 2020 to permit additional expensing of interest (2) enacted a technical correction so that qualified improvement property can be immediately expensed under IRC Section 168(k) (3) made modifications to the federal net operating loss rules including permitting federal net operating losses incurred in 2018, 2019 and 2020 to be carried back to the five preceding taxable years in order to generate a refund of previously paid income taxes and (4) enhanced recoverability of alternative minimum tax credit carryforwards. The income tax provisions of the CARES Act had limited applicability to the Company and did not have a material impact on the Company’s consolidated financial statements.

25.	COMMITMENTS AND CONTINGENCIES
Acquisition-Related Obligations
Upon purchasing Amber Road (see Note 3, Business Combination and Acquisitions), equity incentive compensation previously granted to Amber Road employees was converted to deferred cash compensation, whereby employees may vest in cash payments over periods up to four years from the date of acquisition. Vesting is contingent upon continued employment with the Company. Deferred compensation amounts are calculated based on the price the Company paid for Amber Road’s stock at acquisition, the strike price of the original grant, and the number of former Amber Road shares that would have vested over the period. For the fiscal year ended February 29, 2020, the Company recorded $10.9 million of expense for Amber Road deferred compensation in the Consolidated Statements of Operations, including $9.5 million related to accelerated deferred compensation payments negotiated in exit agreements with certain former Amber Road executives.
During the period from March 1, 2020 through February 3, 2021, the Company recognized $0.8 million of deferred compensation expense related to Amber Road. There was no deferred compensation expense recognized during the period from February 4, 2021 through February 28, 2021. An accrual of $0.8 million was included in the Consolidated Balance Sheets as of February 29, 2020 for vested, unpaid Amber Road deferred compensation. There was no such accrual as of February 28, 2021. Unvested future payments that are contingent upon the continuous employment of participating employees totaled $1.0 million as of February 28, 2021
.
Operating Leases
The Company leases its primary office space under
non-cancelable
operating leases with various expiration dates through August 2027. Rent expense for the periods from February 4, 2021 through February 28, 2021 and March 1, 2020 through February 3, 2021 and fiscal years ended February 29, 2020 and February 28, 2019 was $0.6 million, $7.2 million, $8.4 million and $4.4 million, respectively.
Future minimum lease payments under
non-cancelable
operating leases as of February 28, 2021, are as follows for the fiscal years ended:

($ in thousands)	Amount
2022	$8,507
2023	6,540
2024	5,555
2025	4,204
2026	3,218
Thereafter	5,434
Total minimum lease payments	$33,458
Several of the operating lease agreements require the Company to provide security deposits. As of February 28, 2021, and February 29, 2020, lease deposits totaled approximately $2.9 million and $3.3 million, respectively. The deposits are generally refundable at the expiration of the lease, assuming all of the Company’s obligations under the lease agreement have been met. Deposits are included in prepaid and other current assets and other noncurrent assets in the Consolidated Balance Sheets.
Contingencies
From time to time, the Company is subject to contingencies that arise in the ordinary course of business. The Company records an accrual for a contingency when it is both probable that a liability has been incurred and the amount of the loss can be reasonably estimated. The Company does not currently believe the resolution of any such contingencies will have a material adverse effect upon the Company’s Consolidated Balance Sheets, Statements of Operations or Statements of Cash Flows.

26.	SUBSEQUENT EVENTS
On March 1, 2021, the Company’s board of directors granted 2,380,902 options to the Company’s executive officers with an exercise price of $9.77. On May 3, 2021, the Chief Executive Officer, pursuant to the authority delegated to him by the board of directors, granted an aggregate of 202,418 options to certain senior management with an exercise price of $10.86. All the options are performance based and are measured based on obtaining an organic growth target over a one-year
period with a quarter of the options vesting at the end of the performance period and the remaining options vesting equally over the following three years.
The Company initially filed a Form
S-1
on March 5, 2021 which was deemed effective on March 29, 2021. The
S-1
registered 215,045,300 shares of Class A Common Stock currently held by the selling holders in the Business Combination and 15,280,000 warrants to purchase Class A Common Stock. The 15,280,000 warrants represent the 10,280,000 private placement warrants and 5,000,000 forward purchase warrants.

E2open Parent Holdings, Inc.
Condensed Consolidated Balance Sheets

	Successor
(In thousands, except share amounts)	May 31, 2021	February 28, 2021
	(unaudited)
Assets
Cash and cash equivalents	$220,748	$194,717
Restricted cash	11,815	12,825
Accounts receivable - net of allowance of $514 and $908, respectively	60,641	112,657
Prepaid expenses and other current assets	12,091	12,643

Total current assets	305,295	332,842
Long-term investments	226	224
Goodwill	2,630,941	2,628,646
Intangible assets, net	809,875	824,851
Property and equipment, net	47,045	44,198
Operating lease right-of-use assets	21,048	—
Other noncurrent assets	8,654	7,416

Total assets	$3,823,084	$3,838,177

Liabilities and Stockholders’ Equity
Accounts payable and accrued liabilities	$56,163	$70,233
Incentive program payable	11,815	12,825
Deferred revenue	98,299	89,691
Acquisition-related obligations	2,000	2,000
Current portion of notes payable	4,110	4,405
Current portion of operating lease obligations	5,064	—
Current portion of financing lease obligations	3,961	4,827

Total current liabilities	181,412	183,981
Long-term deferred revenue	1,484	482
Operating lease obligations	16,551	—
Financing lease obligations	5,691	6,588
Notes payable	503,266	502,800
Tax receivable agreement liability	52,614	50,114
Warrant liability	128,715	68,772
Contingent consideration	224,068	150,808
Deferred taxes	396,735	396,217
Other noncurrent liabilities	1,027	1,057

Total liabilities	1,511,563	1,360,819

Commitments and Contingencies (Note 22)
Stockholders’ Equity
Class A common stock (Successor); $0.0001 par value, 2,500,000,000 shares authorized; 187,051,142 issued and outstanding as of May 31, 2021 and February 28, 2021	19	19
Class V common stock (Successor); $0.0001 par value; 40,000,000 shares authorized; 35,636,680 issued and outstanding as of May 31, 2021 and February 28, 2021	—	—
Series B-1 common stock (Successor); $0.0001 par value; 9,000,000 shares authorized; 8,120,367 issued and outstanding as of May 31, 2021 and February 28, 2021	—	—
Series B-2 common stock (Successor); $0.0001 par value; 4,000,000 shares authorized; 3,372,184 issued and outstanding as of May 31, 2021 and February 28, 2021	—	—
Additional paid-in capital	2,073,249	2,071,206
Accumulated other comprehensive income	3,863	2,388
(Accumulated deficit) retained earnings	(131,458)	10,800

Total E2open Parent Holdings, Inc. equity	1,945,673	2,084,413

Noncontrolling interest	365,848	392,945

Total stockholders’ equity	2,311,521	2,477,358

Total liabilities and stockholders’ equity	$3,823,084	$3,838,177

See notes to condensed consolidated financial statements.

F-5
5

E2open Parent Holdings, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Successor	Predecessor
	Three Months Ended	Three Months Ended
(In thousands, except per share amounts)	May 31, 2021	May 31, 2020
Revenue
Subscriptions	$51,034	$69,604
Professional services	15,293	13,520

Total revenue	66,327	83,124
Cost of Revenue
Subscriptions	16,508	14,138
Professional services	10,140	11,095
Amortization of acquired intangible assets	11,511	5,561

Total cost of revenue	38,159	30,794

Gross Profit	28,168	52,330
Operating Expenses
Research and development	15,701	14,631
Sales and marketing	12,514	12,310
General and administrative	13,717	9,764
Acquisition-related expenses	9,778	3,368
Amortization of acquired intangible assets	3,830	8,467

Total operating expenses	55,540	48,540

(Loss) income from operations	(27,372)	3,790
Other (expense) income
Interest and other expense, net	(4,903)	(19,372)
Change in tax receivable agreement liability	(2,499)	—
Loss from change in fair value of warrant liability	(59,943)	—
Loss from change in fair value of contingent consideration	(73,260)	—

Total other expenses	(140,605)	(19,372)

Loss before income tax benefit	(167,977)	(15,582)
Income tax expense	(1,378)	(8,170)

Net loss	(169,355)	$(23,752)

Less: Net loss attributable to noncontrolling interest	(27,097)

Net loss attributable to E2open Parent Holdings, Inc.	$(142,258)

Net loss attributable to E2open Parent Holdings, Inc. common shareholders per share:
Basic	$(0.76)
Diluted	$(0.76)
See notes to condensed consolidated financial statements.

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E2open Parent Holdings, Inc.
Condensed Consolidated Statements of Comprehensive Loss
(Unaudited)

	Successor	Predecessor
	Three Months Ended	Three Months Ended
(In thousands)	May 31, 2021	May 31, 2020
Net loss	$(169,355)	$(23,752)
Other comprehensive income (loss), net:
Net foreign currency translation gain (loss)	1,475	(291)

Total other comprehensive income (loss), net	1,475	(291)

Comprehensive loss	(167,880)	$(24,043)

Less: Comprehensive loss attributable to noncontrolling interest	(26,861)

Comprehensive loss attributable to E2open Parent Holdings, Inc.	$(141,019)

See notes to condensed consolidated financial statements.

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E2open Parent Holdings, Inc.
Condensed Consolidated Statements of Stockholders’ Equity
(Unaudited)

	Predecessor
(In thousands)	Members’ Capital	Accumulated Other Comprehensive Loss	Accumulated Deficit	Total Members’ Equity
Balance, February 29 , 2020	$433,992	$(898)	$(218,502)	$214,592
Investment by member	1,788	—	—	1,788
Unit-based compensation	2,046	—	—	2,046
Comprehensive loss	—	(291)	—	(291)
Net loss	—	—	(23,752)	(23,752)

Balance, May 31, 2020	$437,826	$(1,189)	$(242,254)	$194,383

	Successor
(In thousands)	Common Stock	Additional Paid-In Capital	Accumulated Other Comprehensive Income	Retained Earnings (Accumulated Deficit)	Total E2open Equity	Noncontrolling Interest	Total Equity
Balance, February 28, 2021	$19	$2,071,206	$2,388	$10,800	$2,084,413	$392,945	$2,477,358
Share-based compensation	—	2,043	—	—	2,043	—	2,043
Comprehensive income	—	—	1,475	—	1,475	—	1,475
Net loss	—	—	—	(142,258)	(142,258)	(27,097)	(169,355)

Balance, May 31, 2021	$19	$2,073,249	$3,863	$(131,458)	$1,945,673	$365,848	$2,311,521

See notes to condensed consolidated financial statements.

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E2open Parent Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Successor	Predecessor
	Three Months Ended	Three Months Ended
(In thousands)	May 31, 2021	May 31, 2020
Cash flows from operating activities
Net loss	$(169,355)	$(23,752)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	20,205	16,978
Amortization of deferred commissions	158	987
Amortization of debt issuance costs	667	1,079
Amortization of operating lease right-of-use assets	1,372	—
Share-based and unit-based compensation	2,043	2,046
Change in tax receivable agreement liability	2,499	—
Loss from change in fair value of warrant liability	59,943	—
Loss from change in fair value of contingent consideration	73,260	—
(Gain) loss on disposal of property and equipment	(187)	32
Changes in operating assets and liabilities:
Accounts receivable, net	52,016	62,606
Prepaid expenses and other current assets	552	(167)
Other noncurrent assets	(1,399)	(183)
Accounts payable and accrued liabilities	(9,234)	(8,387)
Incentive program payable	(1,010)	(8,679)
Deferred revenue	9,611	(21,234)
Changes in other liabilities	(1,875)	8,505

Net cash provided by operating activities	39,266	29,831
Cash flows from investing activities
Capital expenditures	(12,385)	(3,886)

Net cash used in investing activities	(12,385)	(3,886)
Cash flows from financing activities
Proceeds from sale of membership units	—	1,788
Proceeds from indebtedness	—	284
Repayments of indebtedness	(153)	(2,253)
Repayments of financing lease obligations	(546)	(421)

Net cash used in financing activities	(699)	(602)

Effect of exchange rate changes on cash and cash equivalents	(1,161)	120

Net increase in cash, cash equivalents and restricted cash	25,021	25,463
Cash, cash equivalents and restricted cash at beginning of period	207,542	48,428

Cash, cash equivalents and restricted cash at end of period	$232,563	$73,891

Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$220,748	$53,637
Restricted cash	11,815	20,254

Total cash, cash equivalents and restricted cash	$232,563	$73,891

Supplemental Information - Cash Paid for:
Interest	$5,192	$17,408
Income taxes	462	333
Non-Cash Investing and Financing Activities:
Capital expenditures financed under financing lease obligations	$—	$2,643
Capital expenditures included in accounts payable and accrued liabilities	1,933	78
Right-of-use assets obtained in exchange for operating lease obligations	22,420	—
See notes to condensed consolidated financial statements.

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E2open Parent Holdings, Inc.
Notes to Unaudited Condensed Consolidated Financial Statements
1. Organization and Basis of Presentation
Organization and Description of Business
CC Neuberger Principal Holdings I (CCNB1) was a blank check company incorporated in the Cayman Islands on January 14, 2020 for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. CCNB1’s sponsor was CC Neuberger Principal Holdings I Sponsor LLC, a Delaware limited liability company (Sponsor). CCNB1 became a public company on April 28, 2020 through an initial public offering (IPO).
On February 4, 2021 (Closing Date), CCNB1 and E2open Holdings, LLC and its operating subsidiaries (E2open Holdings) completed a business combination (Business Combination) contemplated by the definitive Business Combination Agreement entered into on October 14, 2020 (Business Combination Agreement). In connection with the finalization of the Business Combination, CCNB1 changed its name to “E2open Parent Holdings, Inc.” and changed its jurisdiction of incorporation from the Cayman Islands to the State of Delaware (Domestication).
Immediately following the Domestication, various entities merged with and into E2open, with E2open as the surviving company. Additionally, E2open Holdings became a subsidiary of E2open with the equity interests of E2open Holdings held by E2open and existing owners of E2open Holdings. The existing owners of E2open Holdings are considered noncontrolling interests in the condensed consolidated financial statements.
We are headquartered in Austin, Texas. We are a leading provider of 100% cloud-based, end-to-end
supply chain management software. Our software combines networks, data and applications to provide a deeply embedded, mission-critical platform that allows customers to optimize their supply chain by accelerating growth, reducing costs, increasing visibility and driving improved resiliency. Given the business-critical nature of our solutions, we maintain deep, long-term relationships with our customers across a wide range of end-markets,
including technology, consumer, industrial and transportation, among others.
Basis of Presentation
As a result of the Business Combination, for accounting purposes, the Company is the acquirer and E2open Holdings is the acquiree and accounting predecessor. The financial statement presentation includes the financial statements of E2open Holdings as “Predecessor” for periods prior to the Closing Date and of the Company as “Successor” for the periods after the Closing Date, including the consolidation of E2open Holdings.
These unaudited interim condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP) for interim financial information and with the instructions to Form
10-Q
and Article 10 of Regulation
S-X.
Accordingly, they do not include all the information and footnotes required by U.S. GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three months ended May 31, 2021 are not necessarily indicative of the results that may be expected for the fiscal year ending February 28, 2022. For further information, refer to the consolidated financial statements and notes thereto included in our Annual Report on Form
10-K
for the fiscal year ended February 28, 2021 filed with the U.S. Securities and Exchange Commission (SEC) on May 20, 2021 (2021 Form
10-K).
Use of Estimates
The preparation of our condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts in the condensed consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

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Reclassifications
Financing lease obligation were previously included in current portion of notes payable and capital lease obligations as well as notes payable and capital lease obligations on the Consolidated Balance Sheets. Beginning March 1, 2021, capital lease obligations became financing lease obligations and were presented separately on the Consolidated Balance Sheets. Additionally, financing leases are no longer presented with notes payable in the notes to the financial statements as all leases are presented together in one note. These reclassifications and changes did not affect our net income, total assets, liabilities, equity or cash flows.
Seasonality
Our quarterly operating results have fluctuated in the past and are expected to fluctuate in the future due to a variety of factors, many of which are outside of our control, including seasonality in our business as a result of customer budget cycles and customary European vacation schedules, with higher sales in the third and fourth fiscal quarters. As a result, our past results may not be indicative of our future performance and comparing our operating results on a period-to-period
basis may not be meaningful.

2.	Accounting Standards
Recently Adopted Accounting Guidance
In February 2016, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU)
2016-02,
Leases (Topic 842)
. The core principle of Topic 842,
Leases
is that a lessee should recognize the assets and liabilities that arise from leases. For operating leases, a lessee is required to recognize a right-of-use
(ROU) asset and a lease liability, initially measured at the present value of the lease payments, in the balance sheet. For leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. The accounting applied by a lessor is largely unchanged from that applied under previous U.S. GAAP. This standard is effective for calendar fiscal years beginning after December 15, 2021. Earlier application is permitted. In transition, lessees and lessors are required to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. We adopted this standard as of March 1, 2021 utilizing the modified retrospective approach and elected a set of practical expedients that allowed us not to reassess whether contracts are or contain leases, lease classification or initial direct costs for existing leases. See Note 20,
Leases
for more information related to our leases.
In October 2018, the FASB issued ASU
2018-17,
Consolidated (Topic 810): Targeted Improvements to Related Party Guidance for Variable Interest Entities
. This standard is intended to improve the accounting when considering indirect interests held through related parties under common control for determining whether fees paid to decision makers and service providers are variable interests. ASU
2018-17
is effective for fiscal years beginning after December 15, 2020, and interim periods within those years. All entities are required to apply this standard retrospectively with a cumulative-effect adjustment to retained earnings at the beginning of the earliest period presented. We adopted this standard as of March 1, 2021 and it did not have a material impact on our consolidated financial statements.
Recent Accounting Guidance Not Yet Adopted
In June 2016, the FASB issued ASU
2016-13,
Financial Instruments – Credit Losses (ASC 326)
, which is intended to provide financial statement users with more useful information about expected credit losses on financial assets held by a reporting entity at each reporting date. This standard replaces the existing incurred loss impairment methodology with an approach that requires consideration of a broader range of reasonable and supportable forward-looking information to estimate all expected credit losses. This standard is effective for the fiscal year beginning after December 15, 2022, and all interim periods within. Early adoption is permitted. We do not expect the adoption of this standard to have a material impact on our consolidated financial statements.

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In August 2018, the FASB issued ASU
2018-15,
Intangibles – Goodwill and Other –
Internal-Use
Software (Subtopic
350-40):
Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing
Arrangement That Is a Service Contract
. This standard provides guidance on accounting for costs of implementation activities performed in a cloud computing arrangement that is a service contract. ASU
2018-15
aligns the requirements for capitalizing implementation costs incurred to develop or obtain internal-use
software and hosting arrangements that include an
internal-use
software license. The amendments in this standard should be applied either retrospectively or prospectively to all implementation costs incurred after the adoption date. The standard is effective for fiscal years beginning after December 15, 2021, and interim periods within those years. Earlier application is permitted. We do not expect the adoption of this standard will have a material impact on our consolidated financial statements.
In December 2019, the FASB issued ASU
2019-12,
Simplifying Accounting for Income Taxes
, as part of its initiative to reduce complexity in the accounting standards. The guidance amends certain disclosure requirements that had become redundant, outdated or superseded. Additionally, this guidance amends accounting for the interim period effects of changes in tax laws or rates and simplifies aspects of the accounting for franchise taxes. ASU
2019-12
is effective for annual periods beginning after December 15, 2021. Early adoption is permitted. Management is currently evaluating the effect of these provisions on our financial position and results of operations.
In March 2020, the FASB issued ASU
2020-04,
Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting
to simplify the accounting for contract modifications made to replace the London Interbank Offered Rate (LIBOR) or other reference rates that are expected to be discontinued because of the reference rate reform. The guidance provides optional expediates and exceptions for applying U.S. GAAP to contracts, hedging relationships and other transactions affected by reference rate reform if certain criterion are met. The optional expedients and exceptions can be applied to contract modifications made until December 31, 2022. On January 7, 2021, the FASB issued ASU
2021-01,
Reference Rate Reform (Topic 848)
, which clarifies that certain optional expedients and exceptions in Topic 848 for contract modifications and hedge accounting apply to derivatives that are affected by the discounting transition. The amendments in ASU
2021-01
are elective and apply to our debt instruments that may be modified as a result of the reference rate reform. We are continuing to evaluate these standards, as well as the timing of the transition of various rates in our debt instruments affected by reference rate reform.

3.	Pending Acquisition
On May 27, 2021, we entered into a Share Purchase Deed (Purchase Agreement) with BluJay TopCo Limited, a private limited liability company registered in England and Wales (BluJay), and its shareholders (collectively, the BluJay Sellers). Under the Purchase Agreement, we will issue to the BluJay Sellers 72,383,299 shares of Class A Common Stock and pay approximately $456.8 million of cash, subject to adjustments for certain items specified in the Purchase Agreement.
The Purchase Agreement follows a typical
locked-box
mechanism, pursuant to which the purchase price is fixed upfront by reference to the balance sheet position of
Blu
Jay
 as of December 31, 2020, without any purchase price adjustment following the closing. We are also required to pay an additional consideration on a daily basis for the period between December 31, 2020 and the date of the closing at a rate of $63,000 per day. The purchase price will be reduced on a dollar for dollar basis if any value is extracted to or for the benefit of any BluJay Sellers between December 31, 2020, and the date of the closing, which is referred to as leakage, other than for certain narrowly defined permitted leakage items specifically agreed by us and the BluJay Sellers and expressly provided for in the Purchase Agreement.
In connection with the Purchase Agreement, we have secured $300 million in private investment in public equity (PIPE) financing from institutional investors to purchase an aggregate of 28,909,022 shares of our Class A Common Stock, a $380 million fully committed incremental term loan to our 2021 Term Loan, as defined below, and a $80 million increase to our 2021 Revolving Credit Facility, defined below.

In addition, the letter of credit sublimit will increase from $15.0 million to $30.0 million upon completion of the acquisition.

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Certain of BluJay’s current shareholders, Francisco Partners and Temasek, will have the right to appoint one director each to our board of directors following the closing of the acquisition, subject to the terms of the Purchase Agreement. Additionally, the Investor Rights Agreement entered into as part of the Business Combination will be amended to extend the
Lock-up
Period, which is currently from February 4, 2021 through August 4, 2021, for an additional six months.
The acquisition was unanimously approved by our and BluJay’s board of directors and is expected to close during the third quarter of calendar year 2021 subject to regulatory approvals, required approval of our shareholders and other customary closing conditions.

4.	Liquidity and Capital Resources
We measure liquidity in terms of our ability to fund the cash requirements of our business operations, including working capital, capital expenditure needs, contractual obligations and other commitments, with cash flows from operations and other sources of funding. Current working capital needs relate mainly to employee compensation and benefits, as well as interest, debt repayments, capital expenditures, and operating expenses. Our ability to expand and grow our business will depend on many factors, including working capital needs and the evolution of operating cash flows.
We had $220.7 million in cash and cash equivalents as of May 31, 2021. We believe our existing cash and cash equivalents, cash provided by operating activities, and, if necessary, the borrowing capacity of up to $75.0 million available under our revolving credit facility (see Note 9,
Notes Payable
) will be sufficient to meet our working capital, debt repayment and capital expenditure requirements for at least the next twelve months.
See Note 3,
Pending Acquisition
, for the additional equity and debt financing we will incur to acquire BluJay.
In the future, we may enter into arrangements to acquire or invest in complementary businesses. To facilitate these acquisitions or investments, we may seek additional equity or debt financing.

5.	Intangible Assets, Net
Intangible assets, net consisted of the following:

	Successor
	May 31, 2021
($ in thousands)	Weighted Average Useful Life	Cost	Accumulated Amortized	Net
Indefinite-lived:
Trademark / Trade name	Indefinite	$109,998	$—	$109,998
Definite-lived:
Customer relationships	20.0	300,257	(4,874)	295,383
Technology	8.5	370,256	(14,140)	356,116
Content library	10.0	50,000	(1,622)	48,378

Total definite-lived		720,513	(20,636)	699,877

Total intangible assets		$830,511	$(20,636)	$809,875

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3

	Successor
	February 28, 2021
($ in thousands)	Weighted Average Useful Life	Cost	Accumulated Amortized	Net
Indefinite-lived:
Trademark / Trade name	Indefinite	$109,924	$—	$109,924
Definite-lived:
Customer relationships	20.0	300,107	(1,248)	298,859
Technology	8.5	370,106	(3,621)	366,485
Content library	10.0	50,000	(417)	49,583

Total definite-lived		720,213	(5,286)	714,927

Total intangible assets		$830,137	$(5,286)	$824,851

Amortization of intangible assets is recorded in cost of revenue and operating expenses in the Condensed Consolidated Statements of Operations. We recorded amortization expense related to intangible assets of $15.3 million and $14.0 million for the three months ended May 31, 2021 and 2020, respectively.

6.	Property and Equipment, Net
Property and equipment, net consisted of the following:

	Successor
($ in thousands)	May 31, 2021	February 28, 2021
Computer equipment	$19,217	$14,707
Software	23,698	21,141
Furniture and fixtures	1,826	1,828
Leasehold improvements	7,936	7,722

Gross property and equipment	52,677	45,398
Less accumulated depreciation and amortization	(5,632)	(1,200)

Property and equipment, net	$47,045	$44,198

Computer equipment and software include assets held under financing leases. Amortization of assets held under financing leases is included in depreciation expense. See Note 20,
Leases
for additional information regarding our financing leases.
Depreciation expense was $4.9 million and $2.9 million for the three months ended May 31, 2021 and 2020, respectively.

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4

7. Accounts Payable and Accrued Liabilities
Accounts payable and accrued liabilities consisted of the following:

	Successor
($ in thousands)	May 31, 2021	February 28, 2021
Accrued compensation	$20,834	$34,298
Accrued severance and retention	117	349
Trade accounts payable	17,886	17,858
Accrued professional services	3,227	2,938
Restructuring liability	774	1,639
Taxes payable	2,279	1,892
Interest payable	1,556	1,293
Other	9,490	9,966

Total accounts payable and accrued liabilities	$56,163	$70,233

8.	Tax Receivable Agreement
E2open Holdings entered into a Tax Receivable Agreement with selling equity holders of E2open Holdings that requires us to pay 85% of the tax savings that are realized as a result of increases in the tax basis in E2open Holdings’ assets as a result of the sale of E2open Holdings units and exchange of the E2open Holdings units for shares of Class A Common Stock and cash, as well as certain other tax benefits related to entering into the Tax Receivable Agreement, including tax benefits attributable to payments under the Tax Receivable Agreement. We will retain the benefit of the remaining 15% of these cash savings.
Significant inputs and assumptions were used to initially estimate the future expected payments including the timing of the realization of the tax benefits, a tax rate of 24.1% and an imputed interest rate of 7%. Changes in any of these or other factors are expected to impact the timing and amount of gross payments. The fair value of these obligations will be accreted to the amount of the gross expected obligation. In addition, if we were to exercise our right to terminate the Tax Receivable Agreement or certain other acceleration events occur, we will be required to make immediate cash payments. Such cash payments will be equal to the present value of the assumed future realized tax benefits based on a set of assumptions and using an agreed upon discount rate, as defined in the Tax Receivable Agreement. The early termination payment may be made significantly in advance of the actual realization, if any, of those future tax benefits. Such payments will be calculated based on certain assumptions, including that we have sufficient taxable income to utilize the full amount of any tax benefits subject to the Tax Receivable Agreement over the period specified therein. The payments that we will be required to make will generally reduce the amount of overall cash flow that might have otherwise been available, but we expect the cash tax savings we will realize from the utilization of the related tax benefits will exceed the amount of any required payments.
Pursuant to Accounting Standards Codification (ASC) Topic 805,
Business Combination
and relevant tax law, we have calculated the fair value of the tax receivable agreement payments and identified the timing of the utilization of the tax attributes. The tax receivable agreement liability will be revalued at the end of each reporting period with the gain or loss as well as the associated interest reflected in change in tax receivable agreement liability in the Condensed Consolidated Statements of Operations in the period in which the event occurred. Interest will accrue on the tax receivable agreement liability at a rate of LIBOR plus 100 basis points. The tax receivable agreement liability was $52.6 million and $50.1 million as of May 31, 2021 and February 28, 2021, respectively. The increase in the liability was due to a change in the forecast and accretion of the liability.

F
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5

9.	Notes Payable
Notes payable outstanding were as follows:

	Successor
($ in thousands)	May 31, 2021	February 28, 2021
2021 Term Loan	$525,000	$525,000
Other notes payable	192	688

Total notes payable	525,192	525,688
Less unamortized debt issuance costs	(17,816)	(18,483)

Total notes payable, net	507,376	507,205
Less current portion	(4,110)	(4,405)

Notes payable, less current portion, net	$503,266	$502,800

2021 Term Loan and Revolving Credit Facility
On February 4, 2021, E2open, LLC, our subsidiary, entered into a credit agreement (Credit Agreement) that provides for $75.0 million in commitments for revolving credit loans (2021 Revolving Credit Facility) with a $15.0 million letter of credit sublimit. The 2021 Revolving Credit Facility will mature on February 4, 2026. E2open, LLC can request increases in the revolving commitments and additional term loan facilities, in minimum amounts of $2.0 million for each facility. The Credit Agreement also provides for $525.0 million in term loans (2021 Term Loan) payable in quarterly installments of $1.3 million beginning in August 2021 and payable in full on February 4, 2028.
The Credit Agreement is guaranteed by E2open Intermediate, LLC, our subsidiary, and certain wholly owned subsidiaries of E2open, LLC, as guarantors, and is supported by a security interest in substantially all of the guarantors’ personal property and assets.
The Credit Agreement contains certain customary events of default, representations and warranties as well as affirmative and negative covenants.
As of May 31, 2021 and February 28, 2021, the 2021 Term Loan had a variable interest rate of 4.00% and 3.69%, respectively, and no outstanding borrowings under the 2021 Revolving Credit Facility. We were in compliance with the First Lien Leverage Ratio for the Credit Agreement as of May 31, 2021 and February 28, 2021.

10.	Contingent Consideration
Business Combination
The contingent consideration liability is due to the issuance of Series
B-1
and
B-2
common stock and Series 1 restricted common units (RCUs) and Series 2 RCUs of E2open Holdings as part of the Business Combination. These shares and units were issued on a proportional basis to each holder of Class A shares in CCNB1 and Common Units of E2open Holdings. These restricted shares and Common Units are treated as a contingent consideration liability under ASC Topic 805 and valued at fair market value. The contingent consideration liability was recorded at a fair value on the acquisition date and will be remeasured at each reporting date and adjusted if necessary. Any gain or loss recognized from the remeasurement will be recorded in gain (loss) from the change in fair value of contingent consideration on the Condensed Consolidated Statements of Operations as a nonoperating income (expense) as the change in fair value is not part of our core operating activities.
The contingent consideration liability was $192.8 million and $129.4 million as of May 31, 2021 and February 28, 2021, respectively. The fair value remeasurement as of May 31, 2021 resulted in a loss of

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6

$63.4 million for the three months ended May 31, 2021. There was no gain or loss for the three months ended May 31, 2020 as the contingent consideration liability was not recorded until February 4, 2021.
There are 8,120,367 shares of Series
B-1
common stock, including the Sponsor Side Letter shares noted below, as of May 31, 2021. The Series
B-1
common stock automatically converts into our Class A Common Stock on a one-to-one
basis upon the occurrence of the first day on which the
5-day
volume-weighted average price (VWAP) of our Class A Common Stock is equal to at least $13.50 per share; provided, however, that the reference to $13.50 per share shall be decreased by the aggregate per share amount of dividends actually paid in respect of a share of Class A Common Stock following the closing of the Business Combination.
See Note 23,
Subsequent Events
for information related to the conversion of the Series
B-1
common stock.
There are 3,372,184 shares of Series
B-2
common stock outstanding as of May 31, 2021. The Series
B-2
common stock automatically converts into our Class A Common Stock on a one-to-one
basis upon the occurrence of the first day on which the
20-day
VWAP is equal to at least $15.00 per share; provided, however, that the reference to $15.00 per share shall be decreased by the aggregate per share amount of dividends actually paid in respect of a share of Class A Common Stock following the closing of the Business Combination.
There are 4,379,557 shares of Series 1 RCUs outstanding as of May 31, 2021. The Series 1 RCUs will vest and become Common Units of E2open Holdings at such time as the
5-day
VWAP of the Class A Common Stock is at least $13.50 per share; however, the $13.50 per share threshold will be decreased by the aggregate amount of dividends per share paid following the closing of the Business Combination.
See Note 23,
Subsequent Events
for information related to the conversion of the Series 1 RCUs into Common Units.
There are 2,627,724 shares of Series 2 RCUs outstanding as of May 31, 2021. The Series 2 RCUs will vest (a) at such time as the
20-day
VWAP of the Class A Common Stock is at least $15.00 per share; however, the $15.00 per share threshold will be decreased by the aggregate amount of dividends per share paid following the closing of the Business Combination; (b) upon the consummation of a qualifying change of control of us or the Sponsor and (c) upon the qualifying liquidation defined in the limited liability company agreement.
Upon the conversion of an RCU, the holder of such RCU will be entitled to receive a payment equal to the amount of ordinary distributions paid on an E2open Holdings unit from the Closing Date through (but not including) the date such RCU converts into an E2open Holdings unit. If any of the RCUs do not vest on or before the
10-year
anniversary of the Closing Date, such units will be canceled for no consideration, and will not be entitled to receive any
Catch-Up
Payments.
We have not paid any dividends to date and does not expect to in the future.
Sponsor Side Letter
In connection with the execution of the Business Combination Agreement, the Sponsor, certain investors and CCNB1’s Independent Directors entered into the Sponsor Side Letter Agreement with CCNB1. Under the Sponsor Side Letter Agreement, 2,500,000 Class B ordinary shares of CCNB1 held by the Sponsor and CCNB1’s Independent Directors were automatically converted into 2,500,000 shares of Series
B-1
Common Stock, which, collectively, are referred to as the Restricted Sponsor Shares. The vesting conditions of the shares of Series
B-1
Common Stock mirror the Series 1 RCUs. Upon conversion of the Restricted Sponsor Shares, the holder of each such Restricted Sponsor Share will be entitled to receive a payment equal to the amount of dividends declared on a share of Class A Common Stock beginning at the closing of the Business Combination and ending on the day before the date such Restricted Sponsor Share converts into a share of Class A Common Stock.

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These restricted shares are treated as a contingent consideration liability under ASC Topic 805 and valued at fair market value. The contingent consideration liability was recorded at a fair value on the acquisition date and will be remeasured at each reporting date and adjusted if necessary. Any gain or loss recognized from the remeasurement will be recorded in gain (loss) from the change in fair value of contingent consideration on the Condensed Consolidated Statements of Operations as a nonoperating income (expense) as the change in fair value is not part of our core operating activities.
The contingent consideration liability was $31.3 million and $21.4 million as of May 31, 2021 and February 28, 2021, respectively. The fair value remeasurement as of May 31, 2021 resulted in a loss of $9.9 million for the three months ended May 31, 2021. There was no
gain or loss for the three months ended May 31, 2020 as the Sponsor Side Letter was not entered into until February 4, 2021.
See Note 23,
Subsequent Events
for information related to the conversion of the Restricted Sponsor Shares.
Averetek
E2open Holdings purchased Averetek, LLC (Averetek) in May 2019. The purchase agreement for Averetek included contingent payments of up to $2.0 million in consideration contingent upon successful attainment of revenue related criteria that extended up to two years subsequent to closing. The earn-out
liability was recorded on the acquisition date in acquisition-related obligations on the Condensed Consolidated Balance Sheets and remeasured at each reporting date and adjusted if necessary. At the acquisition date, the fair value of the contingent consideration was $2.0 million. We determined there was no change in fair value of the contingent consideration as of May 31, 2021 and February 28, 2021. The earn-out
liability was earned in May 2021 and will be paid in July 2021.

11.	Fair Value Measurement
Our financial instruments include cash and cash equivalents; investments; accounts receivable, net; accounts payable; acquisition-related obligations; notes payable; and financing lease obligations. Accounts receivable, net; accounts payable; and acquisition-related obligations are stated at their carrying value, which approximates fair value, due to their short maturity. We measure our cash equivalents and investments at fair value, based on an exchange or exit price which represents the amount that would be received for an asset sale or an exit price, or paid to transfer a liability in an orderly transaction between knowledgeable and willing market participants. We estimate the fair value for notes payable and financing lease obligations by discounting the future cash flows of the related note and lease payments. As of May 31, 2021 and February 28, 2021, the fair value of the cash and cash equivalents, restricted cash, notes payable and financing lease obligations approximates their recorded values.
The following tables set forth details about our investments:

($ in thousands)	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
May 31, 2021 (Successor)
Asset-backed securities	$162	$64	$—	$226

February 28, 2021 (Successor)
Asset-backed securities	$162	$62	$—	$224

Observable inputs are based on market data obtained from independent sources. Unobservable inputs reflect our assessment of the assumptions market participants would use to value certain financial instruments. This hierarchy requires us to use observable market data, when available, and to minimize the use of unobservable inputs when determining fair value.

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Our assets and liabilities that are measured at fair value on a recurring basis, by level, within the fair value hierarchy are summarized as follows:

	Successor
	May 31, 2021
($ in thousands)	Level 1	Level 2	Level 3	Total
Assets:
Cash equivalents:
Money market	$4	$—	$—	$4

Total cash equivalents	4	—	—	4
Investments:
Asset-backed securities	—	226	—	226

Total investments	—	226	—	226

Total assets	$4	$226	$—	$230

Liabilities:
Acquisition-related obligations	$—	$—	$2,000	$2,000
Warrant liability	—	—	128,715	128,715
Contingent consideration	—	—	224,068	224,068

Total liabilities	$—	$—	$354,783	$354,783

	Successor
	February 28, 2021
($ in thousands)	Level 1	Level 2	Level 3	Total
Assets:
Cash equivalents:
Money market	$4	$—	$—	$4

Total cash equivalents	4	—	—	4
Investments:
Asset-backed securities	—	224	—	224

Total investments	—	224	—	224

Total assets	$4	$224	$—	$228

Liabilities:
Acquisition-related obligations	$—	$—	$2,000	$2,000
Warrant liability	—	—	68,772	68,772
Contingent consideration	—	—	150,808	150,808

Total liabilities	$—	$—	$221,580	$221,580

Contingent Consideration
A reconciliation of the beginning and ending balances of acquisition related accrued earn-outs and contingent consideration using significant unobservable inputs (Level 3) is summarized below:

	Successor
($ in thousands)	May 31, 2021	February 28, 2021
Beginning of period	$152,808	$2,000
Acquisition date fair value of contingent consideration	—	184,548
Loss (gain) from fair value of contingent consideration	73,260	(33,740)

End of period	$226,068	$152,808

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The change in the fair value of the
earn-out
is recorded in acquisition-related expenses while the change in the fair value of the contingent consideration is recorded in gain (loss) from change in fair value of contingent consideration in the Condensed Consolidated Statements of Operations.
Our warrant liability is measured at fair value on a recurring basis using significant unobservable inputs (Level 3). A reconciliation of the warrant liability from February 4, through February 28, 2021 and February 28, 2021 through May 31, 2021 is summarized below:

	Successor
($ in thousands)	May 31, 2021	February 28, 2021
Beginning of period	$68,772	$91,959
Loss (gain) from fair value of warrant liability	59,943	(23,187)

End of period	$128,715	$68,772

The change in the fair value of the warrant liability is recorded in gain (loss) from change in fair value of warrant liability in the Condensed Consolidated Statements of Operations.
The fair values of our Level 1 financial instruments, which are traded in active markets, are based on quoted market prices for identical instruments. The fair values of our Level 2 financial instruments are based on quoted market prices for comparable instruments or model-driven valuations using observable market data or inputs corroborated by observable market data.
Our
earn-out
liabilities and contingent consideration are valued using a Monte Carlo simulation model. The assumptions used in preparing these models include estimates such as volatility, contractual terms, discount rates, dividend yield and risk-free interest rates. These valuation models use unobservable market input, and therefore the liabilities are classified as Level 3.
Our public warrant liability is valued using the binomial lattice pricing model. The private placement warrants are valued using a binomial pricing model when the warrants are subject to the make-whole table, or otherwise are valued using a Black-Scholes pricing model. The forward purchase warrants are valued utilizing observable market prices for public shares and warrants, relative to the present value of contractual cash proceeds. The assumptions used in preparing these models include estimates such as volatility, contractual terms, discount rates, dividend yield, expiration dates and risk-free interest rates. This valuation model uses unobservable market input, and therefore the liability is classified as Level 3.

12.	Revenue
We generate revenue from the sale of subscriptions and professional services. We recognize revenue when the customer contract and associated performance obligations have been identified, transaction price has been determined and allocated to the performance obligations in the contract, and performance obligations have been satisfied. We recognize revenue net of any taxes collected from customers, which are subsequently remitted to governmental authorities.

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Total Revenue by Geographic Locations
Revenue by geographic regions consisted of the following:

	Successor	Predecessor
($ in thousands)	Three Months Ended May 31, 2021	Three Months Ended May 31, 2020
Americas	$63,318	$80,058
Europe	1,324	1,324
Asia Pacific	1,685	1,742

Total revenue	$66,327	$83,124

Revenues by geography are determined based on the region of our contracting entity, which may be different than the region of the customer. Americas revenue attributed to the United States was 95% and 96% during the three months ended May 31, 2021 and 2020, respectively. No other country represented more than 10% of total revenue during these periods.
During the three months ended May 31, 2021, we recorded a $22.5 million reduction to revenue to amortize the deferred revenue fair value adjustment that resulted from the purchase price allocation in the Business Combination.
Remaining Performance Obligations
Revenue allocated to remaining performance obligations represents the transaction price allocated to the performance obligations that are unsatisfied, or partially unsatisfied. It includes unearned revenue and amounts that will be invoiced and recognized as revenue in future periods and does not include contracts where the customer is not committed. The customer is not considered committed when they are able to terminate for convenience without payment of a substantive penalty under the contract. Additionally, as a practical expedient of ASC Topic 606,
Revenue from Contracts with Customers
, we have not disclosed the value of unsatisfied performance obligations for contracts with an original expected length of one year or less. As of May 31, 2021 and February 28, 2021, approximately $564.3 million and $555.7 million of revenue was expected to be recognized from remaining performance obligations, respectively. These amounts are expected to be recognized over the next five years.
Contract Assets and Liabilities
Contract assets primarily represent contractual receivables recognized for performance obligations that have been satisfied but for which amounts have not been billed. Contract assets were $12.2 million and $13.4 million as of May 31, 2021 and February 28, 2021, respectively. Contract liabilities consist of deferred revenue which includes billings in excess of revenue recognized related to subscription contracts and professional services. Deferred revenue is recognized as revenue when we perform under the contract. Deferred revenue was $99.8 million and $90.2 million as of May 31, 2021 and February 28, 2021, respectively. As of February 4, 2021, a fair value adjustment of $60.7 million was recorded to reduce our deferred revenue to its fair value as part of the Business Combination. As deferred revenue is recognized, any fair value adjustment related to the deferred revenue is also recognized as a reduction to revenue. As of May 31, 2021 and February 28, 2021, the fair value adjustment to reduce deferred revenue as part of the Business Combination was $31.5 million and $54.0 million, respectively. Revenue recognized during the three months ended May 31, 2021, included in deferred revenue on the Condensed Consolidated Balance Sheets as of February 28, 2021, was $26.3 million.
Sales Commissions
With the adoption of ASC Topic 606 and ASC Topic
340-40,
Contracts with Customers
as of March 1, 2019, we began deferring and amortizing sales commissions that are incremental and directly related to obtaining

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customer contracts. Amortization expense of $0.2 million and $1.0 million was recorded in sales and marketing expense in the Condensed
Consolidated
Statements of Operations for the three months ended May 31, 2021 and 2020, respectively. Certain sales commissions that would have an amortization period of less than a year are expensed as incurred in sales and marketing expense. As of May 31, 2021 and February 28,
2021
, we had a total of $3.1 million and $1.6 million of capitalized sales commissions included in prepaid expenses and other current assets and other noncurrent assets in the Condensed Consolidated Balance Sheets, respectively.

13.	Severance and Exit Costs
In connection with acquisitions, we conducted post-acquisition related operational reviews to reallocate resources to strategic areas of the business. The operational reviews resulted in workforce reductions, lease obligations related to properties that were vacated and other expenses. Severance and exit costs included in acquisition-related expenses in the Condensed Consolidated Statements of Operations are as follows:

	Successor	Predecessor
($ in thousands)	Three Months Ended May 31, 2021	Three Months Ended May 31, 2020
Severance	$40	$763
Lease exits	322	957

Total severance and exit costs	$362	$1,720

Included in accounts payable and accrued liabilities as of May 31, 2021 and February 28, 2021 is a restructuring liability, primarily consisting of lease related obligations, of $0.8 million and $1.6 million and a restructuring severance liability of $0.1 million and $0.3 million, respectively. We expect these amounts to be substantially p
a
id within the next 12 months.
The following table reflects the changes in the severance and exit costs accruals:

	Successor	Predecessor
($ in thousands)	Three Months Ended May 31, 2021	Three Months Ended May 31, 2020
Beginning of period	$1,988	$3,730
Payments	(879)	(2,970)
Impairment of right-of-use assets	(580)	—
Expenses	362	1,720

End of period	$891	$2,480

14.	Warrants
As of May 31, 2021 and February 28, 2021, there were an aggregate of 29,079,972 warrants outstanding, which include the public warrants, private placement warrants and forward purchase warrants. Each warrant entitles its holders to purchase one share of Class A Common Stock at an exercise price of $11.50 per share. The private placement warrants became exercisable with the Domestication. The forward purchase warrants became exercisable upon effectiveness of our Form
S-1
which was initially fil
e
d on March 5, 2021 and deemed effective on March 29, 2021. The public warrants became exercisable on April 28, 2021. The public warrants, private placem
e
nt warrants and forward purchase warrants will expire five years after the Closing Date, or earlier upon redemption or liquidation. Once the warrants become exercisable, we may redeem the outstanding warrants when various conditions are met, such as specific stock prices, as detailed in the specific warrant agreements. However, the 10,280,000 private placement warrants are nonredeemable so long as they are held by our Sponsor or its permitted transferees. The warrants are recorded as a liability in warrant liability on the Condensed Consolidated Balance Sheets with a balance of $128.7 million and $68.8 million as of May 31, 2021 and February 28, 2021,

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respectively. During the three months ended May 31, 2021, a loss of $59.9 million was recognized in loss from change in fair value of the warrant liability in the Condensed Consolidated Statements of Operations.

15.	Stockholders’ Equity
The following table reflects the changes in our outstanding stock:

	Class A	Class V	Series B-1	Series B-2
Balance, February 28, 2021	187,051,142	35,636,680	8,120,367	3,372,184
	—	—	—	—

Balance, May 31, 2021	187,051,142	35,636,680	8,120,367	3,372,184

As reflected in the table above, there was no stock activity during the period from February 28, 2021 through May 31, 2021.
See Note 23,
Subsequent Events
for information related to the conversion of the Series
B-1
common stock into Class A Common Stock.
Membership Units
Prior to the Business Combination, E2open Holdings had three classes of units: Class A,
Class A-1
and Class B. Class A units were the only units with voting rights. Holders of Class A and
Class A-1
units were entitled to priority distributions until each unit received $1.00 per unit. Remaining distributions, if any, were made pro rata to all units. Class B units were incentive, profit-interest units issued to management, which participated as long as E2open Holdings made distributions to any Class A units equal to the participation level of the applicable Class B units.
During the three months ended May 31, 2020, we received $1.8 million in proceeds from the sale of membership units.

16.	Noncontrolling Interests
Noncontrolling interest represents the portion of E2open Holdings that we control and consolidate but do not own. As of May 31, 2021 and February 28, 2021, the noncontrolling interests represent a 16.0% ownership in E2open Holdings.
Generally, common units of E2open Holdings participate in net income or loss allocations and distributions and entitle their holder to the right, subject to the terms set forth in the limited liability agreement, to require E2open Holdings to redeem all or a portion of the common units held by such participant. At our option, we may satisfy this redemption with cash or by exchanging Class V Common Stock for our Class A Common Stock on a
one-for-one
basis.
As of May 31, 2021 and February 28, 2021, there were a total of 35.6 million common units held by participants of E2open Holdings. There were no changes in the numbers of common units held by participants during the three months ended May 31, 2021.
We follow the guidance issued by the FASB regarding the classification and measurement of redeemable securities. Accordingly, we have determined that the common units meet the requirements to be classified as permanent equity. We did not redeem any common units during the three months ended May 31, 2021.

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17.	Other Comprehensive Income
We did not reclass any items to the Condensed Consolidated Statements of Operations from accumulated other comprehensive income during the three months ended May 31, 2021 and 2020.
Accumulated other comprehensive income in the equity section of our Condensed Consolidated Balance Sheets includes:

	Successor	Predecessor
($ in thousands)	May 31, 2021	February 28, 2021
Foreign currency translation adjustment	$3,863	$2,388

Accumulated other comprehensive income	$3,863	$2,388

18.	Earnings Per Share
Basic earnings per share is calculated as net income divided by the average number of shares of common stock outstanding. Diluted earnings per share assumes, when dilutive, the issuance of the net incremental shares from options and restricted shares. The following is a reconciliation of the denominators of the basic and diluted per share computations for net income:

Successor
(In thousands, except per share data)	Three Months Ended May 31, 2021
Net loss per share:
Numerator - basic:
Net loss per share:	$(169,355)
Less: Net loss attributable to noncontrolling interests	(27,097)

Net loss attributable to E2open Parent Holdings, Inc. - basic	$(142,258)

Numerator - diluted:
Net loss attributable to E2open Parent Holdings, Inc. - basic	$(142,258)
Add: Net loss and tax effect attributable to noncontrolling interests	—

Net loss attributable to E2open Parent Holdings, Inc. - diluted	$(142,258)

Numerator - basic:
Weighted average shares outstanding - basic	187,051
Net income per share - basic	$(0.76)

Numerator - diluted:
Weighted average shares outstanding - basic	187,051
Weighted average effect of dilutive securities:
Shares related to common units	—

Weighted average shares outstanding - diluted	187,051
Diluted net income per common share	$(0.76)

Potential common shares issuable to employee or directors upon exercise or conversion of shares under our share-based compensation plans and upon exercise of warrants are excluded from the computation of diluted

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earnings per common share when the effect would be anti-dilutive. All potential common shares are anti-dilutive in periods of net loss available to common stockholders.
The following table summarizes the weighted-average potential common shares excluded from diluted loss per common share as their effect would be anti-dilutive:

Successor
Three Months Ended May 31, 2021
Restricted Sponsor Shares related to Series B-1 common stock	2,500,000
Shares related to Series B-1 common stock	5,620,367
Shares related to Series B-2 common stock	3,372,184
Shares related to restricted common units Series 1	4,379,557
Shares related to restricted common units Series 2	2,627,724
Shares related to warrants (1)	29,079,972
Shares related to Common Units	35,636,680
Shares related to options	2,416,628
Shares related to restricted stock	225,532

Units/Shares excluded from the dilution computation	85,858,644

(1)	The warrants include the public warrants, private placement warrants and forward purchase warrants.

19.	Share-Based and Unit-Based Compensation
2021 Incentive Plan
The E2open Parent Holdings, Inc. 2021 Omnibus Incentive Plan (2021 Incentive Plan) became effective on the Closing Date with the approval of CCNB1’s shareholders and the board of directors. The 2021 Incentive Plan allows us to make equity and equity-based incentive awards to officers, employees, directors and consultants. There are 15,000,000 shares of Class A Common Stock reserved for issuance under the 2021 Incentive Plan which can be granted as stock options, restricted stock awards, restricted stock units, performance stock awards, cash awards and other equity-based awards. No award may vest earlier than the first anniversary of the date of grant, expect under limited conditions. The 2021 Incentive Plan replaced the 2015 Plan and 2015 Restricted Plan, as defined below.
On March 1, 2021, our board of directors granted 2,380,902 options to our executive officers with an exercise price of $9.77. On May 3, 2021, our Chief Executive Officer, pursuant to the authority delegated to him by our board of directors, granted an aggregate of 202,418 options to certain senior management with an exercise price of $10.86. All the options are performance based and are measured based on obtaining an organic growth target over a one-year
period with a quarter of the options vesting at the end of the performance period and the remaining options vesting equally over the following three years.
On May 21, 2021, our board of directors authorized the grant of an aggregate of 1,024,055 restricted stock awards (RSU) to certain executives, senior management and employees with a grant date fair value of $12.87 per share. All of these RSUs are performance based and are measured based on obtaining an organic growth target over a one-year
period with a quarter of the options vesting at the end of the performance period and the remaining options vesting equally over the following three years. Additionally, an aggregate of 943,364 RSUs were granted to certain executives, senior management and employees with a grant date fair value of $12.87 per share. All of these RSUs are service based which will vest ratably over a three-year period.

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On May 21, 2021, the
non-employee
directors of our board of directors received their annual stock award of an aggregate of 107,472 RSUs which have a one-year
vesting period.
As of May 31, 2021, there were 10,341,789 shares of Class A Common Stock available for grant under the 2021 Incentive Plan.
Activity under the 2021 Incentive Plan related to options is as follows:

	Successor
	Number of Shares (in thousands)	Weighted Average Exercise Price Per Share	Weighted Average Remaining Contractual Term (in years)
Balance, February 28, 2021	—	$—	—
Granted	2,583	9.86

Balance, May 31, 2021	2,583	9.86	9.8
As of May 31, 2021, there was $5.7 million of unrecognized compensation cost related to unvested options.
Activity under the 2021 Incentive Plan related to RSUs is as follows:

	Successor
	Number of Shares (in thousands)	Weighted Average Market Value Per Share	Weighted Average Remaining Contractual Term (in years)
Balance, February 28, 2021	—	$—	—
Granted	2,075	12.87

Balance, May 31, 2021	2,075	12.87	3.4

As of May 31, 2021, there was $26.4 million of unrecognized compensation cost related to unvested RSUs.
The estimated grant-date fair values of the options granted during the three months ended May 31, 2021 were calculated using the Black-Scholes option-pricing valuation model, based on the following assumptions:

Expected term (in years)	7
Expected equity price volatility	46.12% - 46.25%
Risk-free interest rate	1.12% - 1.29%
Expected dividend yield	0%
Prior to the Business Combination, we had unit-based compensation plans that authorized (a) the discretionary granting of unit options and (b) the discretionary issuance of non-vested
restricted units.
Unit Options
In 2015, E2open Holdings adopted the 2015 Unit Option Plan (2015 Plan). Under the 2015 Plan, E2open Holdings issued Series A unit options to certain employees eligible to participate in E2open Holdings unit option plan. The options issued under the 2015 Plan were subject to certain transfer restrictions and were initially deemed unvested. With respect to options issued to certain employees, options either vested 25% in the first year
, and quarterly thereafter over a four-year period (Time-Based Units) or based upon an exit event (Exit-Based Units). The vesting of both the Time-Based Units and Exit-Based Units were subject to the employee’s continued employment with the E2open Holdings.

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Fair value of the unit options was determined on the date of grant using a pricing model affected by E2open Holdings’ unit price, as well as by certain assumptions including E2open Holdings’ expected equity price volatility over the term of the awards, actual and projected employee option exercise behavior, risk-free interest rates and expected dividends. E2open Holdings did not grant any new options during the periods from March 1, 2020 through February 3, 2021.
E2open Holdings was authorized to issue 46.0 million unit options under the 2015 Plan. As of February 3, 2021, outstanding unit options were 19.9 million. Unit options available for grant were 2.7 million as of February 3, 2021; however, the 2015 Plan was terminated as part of the Business Combination.
Activity under E2open Holdings’ unit option plan is as follows:

	Predecessor
	Number of Units (in thousands)	Weighted Average Exercise Price Per Unit	Weighted Average Term (in years)
Balance, February 29, 2020	22,001	$1.51	1.9
Exercised	(1,288)	1.45
Forfeited	(312)	1.65

Balance, May 31, 2020	20,401	1.51	1.6
As of February 3, 2021, there was $2.4 million of unrecognized compensation cost which was expected to be recognized over a weighted-average period of 1.1 year. The weighted-average contractual life of options outstanding was 6.7 years and the weighted-average contractual life of options exercisable was 6.4 years as of February 3, 2021.
We did not recognize any compensation expense for Exit-Based units for the three months ended May 31, 2020, as these awards were not probable of vesting during these time periods.
On January 24, 2021, the board of managers accelerated the vesting of all unvested unit options outstanding under the 2015 Plan as of the completion of the Business Combination on February 4, 2021.
Restricted Equity Plan
In 2015, E2open Holdings established the 2015 Restricted Equity Plan (2015 Restricted Plan) that was adopted for certain officers eligible to participate in the 2015 Restricted Plan. The units issued under the 2015 Restricted Plan were subject to certain transfer restrictions and were initially deemed unvested. With respect to units issued to certain officers, Class B units either vested 25% annually over a four-year period (Time-Based Units) or based upon an exit event (Exit-Based Units). The vesting of both the Time-Based Units and Exit-Based Units were subject to the employee’s continued employment with E2open Holdings. E2open Holdings authorized 32.0 million units under the 2015 Restricted Plan. As of February 3, 2021 and February 29, 2020, outstanding restricted units were 22.0 million. No restricted units were available for grant as of February 3, 2021. The 2015 Restricted Plan was terminated as part of the Business Combination.
Activity under E2open Holdings’ 2015 Restricted Plan was as follows:

	Predecessor
($ in thousands)	Number of Units (in thousands)	Weighted Average Grant Date Fair Value Per Unit	Weighted Average Remaining Term (in years)
Balance, February 29, 2020	8,955	$1.40	1.5
Released	(941)	1.48

Balance, May 31, 2020	8,014	1.39	1.0

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The aggregate fair value of units vested during the three months ended May 31, 2020 was $1.4 million. Unrecognized compensation expense related to the Class B units was $5.4 million as of the February 3, 2021, which was expected to be recognized over a weighted-average period of approximately one year. E2open Holdings did not recognize any compensation expense for Exit-Based Units for the three months ended May 31, 2020.
On January 24, 2021, the board of managers accelerated the vesting of all unvested unit options outstanding under the 2015 Restricted Plan as of the completion of the Business Combination on February 4, 2021.
The table below sets forth the functional classification in the Condensed Consolidated Statements of Operations of our equity-based compensation expense:

	Successor	Predecessor
($ in thousands)	Three Months Ended May 31, 2021	Three Months Ended May 31, 2020
Cost of revenue	$200	$110
Research and development	323	169
Sales and marketing	282	191
General and administrative	1,238	1,576

Total share-based and unit-based compensation	$2,043	$2,046

20.	Leases
Effective March 1, 2021, we began accounting for leases in accordance with ASC Topic 842,
Leases
, which requires lessees to recognize lease liabilities and ROU assets on the balance sheet for most operating leases. Prior to March 1, 2021, we accounted for leases in accordance with ASC Topic 840,
Leases
, under which operating leases were not recorded on the balance sheet.
We made the accounting policy election not to apply the recognition provisions of ASC Topic 842 to short-term leases which are leases with a lease term of 12 months or less. Instead, we will recognize the lease payments for short-term leases on a straight-line basis over the lease term. We currently do not have any short-term leases.
Upon adoption of ASC Topic 842, we recognized an operating lease liability of $23.0 million, a ROU operating asset of $22.4 million and no change to retained earnings. The lease liability is calculated based on the remaining minimum rental payments under current leasing standards for existing operating leases and the ROU asset is calculated the same as the lease liability, reduced for a $0.6 million impairment related to an office lease we had exited as of February 28, 2021.

We did not include any optional extension periods or cancelations in the valuation.
Operating lease liabilities reflect our obligation to make future lease payments for real estate locations. Lease terms are comprised of contractual terms. Payments are discounted using the rate we would pay to borrow amounts equal to the lease payments over the lease term (our incremental borrowing rate). We do not separate lease and non-lease
components for contracts in which we are the lessee. ROU assets are measured based on lease liabilities adjusted for incentives and timing differences between operating lease expense and payments, recognized on a straight-line basis over the lease term. Operating lease expense is recognized on a straight-line basis over the lease term, while variable lease payments are recognized as incurred. Common area maintenance and other executory costs are the main components of variable lease payments. Operating and variable lease expenses are recorded in general and administrative expense in the Condensed Consolidated Statements of Operations.

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Real Estate Leases
We lease our primary office space under non-cancelable operating leases with various expiration dates through August 2029.
Many of our leases have an option to be extended from two to five years, and several of our leases give us the right to cancel early with proper notification. Additionally, we have a sublease on one of our office leases
.
Several of the operating lease agreements require us to provide security deposits. As of May 31, 2021, and February 28, 2021, lease deposits were $3.0 million and $2.9 million, respectively. The deposits are generally refundable at the expiration of the lease, assuming all obligations under the lease agreement have been met. Deposits are included in prepaid and other current assets and other noncurrent assets in the Condensed Consolidated Balance Sheets.
Equipment Leases
We purchase equipment under
non-cancelable
financing lease arrangements related to software and computer equipment and have various expiration dates through August 2024. We have the right to purchase the software and computer equipment anytime during the lease or upon lease completion.
Balance Sheet Presentation
The following tables presents the amounts and classifications of our estimated ROU assets, net and lease liabilities:

		Successor
($ in thousands)	Balance Sheet Location	May 31, 2021

Operating lease right-of-use assets	Operating lease right-of-use assets	$21,048
Finance lease right-of-use asset	Property and equipment, net	7,877

Total right-of-use assets		$28,925

		Successor
($ in thousands)	Balance Sheet Location	May 31, 2021

Operating lease liability - current	Current portion of operating lease obligations	$5,064
Operating lease liability	Operating lease obligations	16,551
Finance lease liability - current	Current portion of finance lease obligations	3,961
Finance lease liability	Finance lease obligations	5,691

Total lease liabilities		$31,267

Lease Cost and Cash Flows
The following table summarizes of our total lease cost:

Successor
($ in thousands)	Three Months Ended May 31, 2021
Finance lease cost:
Amortization of right-of-use asset	$1,193
Interest on lease liability	130

Finance lease cost	1,323
Operating lease cost:
Operating lease cost	1,349
Variable lease cost	801
Sublease income	(174)

Operating net lease cost	1,976

Total net lease cost	$3,299

F-7
9

We currently do not have any short-term leases.
Rent expense for the three months ended May 31, 2020 was $2.2 million which was recognized under ASC Topic 840,
Leases
.
Supplemental cash flow information related to leases was as follows:

Successor
($ in thousands)	Three Months Ended May 31, 2021
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash outflows from operating leases	$1,313
The following table presents the weighted-average remaining lease terms and discount rates of our leases:

Successor
Three Months Ended May 31, 2021
Weighted -average remaining lease term (in years):
Finance lease	1.82
Operating lease	5.27
Weighted-average discount rate:
Finance lease	9.20%
Operating lease	4.39%
Lease Liability Maturity Analysis
The following table reflects the undiscounted future cash flows utilized in the calculation of the lease liabilities as of May 31, 2021:

($ in thousands)	Operating Leases	Finance Leases
June 1, 2021 to February 28, 2022	$4,446	$4,434
2023	5,226	3,291
2024	4,362	2,483
2025	3,105	20
2026	2,461	—
Thereafter	4,661	—

Total	24,261	10,228
Less: Present value discount	(2,646)	(576)

Lease liabilities	$21,615	$9,652

F-
80

Future minimum lease payments under
non-cancelable
operating leases as of February 28, 2021, prior to the adoption of the new lease standard discussed in Note 1,
Organization and Description of Business
were as follows for the fiscal years ended:

($ in thousands)	Amount
2022	$8,507
2023	6,540
2024	5,555
2025	4,204
2026	3,218
Thereafter	5,434

Total minimum lease payments	$33,458

21.	Income Taxes
We calculate the provision for income taxes during interim periods by applying an estimate of the forecasted annual effective tax rate for the full fiscal year to “ordinary” income or loss (pretax income or loss or loss excluding unusual or infrequently occurring discrete items) for the reporting period. Our provision for income taxes was $1.4 million for the three months ended May 31, 2021 compared to $8.2 million for the three months ended May 31, 2020. Our effective tax rate was 0.8% for the three months ended May 31, 2021, a decrease of 51.6%, compared to 52.4% for the three months ended May 31, 2020 primarily due to significant nondeductible mark-to-market
losses associated with contingent liabilities and certain equity consideration liabilities related to the Business Combination as well as the impact to May 31, 2021
 of losses attributable to our noncontrolling interest in our affiliate.
As of May 31, 2021 and February 28, 2021, total gross unrecognized tax benefits were $2.7 million. We recognize interest and penalties related to unrecognized tax benefits as a component of income tax expense. As of May 31, 2021 and February 28, 2021, the total amount of gross interest and penalties accrued was $0.3 million which is classified as other noncurrent liabilities in the Condensed Consolidated Balance Sheets.

22.	Commitments and Contingencies
From time to time, we are subject to contingencies that arise in the ordinary course of business. We record an accrual for a contingency when it is both probable that a liability has been incurred and the amount of the loss can be reasonably estimated. We do not currently believe the resolution of any such contingencies will have a material adverse effect upon our Consolidated Balance Sheets, Statements of Operations or Statements of Cash Flows.

23.	Subsequent Events
As of June 8, 2021, the
5-day
VWAP of our Class A Common Stock exceeded $13.50 per share which was the triggering event for the Series
B-1
common stock to automatically convert into our Class A Common Stock on a one-to-one
basis and the Series 1 RCUs to vest and become Common Units of E2open Holdings. As such, 8,120,367 shares of Series
B-1
common stock converted into 8,120,367 Class A Common Stock and 4,379,557 Series 1 RCUs became 4,379,557 Common Units of E2open Holdings along with entitling the holders of the newly vested common units to 4,379,557 shares of Class V common stock.
On July 6, 2021, pursuant to Section 3.5 of the Business Combination Agreement, we issued additional Class A Common Stock and Common Units to various members of management as part of the post-closing adjustment of consideration required as part of the merger transaction.

F-8
1

REPORT OF INDEPENDENT ACCOUNTANTS
Board of Directors BluJay Topco Limited
We have audited the accompanying consolidated financial statements of BluJay Topco Limited (a company incorporated and domiciled in Great Britain) and subsidiaries, which comprise the consolidated statement of financial position as of March 31, 2021 and 2020, and the related consolidated statements of profit or loss, changes in equity, and cash flows for the years then ended, and the related notes to the financial statements.
Management’s responsibility for the financial statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.
Auditor’s responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of BluJay Topco Limited and subsidiaries as of March 31, 2020 and 2021, and the results of their operations and their cash flows for the years then ended in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.
/s/ Grant Thornton UK LLP
London
30 June 2021

F-8
2

CONSOLIDATED STATEMENT OF PROFIT OR LOSS
For the years ended 31 March 2021 and 31 March 2020

	Note	Year ended 31 March 2021 $m	Year ended 31 March 2020 $m
Revenue	2	177.5	167.6
Operating expenses	3	(151.7)	(143.8)

Operating profit		25.8	23.8
Analysed as:
Adjusted EBITDA	2	66.6	57.2
Depreciation, amortisation, FX (gain)/loss, management fees, share based payment and loss on disposal	3	(22.2)	(26.8)
Impairment loss on goodwill and other intangibles	10	(15.4)	—
Exceptional items	3	(3.2)	(6.6)

Operating profit		25.8	23.8
Finance costs	5	(33.3)	(35.6)

Loss before taxation		(7.5)	(11.8)
Taxation	8	(2.0)	(1.4)

Loss for the year		(9.5)	(13.2)

CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS
For the years ended 31 March 2021 and 31 March 2020

	Year ended 31 March 2021 $m	Year ended 31 March 2020 $m
Loss for the year	(9.5)	(13.2)
Other comprehensive income:
Currency translation differences	(12.6)	5.7

	(12.6)	5.7

Total comprehensive loss for the year	(22.1)	(7.5)

The accompanying policies and notes form an integral part of the financial statements.

CONSOLIDATED STATEMENT OF FINANCIAL POSITION
At 31 March 2021 and 31 March 2020

	Note	Year ended 31 March 2021 $m	Year ended 31 March 2020 $m
Non-current assets
Goodwill	10	173.6	181.4
Other intangible assets	10	30.4	34.9
Right-of-use assets	12	8.5	10.7
Property, plant and equipment	11	7.1	6.4
Deferred tax assets	18	13.5	8.3

		233.1	241.7

Current assets
Trade and other receivables	14	45.8	47.2
Accrued income	14	1.9	1.8
Cash and cash equivalents	25	31.5	29.1

		79.2	78.1

Total assets		312.3	319.8

Current liabilities
Trade and other payables	15	(19.9)	(21.4)
Deferred revenue	15	(38.5)	(35.0)
Lease liability	12	(3.3)	(2.4)
Borrowings	16	—	(17.6)
Preference share liability	20	(83.5)	(68.7)
Current tax liabilities	19	(0.6)	(0.5)
Provisions	17	—	(0.1)

		(145.8)	(145.7)

Non-current liabilities
Borrowings, bank	16	(326.8)	(314.3)
Lease liability	12	(6.0)	(8.6)
Deferred tax liabilities	18	(8.6)	(4.8)
Long-term liabilities	17	—	(0.2)
Provisions	17	—	(0.1)

		(341.4)	(328.0)

Total liabilities		(487.2)	(473.7)

Net liabilities		(174.9)	(153.9)

Shareholders’ equity
Called up capital	20	0.8	0.8
Share premium	20	2.5	2.5
Capital redemption reserve	20	92.8	92.8
Cumulative translation reserve	21	9.1	21.7
Share based payment reserve	27	1.1	—
Retained deficit	21	(281.2)	(271.7)

Total shareholders’ deficit		(174.9)	(153.9)
The accompanying policies and notes form an integral part of the financial statements.

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY
For the years ended 31 March 2021 and 31 March 2020

	Share Capital $m	Share Premium $m	Capital Redemption Reserve $m	Translation reserve $m	Share based payment reserve $m	Retained deficit $m	Total equity $m
Group
At 1 April 2019	0.9	0.5	92.8	15.9	—	(258.4)	(148.3)
Shares issued	—	2.0	—	—	—	—	2.0
Shares repurchased	(0.1)	—	—	—	—	—	(0.1)
Comprehensive loss
Loss for the year	—	—	—	—	—	(13.3)	(14.6)
Currency translation differences	—	—	—	5.8	—	—	5.8

Total comprehensive loss for the year	—	—	—	5.8	—	(13.3)	(7.5)

At 31 March 2020	0.8	2.5	92.8	21.7	—	(271.7)	(153.9)

At 1 April 2020	0.8	2.5	92.8	21.7	—	(271.7)	(153.9)
Share based payment	—	—	—	—	1.1	—	1.1
Comprehensive loss
Loss for the year	—	—	—	—	—	(9.5)	(9.5)
Currency translation differences	—	—	—	(12.6)	—	—	(12.6)

Total comprehensive loss for the year	—	—	—	(12.6)	—	(9.5)	(22.1)

At 31 March 2021	0.8	2.5	92.8	9.1	1.1	(281.2)	(174.9)

The accompanying policies and notes form an integral part of the financial statements.

CONSOLIDATED STATEMENT OF CASH FLOWS
For the years ended 31 March 2021 and 31 March 2020

	Note	Year Ended 31 March 2021 $m	Year ended 31 March 2020 $m
Cash flows from operating activities
Cash generated from operations		61.7	58.2
Interest paid	20	(24.7)	(27.1)
Income tax paid (net)		(4.5)	(4.9)

Net cash generated from operating activities		32.5	26.2

Cash from investing activities
Contingent consideration paid for Era	10	(0.3)	(0.2)
Acquisition of Expedient	10	(1.7)	(7.8)
Net cash acquired with Expedient	10	—	1.8
Purchase of property, plant and equipment	11	(3.5)	(2.6)
Expenditure on capitalised development costs	10	(10.3)	(9.7)

Net cash used in investing activities		(15.8)	(18.5)

Cash from financing activities
Fees paid – new bank borrowing		—	(0.1)
New bank borrowings – gross proceeds		—	4.1
Payments for lease liabilities	12	(2.9)	(3.5)
Drawings on revolving credit facility		—	14.4
Repayments on revolving credit facility	17	(13.4)	(6.4)

Net cash generated from financing activities		(16.3)	8.5
Net increase in cash and cash equivalents		0.4	16.2
Cash and cash equivalents at the beginning of the year		29.1	13.2
Effect on foreign exchange rates		2.0	(0.3)

Cash and cash equivalents at the end of the year		31.5	29.1

Reconciliation of loss for the year to cash generated from operations
Loss before taxation		(7.5)	(11.8)
Depreciation charges		3.8	3.3
Depreciation of right of use assets		3.3	—
Amortisation of other intangible assets		16.7	19.7
Amortisation of arrangement fees		1.5	1.4
Loss on disposal of asset		—	0.3
Loss on impairment of goodwill and other intangibles		15.4	—
Foreign exchange differences		(3.4)	2.8
Share based payments		1.1	—
Interest payable		31.0	33.6
Interest on lease liabilities		0.8	0.6
(Increase)/decrease in trade and other receivables		3.0	(0.1)
Increase/(decrease) in trade and other payables		(4.0)	8.4

Cash generated from operations		61.7	58.2

The accompanying policies and notes form an integral part of the financial statements.

1.	Accounting policies
The consolidated financial statements include the results of the BluJay Topco Ltd and its subsidiaries (together referred to as the “Group” or “Company” and individually as “Group entities”). The Group’s principal activity is to the provision of software and associated services to give their customers insight, agility, and tools they need to better deliver customer service and streamline global supply chain execution.
The principal accounting policies adopted in the preparation of the consolidated financial statements are set out below. The policies have been consistently applied to the periods presented, unless otherwise stated.
Amounts are presented in USD and to the nearest million dollars (to one decimal place) unless otherwise noted.
Basis of presentation
The consolidated financial statements of the Group have been prepared in accordance with International Financial Reporting Standards as adopted by the International Accounting Standards Board. The Group’s consolidated financial statements have been prepared on a going concern basis under the historical cost convention.
The preparation of consolidated financial statements in conformity with International Financial Reporting Standards as adopted by the International Accounting Standards Board requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year. Although these estimates are based on management’s best knowledge of the amount, event or actions, actual results ultimately may differ from those estimates. The areas involving a higher degree of judgement or complexity, or areas where assumptions and estimates are significant to the consolidated financial statements are disclosed below.
Group consolidated financial information
The Group has applied International Financial Reporting Standards as adopted by the International Accounting Standards Board. Certain amounts in the Consolidated Statement of Profit or Loss and the Consolidated Statement of Financial Position have been grouped together for clarity, with their breakdown being shown in the notes to the consolidated financial statements. The distinction presented in the Statement of Financial Position between current and non-current
entries has been made on the basis of whether the assets and liabilities fall due within one year or more.
Going concern
The consolidated financial statements are prepared on a going concern basis as the directors are satisfied that the Group has the resources to continue in business for the foreseeable future (which has been taken as 12 months from the date of approval of the consolidated financial statements “Forecast Period”).
The Group has prepared detailed cash flow forecasts. After making enquiries with management and considering the budgets and cash flows, the Directors have a reasonable expectation that the Group has access to adequate resources to continue in operational existence for the foreseeable future. Note 25 includes the Company’s objectives, policies and processes for managing its capital, its financial risk management objectives, and its exposure to credit risk and liquidity risk.
Operational and business impact of
COVID-19
and Brexit
The impact of the
COVID-19
pandemic was naturally a key focus of management when it emerged in Spring 2020. Operationally the business has been able to pivot to remote working such that operations have continued

seamlessly. The Group’s business model is 77% recurring revenue on long-term contracts for each of the periods presented. The Group’s key verticals (e.g., food and beverage) have been resilient due to the critical nature of the Group’s software. The Group’s revenue grew by approximately 6%. Bookings have been strong during FY21; overall bookings increased by 11% compared with the previous year. As a result of the travelling restrictions in many of our markets expenses typically incurred for marketing programmes and travelling have been lower than the previous year. The nature of BluJay’s products and services are that they are critical to the operations of most of the customers. The Directors continue to monitor the effects of
COVID-19
on the business and will continue to react appropriately to further developments and the associated risks.
The Directors do not expect the direct consequences of Brexit to have a material impact to the Group given BluJay’s structure and global footprint. A large portion of the Group’s business is not affected as it is located in the Americas and Asia-Pacific regions.
For fiscal year 2022, the Group prepared a budget for the twelve month period to 31 March 2022 and then a longer forecast period to 31 March 2023 (the “Forecast Period”) was considered. The Group’s forecasts and projections, which include key assumptions as to growth in new contract bookings, customer churn rates, and headcount increases, show that the Group will be able to operate within the level of these current resources and borrowing facilities and has significant covenant headroom. Various sensitivity analyses were performed including a severe but plausible case as well as reverse stress test without mitigating actions by decreasing the assumed growth rate for new contract bookings and increasing assumed customer churn rates while keeping headcount assumptions unchanged.
Liquidity and financing position
As
COVID-19
shutdowns and restrictions began in early 2020, the Group drew down additional cash on the credit facility to have cash readily available. The Group did not need this cash for day-to-day
working capital requirements and the amount has subsequently been repaid in October 2020. Operating cash flow conversion is in excess of 80%. Additionally, the Group has not re-negotiated
the covenants on its bank borrowings. At the year end the Group had cash balance of $31.5m and a further $20.0m available on the revolving credit facility. The modelling shows that throughout the Forecast Period in the base case the Group has satisfactory cash and covenant head room. The facilities agreement commits the Group to operate within certain covenants, including a leverage ratio covenant. Leverage ratio is defined as the ratio of Total Net Debt as at any Quarter Date to annualised EBITDA in respect of that Quarter. Throughout the Forecast Period at each quarterly testing date there is headroom of at least 2x EBITDA under the base case.
Approach to stress testing, and mitigating actions
As part of the going concern assessment, management has modelled a number of different scenarios, including a severe but plausible downside scenario. Given current economic uncertainties, including but not limited to the impact of
COVID-19,
the Directors’ modelling of the
severe-but-plausible
scenario, as compared to the detailed forecasts, considers the potential impact of a generalised economic downturn across all three geographical regions and the extent to which this could adversely affect sales volumes and cash flows. This impact has been modelled as a change to the key assumptions to be a c.30% reduction in new contract bookings compared to base case, and a doubling in customer churn rates, whilst at the same time maintaining planned headcount increases. In all scenarios modelled, including the severe but plausible scenario, throughout the Forecast Period the Group continues to have satisfactory liquidity and at each quarterly testing date there is headroom of at least 1x EBITDA leverage ratio covenant headroom. In all scenarios modelled, including the severe but plausible scenario, the Group continues to have satisfactory liquidity and covenant headroom throughout the Forecast Period.
Pending Acquisition by E2Open
On 27 May 2021, E2open Parent Holdings, Inc. (E2open) announced it will acquire BluJay Solutions with completion expect to take place during the calendar year third quarter of 2021, subject to regulatory approvals. In making their going concern statement the directors have considered the pending transaction and its likely impact on the Group. This transaction will constitute a change of control under the Group’s existing facilities agreement. Under the terms of the acquisition documents E2open has agreed to provide funding for the Group including repaying outstanding amounts under the facilities agreement which will become due and payable on completion and to redeem and repay preference share liabilities. While the process to obtain regulatory approval for the acquisition is ongoing the Group continues to operate autonomously. Therefore, it is assumed that trading will continue post- acquisition as modelled in the detail forecasts, without adjustments to reflect reduction of financing costs as a result of repayment of the outstanding term loans.
Conclusion on going concern
The Directors recognise that in the event of the successful acquisition by E2open, which constitutes a change in control, there is some uncertainty over the direction that any future acquiror could choose to take. However, based on the forgoing paragraphs, the Directors are satisfied that the Group will maintain adequate levels of resources to be able to continue to operate as a Going Concern during the Forecast Period.
New standards issued but not yet effective
At the date of authorisation of these financial statements, the following new standards and interpretations which have not been applied in these financial statements were in issue but not yet effective:

•	Amendments to IFRS 7, IFRS 4, IFRS 16: Interest Rate Benchmark Reform – Phase 2 (issued August 2020)

•	Amendments to IAS 1: Presentation of financial statements’ classification of liabilities (issued January 2020)

•	A number of narrow-scope amendments to IFRS 3, IAS 16, IAS 17 and some annual improvements on IFRS 1, IFRS 9, IAS 41 and IFRS 16 (issued May 2020)

•	Amendments to IAS 1: Presentation of financial statements’ on classification of liabilities (issued January 2020)

•	Narrow scope amendments to IAS 1: Practice statement 2 and IAS 8 (issued 2021)

•	IFRS 17: Insurance contracts (issued May 2017)

•	Amendments to IFRS 17 and IFRS 4: Insurance contracts deferral of IFRS 9, as amended in June 2020 (issued August 2020)
It is anticipated that there will be minimal impact on the financial statements from the adoption of these new and revised standards. The quantum of this impact is being assessed. Other standards and interpretations or amendments thereto which have been issued, but are not yet effective, are not expected to have a material impact on the Group’s consolidated historical financial information.
Basis of consolidation
The Group consolidated financial statements present consolidated the financial information of all of subsidiary undertakings. The accounts of each company in the Group have been prepared to 31 March 2021 and 2020. The results of subsidiary undertakings have been included from the date of acquisition. All intra-group profits and trading are eliminated on consolidation.
Functional and presentational currency
The consolidated financial statements are presented in United States dollars (“USD”), whilst the functional currency of the parent company is Pounds Sterling (£). The functional currency of each company in the Group is that of the primary economic environment in which the Group entity operates, and items included in the financial statements of each entity are measured using that currency. For the purposes of presenting the consolidated financial statements, the results of foreign operations are translated into USD, the Group’s presentation currency, at the monthly average exchange rate. The assets and liabilities are translated at rates of exchange ruling at the reporting date. Exchange differences arising, if any, are recognised in other comprehensive income and accumulated in equity.
Goodwill and fair value adjustments arising on the acquisition of a foreign entity are treated as assets and liabilities of the entity and translated at the closing rate.
Foreign currency translation
Transactions in foreign currencies are translated into each Group entity’s functional currency at the rate of exchange ruling on the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are translated into USD at the rates of exchange ruling at the period-end.
All differences are taken to the statement of comprehensive income.
Exceptional items
Exceptional items are
non-recurring,
non-trade
items of income or expense which the Group determines separate presentation in order to aid in the understanding of the Group’s on-going
financial trading performance.
Examples of such items include legal and advisory costs related to acquisitions, integration costs, strategic restructuring programs costs, cost of impairment for goodwill or other assets, and other particularly significant or unusual items.
Revenue recognition
Revenue from sale of goods and services
The Group adopted International Financial Reporting Standards (IFRS) 15, Revenue from Contracts with Customers (IFRS 15) on 1 April 2018. Revenue is measured based on the consideration specified in a contract with a customer. The Group recognises revenue when performance obligations are met by transferring control over a product or service to a customer. Satisfying a performance obligation occurs either at a point in time or over time. Performance obligations in customer contracts are described in the “Nature of services” section below. The Group does not have a service type warranty; therefore, it is not considered a distinct performance obligation. Customer contracts can contain multiple performance obligations. For contracts containing multiple performance obligations, these obligations have been determined to be distinct obligations based on management analysing the contracts using the guidance in IFRS 15. The price is allocated based on estimated stand-alone selling price. The period between when the entity transfers a promised good or service to a customer and when the customer pays for that good or service will be one year or less. Therefore, as a practical expedient, the Group has not adjusted the promised amount of consideration for the effects of a significant financing component.
Transaction price includes but is not limited to, estimating variable consideration and measuring obligations for returns, refunds and other similar obligations. If it is determined that there is a discount in a contract with multiple performance obligations, the discount is allocated to all performance obligations in the contract proportionately.
The sale of the Group’s products do not have a significant financing component. Invoices for recurring revenue are invoiced either monthly, quarterly, or annually. Payments are typically due within 30 days of satisfaction of the performance obligation.
Nature of services
The Group offers software licences,
software-as-a-service
(SaaS),
logistics-as-a-service
(LaaS), support / maintenance, and professional services (including installation, consultancy, training) and hosting. Software licences, professional services (including installation, consultancy, and training), and licence maintenance are considered to be distinct. Additionally, SaaS, LaaS, support / maintenance services, and hosting are distinct services that have the same pattern of transfer to the customer over time.
Software-as-a-Service
(SaaS)
SaaS agreements cover a range of different software products and principally provide logistical solutions that connects the customer to suppliers and supply chain by providing customer access to the Group’s hosted software. These deliver a suite of standard software packages with a tailored professional service that integrates and optimises a solution. Revenue from the SaaS arrangement is recognized over the term of the contract utilizing the output method as the service is consumed. Revenue is invoiced and then recognised on a monthly basis. Revenue recognition over time is considered appropriate since the customer simultaneously receives and consumes the benefits provided by Group. In addition, for SaaS contract, customers also pay for network usage and access fees. Revenue from these services is recognized over the term of the contract. Contractual term for average SaaS agreement is approximately 3 years.
Logistics-as-a-Service
(LaaS)
LaaS services provide
end-to-end
freight management solutions. Revenue from the LaaS arrangement is recognized over the term of the contract utilising the output method. Revenue is invoiced and then recognised on a monthly basis. Revenue recognition over time is considered appropriate since the customer simultaneously receives and consumes the benefits provided by BluJay. Contractual term for average LaaS agreement is approximately 3 years.
Licence and support / maintenance
Licence agreements give the customer the perpetual software licence. Maintenance for the license may be purchased; however, maintenance is not required to be purchased. Whilst revenue for licence sales is recognised at a point in time as the product is delivered, maintenance revenue is a stand ready to perform obligation and revenue is recognised over the term of the contract. Maintenance revenue is recognized over the term of the contract utilizing the output method. Maintenance revenue is invoiced and then recognised on a monthly basis. Maintenance revenue recognition over time is considered appropriate since the customer simultaneously receives and consumes the benefits provided by Group.
Professional Services (installation, consultancy, and training)
SaaS, LaaS, and licencing agreements typically also include professional services. Through a separate work order, these services provide software implementation services including, implementation, configuration, training, and other similar services to creates interfaces between the Group’s software and customers systems. Revenue from these services is recognised over time using input method as professional services are being performed. Revenue is recognized as work is performed. The Group’s services do not create an asset with alternate use and the Group has an enforceable right to payment for performance completed to date.
Other income
Bank interest receivable is accrued on a time basis taking account of the principle outstanding and interest rate applicable. Dividend income from investments is recognised when the right to receive payment is established.
Cost of contracts
Under IFRS 15, the Group capitalises commission fees payable as costs of obtaining a contract when they are incremental and – if they are expected to be recovered – it amortises them consistently with the pattern of revenue for the related contract. If the expected amortisation period is one year or less, then the commission fee is expensed when incurred. Amortized commission expense is included within the selling and marketing expense. See note 4 for additional information
Expenses
Expenses are recognised on as an expense in the statement of comprehensive income in period in which they are incurred, on an accrual basis.
Intangible assets
Intangible assets
Intangible asset acquired separately are measured on initial recognition at cost. Intangibles acquired in a business combination are measured at their fair value at the date of acquisition.
Intangible assets are carried at cost less accumulated amortisation and accumulated impairment losses.
Amortisation is calculated to the cost of the intangible assets on a straight-line basis over their expected useful economic lives, for each individual asset. The economic useful life varies by acquisition as set out below and was determined using an independent third-party valuation.
Intellectual property – 2, 5 or 10 years
Brand – 1 or 2 years
Customer relationships – 5 or 10 years
Non-compete
– 1 year
The Group’s intangible assets comprise intellectual property (principally comprising computer software acquired or developed for sale to customers), brand values, non-complete
agreements and customer base (contractual customer relationships acquired in a business combination).
Capitalised development costs
Research costs are expensed as incurred when the criteria for capitalisation are not met. Development expenditures related to the development of the Group’s products are recognised as an intangible asset when the Group can demonstrate:

•	the technical feasibility of completing the intangible asset so that it will be available for use or sale;

•	its intention to complete the intangible asset and use or sell it;

•	its ability to use or sell the intangible asset;

•	how the intangible will generate probable future economic benefit;

•	the availability of adequate technical, financial and other resources to complete the development and to use or sell the intangible asset;

•	its ability to reliably measure the expenditure attributable to the intangible asset during its development.
Time spent on research activities performed by the product management team are not tracked in the Group’s time tracking system. Once the development team begins working on features and functionality that meet the criteria for capitalisation, their time is tracked in a time tracking system.

Costs directly attributable to a project that are capitalised as development costs are software development employee costs. Costs to maintain the software or perform bug fixes are expensed. Additionally, down-time is not capitalised.
Amortisation is calculated to write off the cost of the capitalised development costs on a straight-line basis over their expected useful economic lives, which is typically 5 years.
Goodwill
The acquisition method of accounting is used to account for the acquisitions of subsidiaries by the Group. The cost of an acquisition is measured as the fair value of the assets given, equity instruments used and liabilities incurred or assumed at the date of exchange. Acquisition related costs are not included in the cost of acquisition but charged to operating expenses as they are incurred. Any pre-existing
equity interest in the entity acquired is remeasured to fair value at the date of obtaining control, with any resulting gain or loss recognised in profit or loss. Identifiable assets and liabilities and contingent liabilities assumed in a business combination are measured initially at the fair values at acquisition date. The excess of cost of acquisition over the fair value of the Group’s share of the identifiable net assets is recorded as goodwill. Any changes in the Group’s ownership interest subsequent to the date of obtaining control are recognised directly in equity, with no adjustment to goodwill.
Contingent consideration is measured at fair value. Any changes to the cost of an acquisition, including contingent consideration, resulting from events after the date of acquisition are recognised in profit or loss.
Goodwill is capitalised on the balance sheet and allocated to cash generating units for the purpose of impairment testing. The allocation is made to those cash-generating units or groups of cash-generating units that are expected to benefit from the business combination in which the goodwill arose. The carrying value of goodwill is cost less accumulated impairment losses. Impairment testing occurs at least annually. The assets’ recoverable amount is estimated at each year end date and whenever there is an indication of impairment. On subsequent disposal or termination of a business acquired, the profit or loss on termination is calculated after charging the carrying value of any related goodwill. Negative goodwill is recognised directly in the Statement of Profit or Loss.
Property, plant and equipment
Property, plant and equipment is carried at cost less accumulated depreciation and, when appropriate, provision for impairment. Depreciation is provided at rates calculated to write down the cost of the assets less estimated residual value over its expected useful life as follows:
—Leasehold improvements            straight line method over the lease
—Furniture, fixture and equipment 33% straight line method
Ordinary repairs and maintenance costs are charged to the statement of profit and loss during the accounting period in which they are incurred.
Any gain or loss arising on the
de-recognition
of the asset (calculated as the difference between the net disposal proceeds and the carrying amount of the asset) is included in the consolidated Statement of Profit or Loss in the period that the asset is derecognised.
Impairment
The Group assesses at each reporting date whether there is an indication that an asset may be impaired.
If any indication exists, or when the annual impairment testing for an asset is required, the Group estimates the asset’s recoverable amount. The recoverable amount is the higher of an asset’s or cash generating unit’s (“CGU”)

fair value less costs of disposal and its value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax
discount rate that reflects current market assessments of the time value of money and risks specific to the asset. When the carrying amount of an asset or CGU exceeds its recoverable amount, the asset is considered impaired and written down to its recoverable amount. Impairment losses are recognised in profit and loss.
Non-financial
assets other than goodwill that have previously been impaired are reviewed for possible reversal of impairment at each reporting date.
Goodwill and intangible assets with indefinite useful lives are tested for impairment annually as at 31 March, either individually or at the CGU, and when circumstances indicate that the carrying value may be impaired.
Leases
The Group as a lessee
The Group adopted IFRS 16 on 1 April 2019. The Group assesses a contract to determine if it is or contains a lease, at inception of a contract. The Group applies a single recognition and measurement approach for all leases, except where the Group has used practical expedients. Short-term leases (defined as leases with a term less than 12 months) and leases of low-value
assets (below $5,000) are treated as operating leases and have been excluded from capitalisation under IFRS 16. Rental payments associated with the leases are recognised in the statement of profit or loss on a straight-line basis over the life of the lease. As part of the measurement approach, the discount rate applied is assessed based on the underlying asset that the lease relates to and the economic conditions of the geographical region that the lease asset is situated. The Group recognises lease liabilities to make lease payments and right-of-use
assets representing the right to use the underlying assets. The Group recognises a right-of-use-asset
and a corresponding lease liability with respect to all lease agreements in which it is the lessee, except for short-term leases and leases of low value assets. For these leases, the Group recognises the lease payments as an operating expense on a straight-line basis in the Consolidated Statement of Profit and Loss over the term of the lease unless another systematic basis is more representative of the time pattern in which economic benefits from the lease are consumed.

i)	Right-of-use assets
The Group recognises
right-of-use
assets at the commencement date of the lease (i.e., the date the underlying asset is available for use).
Right-of-use
assets are measured at cost, less any accumulated depreciation and impairment losses, and adjusted for any remeasurement of lease liabilities. The cost of right-of-use
assets includes the amount of lease liabilities recognised, initial direct costs incurred, and lease payments made at or before the commencement date less any lease incentives received.
Right-of-use
assets are depreciated on a straight-line basis over the shorter of the lease term and the estimated useful lives of the assets, as follows:

•	Property and vehicles—3 to 15 years
If ownership of the leased asset transfers to the Group at the end of the lease term or the cost reflects the exercise of a purchase option, depreciation is calculated using the estimated useful life of the asset. The right-
of-use
assets are also subject to impairment. Refer to the accounting policies section on impairment.

ii)	Lease liabilities
At the commencement date of the lease, the Group recognises lease liabilities measured at the present value of lease payments to be made over the lease term. The lease payments include fixed payments (including in substance fixed payments) less any lease incentives receivable, variable lease payments that depend on an index or a rate, and amounts expected to be paid under residual value guarantees. The lease payments also include the exercise price of a purchase option reasonably certain to be exercised by the Group and payments of penalties for terminating the lease, if the lease term reflects the Group exercising the option to terminate.

Variable lease payments that do not depend on an index or a rate are recognised as an expense in the period in which the event or condition that triggers the payment occurs.
In calculating the present value of lease payments, the Group uses its incremental borrowing rate at the lease commencement date because the interest rate implicit in the lease is not readily determinable. After the commencement date, the amount of lease liabilities is increased to reflect the interest charge and reduced for the lease payments made. In addition, the carrying amount of lease liabilities is remeasured if there is a modification, a change in the lease term, a change in the lease payments (e.g., changes to future payments resulting from a change in an index or rate used to determine such lease payments) or a change in the assessment of an option to purchase the underlying asset.
The Group’s lease liabilities are shown separately on the statement of financial position (note 12). Lease payments are presented in the financing section of the statement of cash flow while the interest portion is presented in the operating section of the statement of cash flow.

iii)	Short-term leases and leases of low-value assets
The Group applies the short-term lease recognition exemption to its short-term leases of office equipment (i.e., those leases that have a lease term of 12 months or less from the commencement date and do not contain a purchase option). It also applies the lease of low-value
assets recognition exemption to leases of office equipment that are considered to be low value. Lease payments on short-term leases and leases of low value assets are recognised as expense on a straight-line basis over the lease term.

i v)	COVID-19-related rent concessions
In May 2020, the IASB issued
COVID-19
Related Rent Concessions—Amendment to IFRS 16 Leases (the amendment). The Board amended the standard to provide an optional relief to lessees from applying IFRS 16’s guidance on lease modification accounting for rent concessions arising as a direct consequence of the COVID- 19 pandemic. The Group has not received any rent concessions from landlords related to
COVID-19.
Finance expenses
Financial expenses consist of interest payable on various forms of debt. It is recognised in the Statement of Profit or Loss under the effective interest rate method. Finance expenses are shown in the operating section in the Statement of Cash Flows.
Taxation
The tax expense for the year comprises current and deferred tax. The tax currently payable is based on taxable profit and is provided at amounts expected to be paid (or recovered) using tax rates and laws that have been enacted or substantively enacted by the year end date. Taxable profit differs from net profit as reported in the Statement of Profit or Loss because it excludes items of income or expense that are taxable or deductible in other periods and it further excludes items that are never taxable or deductible.
Deferred income tax is provided in full, using the liability method on an undiscounted basis, on temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the historical financial information. However, deferred tax is not accounted for if it arises from initial recognition of an asset or liability in a transaction other than a business combination that at the time of the transaction affect neither accounting nor taxable profit or loss. Deferred tax is determined using tax rates and laws that have been enacted or substantially enacted at the year-end
date and are expected to apply when the related deferred tax asset is realised or the deferred tax liability is settled.
Deferred tax assets are recognised to the extent that it is probable that future taxable profit will be available against which the temporary differences can be utilised.

Deferred tax liabilities are recognised for taxable temporary differences arising in investments in subsidiaries except where the Group is able to control the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future. The carrying amount of deferred tax assets is reviewed at the end of each year and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the asset to be recovered. Deferred tax is calculated at the tax rates that are expected to apply to the period when the asset is realised, or the liability is settled. Deferred tax is charged or credited in the profit and loss, except when it relates to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity.
Deferred tax assets and liabilities are offset when there is a legally enforceable right to set off current tax assets against current tax liabilities and when they relate to income taxes levied by the same taxation authority, and the Group intends to settle its current tax assets and liabilities on a net basis.
Financial instruments
A financial instrument is any contract that gives rise to a financial asset of one entity and a financial liability or equity instrument of another entity.
Financial assets measured at amortised cost
The Group determines the classification of its financial assets at initial recognition. From 1 April 2018 the requirements of IFRS 9 for classification and subsequent measurement have been applied which require financial assets to be classified based on the Group’s business model for managing the asset, and contractual cash flow characteristics of the asset.
Trade receivables are measured at amortised cost. The Group uses the simplified approach for measuring the loss allowance. The Group’s history of low credit losses as a result of strong customer relationships and trade receivable controls indicates a low risk exposure for the portfolio looking forward.
Trade and other receivables
Trade receivables are unconditional amounts of consideration receivable by the Group. Trade and other receivables are initially recognised at fair value plus transaction costs that are directly attributable to their acquisition or issue and are subsequently carried at amortised cost using the effective interest rate method, less loss allowance. Trade receivables are written-off
when amounts are determined not be collectible.
Cash and cash equivalents
Cash and cash equivalents comprise cash on hand and on demand deposits, and other short term, highly liquid investments that are readily convertible to a known amount of cash and are subject to an insignificant risk of changes in value.
Financial liabilities
The Group classifies all of its financial liabilities as liabilities at amortised cost. The Group has not designated any financial liabilities as at fair value through profit or loss.
Initial recognition
Financial liabilities and equity instruments are classified according to the substance of the contractual arrangements entered into. An equity instrument is any contract that evidences a residual interest in the assets of the Group after deducting all of its liabilities. Equity instruments issued by the Group are recorded at the proceeds received, net of direct issue costs. Derivative financial instruments are held at fair value. Changes in fair value of the derivative financial instruments that do not qualify for hedge accounting are recognised in loss as they arise. At present, the Group does not have any derivative financial instruments.

Derecognition
A financial liability is derecognised when the obligation under the liability is discharged or cancelled or expires. When an existing financial liability is replaced by another from the same lender on substantially different terms, or the terms of an existing liability are substantially modified, such an exchange or modification is treated as the derecognition of the original liability and the recognition of a new liability. The difference in the respective carrying amounts is recognised in profit and loss.
Trade and other payables
Trade payables are obligations to pay for goods or services that have been acquired in the course of ordinary business from suppliers. Accounts payable are classified as current liabilities if payment is due within one year or less. If not, they are presented as non-current
liabilities. Trade payables are recognised initially at fair value and subsequently held at amortised cost using the effective interest rate method.
Offsetting of financial instruments
Financial assets and financial liabilities are offset and the net amount is reported in the consolidated Statement of Financial Position if there is a currently enforceable legal right to offset the recognised amounts and there is an intention to settle on a net basis, to realise the assets, and settle the liabilities simultaneously.
Borrowings
Borrowings are recognised initially at fair value, net of transaction costs incurred, and subsequently carried at amortised cost using the effective interest rate method so that any difference between the proceeds (net of transaction costs) and the redemption value is recognised in profit and loss over the period of the borrowings. Details of the Group’s borrowings are included in note 16.
Borrowing costs
The Group expenses borrowing costs in the period the costs are incurred. Where borrowing costs are attributable to the acquisition, construction or production of a qualifying asset, such costs are capitalised as part of the specific asset and amortised over the estimated useful life of the asset. Details of the Group’s borrowings are included in note 16.
Debt modification
Debt restructurings are evaluated to determine if the transaction should be treated as a modification of debt or extinguishment of debt in accordance with IFRS 9. The Group uses two tests to determine if the modification is considered substantial – qualitative and quantitative. A substantial modification of the terms and conditions, results in Group accounting for the debt restructure as an extinguishment of debt and recognition of a new liability at fair value whereas a non-substantial
modification of terms and conditions results in debt modification accounting in which the existing liability is restated at net present value of revised cash flows.
Pension costs
Defined contribution pension schemes
The Group operates a number of defined contribution pension schemes. For defined contribution schemes the amount charged to profit or loss represents the contributions payable to the plans in the accounting period.
Differences between contributions payable in the period and contributions actually paid are shown as either accruals or prepayments in the Statement of Financial Position.

Provisions
Provisions are recognised when the Group has a present obligation (legal or constructive) as a result of a past event, it is probable that the Group will be required to settle that obligation and a reliable estimate can be made of the amount of the obligation. The amount of the provision is the best estimate of the consideration required to settle the present obligation at the statement of financial position date, taking into account the risks and uncertainties surrounding the obligation. Where a provision is measured using cash flows estimated to settle the present obligation, its carrying amount is the present value of the cash flows.
Share based payments
The Group operates equity-settled restricted share plan for its senior managers. The fair value of the employee services received in exchange for the share awards is recognised as a share-based payment expense. The fair value of employees’ services is determined indirectly by reference to the fair value of the shares purchased under the plan. This fair value is appraised at the purchase date and excludes the impact of the non-market
vesting condition.
Non-market
vesting conditions are included in assumptions about the number of shares that are expected to vest. The Group recognises the impact of the revision to original estimates, if any, in the Statement of Comprehensive Income, with a corresponding adjustment to equity.
Critical judgements and estimates
The preparation of the Group’s consolidated financial statements for 31 March 2021 and 2020 in conforming with International Financial Reporting Standards as adopted by the International Accounting Standards Board requires management to make judgements, estimates and assumptions that affect the application of policies and reported amounts in the historical financial information. These judgements and estimates are based on management’s best knowledge of the relevant facts and circumstances. However, the nature of estimation means that actual outcomes could differ from those estimates. Estimates and judgements are continually evaluated.
Information about such judgements and estimation is contained in the accounting policies and/or notes to the consolidated financial statements and the key areas are summarised below:
Critical judgements
The following judgements have had the most significant effect on amounts recognised in the consolidated financial statements:
Classification of exceptional costs
The Group incurs costs and earns income that is
non-recurring,
or
non-trading
in nature or that, in the Directors’ judgement, need to be disclosed separately by virtue of their size and incidence in order for users of the consolidated financial statements to obtain a proper understanding of the financial information and the underlying performance of the business. Significant exceptional costs which have been classified as exceptional are detailed in note 3.
Preference shares
As specified in the Company’s articles of association the preference shares do not have a set redemption date but are to be redeemed upon a Listing or Sale, or otherwise upon agreement between shareholders (but only on condition the Company remains within the terms and conditions of the financing agreements). In accordance with the Group’s accounting policy these financial instruments are deemed to be a liability. We have estimated that the liability component is recognised at the full amount of the fair value of the instrument as there is the potential that a contingent settlement via a sale or list could occur in the foreseeable future. In addition, these financial instruments are classified under current liabilities as there is no unconditional right to defer payment for 12 months or more and the change of control event is deemed to be outside the control of the Group.

Capitalized development
The Group undertakes development activities and capitalises certain expenditures as internally generated intangible assets when certain criteria are met. Judgement is required to determine when accumulation of costs to be capitalised begins and ends as well as determining the appropriate amortisation period. In determining the amounts to be capitalised, management makes assumptions regarding the expected future cash generation of the project, discount rates to be applied and the expected period of benefits. At 31 March 2021, the carrying amount of capitalised development costs was $21.6m (2020: $15.7m). If a product is determined to become obsolete in a future period, the unamortised balance would need to be written off.
Recognition of deferred tax asset
Deferred tax assets are recognised for unused tax losses to the extent that it is probable that taxable profit will be available against which the losses can be utilised. Significant management judgement is required to determine the amount of deferred tax assets that can be recognised, based upon the likely timing and the level of future taxable profits, together with future tax planning strategies. Further details on taxes are disclosed in note 18.
Critical estimates
The following estimates are dependent upon assumptions which could change in the future and have a material effect on the carrying amount of assets and liabilities recognised at the Statement of Financial Position date:
Goodwill
The Group assesses, at each reporting date, whether there is an indication that an asset may be impaired. If any indication exists, or when annual impairment testing for an asset is required, the Group estimates the asset’s recoverable amount. An asset’s recoverable amount is the higher of an asset’s or cash generating unit’s (CGU’s) fair value less costs of disposal and its value in use. The recoverable amount is determined for an individual asset, unless the asset does not generate cash inflows that are largely independent of those from other assets or groups of assets. When the carrying amount of an asset or CGU exceeds its recoverable amount, the asset is considered impaired and is written down to its recoverable amount.
In assessing value in use, management uses the discounted cash flow model which requires estimating the future financial results and an appreciate discount rate. Determining the carrying value of an asset or CGU requires the use of estimates of future cash flows and discount rates in order to calculate the present value of the cash flows. Note 10 provides additional information on the carrying values as well as sensitivities performed regarding estimate.
Leases—Estimating the incremental borrowing rate
The Group cannot readily determine the interest rate implicit in leases, therefore, it uses its incremental borrowing rate (IBR) to measure lease liabilities. The IBR is the rate of interest that the Group would have to pay to borrow over a similar term, and with a similar security, the funds necessary to obtain an asset of a similar value to the right-of-use
asset in a similar economic environment. The IBR therefore reflects what the Group ‘would have to pay’, which requires estimation when no observable rates are available or when they need to be adjusted to reflect the terms and conditions of the lease. The Group estimates the IBR using observable inputs when available and is required to make certain entity-specific estimates. The IBR is reassessed when there is a reassessment of the lease liability or a lease modification. Note 12 lists the IBRs used by the Group as well as sensitivities performed to highlight possible scenarios related to changes in the estimates.

2.	Revenue
IFRS 15 requires the Group to disaggregate revenue by

	Year ended 31 March 2021 $m	Year ended 31 March 2020 $m
Revenue by type
Recurring	137.3	127.6
Non-recurring	40.2	40.0

Total revenue	177.5	167.6

	Year ended 31 March 2021 $m	Year ended 31 March 2020 $m
Revenue by geographical region
Americas	98.5	95.4
EMEA	65.5	62.9
APAC	13.5	9.3

Total revenue	177.5	167.6

Recurring revenue consists of
Software-as-a-Service
(SaaS),
Logistics-as-a-Service
(LaaS), and maintenance revenue.
Non-recurring
revenue consists of license and professional services revenue. All revenue is recognised over time except for license revenue which is recognised at a point in time, which is $3.6m for the year (2020: $3.2m). The Americas region is North America and South America. EMEA is Europe, Middle East, and Africa. APAC is Asia and the Pacific region (including Australia and New Zealand). The Group does not have any customers whose revenue is greater than 10% of the Group’s total revenue in all the periods presented in this historical financial information.
Information on trade receivables arising from customer contracts is detailed in Note 14, and information on deferred revenue from customer contracts is detailed in note 26.

3.	Expense analysis
Overall operating costs are managed on a Group basis. The Group’s Board measures the overall performance of the Group by reference following non-GAAP
measures:

•
Adjusted EBITDA before IFRS 16 and capitalised employee development costs – which is defined as earnings before interest, tax, depreciation, amortisation and impairment of intangible assets, exceptional items, share based payments expense, realized foreign exchange gains/losses, loss on disposal of fixed assets, management fees, leases as if not IFRS 16 was not applied and software development costs as if they were not capitalised.

•
Adjusted EBITDA—which is defined as earnings before interest, tax, depreciation, amortisation and impairment of intangible assets, exceptional items, share based payments expense, foreign exchange gains/losses, loss on disposals and management fees.

These profit measures are applied by the Board to understand the earnings trend of the Group and are considered the most meaningful measure under which to assess the true operating performance of the Operating Group.
Adjusted EBITDA before IFRS 16 and capitalised employee development costs is reconciled to Adjusted EBITDA and Adjusted EBITDA is reconciled to Operating profit.

	Year ended 31 March 2021 $m	Year ended 31 March 2020 $m
Adjusted EBITDA before IFRS 16 and capitalised employee development costs	52.6	43.8
Leases adjustment for IFRS 16	3.7	4.1
Capitalised development costs	10.3	9.3

Adjusted EBITDA	66.6	57.2
Loss on disposal of fixed assets	—	(0.3)
Management fees (see note 23)	(0.7)	(0.7)
Exceptional items	(3.2)	(6.6)
Foreign exchange gain / (loss)	3.4	(2.8)
Share based payment expense	(1.1)	—
Depreciation	(3.8)	(3.3)
Depreciation on right of use assets	(3.3)	(3.8)
Amortisation	(16.7)	(15.9)
Impairment loss on goodwill and other intangibles	(15.4)	—

Operating profit	25.8	23.8

Operating profit is stated after charging/(crediting):

	Year ended 31 March 2021 $m	Year ended 31 March 2020 $m
Staff costs
Direct staff costs	47.5	43.6
Sales & marketing staff costs	13.9	13.2
Research & development staff costs	23.9	23.3
General & administrative staff costs	13.9	9.9
Marketing program costs	2.4	4.6
Direct costs, excluding staff costs	10.8	12.0
IT costs, excluding staff costs	4.1	5.0
Other costs, excluding staff costs	8.2	12.2

Sub-total	124.7	123.8
Less:
Capitalised development costs	(10.1)	(9.3)
Lease expense, finance leases under IFRS 16	(3.7)	(4.1)

Sub-total	110.9	110.4
Amortisation expense	16.7	19.7
Depreciation expense right of use assets	3.3	—
Depreciation expense	3.8	3.3
Impairment loss on goodwill and other intangibles	15.4	—
Loss on disposal of fixed assets	—	0.3
Share based payment expense	1.1	—
Foreign exchange gain / (loss)	(3.4)	2.8
Exceptional items	3.2	6.6
Management fees (note 23)	0.7	0.7

Operating Expenses	151.7	143.8

Acquisition	0.1	1.2
Exceptional and restructuring	3.1	5.4

Exceptional items	3.2	6.6

Exceptional costs for the year ended 31 March 2021 mainly relate to consulting costs for a revenue system implementation. In FY20, most of the exceptional costs were related to significant worldwide restructuring activity, both before and after the Expedient, Blackbay, CSF, Grosvenor, and Era acquisitions, undertaken in order to streamline operations and invest in new and improved business processes. These costs include consultancy and other professional charges along with redundancy payments. Acquisition costs are related to either completed acquisitions or potential acquisitions.

4.	Cost of contracts – commissions
The Group has determined that commissions payable to employees are incremental, recoverable costs incurred to obtain or fulfil contracts with customers. These amounts are included in the trade and other receivables on the Consolidated Statement of Financial Position. These costs are recognised as an asset and amortised over the average contract length.

Commissions $m
31 March 2019	1.9
Commissions recognized as an asset	2.8
Amortisation expense	(1.3)
Foreign exchange	(0.1)

31 March 2020	3.3
Commission recognised as an asset	4.4
Amortisation expense	(2.5)
Foreign exchange	0.2

31 March 2021	5.4

5.	Finance expense

	Year ended 31 March 2021 $m	Year ended 31 March 2020 $m
Interest on bank debt	(23.8)	(26.0)
Amortisation of capitalised fees	(1.5)	(1.4)
Interest on lease liabilities – note 12	(0.8)	(0.6)
Preference share dividends – note 20	(7.2)	(7.6)

Total finance expense	(33.3)	(35.6)

6.	Key management and directors
The remuneration of Directors of the Group and key management is set out below.

	Year ended 31 March 2021 $m	Year ended 31 March 2020 $m
Key management and directors
Salaries and wages	4.6	3.2
Other benefits	0.3	0.2
Post-employment benefits	0.1	—

	5.0	3.4

Directors
Salaries and wages	1.2	0.7
Other benefits	0.1	—

	1.3	0.7

The key management compensation figures above include a total of 20 (2020: 17) personnel, comprising directors and senior functional management.

During the year, the directors and key management are employed by subsidiaries of BluJay Topco Limited.

7.	Employee information
The average monthly number of employees (including directors) employed by the Group during the period was:

	Year ended 31 March 2021	Year ended 31 March 2020
	No.	No.
Technical and sales	1,127	1,091
Administrative	141	136

	1,268	1,227

The aggregate payroll costs of these employees charged in the Statement of profit and loss was as follows:

	Year ended 31 March 2021	Year ended 31 March 2020
	$m	$m
Wages and salaries	83.1	73.8
Social security costs	12.8	13.1
Other pension costs	3.3	3.1

Gross employee costs	99.2	90.0
Less capitalised development costs	(10.1)	(9.3)

Net employee costs	89.1	80.7

8.	Taxation

	Year ended 31 March 2021 $m	Year ended 31 March 2020 $m
Current tax
Current income tax charge	2.8	2.4
Adjustments in respect of prior periods	0.9	(0.6)
Deferred tax
Origination and reversal of temporary differences	1.3	(0.9)
Adjustment in respect of prior year	(3.0)	0.5

Total taxation charge	2.0	1.4

	Year ended 31 March 2021 $m	Year ended 31 March 2020 $m
Reconciliation of tax
Loss before tax	7.5	11.8

Nominal tax charge at UK corporation tax rate of 19% (2020 -19%)	(1.4)	(2.2)
Factors affecting charge for the year
Effect of higher and lower tax rates on earnings overseas	1.9	0.1
Adjustments to tax charge in respect of prior periods	(2.1)	(0.1)
Acquisition costs not deductible for tax purposes	0.4	0.3
Other expenses not deductible for tax purposes	4.0	1.7
Current year losses not recognized	0.3	0.2
Utilisation in year of previously unrecognised losses	—	(0.2)

	Year ended 31 March 2021 $m	Year ended 31 March 2020 $m
Non-deductible interest	1.3	2.0
Transfer from unrecognised deferred tax assets	(2.5)	(0.4)
Withholding taxes paid and expensed	0.1	—

	2.0	1.4

Factors that may affect future tax charges
The Group’s future tax charge and effective tax rate could be affected by several factors, including changes in tax laws and their interpretation, proposed changes in tax rates which are yet to be enacted, the continuing OECD international tax reform work, as well as the impact of acquisitions, disposals and any restructuring of our businesses

9.	Pension
Defined contribution scheme
The Group operates a number of defined contribution pension schemes in the United Kingdom and overseas. The total contributions payable in respect of these schemes amounted to $3.5m (31 March 2020: $3.1m).

10.	Goodwill and intangibles

$m
Goodwill
At 1 April 2019	177.1
Acquisition of Expedient group	7.1
Foreign exchange	(2.8)

At 31 March 2020	181.4
Loss on impairment of goodwill	(14.6)
Foreign exchange	6.8

At 31 March 2021	173.6

Goodwill recognised as at 1 April 2019 arose from acquisitions in previous fiscal years.
The goodwill recognised during the year ended 31 March 2020 related to the acquisition of Expedient. Refer to section below in this note for details on the Expedient acquisition. Goodwill is allocated to cash generating units (CGU), which are noted in the acquisition descriptions below.
Impairment assessment
The Group tests whether goodwill has suffered any impairment on an annual basis. The recoverable amount of a CGU is determined based on value-in-use
calculations which requires the use of assumptions. The calculations use cash flow forecasts for 5 years and are estimated based on the annual budget approved by management. An impairment is recorded when the recoverable amount is less than the carrying value.
For the purposes of carrying out impairment tests, the Group’s total goodwill has been allocated to a number of CGU’s and each of these CGU’s has been separately assessed and tested. The CGU’s are the smallest identifiable group of assets that generate cash inflows that are independent of cash inflows from other assets or groups of assets.

Goodwill by CGU

	31 March 2021 $m	31 March 2020 $m
US	105.4	105.4
UK	24.5	22.2
Benelux	6.1	5.7
Germany	24.7	23.3
Denmark	2.9	2.7
India	0.5	0.5
Southeast Asia	—	13.8
Era	1.3	1.2
Expedient	8.2	6.6

	173.6	181.4

All CGU’s were tested for impairment. During the year ended 31 March 2021 an impairment loss was recorded on the Southeast Asia goodwill of $14.6m. The loss was recorded as a result of the impact on value-in-use
calculations due to operational changes in the Southeast Asia CGU. These changes did not adversely affect any other CGU, and thus no other CGU was impaired.
Significant judgements, assumptions and estimates
All CGU’s recoverable amounts are measured using value in use. At each period end forecasting for the following five years is performed based on the most recent approved financial budget for the next fiscal year. Management considers forecasting over this period to appropriately reflect the business cycle of the CGU’s.
In determining the value in use of CGU’s it is necessary to make a series of assumptions to estimate the present value of future cash flows. In each case, these key assumptions have been made by management reflecting past experience and are consistent with relevant external sources of information.
Operating cash flows and long-term growth rates
The main assumptions within forecast operating cash flow include the achievement of future growth in revenue, the cost structure of each CGU, the impact of foreign currency rates and the levels of capital expenditure. Each year management prepares a budget for the upcoming fiscal year. This budget is used as the basis for the impairment analysis. Management then reviews the growth rates for revenue and EBITDA to determine appropriate amounts to use for EBITDA and cash flow growth. For the impairment analysis for the current year, cash flows beyond the budget year are extrapolated using a revenue and EBITDA growth rate of 5% for the next four years, after which a growth rate of 2% is used in perpetuity. The growth rates are based on past experience as well as the Group’s expected performance. The Group does not experience significant variances in growth in each region; thus, a different growth rates by region have not been used.
Pre-tax
risk adjusted discount rates
This rate reflects the specific risks relating to each CGU. The discount rate reflects the return that market participants would expect from the CGU based on its specific risks and the time value of money. A country premium was added to the UK, India and Italy (Era) CGU’s to be consistent with market calculations.

	31 March 2021	31 March 2020
US	10.4%	9.3%
UK	11.0%	9.82%
Benelux	10.4%	9.3%

	31 March 2021	31 March 2020
Germany	10.4%	9.3%
Denmark	10.4%	9.3%
India	13.1%	9.3%
Southeast Asia	10.4%	9.3%
Era	13.1%	11.6%
Expedient	10.4%	9.3%
Goodwill sensitivity analysis
The results of the Group’s impairment tests are dependent upon estimates and judgements made by management, particularly in relation to the key assumptions described above. Management has performed sensitivity analysis on the key assumptions of discount rates and growth rates. Significant changes to these key assumptions would have to occur before the carrying value exceeds to the recoverable amount. In the growth rate sensitivity, growth would have to decrease to 2.5% for the 3 years after the budget period and no growth after this period for one CGU, Expedient, to reach the point where the carrying value exceeds the recoverable amount. Based on the Group’s historical and expected performance, the no growth scenario is a remote possibility. If the discount rates increase by 1% all of the CGU’s maintain positive headroom except Expedient which is impaired by $1.1m. Management does not feel that this change in discount rate is likely and is not a reason to impair the Expedient CGU based on its projected growth.
Intangibles

	Intellectual Property $m	Brand names $m	Customer relationships $m	Non-complete agreements $m	Capitalised Development costs $m	Total $m
Cost At
1 April 2019	92.6	11.6	49.5	9.1	11.7	174.5
Acquisition of Expedient	2.0	0.1	2.2	—	—	4.3
Capitalised in the year	—	—	—	—	9.7	9.7
Foreign exchange	(1.8)	(0.2)	(0.9)	(0.1)	(0.3)	(3.3)

At 31 March 2020	92.8	11.5	50.8	9.0	21.1	185.2
Capitalised in the year	—	—	—	—	10.3	10.3
Loss on impairment of intangible	—	—	(0.8)	—	—	(0.8)
Foreign exchange	4.2	(1.6)	2.4	—	1.4	6.4

At 31 March 2021	97.0	9.9	52.4	9.0	32.8	201.1

Accumulated amortisation
At 1 April 2019	81.1	11.6	33.3	8.7	2.2	136.9
Charge for the year	5.9	—	6.4	0.4	3.2	15.9
Foreign exchange	(1.6)	(0.2)	(0.6)	(0.1)	—	(2.5)

At 31 March 2020	85.4	11.4	39.1	9.0	5.4	150.3
Charge for the year	4.7	—	6.4	—	5.6	16.7
Foreign exchange	3.5	(1.5)	1.5	—	0.2	3.7

At 31 March 2021	93.6	9.9	47.0	9.0	11.2	170.7

Net book value
31 March 2021	3.4	—	5.4	—	21.6	30.4

31 March 2020	7.4	0.1	11.7	—	15.7	34.9

All amortisation and impairment charges in the period are included in operating expenses in the income statement.

Intellectual property, customer relationships, trademarks and non-competes
are the intangibles valued as part of acquisitions. With each acquisition, management has a third party valuation firm perform a valuation of the intangibles acquired. These intangibles are recorded as part of the acquisition and then amortized over the life determined by the valuation. Annually, the intangible assets are reviewed by management to determine if any impairment indicators have been triggered. For the 2021 annual assessment, management noted that the loss of a customer caused an impairment indicator to be triggered. Management determined that a loss needed to be recorded on the Blackbay customer relationship intangible asset. Thus, a loss of $0.8 million was recorded in the year.
Details of the acquisitions are provided in the section below.
Acquisition of Expedient Software
On 20 December 2019, BluJay Group entered into a Share Sale Deed with Gavin Millman & Associates (Aust.) Pty Ltd. On 28 February 2020, the BluJay group completed the acquisition and changed the name to Expedient Software Pty Limited (Expedient). Expedient is a leading provider of customs and forwarding software for the logistics market in Australia and New Zealand. With the acquisition, BluJay broadens its customs and forwarding technology offerings, along with its presence in the Asia-Pacific region.
Cash consideration was AU$12m ($7.8m), less cash acquired of AU$2.8m ($1.8m). Share consideration was AU$3m ($2.0m), which was issued by the Company. Additional consideration of AU$2.5m ($1.6m) was paid in June 2020 based on a working capital analysis and completion statement. For this consideration, BluJay acquired the entity based in Australia.
The acquisition was financed by additional term loans of $4.1m, issuing shares in the Company of $1.95m and cash.
The fair value of the financial assets includes trade receivables with a gross contractual value of $0.5m, which is also the best estimate of fair value.
The goodwill of $7.1m arising from the acquisition includes the value attributed to the workforce. There was also considered to be material value in the growth prospects of Expedient and its ability to foster new customer relationships. All these factors are reflected in the goodwill balance. None of the goodwill is expected to be deductible for tax purposes.
Acquisition-related costs amounted to $1.2m in FY20 (note 3).
Expedient contributed revenue in FY20 was $0.2m with no profit. Expedient would have contributed revenue of $3.2m in revenue and profit of $0.7m in FY20 if it had been acquired at the beginning of the year.
The identifiable assets acquired and liabilities assumed upon the acquisition during the year are set out in the table below:

		2020 Expedient Fair Value
	Note	$m
Other intangible assets	10	4.3
Property, plant and equipment	11	0.1
Deferred tax assets	18	0.1
Trade and other receivables – gross value		0.5
Trade and other payables		(0.9)
Deferred tax liabilities	18	(1.6)
Cash		1.8

Net assets acquired		4.3

		2020 Expedient Fair Value
	Note	$m
Goodwill	10	7.1

Total consideration		11.4

Satisfied by:
Cash		9.4
Shares in BluJay Topco Ltd		2.0

		11.4

Cash consideration paid		7.8
Less: cash acquired		(1.8)

Net cash outflow arising upon acquisition		6.0
Additional consideration as noted above		1.6

		7.6

Capitalised development costs
Capitalised development costs represent internally-generated intangible assets arising from the Group’s product development, as recognised in accordance with IAS 38.

11.	Property, plant and equipment

	Leasehold improvements	Furniture, fittings and equipment	Assets not yet in service	Total
	$m	$m	$m	$m
Cost or valuation
At 1 April 2019	1.1	18.3	—	19.4
Acquisitions	—	0.1	—	0.1
Additions	—	2.6	—	2.6
Disposals	(0.8)	(2.9)	—	(3.7)
Foreign exchange	0.1	—	—	0.1

At 31 March 2020	0.4	18.1	—	18.5
Additions	0.6	3.0	0.8	4.4
Disposals	(0.2)	(4.7)	—	(4.9)
Foreign exchange	—	0.6	—	0.6

At 31 March 2021	0.8	17.0	0.8	18.6

Accumulated depreciation
At 1 April 2019	0.5	11.7	—	12.2
Charge for the year	0.1	3.1	—	3.3
Disposals	(0.6)	(2.8)	—	(3.5)
Foreign exchange	0.1	—	—	0.1

At 31 March 2020	0.1	12.0	—	12.1
Charge for the year	0.1	3.7	—	3.8
Disposals	(0.2)	(4.7)	—	(4.9)
Foreign exchange	—	0.5	—	0.5

At 31 March 2021	—	11.5	—	11.5

	Leasehold improvements	Furniture, fittings and equipment	Assets not yet in service	Total
	$m	$m	$m	$m

Net book value
At 31 March 2021	0.8	5.5	0.8	7.1

At 31 March 2020	0.3	6.1	—	6.4

Details of the acquisitions are provided in note 10.
Right of use assets and accumulated amortisation related to leases capitalised under IFRS 16 are disclosed in note 12.

12.	Leases
The Group adopted IFRS 16 (Leases) as of 1 April 2019. IFRS 16 introduces significant changes to accounting for leases by removing the distinction between operating and finance leases and requiring the recognition of right of use assets and lease liabilities. The Group has used practical expedients in respect of leases of less than 12 months duration and leases for low value items (i.e. below $5,000) and has excluded them from capitalisation under IFRS 16. Leases payments for these leases are recognised straight-line over the lease term. See note 24 for minimum lease payments due.
Leases are negotiated on an individual basis and contain varying terms and conditions. The lease agreements do not impose any covenants other than the security interests in the leased assets that are held by the lessor. Leased assets may not be used for security for borrowing purposes. The Group leases office space. The rental agreements for office space are typically for fixed periods up to 10 years but may have extension or termination options as described below. The Group has determined that its datacentre agreements have a lease component. The Group leases specific, dedicated space in datacentres, which are typically for fixed periods up to 5 years. Additionally, the Group also leases cars, which are typically for fixed periods up to 5 years. The leases for office space and datacentre space is disclosed in property below while the car leases are disclosed as vehicles.
The Group recognises an asset and liability at the lease commencement date. The asset is recognised at cost, which compromises the initial amount of the lease liability adjusted for any lease payments made before the commencement date, plus any initial direct costs incurred or any costs to dismantle and remove the underlying asset. The right of use asset is subsequently depreciated using a straight-line method from commencement date to the earlier of the end of the useful life of the right of use asset or end of the lease term. Property consists of office space and data centres. The lease liability is initially measured as the present value of the lease payments that are not paid at commencement date, discounted using the incremental borrowing rate.
If extension or termination options are included in leases, the options are only included in the lease term if the lease is reasonably certain to be extended (or not terminated). These options are used to maximise operational flexibility in terms of managing contracts. In determining the lease term, management considers all facts and circumstances that create an economic incentive to exercise an extension option, or not exercise a termination option.
Upon adoption of IFRS 16 the Group applied the following practical expedients as permitted under the standard.

•	The Group has applied a single discount rate to a portfolio of leases with reasonably similar characteristics.

•
The Group has adjusted the
right-of-use
asset at the date of initial application by the amount of provision for onerous leases recognised under IAS 37 in the statement of financial position immediately before the date of initial application as an alternative to performing an impairment review.

•	The Group has elected not to recognise right-of-use assets and lease liabilities to leases for which the lease term ends within 12 months of the date of initial application.

•	The Group has excluded initial direct costs from the measurement of the right-of-use asset at the date of initial application.

•	The Group has used hindsight when determining the lease term when the contract contains options to extend or terminate the lease.
Right of use assets
Set out below are the carrying amounts of
right-of-use
assets recognised and the movements during this period:

	Property	Vehicles	Total
	$m	$m	$m
Cost or valuation
At 31 March 2019	—	—	—
Transition to IFRS 16	8.0	1.0	9.0
Additions	5.1	0.4	5.5

At 31 March 2020	13.1	1.4	14.5
Additions	2.1	1.1	3.2
Changes in lease term	(2.7)	—	(2.7)
Foreign exchange	0.4	0.1	0.5

At 31 March 2021	12.9	2.6	15.5

Depreciation
At 31 March 2019	—	—	—
Depreciation charge for the year	3.2	0.6	3.8

At 31 March 2020	3.2	0.6	3.8
Depreciation charge for the year	2.7	0.6	3.3
Foreign exchange	(0.1)	—	(0.1)

At 31 March 2021	5.8	1.2	7.0

Net book value
At 31 March 2021	7.1	1.5	8.5

At 31 March 2020	9.9	0.8	10.7

Lease liabilities
Operating lease commitments at 31 April 2019 were $13.1m. Lease liabilities recognised at 1 April 2019 on transition to IFRS 16 using the incremental borrowing rate were $9.0m.
When measuring lease liabilities, the Group discounts lease payments using its incremental borrowing rate. On adoption of IFRS 16 on 1 April 2019, the weighted-average rate applied is 7.9%. The incremental borrowing rate has been calculated with reference to the margin the Group pays on its senior bank debt with the variable element of the interest being converted into the equivalent fixed rate of interest by taking the average of the 2, 3 and 5 year relevant swap rates. When determining whether the senior bank debt is appropriate to determine the incremental borrowing rate, the following factors were assessed: creditworthiness of the lessee, term, security, level of funds and economic environment. Incremental borrowing rates have been calculated for the United States, the UK and Europe. The Group considers the US incremental borrowing rate appropriate to use for leases in the Asia Pacific region. The incremental borrowing rate for new leases in the current year is 7.0%.

	Year ended 31 March 2021	Year ended 31 March 2020
	$m	$m
Non-current	6.0	8.6
Current	3.3	2.4

	9.3	11.0

	Year ended 31 March 2020	Year ended 31 March 2020
	$m	$m
Contractual undiscounted cash flows
Less than 1 year	3.4	3.1
1 to 5 years	6.8	8.3
Greater than 5 years	—	2.3

	10.2	13.7

Total lease cash outflows for year	3.7	4.1
Set out below are the carrying amounts of lease liabilities under right of use assets and the movements during this period:

	Property	Vehicles	Total
	$m	$m	$m
At 31 March 2019
Operating lease commitments at 31 March 2019	11.8	1.3	13.1
Effect of discounting	(1.2)	(0.1)	(1.3)
Short-term leases	(0.2)	—	(0.2)
Lease renewals not exercised (1)	(1.2)	—	(1.2)
Timing of lease signing (2)	(2.4)	—	(2.4)

	6.8	1.2	8.0
Datacentre discounted lease liabilities(3)	1.0	—	1.0

Discounted lease liabilities at 1 April 2019	7.8	1.2	9.0
Additions	5.1	0.4	5.5
Payments	(3.4)	(0.6)	(4.0)
Interest	0.5	—	0.5

At 31 March 2020	10.0	1.0	11.0

Additions	2.1	1.2	3.3
Revisions in current year	(2.7)	—	(2.7)
Payments	(3.0)	(0.7)	(3.7)
Interest	0.6	0.1	0.7
Foreign exchange	0.6	0.1	0.7

At 31 March 2021	7.6	1.7	9.3

(1)	At 31 March 2019, the renewal options for certain leases were considered in the minimum lease commitments schedule. However, during FY20 it was determined that these leases would not be renewed.

(2)
At 31 March 31 2019 the lease payments were not included in the minimum lease commitments scheduled since two leases were signed subsequent to year-end.
For IFRS 16 transition, the lease was considered an addition in FY20 since it was signed during FY20.

(3)
The leasing component of the datacentre agreements was not included in minimum lease commitments at 31 March 2019 since these agreements were not deemed operating leases under IAS 17. However, under IFRS 16 a leasing component was identified.

Profit and loss amounts and total cash flow amounts
The following are the amounts recognised in profit or loss:

	Year ended 31 March 2021	Year ended 31 March 2020
	$m	$m
Depreciation expense of right of use assets	3.3	3.8
Interest expense on lease liabilities	0.8	0.6
Expense relating to short-term leases	—	0.2
Expense relating to low value leases	—	3.4

13.	Investments
The full list of subsidiary undertakings as at 31 March 2021 is as follows: The financial performance and financial position of these undertakings have been consolidated.

Trading	Address of registration	Country of incorporation / registration
BluJay Solutions Ltd	Blue Tower, 14th Floor MediaCityUK Salford Quays, M50 2ST United Kingdom	UK

BluJay Solutions Inc.	915 E 32nd Street, Suite B Holland, MI 49423 United States	USA

BluJay Solutions Inc.	66 Wellington Street West Suite 5300, TD Bank Tower Toronto, Ontario Canada	Canada

BluJay Solutions B.V.	Stationsweg 45, 3331 LR Zwijndrecht, Netherlands	Netherlands

BluJay Solutions N.V.	Bredabaan 859, 2930 Brasschaat Belgium	Belgium

BluJay Solutions GmbH	Marienbader Platz 1, D-61348 Bad Homburg Germany	Germany

BluJay Solutions A/S	Slevtvej 2E, 1.th, 8310 Tranbjerg J, Denmark	Denmark

BluJay Solutions SA	Calle Zurbarán 9 local derecha A Madrid, Spain	Spain

BluJay Solutions (India) Private Ltd	Sy No 83/1, 9th Floor, Unit 2B, Octave Block, Knowledge City, Pacel 4, Raidurg, Panmaktha, Serilingampally, Hyderabad, Rangareddy, Telangana, 500081 India	India

BluJay Solutions Pte Ltd	298 Tiong Bahru Road #11-01/02, Central Place Singapore 168730	Singapore

BluJay Solutions Ltd	Unit 10268, 10th Floor, Kowloonbay International Trade and Exhibition Centre (“KITEC”) 1 Trademart Drive Kowloon Bay, Hong Kong	Hong Kong

Trading	Address of registration	Country of incorporation / registration

BluJay Solutions Co. Limited	No 8, Floor 9, 1468Nan Jing Xi Lu, Jing’ an District Shanghai, China 200070	China

BluJay Solutions K	c/o TA Lawyers GKJ, Shiroyama Trust Tower 9th Floor, 4-3-1 Toranomon, Minato-ku, Tokyo, 105-6009 Japan	Japan

BluJay Solutions Pty Ltd	Suite 05, Level 2, 56 Berry Street North Sydney NSW 2060 Australia	Australia

BluJay Solutions (New Zealand) Limited	c/o Quigg Partners, Level 7 The Bayleys Building 36 Brandon Street Wellington, 6011 New Zealand	New Zealand

BluJay Solutions (Australia) Pty Ltd	First Floor 722 Mt. Alexander Road, Moonee Ponds VIC, 3039 Australia	Australia

BluJay Solutions S.r.l.	Via Federico Avio 1/11 16151 Genova Italy	Italy

Expedient Software Australia Pty Ltd	First Floor 722 Mt. Alexander Road, Moonee Ponds VIC, 3039 Australia	Australia

Non-trading / sub-holding companies

BluJay Solutions Group Holdings Ltd	Blue Tower, 14th Floor MediaCityUK Salford Quays, M50 2ST United Kingdom	UK

BluJay Solutions Holdings Ltd	Blue Tower, 14th Floor MediaCityUK Salford Quays, M50 2ST United Kingdom	UK

BluJay Solutions Holding B.V.	Stationsweg 45, 3331 LR Zwijndrecht Netherlands	Netherlands

BluJay Solutions Nordics Holding B.V.	Slevtvej 2E, 1.th 8310 Tranbjerg J Denmark	Netherlands

BluJay Solutions (Germany) Holdings GmbH	Marienbader Platz 1, D-61348 Bad Homburg Germany	Germany

Blackbay Limited	Blue Tower, 14th Floor MediaCityUK Salford Quays, M50 2ST United Kingdom	UK

Grosvenor International Systems Limited	Blue Tower, 14th Floor MediaCityUK Salford Quays, M50 2ST United Kingdom	UK

Apart from BluJay Solutions Group Holdings Ltd, which is owned directly, all shares in the other entities above are owned indirectly by subsidiary undertakings of BluJay Topco Ltd. The ordinary shares of each entity is owned 100%.
The above companies operated principally in their countries of incorporation / registration and, apart from BluJay Co Limited (formerly Kewill Co. Limited), have 31 March year-ends.
The principal nature of business of trading subsidiary undertakings is the development and/or distribution of computer software and associated services.
There have been no changes to addresses or shares from prior year.

14.	Trade and other receivables

	As at 31 March 2021	As at 31 March 2020
	$m	$m
Trade receivables	31.7	33.1
Less: loss allowance	(2.1)	(2.5)

Trade receivable, net	29.6	30.6
Other receivables	5.3	7.5
Prepayments	10.9	9.1
Accrued income	1.9	1.8

	47.7	49.0

Trade and other receivables are denominated in the following currencies:

	As at 31 March 2021	As at 31 March 2020
	$m	$m
Sterling	11.1	7.6
US Dollars	19.3	21.6
Euro	7.7	10.1
Singapore Dollars	1.0	1.5
Other	8.6	8.2

	47.7	49.0

All trade and other receivables are expected to be recovered within 12 months of the year end date. The fair value of trade and other receivables is the same as the carrying values shown above. Loss allowance in respect of trade receivables are expensed as operating expenses. The carrying value of trade receivables and accrued income represents the maximum exposure to credit risk. The Group does not hold any collateral as security.
Expected credit losses are calculated based on a combination of factors, including the ageing of the receivable balances, historical experience of groupings customer segments that have similar loss patterns, current credit status of the customer and forward-looking information such as current economic conditions. The Group considers concentrations of credit risk with respect to trade receivables and accrued income limited due to the Group’s customer base being large and unrelated. The credit risk is managed on a Group basis through the Group’s credit risk management policies and procedures. The on-going
credit risk is managed through regular review of ageing analysis.
The credit risk in respect of cash balances held with banks and deposits with banks are managed via diversification of bank deposits, and are only with major reputable financial institutions.

Movements on the loss allowance are as follows:

	As at 31 March 2021 $m	As at 31 March 2020 $m
At 1 April	(2.5)	(1.6)
Foreign exchange	—	0.1
Receivables written off as uncollectible	0.9	0.4
New provisions created	(0.5)	(1.4)

	(2.1)	(2.5)

Expected credit loss
31 March 2021

	Not past due	<30 days	31-60 days	60-90 days	90-120 days	120-180 days	180-360 days	>360 days	Total
Expected credit loss rate	0.2%	0.3%	0.4%	2.0%	4.2%	9.3%	50.0%	100%
Estimated gross carrying amount at default	20.6	5.9	2.4	1.3	0.9	0.6	0.7	1.2	33.6
Loss Allowance	(0.1)	(0.1)	—	(0.1)	(0.1)	(0.1)	(0.4)	(1.2)	(2.1)
31 March 2020

	Not past due	<30 days	31-60 days	60-90 days	90-120 days	120-180 days	180-360 days	>360 days	Total
Expected credit loss rate	0.6%	0.7%	1.5%	2.4%	4.2%	9.3%	43.9%	100%
Estimated gross carrying amount at default	22.0	5.0	2.4	1.0	1.3	0.8	0.7	1.7	34.9
Loss Allowance	(0.2)	(0.1)	—	—	(0.1)	(0.1)	(0.3)	(1.7)	(2.5)

15.	Trade and other payables

	Group As at 31 March 2021	Group As at 31 March 2020
	$m	$m
Current
Trade payables	2.3	4.7
Other tax and social security costs	5.3	5.1
Accruals	12.3	11.6
Deferred income	38.5	35.0

	58.4	56.4

Trade and other payables are denominated in the following currencies:

	Group As at 31 March 2021	Group As at 31 March 2020
	$m	$m
Sterling	14.2	10.4
US Dollars	26.6	26.0
Euro	8.9	11.8
Singapore Dollars	1.8	1.2
Other	6.9	7.0

	58.4	56.4

All trade and other payables are expected to be settled within 12 months of the year end date. The fair value of trade and other payables is the same as the carrying values shown above.

16.	Borrowings
Total borrowings comprise:

	As at 31 March 2021	As at 31 March 2020
	$m	$m
Term loans	326.8	314.3

Revolving credit facility	—	17.6

These obligations are presented in the Group’s Statement of Financial Position as follows:

	As at 31 March 2021	As at 31 March 2020
	$m	$m
Included in current liabilities	—	17.6
Included in non-current liabilities	326.8	314.3

	326.8	331.9

Maturity profile of the group’s bank loans is as follows:

	Excluding capitalised fees	Capitalised Fees	Net Amount
	$m	$m	$m
In 1 year or less	—	(1.4)	(1.4)
In more than 1 year, but not more than 2 years	—	(1.4)	(1.4)
In more than 2 year, but not more than 5 years	320.5	(3.4)	317.1
In more than 5 years	—	—	—

31 March 2020	320.5	(6.2)	314.3

In 1 year or less	—	(1.5)	(1.5)
In more than 1 year, but not more than 2 years	—	(1.5)	(1.5)
In more than 2 year, but not more than 5 years	331.8	(2.0)	329.8
In more than 5 years	—	—	—

31 March 2021	331.8	(5.0)	326.8

The credit facilities are provided through a syndicate led by TPG Specialty Lending Europe I Advisors Ltd. The term loan facilities includes US dollar denominated loans totalling $170m, pounds sterling denominated loans totalling £35.2m and euro denominated loans totalling €96.9m. The repayment of the terms loans is due in September 2024. The revolving credit facilities comprise an available facility of $20,000,000. The loans are secured by fixed and floating charges over the shareholdings in the principal subsidiary undertakings as well as over the assets of the principal subsidiaries. The loans are subject to standard commercial loan covenants for which the group was fully in compliance throughout the year and to the date of this report.
The interest payable on the credit facilities is fixed in advance, for various time periods up to 3 months by reference to official market rates (e.g. LIBOR) plus a margin. The margin applicable to the term loans is 6.5% and margin applicable to the revolving credit facility is 3%. Under the terms of the Senior Credit Facility Agreement the official market rate used to calculate the rate of interest for the term loan interest period cannot be less than 0.5%. A commitment fee of 1.05% is payable on the portion of the revolving credit facility which is undrawn.
During the year ended 31 March 2021, the average interest rate charged on the bank loans was approximately 7% (2020: 8.10%). The total interest expense in the period on these borrowings, excluding amortisation of capitalised fees, was $23.8m (2020: $25.7m).

	Sterling loan	Euro Loan	USD loan		Total Loans	Borrowing cost	Total
	$m	$m	$m		$m	$m	$m
Balance 1 April 2019	45.9	104.5	170.0		320.4	(7.6)	312.8
New loans – cash	—	4.1	—		4.1	—	4.1
Borrowing costs for new loans-cash	—	—	—		—	(0.1)	(0.1)
Amortisation of borrowing cost-non-cash	—	—	—		—	1.4	1.4
Exchange differences	(2.2)	(1.8)	—		(4.0)	0.1	(3.9)

Balance 31 March 2020	43.7	106.8	170.0		320.5	(6.2)	314.3
Amortisation of borrowing cost-non-cash	—	—	—		—	1.5	1.5
Exchange differences	4.6	6.7	—		11.3	(0.3)	11.0

Balance 31 March 2021	48.3	113.5	170.0		331.8	(5.0)	326.8

Margin	6.5%	6.5%	6.	%
Base rate	LIBOR	EURIBOR	LIBOR
Revolving credit facility

	As at 31 March 2021 $m	As at 31 March 2020 $m
Available credit facility	20.0	20.0
Drawn amount	—	(17.6)
Amount available to be drawn	20.0	2.4
Movement revolving credit facility

Credit facility $m
Balance 1 April 2019	9.9
Drawings on credit facility – cash	14.4
Repayments on credit facility-cash	(6.4)
Exchange differences	(0.3)

Balance 31 March 2020	17.6
Repayments on credit facility-cash	(13.4)
Exchange differences	(4.2)

Balance 31 March 2021	—

17.	Provisions and long-term liabilities
Provisions

	Dilapidations liability	Restructure costs	Total costs
	$m	$m	$m
As cost at April 2019	0.1	0.1	0.2
Provided for during the year	—	—	—

As at 30 March 2020	0.1	0.1	0.2
Utilised for during the year	(0.1)	(0.1)	(0.2)

As at 30 March 2021	—	—	—

	As at 31 March 2021	As at 31 March 2020
	$m	$m
Analysed as:
Current liabilities	—	0.1
Non-current liabilities	—	0.1

Long-term liabilities
The long-term liability for 31 March 2020 relates to deferred consideration for the Era acquisition which closed in October 2018.

$m
As at 1 April 2019	0.2
Provided for during the year	—

As at 30 March 2020	0.2
Utilised for during the year	(0.2)

As at 30 March 2021	—

18.	Deferred taxes
Deferred tax asset recognised

	Deferred tax in respect of losses recognized	Accelerated amortisation and depreciation	Other temporary differences	Total
	$m	$m	$m	$m
As at 1 April 2019	8.4	1.8	1.1	11.3
Recognised in the year
Adjustment in respect of prior periods	(1.5)	(1.1)	1.0	(1.6)
On temporary differences for the period	(1.5)	—	0.2	(1.3)
Acquisition of Expedient	—	—	0.1	0.1
Exchange differences	0.1	—	(0.3)	(0.2)

As at 31 March 2020	5.5	0.7	2.1	8.3
Recognised in the year
Adjustment in respect of prior periods	6.2	(0.1)	3.1	9.2
On timing differences for the period	(3.5)	0.5	(1.2)	(4.2)
Exchange differences	0.6	0.1	(0.5)	0.2

As at 31 March 2021	8.8	1.2	3.5	13.5

	As at 31 March 2021	As at 31 March 2020
	$m	$m
Amount of deferred tax asset expected to be recovered within one year	7.9	4.2
Amount of deferred tax asset expected to be recovered in greater than one year	5.6	4.1
Deferred tax asset unrecognised

	As at 31 March 2021	As at 31 March 2020
	$m	$m
Unrecognised deferred tax asset in respect of:
Trading losses	1.7	1.3
Non-trading losses	5.8	5.3
Capital losses	1.3	1.1
Other assets	5.7	2.3

	14.5	10.0

These deferred tax assets have not been recognised as the utilisation of the non-trading
losses is restricted and the precise incidence of future profits in the relevant countries and legal entities cannot be predicted accurately at this time. The tax charge in future periods will be reduced by the utilisation of brought forward trading losses.

Deferred tax liability
Deferred tax liability is comprised of the following

	Intangible assets	Accelerated amortisation and depreciation	Other temporary differences	Total
	$m	$m	$m	$m
As at 1 April 2019	7.1	—	—	7.1
Acquisitions (note 10)	1.2	—	—	1.2
Released / charged to income	(4.0)	—	0.6	(3.4)
Exchange rates	(0.1)	—	—	(0.1)

As at 31 March 2020	4.2	—	0.6	4.8
Acquisitions (note 10)	0.2	—	—	0.2
Released to income	(2.5)	5.6	0.2	3.3
Exchange rates	0.3	—	—	0.3

As at 31 March 2021	2.2	5.6	0.8	8.6

	As at 31 March 2021	As at 31 March 2020
	$m	$m
Amount of deferred tax liability expected to be crystalised within one year	1.8	3.2

19.	Current tax liability

	As at 31 March 2021	As at 31 March 2020
	$m	$m
Current tax liability	—	0.1
Overseas tax liability	0.6	0.4

	0.6	0.5

20.	Called up share capital

	Number of shares (actual, not in millions)	Nominal value £m	Called up share capital (equity) $m
Issued, allotted, called up and fully paid:
A Ordinary shares of 1p each	60,093,051	0.6	0.8
B Ordinary shares of 0.1p each	1,334,983	—	—
C Ordinary shares of 0.1p each	6,429,777	—	—
A Preference shares of £1.00 each	38,355,558	38.4	—

31 March 2020		39.0	0.8

A Ordinary shares of 1p each	60,093,051	0.6	0.8
B Ordinary shares of 0.1p each	1,334,983	—	—
C Ordinary shares of 0.1p each	6,949,750	—	—
A Preference shares of £1.00 each	38,355,558	38.4	—

31 March 2021		39.0	0.8

During the year ended 31 March 2021, the Company issued 519,973 new C Ordinary shares of 0.1p to an employee of BluJay Group under the terms of the restricted share plan (see note 27). The C shares were issued at 7.2p per share and total proceeds received amounted to £36,918 (not in millions).

During the year ended 31 March 2020, the Company issued 180,723 new A Ordinary shares of 0.1p in connection with the acquisition of Expedient Software (see note 10) and 1,339,946 new C Ordinary shares of 0.1p under the terms of the restricted share plan. The A shares were issued at £8.39 per share and the C shares were issued at 7.1p per share, and total proceeds received amounted to £1,611,997. In addition, in accordance with the rules of the restricted share plan, a total of 382,766 A Ordinary shares, 1,574,595 B Ordinary shares and 758,720 C Ordinary shares were repurchased from former employees each at the original purchase price, for a total cost of £59,271 (not in millions) and subsequently cancelled.
Each A Ordinary share and each B Ordinary share are entitled to one vote in any circumstances, and rank pari passu with one another. Each C Ordinary share is entitled to one vote on resolutions other than resolutions on other C Ordinary shares. C Ordinary shares shall be treated on a pari passu basis as between each one of them.
Preference shares
Holders of A Preference shares shall be entitled to receive notice of, attend and speak at general meetings, but are not entitled to vote on resolutions. Holders of A Preference shares rank ahead of the ordinary shares on a return of capital.
A fixed, cumulative, preferential dividend at the rate of 10% per annum of the subscription price thereof accrues to the holders of the A Preference shares, compounding annually. See also note 22.

	As at 31 March 2021	As at 31 March 2020
	$m	$m
Current carrying value in presentation currency of which all is classified as a liability	83.5	68.7
Shares issued / (redeemed) in year / period:
Preference share liability component	—	—
Equity	—	—
Liability component and movement:
Preference share liability component at 1 April	68.7	64.2
Dividends accruing (non-cash)	7.2	7.6
Exchange differences	7.6	(3.1)

Preference share liability component at 31 March	83.5	68.7

21.	Reserves
The following describes the nature and purpose of each reserve within equity:

Reserve	Description
Share Capital	Nominal value of subscribed shares.

Share premium reserve	Amount subscribed for share capital in excess of nominal value.

Capital redemption reserve	A non-distributable reserve into which amounts are transferred following the redemption or purchase of own shares.

Foreign currency translation	Includes translation gains or losses on translation of Group’s subsidiaries from the functional currencies to the presentational currency.

Reserve	Description

Share based payment reserve	Reserve that arose from share based payment charges.

Retained earnings	All other net gains and losses and transactions with owners (e.g., dividends) not recognised elsewhere, including $92.9m of non-distributable
reserves. The
non-distributable
reserve arose on the redemption of preference shares and repurchase of ordinary shares.

22.	Dividends
No ordinary dividends were declared in the years or periods presented.
Holders of A Preference shares are entitled to a fixed, cumulative, preferential dividend at the rate of 10% per annum of the subscription price thereof (see also note 21). Dividends of £5.5m ($7.2m) were accrued in the year to 31 March 2021 (2020: £6.1m ($7.6m)). These dividends have been recognised as a finance expense in the income statement.

23.	Related party transactions
Transactions with related parties
During the year, the group received advisory and support services from Francisco Partners for which a management charge of $0.7m (31 March 2020: $0.7m) was paid. At 31 March 2021, the Group owed Francisco partners $0.3m (2020: $0.2m).
Key management disclosures as well as director wages and salaries are in note 6.

24.	Financial commitments and contingencies
Total future minimum lease payments (not discounted) under
non-cancellable
lease rentals are payable as follows:
The Group has used practical expedients in respect of leases of less than 12 months duration and leases for low value items (i.e. below $5,000) and has excluded them from capitalisation under IFRS 16. The minimum lease payments for these leases are:

Land and buildings
$m
1 April 2019 (after IFRS 16)	0.2
Within 1 year	0.2
31 March 2020	0.2
Other assets primarily include computer hardware and photocopiers.
The minimum lease payments due within one year as at 31 March 2021 are less than $0.1m.
Contingent liabilities
The Group has given a guarantee declaring itself jointly and severally liable for the liabilities of its subsidiary undertaking for the following subsidiaries:
BluJay Solutions Holdings Ltd (formerly Kewill Holdings Ltd)
BluJay Solutions Limited

Blackbay Ltd.
Grosvenor International Systems, Ltd.
The Group has given a guarantee declaring itself jointly and severally liable for the liabilities of its subsidiary undertaking, BluJay Solutions Holding BV, in accordance with Article 403, 1f, Volume 2 of the Dutch Civil Code.

25.	Financial instruments
IFRS 13 requires the classification of financial instruments measured at fair value to be determined by reference to the source of inputs used to derive fair value. The fair values of all financial instruments in all periods are equal to their carrying value. The Group’s financial instruments comprise cash and liquid resources, along with various items such as trade receivables, trade payables, and accruals. The Group policy does not permit entering into speculative trading of financial instruments and this policy has continued to be applied throughout the year.
Financial instruments by category
Assets per statement of financial position

	31 March 2021
	Receivables at amortised cost	Fair value through comprehensive income	Total
	$m	$m	$m
Cash and cash equivalents	31.5	—	31.5
Trade receivables	31.7	—	31.7
Other receivables	5.3	—	5.3
Accrued income	1.9	—	1.9

	70.4	—	70.4

Liabilities per statement of financial position

	31 March 2021
	Liabilities at amortised cost	Fair value through comprehensive income	Total
	$m	$m	$m
Trade payables	2.2	—	2.2
Accruals	12.3	—	12.3
Other payables	5.3	—	5.3
Bank borrowings	331.8	—	331.8
Lease liabilities	9.3	—	9.3
Preference shares	83.5	—	83.5

	444.4	—	444.4

Assets per statement of financial position

	31 March 2020
	Receivables at amortised cost	Fair value through comprehensive income	Total
	$m	$m	$m
Cash and cash equivalents	29.1	—	29.1
Trade receivables	30.6	—	30.6
Other receivables	7.5	—	7.5
Accrued income	1.8	—	1.8

	69.0	—	69.0

Liabilities per statement of financial position

	31 March 2020
	Liabilities at amortised cost	Fair value through comprehensive income	Total
	$m	$m	$m
Trade payables	4.7	—	4.7
Accruals	11.6	—	11.6
Other payables	5.1	—	5.1
Bank borrowings	320.5	—	320.5
Credit facility drawn	17.6	—	17.6
Lease liabilities	11.0	—	11.0
Preference shares	68.7	—	68.7

	439.2	—	439.2

The currency profile of the cash and cash equivalents was:

	Group As at 31 March 2021	Group As at 31 March 2020
	$m	$m
Sterling	3.3	1.7
USD	15.3	5.7
Euro	4.0	15.9
Danish Kroner	0.9	1.1
Singapore Dollar	0.4	0.4
Chinese Yuan Renminbi	0.2	0.1
Japanese Yen	0.6	0.1
Indian Rupee	2.4	0.7
Other	4.4	3.4

Total cash at bank	31.5	29.1

Floating rate cash earns interest based on relevant national interest rates ranging from 0.1% to 0.8%.
Group Financial Risk Factors
The Group’s activities expose it to a wide variety of financial risks: liquidity risk, credit risk and market risk (including currency risk, fair value interest rate risk, cash flows interest rate risk). The Group monitors these risks primarily through cash flow forecasting and sensitivity analysis, with a central treasury function identifying and evaluating financial risks in close co-operation
with the Group’s main operational functions. The Board agrees principles for overall risk management.
The use of simple financial derivatives is considered in order to hedge specific financial risk where cost effective to do so. The Group does not enter into, or trade, financial instruments, including derivative financial instruments, for speculative purposes.
Liquidity risk
This is the risk that the Group will have insufficient funds to meet its financial liabilities, including scheduled repayments of its borrowing facilities, as they fall due. As the Group is strongly cash generative, and, with a high level of recurring income, its liquidity risk is considered to be low. That said, the Group still remains highly alert to liquidity risk and centrally manages its cash. The objective is to provide efficient cash and tax management and cost effective core funding to operating businesses, and this is undertaken by central pooling of surplus funds via the use of intra-group loans. This process also ensures that there are sufficient funds available to meet the scheduled loan repayments, as well as the expected funding requirements of the Group operations and investment opportunities.

Cash flow forecasting is performed in the operating entities of the Group and aggregated by Group finance. Treasury monitors rolling forecasts of the Group’s liquidity requirements to ensure that it has sufficient cash to meet operational needs while maintaining sufficient headroom in its undrawn committed borrowing facilities at all times so that the Group does not breach borrowing limits or covenants on any of its borrowing facilities.
The table below sets out the contractual maturities (representing undiscounted contractual cash-flows) of loans, borrowings and other financial liabilities:

	31 March 2021
	Up to 3 months	Between 3 & 12 months	Between 1 & 5 years	More than 5 years	Total
	$m	$m	$m	$m	$m
Bank borrowings	—	—	331.8	—	331.8
—Interest	5.9	17.6	57.8	—	81.3
Total bank loans	5.9	17.6	389.6	—	413.1
Preference shares	83.5	—	—	—	83.5
Lease liabilities	0.3	3.1	6.8		10.2
Trade & other payables	58.6	—	—	—	58.6

	148.3	20.7	396.4	—	565.4

	31 March 2020
	Up to 3 months	Between 3 & 12 months	Between 1 & 5 years	More than 5 years	Total
	$m	$m	$m	$m	$m
Bank borrowings	—	—	320.4	—	320.4
—Interest	5.8	17.3	80.0	—	103.1
Total bank loans	5.8	17.3	400.4	—	423.5

Credit facility drawn	17.6	—	—	—	17.6
Preference shares	68.7	—	—	—	68.7
Lease liabilities	0.3	2.8	8.3	2.3	13.7
Trade & other payables	21.4	—	—	—	21.4

	113.8	20.1	408.7	2.3	544.9

Credit risk
Credit risk is managed on a Group basis, except for credit risk relating to accounts receivable balances. Each local entity is responsible for managing and analysing the credit risk of their new customers before standard payment and delivery terms and conditions are offered. Credit risk arises from cash and cash equivalents, deposits with banks and financial institutions, as well as credit exposures to customers, including outstanding receivables. Treasury policies in place do not allow concentration of risk with individual counterparties and do not allow significant treasury exposures with counterparties which are rated below investment grade. Details on the methods, assumptions, and information used to estimate the expected credit loss are disclosed in note 14.
The Group does not have an individual customer with revenues totalling more than 10% of total revenues.
Market risks are inherent in the use of debt capital, interest rate cash flow risk for example, on top of which, in the course of its normal activities, the Group is routinely exposed to a variety of other financial risks. These are discussed further below.
Market risk
Currency risk
The Group’s currency risk is risk that arises on financial instruments that are denominated in a foreign currency other than the functional currency. The Group’s principal exposure to exchange rate fluctuations arises on the translation of diverse overseas net assets and results into a single presentation currency (currently US dollars) on consolidation. Overseas investments are not hedged, but the level of such balance sheet exposure will be regularly monitored to ensure this remains appropriate. Translation exposures on direct transactions, such as fund transfers between Group countries, will be managed by reviewing movements on exchange rates.
The Group’s borrowings are denominated in a mixture of US dollars, pounds sterling and euros. This matches closely the Group’s underlying cash generation, so mitigating significantly any economic currency risk on servicing the debt. However, given a US dollar presentation currency for the consolidated financial statements, the group may experience significant non-cash
foreign exchange retranslation variances in the presentation of its debt going forwards.
Interest rate risk
The Group’s interest rate risk arises from US Dollar and
non-US
Dollar borrowings. During 2021 and 2020 the Group’s borrowings were denominated in United States Dollars, Sterling and Euros.
At 31 March 2021 each 0.1% increase in the relevant base above a 0.5% base would add approximately $0.3m to the total interest expense for the next twelve months (31 March 2020: $0.3m). The current Euro, USD and GBP base rates are significantly below the 0.5% base and would require relevant base rates increase of around 1.0%, 0.3% and 0.4% respectively before any additional interest charges were due.
The table below approximates the impact on the Group’s profit before tax of a +/- 10% exchange rate movement (of US dollars against the specified currency, with all other variables held constant) of the Group’s major non-USD
trading currencies during the year.

	For the year ended 31 March 2021	For the year ended 31 March 2020
	$m	$m
Euro + / -	0.5	0.1
Pounds Sterling + / -	1.2	0.8

	1.7	0.9

Capital risk
The Group’s overall objective when managing capital and other financial risk is to safeguard its and the entities in the Group’s ability to continue as a going concern in order to provide returns to shareholders (investors) and benefits to other stakeholders. The overall strategy remains consistent over the fiscal years.
During the period, the Group financed its operations through a mixture of new equity and bank borrowings. At 31 March 2021, the capital structure of the Group primarily consisted of gross debt totalling $331.8m and equity attributable to equity holders totalling $84.3m (inclusive of preference shares). This equates to a gearing ratio of 80%.
The Group seeks to maintain an optimal level of bank borrowings as part of the long-term capital structure of the entity. The Group will review its capital structure regularly to consider the cost of capital and the risks associated with each class of capital.

26.	Deferred revenue
Deferred revenue movements related to invoicing and revenue recognition for the period are noted below. Based on the nature of BluJay’s business and when the performance obligations will be met, the ending deferred revenue will be recognized within one year from year-end.

$m
As at 1 April 2019	33.4
Amounts from acquisitions	0.4
Amounts invoiced	154.4
Revenue recognised	(152.6)
Foreign exchange	(0.6)

As at 31 March 2020	35.0
Amounts invoiced	158.4
Revenue recognised	(156.1)
Foreign exchange	1.2

As at 31 March 2021	38.5

Revenue recognised prior year deferred revenue in the current year was $35.3m (2020: $32.9m).

27.	Share based payments
The Group operates a restricted share plan (the “plan”) under which certain members of senior management are invited to purchase shares which are subject to the terms and conditions set out in the plan or related award documents. In accordance with IFRS2, purchases of shares under the plan are accounted for as equity-settled share-based payments.
Shares purchased under the plan are subject to vesting conditions, of the total number of shares in each award 50% are subject to exit-vesting conditions and the remaining 50% time-based vesting conditions. Exit vesting is a non-market
performance condition. Exit vesting shares become vested upon a sale or listing of the Group provided the award holder remains an employee of the Group. This means that the length of the vesting period for exit vesting shares is dependent on achieving the non-market
performance condition and should be accounted for as a grant with variable vesting period. In these circumstances the Company estimates at grant date whether (a) the employees will complete the requisite service period and (b) the non-market
performance condition will be satisfied. At each reporting date the probability of exit is reassessed and when the event becomes probable a cumulative catch-up
adjustment is posted. The time-based vesting shares are vested at the rate of 1/48 a month following the granting of the shares however all unvested time vesting shares will become vested on the sale of the Group. Accordingly, the time-vesting shares have been accounted for on the same basis as exit-vesting shares.
The fair value at grant date is independently determined using a probability-weighted expected returns methodology, which is an appropriate future-orientated approach when considering the fair value of options/ shares that have no intrinsic value at the time of issue. In this case the expected future returns were estimated by reference to the expected proceeds attributable to the underlying shares at exit, as provided by management, including adjustments for expected net debt, transaction costs and priority returns to other shareholders. This is then discounted into present value terms adopting an appropriate discount rate.
During the year an Award holder has subscribed for 519,973 shares (FY20: 1,339,946 shares) at a price of £0.071 per C Ordinary Share (FY20: £0.071). The fair value for the shares purchased have been determined as £0.84 per C Ordinary Share (FY20: Weighted Average £0.34 per C Ordinary Share). The difference between the price paid per share and the fair value per share is the cost per share to be used in determining the share-based payment charge.
An amount of $1.1m has been expensed during the year and includes the cumulative impact of re-assessing
exit probability. There was no share-based payment charge expensed in FY20 because the amount was considered not material.

28.	Control
The ultimate controlling entity is Francisco Partners III L.P., of 1 Letterman Drive, Building C—Suite 410, San Francisco, CA 94109

29.	Subsequent event
On 4 May 2021, a subsidiary of the Group entered into a Stock Purchase Agreement to acquire Raven Logistics, Inc. for $15m cash. Raven is a leading logistics management company focused on rail transportation, offering a SaaS Rail TMS solution and managed services for the North American shipper market. Raven is expected to contribute $4.2M in revenue and $1m in EBITDA in FY22. Closing date is expected to be 1 July 2021.
On 27 May 2021 E2open Parent Holdings, Inc. (E2open) announced it will acquire BluJay Solutions with completion expect to take place during the calendar year third quarter of 2021, subject to regulatory approvals. This transaction will constitute a change of control under the Group’s existing facilities agreement. Under the terms of the acquisition documents E2open has agreed to provide funding for the Group including repaying outstanding amounts under the facilities agreement which will become due and payable on completion.

Consolidated Income Statement for the Year Ended March 31, 2019
(unaudited)

		Year ended March 31, 2019
	Note	$000
Continuing operations
Revenue	24	$161,459
Operating expenses		(138,738)

Operating profit		$22,721
Analysed as:
Operating profit before amortisation of intangibles, reorganisation costs and acquisition costs		47,873
Acquisition costs	1	(1,661)
Reorganisation costs	1	(2,813)
Amortisation of other intangibles	8	(20,678)

Operating profit		$22,721
Interest receivable on cash and short-term deposits		17
Finance costs	2	(32,844)

Loss before gain on equity investment and taxation		$(10,106)
Gain on equity investment	26	1,131

Loss before taxation	3	$(8,975)
Taxation	4	(5,626)

Loss for the year		$(14,601)

Consolidated Statement of Comprehensive Income for the Year Ended March 31, 2019
(unaudited)

Year ended March 31, 2019
$000
Loss for the year	$(14,601)
Other comprehensive income:
Currency translation differences	7,921

Total comprehensive loss for the year	$(6,680)

The accompanying accounting policies and notes form an integral part of the financial statements.

Consolidated Statement of Changes in Equity for the Year Ended March 31, 2019
(unaudited)

		Share Capital	Share Premium	Capital Redemption Reserve	Translation Reserve	Non-distributable retrained deficit	Retained deficit	Total
	Note
		$000
At April 1, 2018		$34,870	—	$98	$4,280	$(30,505)	$(150,937)	$(142,194)
Shares issued	21	8	538	—	—	—	—	546
Shares repurchased	21	(34,021)	—	92,666	3,727	(62,372)	—	—
Loss for the year		—	—	—	—	—	(14,601)	(14,601)
Transfer to capital redemption reserve		—	—	8	—	—	(8)	—
Reallocation in respect of preference share discount		—	—	—	—	—	—	0
Currency translation differences		—	—	—	7,921	—	—	7,921

Total comprehensive loss for the year		—	—	8	7,921	0	(14,609)	(6,680)

At March 31, 2019		$857	$538	$92,778	$15,928	$(92,877)	$(165,546)	$(148,328)

The accompanying accounting policies and notes form an integral part of the financial statements.

Consolidated Balance Sheet as at March 31, 2019
(unaudited)

		Year ended 2019
	Note	$000
Assets
Non-current assets
Goodwill	7	177,113
Other intangible assets	8	37,589
Property, plant and equipment	9	7,194
Deferred tax assets	13	11,349

		233,245
Current assets
Inventories	11	31
Trade and other receivables	12	46,169
Cash and cash equivalents	19	13,204

		59,404
Total assets		292,649

Liabilities
Current liabilities
Trade and other payables	14	(46,334)
Borrowings	17	(9,853)
Preference share liability	21	(64,176)
Current tax liabilities	15	(367)
Provisions	20	(95)

		(120,825)
Net current liabilities		(61,421)

Non-current liabilities
Borrowings	17	(312,778)
Deferred tax liabilities	16	(7,077)
Long term liabilities	20	(168)
Provisions	20	(129)

		(320,152)
Total liabilities		(440,977)

Net liabilities		(148,328)

Shareholders’ equity
Called up share capital	21	857
Share premium		538
Capital redemption reserve		92,772
Cumulative translation reserve		15,928
Non-distributable retained deficit	21	(92,877)
Retained (deficit)/earnings		(165,546)

Total shareholders’ equity		(148,328)

The accompanying accounting policies and notes form an integral part of the financial statements.

Consolidated Cash Flow Statement for the Year Ended March 31, 2019
(unaudited)

		Year ended March 31, 2019
	Note	$000
Cash flows from operating activities
Cash generated from operations		39,698
Interest paid		(26,436)
Income tax paid (net)		(5,538)

Net cash generated from operating activities		7,724

Cash flows from investing activities
Acquisition of CSF group	26	(9,340)
Acquisition of Grosvenor	26	(5,527)
Acquisition of Era	26	(1,278)
Purchase of property, plant and equipment		(3,989)
Expenditure on capitalised research and development costs	8	(7,652)

Net cash used in investing activities		(27,786)

Cash flows from financing activities
Net proceeds from issue of ordinary and preference shares	21	523
Repurchases of ordinary shares	21	31
New bank borrowings—gross proceeds received		15,015
Fees paid in respect of new bank borrowings		(413)
Drawings on revolving credit facility		25,744
Repayments of revolving credit facility		(15,290)

Net cash generated from/(used in) financing activities		25,610

Net increase/(decrease) in cash and cash equivalents		5,548
Cash and cash equivalents at the start of period		8,156
Effect of foreign exchange rate changes		(500)

Cash and cash equivalents at the end of period		13,204

Reconciliation of loss for the year to cash generated from operations

		Group Year ended March 31, 2019
		$000
Loss before taxation		(8,975)
Depreciation charges	9	2,837
Amortisation of other intangible assets	8	20,678
Amortisation of other arrangement fees		1,452
Gain on remeasure of fair value of equity investment		(1,131)
Non-cash foreign exchange differences		(3,410)
Interest receivable		(1,972)
Interest payable		33,366
(Increase)/decrease in trade and other receivables		5,828
Increase/(decrease) in trade and other payables and provisions		(8,975)

Cash generated from operations		39,698

The accompanying accounting policies and notes form an integral part of the financial statements.

Notes to the Financial Statements for the Year Ended March 31, 2019
(unaudited)
General information
The consolidated financial statements include BluJay Topco Limited and its subsidiaries (together referred to as the Company or Group). The Group’s principal activity is to provision software and associated services to give their customers insight, agility, and tools they need to better deliver customer service and streamline global supply chain execution.
Functional and presentation currency
These financial statements are presented in United States dollars.
Significant accounting policies
The significant accounting policies adopted in the preparation of these financial statements are set out below. These policies have been consistently applied to both years presented, unless otherwise stated.

a)	Basis of preparation
The financial statements have been prepared in accordance with International Financial Reporting Standards (IFRSs) as adopted by the International accounting Standards Board (IASB). The financial statements have been prepared under the historical cost convention. The principal accounting policies adopted are set out below.
The preparation of financial statements in conformity with International Financial Reporting Standards as adopted by the International Accounting Standards Board requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Although these estimates are based on management’s best knowledge of the amount, event or actions, actual results ultimately may differ from those estimates. Significant estimates are used for, but not limited to: impairment of goodwill and investments, valuation of intangible assets, and recognition of deferred tax assets (see also below).
At the date of authorisation of these financial statements, the following new standards and interpretations which have not been applied in these financial statements were in issue but not yet effective:

•	IFRS 16 Leases

•	IFRIC Interpretation 23 Uncertainty over Income Tax Treatments

•	Amendments to IFRS 9: Prepayment features with negative compensation (issued 12 October 2017)

•	Amendments to IAS 19: Plan Amendment, Curtailment or Settlement (issued on 7 February 2018)

•	Amendments to IAS 28: Long-term Interests in Associates and Joint Ventures (issued 12 October 2017)
It is anticipated that there will be minimal impact on the financial statements from the adoption of these new and revised standards. The quantum of this impact is being assessed. IFRS 16 will bring operating leases onto the balance sheet, and result in a proportion of the rental expense being disclosed as interest. An indication of the quantum of the changes is provided by the disclosures in note 23.
Going concern
Going concern considerations are discussed in the Strategic and Directors’ reports.

After making enquiries, the Directors have a reasonable expectation that the Group have adequate resources to continue in operational existence for the foreseeable future. Accordingly, they continue to adopt the going concern basis of accounting in preparing the annual financial statements.
The Group meets its
day-to-day
working capital requirements using cash in hand and is expected to generate sufficient free cash flow going forwards to meet scheduled repayments of its borrowings as well as to meet other liabilities as they fall due.
The Group’s forecasts and projections, taking into account reasonably possible changes in trading performance show that the Group should be able to operate within the level of these current resources and borrowing facilities to cover its liabilities as they fall due. Therefore, the Directors continue to adopt the going concern basis of accounting in preparing the Annual Report and financial statements.
Consolidated net liabilities at 31 March 2019 amounted to $148.3m, which is mainly the result of the accounting treatment of the preference shares and their accrued dividends (see notes 21 and 27). The holders of the preference shares, Francisco Partners and Temasek, have confirmed that they will not seek to redeem these shares unless BluJay Topco Ltd has the ability to repay without impacting its ability to continue as a going concern (and for at least a minimum period of twelve months from the date of approval of these statutory financial statements).

b)	Consolidation policy and goodwill
The Group financial statements consolidate the financial statements of the Company and all of its subsidiary undertakings. The accounts of each company in the Group have been prepared to 31 March 2019. The results of subsidiary undertakings have been included from the date of acquisition or up to the date of disposal being the date control passes. All intra-group profits and trading are eliminated on consolidation.
The purchase method of accounting is used to account for the acquisitions of subsidiaries by the Group. The cost of an acquisition is measured as the fair value of the assets given, equity instruments used and liabilities incurred or assumed at the date of exchange. Acquisition related costs are not included in the cost of acquisition, but charged to operating expenses as they are incurred. Any pre-existing
equity interest in the entity acquired is remeasured to fair value at the date of obtaining control, with any resulting gain or loss recognised in profit or loss. Identifiable assets and liabilities and contingent liabilities assumed in a business combination are measured initially at the fair values at acquisition date. The excess of cost of acquisition over the fair value of the Group’s share of the identifiable net assets is recorded as goodwill. Any changes in the Group’s ownership interest subsequent to the date of obtaining control are recognised directly in equity, with no adjustment to goodwill.
Deferred consideration is measured at fair value. Deferred consideration payable in more than one year, forming part of the cost of acquisition, is discounted to a present value. The unwinding of this discount is shown as part of finance costs in the income statement. Any changes to the cost of an acquisition, including deferred consideration, resulting from events after the date of acquisition are recognised in profit or loss.
Goodwill is capitalised on the balance sheet and allocated to cash generating units for the purpose of impairment testing. The allocation is made to those cash-generating units or groups of cash-generating units that are expected to benefit from the business combination in which the goodwill arose. The carrying value of goodwill is cost less accumulated impairment losses.

c)	Segmental reporting
The Group has chosen not to publish segmental reporting information other than that required by the Companies Act.

d)	Intangible assets (other than goodwill)
Intangible assets are included at cost or fair value to the Group at the date of acquisition, assessed on an estimate of the present value of future cash flows projected to arise from the use of those intangible assets, less amounts written off representing impairment in value.
Amortisation is calculated to write off the cost of the intangible assets on a straight-line basis over their expected useful economic lives, for each individual asset, which for all intangible assets is currently between 3 and 5 years.
The Group’s intangible assets comprise intellectual property (principally comprising computer software acquired or developed for sale to customers), brand values and customer base (contractual customer relationships acquired in a business combination).

e)	Impairments
Impairment tests on the carrying value of goodwill and other assets subject to amortisation are undertaken if events or changes in circumstances indicate that the carrying value may not be recoverable. Goodwill is also tested for impairment at least annually. An impairment loss is recognised for the amount by which the asset’s carrying amount exceeds its recoverable amount. The recoverable amount is the higher of an asset’s fair value less costs to sell and value in use. For the purposes of assessing impairment, assets are grouped at the lowest levels for which there are identifiable cash flows (cash-generating units).
Non-financial
assets other than goodwill that have been previously impaired are reviewed for possible reversal of the impairment at each reporting date.

f)	Property, plant and equipment and depreciation
Property, plant and equipment are stated at historical cost less depreciation and, when appropriate, provision for impairment. Historical cost includes expenditure that is directly attributable to the acquisition of the items. Depreciation is provided at rates calculated to write off the cost of fixed assets less estimated residual value on a straight-line basis over the expected useful economic lives of the assets concerned. The assets’ residual values and useful lives are reviewed, and adjusted if appropriate, at the end of each reporting period.
The annual rates used from date of purchase are:

Freehold land & buildings	4-5%
Leasehold improvements	10-20% (or the lease term if shorter)
Fixtures, fittings and equipment	33%

g)	Investments
Investments are included in the balance sheet at cost less amounts written off, representing impairment in value. Impairment charges are recorded if events or changes in circumstances indicate that the carrying value may not be recoverable and are charged to the income statement.
h) Inventory
Inventory is stated at the lower of cost and net realisable value after making allowance for slow-moving and obsolete inventory. Cost of finished goods is based on purchase price on a first in first out basis.

i)	Foreign currencies
Transactions in foreign currencies are translated into each company’s functional currency at the rate of exchange ruling on the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are retranslated into each company’s functional currency at the rates of exchange ruling at the balance sheet date. Other foreign exchange gains and losses are taken to the income statement in the year in which they arise.

For the purposes of presenting the consolidated financial statements, the results of foreign operations are translated into dollars, the Group’s presentation currency, at the monthly average exchange rate. The assets and liabilities are translated at rates of exchange ruling at the end of the financial year. Goodwill and fair value adjustments arising on the acquisition of a foreign entity are treated as assets and liabilities of the foreign entity and translated at the closing rate. Exchange differences arising, if any, are recognised in other comprehensive income and accumulated in equity.

j)	Income recognition

(i)	Revenue from sale of goods and services
The Group adopted International Financial Reporting Standards (IFRS) 15, Revenue from Contracts with Customers (IFRS 15) on March 1, 2018. The Group has applied IFRS 15 using the cumulative effect method and therefore the comparative information has not been restated and continues to be reported under IAS 18 and IAS 11. The details of accounting policies under IAS 18 and IAS 11 are disclosed separately if they are different from those under IFRS 15 and the impact of changes is disclosed in Note 24.
Revenue is measured based on the consideration specified in a contract with a customer VAT and other sales-related taxes and are adjusted for variable considerations related to discounts. The Group recognises revenue when it transfers control over a product or service to a customer. The period between when the entity transfers a promised good or service to a customer and when the customer pays for that good or service will be one year or less. Therefore, as a practical expedient, the Group has not adjusted the promised amount of consideration for the effects of a significant financing component.
Transaction price includes but is not limited to, estimating variable consideration and measuring obligations for returns, refunds and other similar obligations. We have considered the following factors and determined that these do not have a significant impact of the transaction price: time value of money, non-cash
considerations, allocation of transaction price including stand-alone selling price, and allocating discounts and variable considerations.
The Group does not have a service type warranty, therefore, it is not considered a separate performance obligation. Also, sale of the Group’s products do not have a significant financing component and payments are typically due within 30 days of satisfaction of the performance obligation.
The Group previously recognised commission fees payable related to the contracts as selling expenses when they were incurred. Under IFRS 15, the Group capitalises these commission fees as costs of obtaining a contract when they are incremental and – if they are expected to be recovered – it amortises them consistently with the pattern of revenue for the related contract. If the expected amortisation period is one year or less, then the commission fee is expensed when incurred. Total amount capitalised as a result of commissions is $2.1 million and balance remaining as of March 31, 2019 is $1.9 million.
In the Comparative period, revenue was measured at the fair value of the considerations received or receivable. Revenue from the sale of goods and services was recognised when the significant risks and reward of ownership had been transferred to the customer, recovery of consideration was probable, the associated costs and possible returns for be estimated reliably, there was not continuing management involvement with the goods and the amount of revenue could be measured reliably. Revenue from rendering services was recognised in proportion to the stage of completion of work performed at the reporting date.

(ii)	Nature of goods and services
The Group offers software licences,
software-as-a-service
(SaaS),
logistics-as-a-service
(LaaS), hardware, support / maintenance, installation, consultancy, training, hosting, network usage and support services related to these products. In accordance with IFRS 15, licence, customized software, professional services (including software installation and training), licence maintenance, and hardware are considered to be distinct; and network usage and support services are distinct goods and services that have the same pattern of transfer to the customer over time.
Software-as-a-Service
(SaaS)
SaaS agreements cover a range of different software products and principally provide logistical solutions that connects the customer to suppliers and supply chain by providing customer access to the Group’s hosted software. These deliver a suite of standard software packages with a tailored professional service that integrates and optimises a solution. While majority of the sales are made directly by BluJay, it also has agreements with resellers to sell the Group’s products. Revenue from the SaaS arrangement is recognized over the term of the contract utilizing the output method. Revenue recognition over time is considered appropriate based on provisions of IFRS 15 paragraph 35 as the customer simultaneously receives and consumes the benefits provided by BluJay. In addition, for SaaS contract, customers also pay for network usage and access fees. Revenue from these services is recognized over the term of the contract. Contractual term for average SaaS agreement is approximately 3 years.
Logistics-as-a-Service
(LaaS)
LaaS services provide
end-to-end
freight management solutions and are made up of several different components which collectively provide the desired service to the customer. The LaaS agreements first require SaaS to be provided. The terms of SaaS do not vary significantly when LaaS is also provided. Revenue from the LaaS arrangement is recognized over the term of the contract utilizing the output method.
License agreements give the customer the perpetual software license. Licensed software is includes various products and is and typically includes a maintenance agreement. While revenue for license sales is recognized at a point in time as the product is delivered, maintenance revenue is a stand ready to perform obligation and revenue is recognized over the term of the contract.
Professional Services SaaS, LaaS, and licensing agreements typically also include professional services. These services provide software implementation services including, implementation, configuration, training and other similar services to creates interfaces between BluJay’s software and customers systems. Revenue from these services is recognized over time using input method as professional services are being performed. Revenue recognition over time is considered appropriate based on provisions of IFRS 15 paragraph 35 as BluJay’s services do not create an asset with alternate use.

(iii)	Other income
Bank interest receivable is accrued on a time basis taking account of the principle outstanding and interest rate applicable. Dividend income from investments is recognised when the right to receive payment is established.

k)	Current and deferred tax
The tax expense for the period comprises current and deferred tax. Tax is recognised in the income statement, except to the extent that it relates to items recognised in other comprehensive income or directly in equity. In this case the tax is also recognised in other comprehensive income or directly in equity, respectively.
The charge for current tax is based on the results for the year as adjusted for items which are non-assessable
or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.
Deferred tax is recognised, using the liability method on an undiscounted basis, on temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the consolidated financial statements.

Deferred tax is determined using tax rates (and laws) that have been enacted or substantively enacted by the balance sheet date and are expected to apply when the related deferred tax asset is realised or the deferred tax liability is settled.
Deferred tax assets are recognised to the extent that it is probable that future taxable profit will be available against which the temporary differences can be utilised.
Deferred tax is provided on temporary differences arising on investments in subsidiaries and associates, except where the timing of the reversal of the temporary difference is controlled by the Group and it is probable that the temporary difference will not reverse in the foreseeable future.
Deferred tax assets and liabilities are offset when there is a legally enforceable right to offset current tax assets against current tax liabilities and when the deferred tax assets and liabilities relate to income taxes levied by the same taxation authority on either the taxable entity or different taxable entities where there is an intention to settle the balances on a net basis

l)	Research and development expenditure
Expenditure on research activities related to the development of the Group’s products is recognised as an expense as it is incurred.
An internally-generated intangible asset arising from the Group’s product development is recognised only if all of the following conditions are met:

•	an asset is created that can be identified (such as software and new processes);

•	it is probable that the asset created will generate future economic benefits; and

•	the development cost of the asset can be measured reliably.
Amounts capitalised in response to this policy are presented in note 8.

m)	Pension costs
The Group operates a number of defined contribution pension schemes. The charge against the income statement is the amount of contributions payable to the pension schemes in respect of the accounting period.

n)	Operating and finance leases
Leases in which a significant proportion of the risks and rewards of ownership are retained by the lessor are classified as operating leases. Lease rentals payable under operating leases are charged to income on a straight-line basis over the term of the relevant lease. All other leases are treated as finance leases.

o)	Provisions
Provisions for restructuring costs, legal claims and onerous contracts are recognised when: the Group has a present legal or constructive obligation as a result of past events; it is probable that an outflow of resources will be required to settle the obligation; and the amount has been reliably estimated. Provisions are not recognised for future operating losses.
The amount recognised as a provision is the best estimate of the consideration required to settle the present obligation at the balance sheet date, taking into account the risks and uncertainties surrounding the obligation. Where a provision is measured using the cash flows estimated to settle the present obligation, its carrying amount is the present value of those cash flows.

p)	Financial instruments
Financial assets and financial liabilities are recorded in the Group’s balance sheet when the Group becomes a party to the contractual obligations of the instrument.
Non-derivative
financial instruments are recognised initially at fair value plus any directly attributable transaction costs. Income and expenditure arising on financial instruments is recognised on an accruals basis and taken to the income statement in the financial period in which it arises.
The Group’s financial assets comprise cash and cash equivalents or receivables.
The Group’s
non-derivative
financial liabilities comprise bank borrowings, trade payables, accruals, contingent consideration or onerous contractual obligations. All have fixed and determinable payments that are not quoted in an active market.
All financial assets and financial liabilities are included in current assets or current liabilities, as appropriate, except for those with maturities greater than 12 months after the balance sheet date, which are classified as non-current
assets or liabilities.

(i)	Cash and cash equivalents
Cash is defined as cash in hand and on demand deposits. Cash equivalents are defined as short-term, highly liquid investments with original maturities of twelve months or less but which can be drawn in less than 3 months.

(ii)	Trade receivables and payables, including accruals
Trade receivables and payables do not carry any interest and are stated at their nominal value. Provision is made for estimated irrecoverable receivables.

(iii)	Bank borrowings
Bank loans are recorded at proceeds received, net of finance costs. Finance charges and issue costs are accounted for on the effective interest rate method to the income statement.
Borrowing costs are recognised in profit or loss in the period in which they are incurred, unless they are directly attributable to the acquisition or construction of an asset which necessarily takes a substantial period of time to get ready for its intended use. The Group has no such qualifying assets at the present time.

(iv)	Derivative financial instruments
Derivative financial instruments are held at fair value. Changes in the fair value of derivative financial instruments that do not qualify for hedge accounting are recognised in the income statement as they arise. At the present time, the Group does not have any derivative financial instruments that do qualify for hedge accounting.

(v)	Equity instruments
Equity instruments issued by the Company are recorded at proceeds received, net of direct issue costs. An equity instrument is any contract that evidences a residual interest in the assets of the Group after deducting all of its liabilities.

(q)	Preference shares
All preference shares in issue are compound instruments. The debt element of these financial instruments arises from the contingent settlement provisions which creates an unavoidable obligation to deliver cash or other financial assets to the holders on sale or listing of the entity at the sole discretion of the holder of these instruments. The equity element of these financial instruments arises as the holder of these financial instruments are entitled to a discretionary dividend over and above the fixed dividend which evidences an interest in the net assets of the group.
Critical accounting judgements and key sources of estimation uncertainty
The Group makes estimates and assumptions concerning the future. The resulting accounting estimates will, by definition, seldom equal the related actual results. The estimates and assumptions that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year are addressed below.
Revenue recognition
The Group’s revenue recognition accounting policy is that “revenue is recognised when a contract exists, delivery has occurred and the fee is fixed or determinable and collectable”. However, the Group’s business includes the provision of software, in particular software licences and customised software, for which the asset provided is purely intangible. As a result, management often has to make judgements about cut-off;
where to recognise the delivery of such intangible assets within projects and licences, as well as when to account for new revenue contracts.
Preference shares
In accordance with the Group’s accounting policy these financial instruments are deemed to be compound instruments. We have considered the fair value of the compound instrument as a whole and this is determined at the present value of the contractual cash flows, the instrument as a whole (i.e., including estimated discretionary dividends cash flows), discounted at a market rate for the instrument. We have estimated that the liability component is recognised at the full amount of the fair value of the instrument as there is the potential that a contingent settlement via a sale or list could occur in the foreseeable future. As such the fair value of the equity component is £nil, as the fair value of the liability component is equal to the full redemption value of the compound instrument as a whole.
In addition, these financial instruments are classified under current liabilities as there is no unconditional right to defer payment for 12 months or more and the change of control event is deemed to be outside the control of the BluJay group.
Key sources of estimation uncertainty

(i)	Impairment of goodwill
Determining whether goodwill is impaired requires an estimation of the value in use of the cash generating units to which goodwill can be allocated. The value in use calculation requires the Group to estimate the future cash flows expected to arise from the cash generating unit and a suitable discount rate in order to calculate present value.
The Group prepares a valuation based on expected performance going forward. The growth rate assumptions are in relation to periods covered by Board approved plans. Other key assumptions are the discount rate, where the Group uses its corporate weighted average cost of capital and the conversion to cash ratio of future profits.
It is impractical to disclose the extent of the possible effects of uncertainty in respect of a key assumption at the balance sheet date. It is possible that future outcomes that differ to the key assumptions could result in a material adjustment to the carrying value of the Group’s goodwill.

The carrying amount of goodwill at the balance sheet date was $177,113,000. Details regarding the goodwill carrying value and assumptions used in carrying out the impairment reviews are provided in note 7.

(ii)	Impairment of investments
The Group has also carried out an impairment review on the value of investments held by the Company. Where the investment is held in a company which has an ongoing trade, the value is derived by a value in use calculation of the cash generating units. This is done on a similar basis to that used in the impairment of goodwill calculation set out above and is therefore subject to the same judgement and estimations. Where the investment is held in a company which is no longer trading, the value is derived from the carrying value of the net assets on the balance sheet of the entity.

(iii)	Intangible assets
To determine the fair value of intangible assets in respect of intellectual property, brand values and customer relationships identified on the acquisition of businesses or subsidiaries, the Group uses various assumptions including the market royalty rates, estimated discount rates, expected levels of customer retention and profit margins relevant to the market in which the business operates. These assumptions have been applied in particular in respect of the purchase of CSF in April 2018, Grosvenor International Systems in August 2018, Era S.r.l. in October 2018, Blackbay in April 2017 and the LeanLogistics businesses acquired in June 2016 as well as a US business (trade and assets) acquired in the period ended 31 March 2015 and the Four Soft business acquired in the year ended 31 March 2014.
Recognition of capitalised development costs is dependent on assumptions of generating future economic benefits. Actual outcomes may differ.
Estimation of the useful economic lives of intangible assets is required for amortisation purposes, but again involves an assessment of uncertain future outcomes.

(iv)	Recognition of deferred tax asset
To determine the extent to which future taxable profits will be available against which temporary differences can be used the Group considers the current and forecast profitability of the relevant legal entity in the relevant country.

1.	Acquisition costs, reorganisation costs and other exceptional costs
Reorganisation costs of $2,813,000 in 2019 comprised costs of significant worldwide restructuring activity, both before and after the Blackbay, CSF, Grosvenor, and Era acquisitions, undertaken in order to streamline operations and invest in new and improved business processes. The costs include consultancy and other professional charges along with redundancy payments. There were acquisition costs of $1,661,000 recorded

2.	Finance costs

		Year ended 31 March 2019
	Note	$000
Interest payable on bank overdrafts and short term borrowings		26,470
Amortisation of capitalised fees		1,452
Preference share dividends	25	4,922

Finance costs		32,844

3.	Loss before taxation

		Year ended 31 March 2019
	Note	$000
Group loss before taxation is stated after charging/(crediting):
Staff costs	5	75,312
Total audit fees payable to the Company’s auditor (see below)		395
Total non-audit fees payable to the Company’s auditor (see below)		44
Depreciation of property, plant and equipment	9	2,837
Loss on disposal of property, plant and equipment		697
Amortisation of other intangible assets	8	20,678
Operating lease rentals - land and buildings		3,293
Operating lease rentals - other assets		272
Bad debt expense	12	2,091
Repair and maintenance expenditure on property, plant and equipment		899
Net foreign exchange (gains)/losses		(3,410)
Research & development
- total expenditure		15,110
- of which capitalised	8	7,652
Analysis of auditor’s remuneration:
- fees payable to the Company’s auditor for the audit of the Company’s accounts annual		100
- fees payable to the Company’s auditor for other services
* the audit of the Company’s subsidiaries		295

		395

* taxation services		—
book-keeping and payroll services		44

		44

Fees payable by the Company’s auditor for the audit of the Company’s annual accounts have been borne on its behalf by its subsidiary undertakings, BluJay Solutions Holdings Limited and BluJay Solutions Limited.
Fees payable to the Company’s auditor and their associates for non-audit
services to the Company are not required to be disclosed because the consolidated financial statements are required to disclose such fees on a consolidated basis.

4a.	Taxation

Year ended 31 March 2019
$000
Current tax
Current income tax charge	3,704
Adjustments in respect of prior periods	79
Deferred tax
Origination and reversal of temporary differences	2,156
Adjustments in respect of prior periods	(215)
Change in future expected tax rates	(98)

Total taxation charge / (credit)	5,626

4b.	Reconciliation of tax
The tax on the Group’s loss before tax differs from the theoretical amount that would arise using the weighted average tax rate applicable to profits of the Group as follows:

Year ended 31 March 2019
$000
Loss before tax	8,975
Tax on loss before tax at the weighted average rate for the Group of 20.87%	(1,876)
Factors affecting charge for the year
Adjustments to tax charge in respect of prior periods	(136)
Acquisition costs not deductible	269
Other expenses not deductible for tax purposes	917
Current year losses not recognised	776
Utilisation in year of previously unrecognised losses	(419)
Recognition of other assets	5,496
Impact on deferred tax of change in future expected tax rates	98
Withholding taxes paid and expensed	8
Effect of foreign exchange movements	51
Local rate differences from Group rate	442

Total taxation charge / (credit)	5,626

4c.	Factors affecting future tax charges
At the balance sheet date, the group had an unrecognised deferred tax asset in respect of losses of $11,609,000 available for offset against future profits (see note 13).

5.	Employees
The average monthly number of Group and Company employees, including executive Directors, during the period was as follows:

Year ended 31 March 2019
Number
Technical and sales	1,040
Administrative	105

Total employees	1,145

Staff costs during the period, including executive Directors

Year ended 31 March 2019
$000
Wages and salaries	65,150
Social security costs	7,738
Other pension costs	2,424

Total staff costs	75,312

Key management compensation

Year ended 31 March 2019
$000
Salaries and short-term employee benefits	3,817
Post-employment benefits	12

Total key management compensation	3,829
The key management compensation figures above include a total of 22 personnel, comprising directors and senior functional management.
Of the total emoluments above, an aggregate amount of $531,000 is attributable to the highest paid director, being wholly salary and short term employee benefits. $923,000 was paid to directors during the year for salaries and wages and $62,000 was paid for short-term employee benefits (consisting of social security costs and allowances). There was no share based payment charge in 2019.

6.	Pension scheme costs
The Group operates a number of defined contribution pension schemes in the United Kingdom and overseas. The total contributions payable in respect of these schemes amounted to $2,524,000.

7.	Goodwill
Movements during the year are summarised as follows:

Year ended 31 March 2019
$000
Group
Net book amount
At 1 April	169,035
Acquisition of CSF group (see note 26)	8,035
Acquisition of Grosvenor (see note 26)	3,680
Acquisition of Era group (see note 26)	1,128
Foreign exchange differences	(4,765)

At 31 March	177,113

The carrying amounts of goodwill by geography are as follows:

Year ended 31 March 2019
$000
Europe	56,722
Americas	105,409
Asia	14,982

177,113

Goodwill recognised at 1 April 2018 arose on either the acquisition of the Blackbay group in April 2017, the US TMS business in September 2014, the Four Soft software group in October 2013, the Kewill plc software group in July 2012, or the LeanLogistics software group in June 2016. The goodwill recognised in the year 31 March 2019 related to CSF, Grosvenor and Era. These acquisitions were recognised in Europe.

Goodwill arising from these business combinations has been allocated to groups of cash-generating units (or “CGUs”) based on the lowest level within the Group at which the goodwill is monitored for internal management purposes. The goodwill was tested for impairment at 31 March 2019 and will continue to be tested annually, or more frequently if there are indications that goodwill might be impaired. The recoverable amounts of the CGUs are determined from value in use calculations.
The key assumptions for the value in use calculations are those regarding the growth in future cash flows, driven by revenue growth, and discount rates. These calculations use pre-tax
forecast cash flows derived from the most recent financial plan approved by management for the year ended 31 March 2020. All cash flows beyond March 2020 are extrapolated using a growth rate of 3%, through to March 2023, after which a growth rate of 0% is used in perpetuity thereafter. The discount rate used to discount the forecast cash flows for the CGUs ranges from 11% to 12.5% and is estimated by reference to the weighted average cost of capital and the degree of risk attached to an individual CGU.
The impairment tests performed show that the fair value of the un-impaired
goodwill is in excess of its book value.
8. Other intangible assets
Movements during the period are summarised as follows:

	Year ended 31 March 2019
	Intellectual Property	Brand names	Customer relationships	Non-complete agreements	Capitalised Development costs	Total
	$m	$m	$m	$m	$m	$m
Cost At
1 April	94,315	12,142	45,557	9,190	4,003	165,207
Acquisition of CSF group	1,663	—	2,710	—	—	4,373
Acquisition of Grosvenor	260	—	2,208	—	—	2,468
Acquisition of Era	93	12	487	—	—	592
Capitalised in period	—	—	—	—	7,652	7,652
Foreign exchange	(3,701)	(500)	(1,477)	(104)	—	(5,782)

At 31 March	92,630	11,654	49,485	9,086	11,655	174,510

Amortisation
At 1 April	75,570	12,087	26,640	6,076	730	121,103
20,678 Charge for the period	8,811	63	7,629	2,683	1,492	20,678
Foreign exchange	(3,289)	(496)	(980)	(96)	1	(4,860)

At 31 March	81,092	11,654	33,289	8,663	2,223	136,921

Net book value
31 March	11,538	0	16,196	423	9,432	37,589

All amortisation and impairment charges in the period are included in operating expenses in the income statement.
Details of the acquisition of the Blackbay, CSF, Grosvenor, and Era are provided in note 26. The Lean and Kewill brand names were deemed impaired following the BluJay rebranding, resulting in accelerated amortisation of $nil .
Capitalised development costs represent an internally-generated intangible asset arising from the Group’s product development, as recognised in accordance with the relevant accounting policy. During 2019, with new systems in place, BluJay was able to determine the amount of software to be capitalised in relation to product development.

9.	Property, plant and equipment
Movements during the period are summarised as follows:
Year ended 31 March 2019

	Leasehold improvements	Fixtures, fittings, equipment	Total
	$000	$000	$000
Group
Cost
At 1 April	957	15,057	16,014
Acquisitions	2	99	101
Additions	135	3,854	3,989
Disposals	—	(34)	(34)
Foreign exchange differences	(42)	(640)	(682)

At 31 March	1,052	18,336	19,388
Depreciation
At 1 April	374	9,529	9,903
Charge for the period	138	2,699	2,837
Disposals	—	(31)	(31)
Foreign exchange differences	(17)	(498)	(515)

At 31 March	495	11,699	12,194
Net book amount
At 31 March	557	6,637	7,194

Details of the acquisition of Blackbay, CSF, Grosvenor, and Era are provided in note 26. There were no assets acquired under finance leases at 31 March 2019.

10.	Investments
The full list of subsidiary undertakings of the Company as at 31 March 2019 is as follows:

Trading	Country of incorporation/ registration	% of equity and voting rights held at 31 March 2019
BluJay Solutions Ltd (formerly Kewill Ltd)	UK	100
BluJay Solutions Inc. (formerly Kewill Inc.)	USA	100
BluJay Solutions Inc. (formerly 7622317 Canada Inc.)	Canada	100
BluJay Solutions B.V. (formerly Kewill B.V.)	Netherlands	100
BluJay Solutions N.V. (formerly Kewill Belgium N.V.)	Belgium	100
BluJay Solutions GmbH (formerly Kewill GmbH)	Germany	100
BluJay Solutions A/S (formerly Kewill Nordics A/S)	Denmark	100
BluJay Solutions SA (formerly LeanLogistics Europe SA)	Spain	100
BluJay Solutions (India) Private Ltd (formerly Kewill India (Private) Ltd	India	100
BluJay Solutions Pte Ltd (formerly Kewill Pte Ltd)	Singapore	100
BluJay Solutions Ltd (formerly Kewill Ltd)	Hong Kong	100
BluJay Solutions Co. Limited ( formerly Kewill Co. Limited )	China	100
BluJay Solutions K K (formerly Kewill K K)	Japan	100
BluJay Solutions Pty Ltd (formerly Kewill Pty Ltd)	Australia	100
BluJay Solutions (New Zealand) Limited ( formerly Blackbay (New Zealand) Ltd )	New Zealand	100
BluJay Solutions (Australia) Pty Ltd ( formerly Blackbay (Australia) Pty Ltd )	Australia	100

Trading	Country of incorporation/ registration	% of equity and voting rights held at 31 March 2019
Grosvenor International Systems Limited	UK	100
Era Systems S.r.l.	Italy	100
Non-trading / sub-holding companies
BluJay Solutions Group Holdings Ltd (formerly Kewill Group Holdings Ltd)	UK	100
BluJay Solutions Holdings Ltd (formerly Kewill Holdings Ltd)	UK	100
BluJay Solutions Holding B.V. (formerly Kewill Holding B.V.)	Netherlands	100
BluJay Solutions Nordics Holding B.V. (formerly Kewill Nordics Holding B.V.)	Netherlands	100
BluJay Solutions (Germany) Holdings GmbH	Germany	100
Blackbay Ltd	UK	100
The above companies operated principally in their countries of incorporation/registration and, apart from BluJay Solutions Co. Limited (formerly Kewill Co. Limited), have 31 March year ends.
The principal nature of business of trading subsidiary undertakings is the development and/or distribution of computer software and associated services. All of the above companies are included in the consolidation.
Apart from BluJay Solutions Group Holdings Ltd, which is owned directly, all shares in the other entities above are owned indirectly by subsidiary undertakings of BluJay Topco Ltd.

11.	Inventories

Year ended 31 March 2019
$000
Finished goods	31

12.	Trade and other receivables

Year ended 31 March 2019
$000
Trade receivables	34,823
Less: provision for impairment of receivables	(1,622)
Trade receivables—net	33,201
Other receivables	2,846
Prepayments and accrued income	10,122

46,169

Trade and other receivables are denominated in the following currencies:

Year ended 31 March 2019
$000
Sterling	6,396
US Dollars	22,704
Euro	8,290
Singapore Dollars	1,557
Other	7,222

46,169

Movements on the provision for impairment of trade receivables are as follows:

Year ended 31 March 2019
$000
At 1 April	(783)
Foreign exchange	32
Receivables written off as uncollectable	997
New provisions created	(1,868)

At 31 March	(1,622)

As of 31 March 2019 the Group had trade receivables of $15,448,000 that were past due but not impaired.
The ageing analysis of these trade receivables is as follows:

Year ended 31 March 2019
$000
Up to 3 months	12,932
3 to 6 months	1,826
Over 6 months	690

15,448

Impaired trade receivables are all past due and over 6 months old.
In determining the recoverability of trade and other receivables, the Group considers any change in the credit quality of the receivable from the date the credit was initially granted up to the reporting date. Concentrations of credit risk with respect to trade receivables are limited due to the Group’s customer base being large and unrelated. The credit risk is managed on a group basis through the Group’s credit risk management policies and procedures. The ongoing credit risk is managed through regular review of ageing analysis. Due to this, management believe there is no further material credit risk for doubtful receivables.
The Group does not hold any collateral as security. The credit risk in respect of cash balances held with banks and deposits with banks are managed via diversification of bank deposits, and are only with major reputable financial institutions.
Impairments of trade receivables are expensed as operating expenses. The fair value of receivables equates to their book value. The Group does not collect external credit ratings for customers but uses its own methods for determining credit worthiness.
Amounts receivable from subsidiary undertakings include $37.3m which is a £28.6m loan owed to the Company by its immediate subsidiary undertaking. This loan is repayable on demand and accrues interest at annually agreed rates which can vary between 0% and current market rates. A rate of 5.5% was charged for the period to 31 March 2019.

13a.	Deferred tax asset recognized

Year ended 31 March 2019
$000
As at 1 April	17,974
Recognised in the period: adjustment in respect of prior periods	215
on timing differences for the period	(6,293)
on change of future expected tax rates	(373)
Exchange differences	(174)

As at 31 March	11,349

The deferred tax asset can be analysed as:

Year ended 31 March 2019
$000
Deferred tax in respect of losses recognised	8,453
Accelerated amortisation and depreciation	1,815
Other short-term timing differences	1,081

11,349

Of the total Group deferred tax asset, approximately $1.1m is expected to be recovered within one year.

13b.	Deferred tax asset unrecognised
The Group also has an unrecognised deferred tax asset of $17,022,000 as follows:

Year ended 31 March 2019
$000
Unrecognised deferred tax asset in respect of trading losses	2,957
Unrecognised deferred tax asset in respect of non-trading	7,559
Unrecognised deferred tax asset in respect of capital losses	1,093
Unrecognised deferred tax asset in respect of other assets	5,413

17,022

These deferred tax assets have not been recognised as the precise incidence of future profits in the relevant countries and legal entities cannot be predicted accurately at this time. In particular, some of these losses are expected to expire before they can be utilised. The tax charge in future periods will be reduced by the utilisation of brought forward trading losses.

14.	Trade and other payables

Year ended 31 March 2019
$000
Trade payables	2,301
Other tax and social security costs	2,278
Accruals	8,378
Deferred income	33,377

46,334

Trade and other payables are denominated in the following

Year ended 31 March 2019
$000
Sterling	11,539
US Dollars	20,410
Euro	2,909
Singapore Dollars	1,657
Other	9,819

46,334

15.	Current tax liability

Year ended 31 March 2019
$000
Corporation tax liability	150
Overseas tax liability	217

367

16.	Deferred tax liability
The total deferred tax liability is made up as follows:

Year ended 31 March 2019
$000
At 1 April	9,862
Acquisitions (see note 26)	1,929
Released to income statement	(4,559)
Exchange differences	(155)

As at 31 March	7,077

The deferred tax liability relates wholly to the deferred tax on the acquisition of intangible assets. Of the total deferred tax liability, approximately $3.1m is expected to be utilised within one year.

17a.	Bank Borrowings
Group
Total borrowings comprise:

Year ended 31 March 2019
$000
Bank loans	312,778

These obligations are presented in the group’s balance sheet as follows:

Year ended 31 March 2019
$000
Included in current liabilities	(1,390)
included in non-current liabilities	314,168

312,778

The maturity profile of the group’s bank loans is as follows:

	Excluding capitalised fees	Capitalised fees	Total as presented
	$000	$000	$000
In one year or less	—	(1,390)	(1,390)
In more than one year, but not more than two years	—	(1,390)	(1,390)
In more than two years but not more than five years	—	(4,171)	(4,171)
In more than five years	320,410	(681)	319,729

	320,410	(7,632)	312,778

Refinance September 2017
The debt outstanding at 31 March 2017 was repaid in full in September 2017 through new debt finance raised.
The credit facilities are provided through a syndicate led by TPG Specialty Lending Europe I Advisors Ltd. The term loan facilities includes US dollar denominated loans totalling $170,000,000, pounds sterling denominated loans totalling £35,166,579 and euro denominated loans totalling €93,200,648. The repayment of the terms loans is due in September 2024. The new revolving credit facilities comprise an available facility of $20,000,000. The loans are secured by fixed and floating charges over the shareholdings in the principal subsidiary undertakings as well as over the assets of the principal subsidiaries. The loans are subject to standard commercial loan covenants for which the group was fully in compliance throughout the reporting period and to the date of this report.
Interest is payable on the credit facilities at a variable rate, payable at relevant base rates plus a further margin of up to 3%. Interest is payable on the term loans at a variable rate, payable at relevant base rates plus a further margin of up to 6.5%.
At 31 March 2019, $9.9m was drawn on the credit facility.
During the reporting period, the average interest rate charged on the bank loans was approximately 7.76%. The total interest expense in the period on these borrowings, excluding amortisation of capitalised fees, was $20,495,000.

17b.	Finance leases
At 31 March 2019 the Group did not have any minimum lease payments under finance leases.

18.	Derivative financial instruments
There were no derivative financial instruments at 31 March 2019.
Derivative financial instruments held at 1 April 2018 comprise a series of three interest rate cap arrangements entered into to protect the Company against the cash flow risk of potential future increases in the relevant base rates as applied to the current bank borrowings described above in note 17, one instrument each in US dollars, pounds sterling and euros.
The interest rate caps were purchased in July 2016, each instrument being a two year interest rate cap at 1.00% three month LIBOR and EURIBOR on 50% of the term loan balance then in place, by currency, as amortising going forwards until expiry 30 June 2018, for an aggregate total premium of $211,000. The notional principal of the caps at 31 March 2017 was equivalent to $111,411,612. During the period cash payments of $179,000 were received and fair value adjustments of $62,000 were credited to the income statement. At 31 March 2018 the fair value of the caps was $163,000.
The practical effect of the caps, combined with the relevant base rates floor in the new credit agreement, was that approximately 30% of the current term loan balances were fixed rate debt, and the Group was not exposed to base rate fluctuations on this proportion of the amortising term loan debt outstanding until the expiry of the caps on 30 June 2018.
Upon expiry, the interest rate cap arrangements were not renewed nor were new agreements entered into.

19.	Financial instruments
The Group’s financial instruments comprise cash and liquid resources, along with various items such as trade receivables, trade payables, accruals, contingent consideration and onerous contractual obligations. The Group policy does not permit entering into speculative trading of financial instruments and this policy has continued to be applied throughout the year.

The Directors consider that the carrying amount of financial assets and liabilities approximates to their fair value.
Financial assets
The Group’s financial assets at the year end are analysed as follows:

Year ended 31 March 2019
$000
Cash and cash equivalents	13,204
Trade receivables	33,201
Other receivables	10,122
Accrued income	2,846
59,373
The ageing of the Group’s trade receivables is shown in note 12.
In the Company balance sheet, amounts owed by subsidiary undertakings total $37.3m , all of which is denominated in sterling and which accrues interest at annually agreed rates which can vary between 0% and current market rates. A rate of 5.5% was charged for the period to 31 March 2019.
The interest rate profile of the Group’s cash and cash equivalents was:

	At 31 March 2019
	Currency	Total	Floating rate financial assets
		$000	$000
Cash at bank	Sterling	2,724	2,724
	US Dollar	3,539	3,539
	Euro	2,472	2,472
	Danish Kroner	1,298	1,298
	Singapore Dollar	621	621
	Chinese Yuan Renminbi	291	291
	Japanese Yen	57	57
	Indian Rupee	832	832
	Other	1,369	1,369

Total cash at bank		13,203	13,203

Short-term deposits	Euro	1	1

Total short term deposits		1	1

Total of cash and other cash deposits		13,204	13,204

Floating rate cash earns interest based on relevant national interest rates ranging from 0.1% to 0.8%. The Company accounts include $45,000 total cash at bank.
Financial liabilities
The Group’s financial liabilities at the year end are analysed as follows:

		Due in less than 1 year	Due in more than 1 year	Total
	Note	2019	2019	2019
		$000	$000	$000
Trade payables		2,301	—	2,301
Accruals		8,378	—	8,378
Borrowings	17a	312,778	—	312,778
Preference shares	21	64,176	—	64,176

		387,633	0	387,633

Capital risk management
During the period, the Group financed its operations through a mixture of new equity and bank borrowings. At 31 March 2019, the capital structure of the Group primarily consisted of gross debt totalling $320.4m (note 17) and equity attributable to equity holders of the Parent Company totalling $37.3m (inclusive of preference shares, see note 21). This equates to a gearing ratio of 68%.
The Group’s overall objective when managing capital and other financial risk is to safeguard its ability to continue as a going concern in order to provide returns to shareholders (investors) and benefits to other stakeholders. To this end the Group seeks to maintain an optimal level of bank borrowings as part of the long term capital structure of the entity. The Group will review its capital structure regularly to consider the cost of capital and the risks associated with each class of capital.
Market risks are inherent in the use of debt capital, interest rate cash flow risk for example, on top of which, in the course of its normal activities, the Group is routinely exposed to a variety of other financial risks. These are discussed further below.
Capital is primarily managed at individual entity level, with the overall objective being to foster a collectively strong capital base that will provide a stable level of return to Group shareholders (investors) and long term debt providers, as well as to promote overall investor and creditor confidence. As previously noted, an optimal level of debt forms part of the long term capital structure of the Group so as to facilitate and sustain the continuing development of the business.
Financial instruments and risk management
The main risks arising from the Group’s financial instruments are counterparty credit risk, liquidity risk, foreign currency risk and interest rate risk. The Group monitors these risks primarily through cash flow forecasting and sensitivity analysis, with a central treasury function identifying and evaluating financial risks in close co-operation
with the Group’s main operational functions.
The use of simple financial derivatives is considered in order to hedge specific financial risk where cost effective to do so. The Group does not enter into, or trade, financial instruments, including derivative financial instruments, for speculative purposes.
Counterparty credit risk
This is the risk that a counterparty will be unable to pay amounts in full when due. Credit risks are associated with deposits with banks and receivables from customers. Exposure levels and credit limits applicable to each bank or customer are reviewed on a regular basis.
Liquidity risk
This is the risk that the Group will have insufficient funds to meet its financial liabilities, including scheduled repayments of its borrowing facilities, as they fall due. As the Group is strongly cash generative, and, with a high level of recurring income, its liquidity risk is considered to be low.
That said, the Group still remains highly alert to liquidity risk and centrally manages its cash. The objective is to provide efficient cash and tax management and cost effective core funding to operating businesses, and this is undertaken by central pooling of surplus funds via the use of intra-group loans. This process also ensures that there are sufficient funds available to meet the scheduled loan repayments, as well as the expected funding requirements of the Group operations and investment opportunities.
Foreign currency risk
The Group’s principal exposure to exchange rate fluctuations arises on the translation of diverse overseas net assets and results into a single presentation currency (currently US dollars) on consolidation. Overseas investments are not hedged, but the level of such balance sheet exposure will be regularly monitored to ensure this remains appropriate. Translation exposures on direct transactions, such as fund transfers between Group countries, will be managed by reviewing movements on exchange rates.
The table below approximates the impact on the Group’s profit before tax of a reasonably possible +/- 1% exchange rate movement (of US dollars against the specified currency, with all other variables held constant) of the Group’s major non-USD
trading currencies during the year.

Year ended 31 March 2019
$000
Euro +/-	87
Pounds Sterling +/-	53

140

The Group’s borrowings are denominated in a mixture of US dollars, pounds sterling and euros. This matches closely the Group’s underlying cash generation, so mitigating significantly any economic currency risk on servicing the debt. However, given a US dollar presentation currency for the consolidated financial statements, the group may experience significant non-cash
foreign exchange retranslation variances in the presentation of its debt going forwards.
Interest rate risk
The Group is exposed to interest rate fluctuations on its borrowings (as detailed in note 17), but will actively monitor this exposure going forwards with a view to putting in place interest rate swaps or caps where deemed beneficial. As an illustration, each 0.1% increase in the relevant base above a 0.5% base would add approximately $320,000 to the total interest expense for the next twelve months. The current Euro borrowing is significantly below the 0.5% base however and would require a relevant base rates increase of around 0.8% before any additional interest charges were due
Interest income is generated from cash and short term deposits held by the Group. The Group’s exposure to interest rate risk on surplus cash is currently minimal.

20.	Provisions

	Dilapidations liability	Restructure costs	Total
	$000	$000	$000
At 1 April 2018	158	279	437
Utilised during the year	(63)	(140)	(203)
Exchange differences	—	(10)	(10)

At 31 March 2019	95	129	224
The provisions are financial liabilities on which no interest is charged. The fair value of the financial liabilities approximate to their book value.

Year ended 31 March 2019
$000
Analysed as:
Current liabilities	95
Non current liabilities	129

224

The deferred consideration relates to the Era acquisition which closed in October 2018. The additional payments are highlighted in note 26.

21.	Called up share capital

		31 March 2019
	Number	£000
Issued, allotted, called up and fully paid:
A Ordinary shares of 1p each	60,295,094	603
B Ordinary shares of 0.1p each	2,909,578	3
C Ordinary shares of 0.1p each	5,848,551	6
A Preference shares of £1.00 each	38,355,558	38,356

		38,968
Current carrying value in presentation currency of which:		65,032

Preference share liability component on balance sheet		64,175
Equity		857
		65,032

Shares issued / (redeemed) in year:
Preference share liability component		—
Equity		8

Liability component
Dividends accruing (see note 27)		4,922
Exchange differences		(4,486)

Preference share liability component at 31 March		64,175
During the period the Company issued 6,090,081 new C Ordinary shares of 0.1p to Directors and employees of BluJay group companies. The shares were issued at 7.1p per share, which was considered to also be the current market value of the shares, and total proceeds received amounted to £432,395. In addition, a total of 642,784 A Ordinary shares and 241,530 C Ordinary shares were repurchased from former employees for a total of £23,577, also in line with the latest valuations, and subsequently cancelled.
The Group operates an equity settled share based compensation plan which is based on the management seniority. These shares are subject to vesting conditions, 50% of the shares have time based vesting conditions and the remaining 50% have exit based vesting conditions. The time based vested shares are vested at the rate of 1/48 a month following the granting of the shares and the time vesting of the shares ceases on a notice of cessation of employment. All unvested time vested shares and the exit based vested shares will become vested on the sale of the Group. The time vested shares will become fully vested the earlier of 25 March 2023 or a complete exit of the group.

21.	Called up share capital (continued)
Each A Ordinary share and each B Ordinary share are entitled to one vote in any circumstances, and rank pari passu with one another. Each C Ordinary share is entitled to one vote on resolutions other than C Ordinary shares. C Ordinary shares shall be treated on a pari passu basis as between each one of them.
Holders of A Preference shares shall be entitled to receive notice of, attend and speak at general meetings, but are not entitled to vote on resolutions. Holders of A Preference shares rank ahead of the ordinary shares on a return of capital.
A fixed, cumulative, preferential dividend at the rate of 10% per annum of the subscription price thereof accrues to the holders of the A Preference shares, compounding annually. See also note 27.

The
Non-distributable
reserve arose on the redemption of Preference shares and repurchase of Ordinary shares.
A redemption of preference shares resulted in a reduction in the carrying value of the equity component recognised.

22.	Related party transactions
The Company has not undertaken any trading transactions with either its subsidiaries or its parent. The Company has loans outstanding from to subsidiary undertakings which are subject to interest and upon which a loan rate of 5.5% has been applied for the period to 31 March 2019.
During the period, the group received advisory and support services from Francisco Partners for which a management charge of $705,000 was paid.
Amounts owing to or from subsidiaries are disclosed in the balance sheet and related notes. Investment in subsidiaries during the period is disclosed in note 10.
Key management disclosures are contained in note 5.

23.	Financial commitments
At 31 March 2019 the Group was committed to making the following minimum lease payments in respect of operating leases which fall due for settlement as follows:

	Year ended 31 March 2019
	Land and buildings	Other assets
	$000	$000
Within one year	3,412	371
In the second to fifth years inclusive	7,743	966
After five years	693	—

	11,848	1,337
Other assets primarily include computer hardware, cars and photocopiers.

24.	Revenue
The Group’s revenues split by geography are as follows:

	Year ended 31 March 2019
	Americas $000	APAC $000	EMEA $000	Total $000
License revenue	1,774	127	1,557	3,458
Services revenue	14,724	4,599	17,244	36,567
Maintenance revenue	9,984	3,666	14,648	28,298
LaaS	20,511	—	—	20,511
SaaS	40,980	2,351	29,207	72,538
Other	—	25	62	87

	87,973	10,768	62,718	161,459

25.	Deferred Revenue
Deferred revenue movements related to invoicing and revenue recognition for the period are noted below. Based on the nature of BluJay’s business and when the performance obligations will be met, the ending deferred revenue will be recognized within one year from year-end.

Ending balance, 1 April 2018	28,713
Amounts from acquisitions	1,564
Amounts invoiced	77,992
Revenue recognized	(73,872)
Foreign exchange	(1,020)

Ending balance, 31 March 2019	33,377

26.	Acquisitions Acquisition of CSF Solutions
On 10 April 2018, the BluJay group completed the acquisition of CSF Solutions by acquiring all 100% of the shares. CSF is a leading provider of customs and compliance solutions to the German market. With the acquisition, BluJay further solidifies its position as Germany’s leading custom solutions provider. Prior to the acquisition in April 2018, BluJay owned 33% of one of the CSF companies. The equity investment was remeasured on the date of acquisition and a gain of $1.1m was recognized. The gain increased goodwill related to the transaction.
Base cash consideration was €6m, for CSF IS, and €1,750k for two-thirds
of CSF IC since BluJay already owned
one-third
of CSF IC. Both entities are based in Germany.
The acquisition was financed by drawing upon the BluJay group’s existing revolving credit facility, with no new term loan debt required.
The identifiable assets acquired and liabilities assumed upon acquisition are set out in the table below:

		Fair Value
	Note	$000
Amount settled in cash		10,330
Fair value of previously held equity investment in CSF		1,200

		11,530

Other intangible assets	8	4,373
Property, plant and equipment	9	12
Trade and other receivables—gross value		751
Trade and other payables		(1,297)
Deferred tax liabilities	16	(1,334)
Cash		990

Net assets acquired		3,495

Goodwill	7	8,035

Satisfied by:
Cash		10,330

Cash flow attributable to acquisition:
Cash consideration paid		10,330
Less: cash acquired		(990)

Net cash outflow arising upon acquisition		9,340

The fair value of the financial assets includes trade receivables with a gross contractual value of $194,000 which is also the best estimate of fair value.
The goodwill of $6,835 arising from the acquisition includes the value attributed to the workforce. There was also considered to be Acquisition-related costs for the acquisitions in FY19 amounted to $1,661,000 (note 1).
CSF would have contributed revenue $2.8m in revenue if it had been acquired at the beginning of 2019.

Acquisition of Grosvenor International Systems Ltd
On 1 August 2018, the BluJay group completed the acquisition of Grosvenor International Systems Ltd by purchasing 100% of the voting equity shares. Grosvenor’s pioneering customs duty management software helps importers and exporters throughout Britain and Europe drive efficiencies, improve cashflow and reduce costs.
Base cash consideration was £4.3m.
The acquisition was financed by with additional term debt as an accordion to the current facilitates. The identifiable assets acquired and liabilities assumed upon acquisition are set out in the table below:

		Fair Value
	Note	$000
Other intangible assets	8	2,468
Property, plant and equipment	9	55
Trade and other receivables—gross value		491
Trade and other payables		(555)
Deferred tax liabilities	16	(612)
Cash		1,333

Net assets acquired		3,180
Goodwill	7	3,680

Total consideration		6,860

Satisfied by:
Cash		6,860

Cash flow attributable to acquisition:
Cash consideration paid		6,860
Less: cash acquired		(1,333)

Net cash outflow arising upon acquisition		5,527

The fair value of the financial assets includes trade receivables with a gross contractual value of $409,000, which is also the best estimate of fair value.
The goodwill of $3,680,000 arising from the acquisition includes the value attributed to the workforce. There was also considered to be material value in the growth prospects of Grosvenor. This factor is reflected in the goodwill balance. None of the goodwill is expected to be deductible for tax purposes.
Acquisition-related costs for the acquisitions in FY19 amounted to $1,661,000 (note 1).
Grosvenor would have contributed revenue $2.5m in revenue if it had been acquired at the beginning of 2019.
Acquisition of Era S.r.l.
On 1 October 2018, the BluJay group completed the acquisition of Era Systems S.r.l. by acquiring 100% of the voting shares. Era System is a young Italian based customs software provider with a 100% focus on the Italian market. It also has other solutions in its portfolio typically focused on the freight forwarder (freight management, terminal, accounting & billing). They are one of the few Italian customs software providers using recent technology (cloud based).
Base cash consideration was €1.7m, for which BluJay acquired a company based in Italy.

The acquisition was financed by drawing upon the BluJay group’s existing revolving credit facility, with no new term loan debt required. The identifiable assets acquired and liabilities assumed upon acquisition are set out in the table below:

		Fair Value
	Note	$000
Other intangible assets	8	592
Property, plant and equipment	9	34
Trade and other receivables—gross value		194
Trade and other payables		(90)
Deferred tax liabilities	16	(145)
Cash		259

Net assets acquired		844
Goodwill	7	1,128

Total consideration		1,972

Satisfied by:
Cash		1,972

Cash flow attributable to acquisition:
Cash consideration paid		1,537
Less: cash acquired		(259)

Net cash outflow arising upon acquisition		1,278

Additional consideration (12 months after closing)		174
Additional consideration (24 months after closing)		261

Total potential cash outflow		1,713

The fair value of the financial assets includes trade receivables with a gross contractual value of $166,000, which is also the best estimate of fair value.
The goodwill of $1,128,000 arising from the acquisition includes the value attributed to the workforce. There was also considered to be material value in the growth prospects of Era and its ability to foster new customer relationships. All these factors are reflected in the goodwill balance. None of the goodwill is expected to be deductible for tax purposes.
Acquisition-related costs for the acquisitions in FY19 amounted to $1,661,000 (note 1).
Era would have contributed revenue $2.5m in revenue if it had been acquired at the beginning of 2019.

27.	Dividends
No ordinary dividends were declared in the year ended 31 March 2019.
Holders of A Preference shares are entitled to a fixed, cumulative, preferential dividend at the rate of 10% per annum of the subscription price thereof (see also note 21). Dividends of £3,738,062 ($4,921,532) were accrued in the year to 31 March 2019 . These dividends have been recognised as a financial expense in the income statement.

28.	Share-based payments
The Company operates an unapproved share plan in which certain key directors or employees are invited to participate. The selected persons are able to subscribe for new C Ordinary shares in BluJay Topco Ltd at the higher of subscription par value or market price. Persons are not able to subscribe for shares at a discount to market value, nor are share options offered.

Market value is determined by engaging an external firm of suitably qualified valuers to undertake periodic share valuations. The valuations were based on establishing the enterprise value of the Company using generally accepted valuation methodologies including discounted cash flow analysis, comparable public company analysis and comparable acquisitions analysis. Cash was then added and debt deducted to determine the total equity value of the Company. The equity value was then allocated amongst the securities that comprise the capital structure of the Company using the Current Value Method, as described in the US standard AICPA Practice Aid entitled Valuation of Privately-Held-Company Equity Securities Issued as Compensation.
On the basis of the valuations undertaken, the market value of the securities issued during the period was not higher than subscription par value. As a result, the expense to the income statement from these share-based payment arrangements was $nil in both the current and prior year.
Note 21 details the transactions during the period in A Ordinary, B Ordinary, and C Ordinary share capital, all of which related to the share plan.

28.	Contingent liabilities
The Group has given a guarantee declaring itself jointly and severally liable for the liabilities of its subsidiary undertaking, Grosvenor International Systems, Ltd. This guarantee under s479C of the Companies Act of 2006 allows Grosvenor International Systems, Ltd. to be exempt from audit requirements as permitted by s479A of the Companies Act of 2006.

29.	Ultimate controlling entity
The ultimate controlling entity is Francisco Partners III L.P., of 1 Letterman Drive, Building C - Suite 410, San Francisco, CA 94109.

30.	Subsequent Event
Subsequent to the end of the financial year 1,039,946 new C Ordinary shares of 0.1p have been issued to employees of BluJay group companies. The shares were issued at 7.1p per share, which was considered to also be the current market value of the shares, and total proceeds received amounted to £73,836. In addition, a total of 1,574,595 B Ordinary shares and 563,473 C Ordinary shares have been repurchased from a former employee for a total of £41,582, also in line with the Share Awarded Agreement, and subsequently cancelled.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13. Other Expenses of Issuance and Distribution.
The following table sets forth the estimated expenses to be borne by the registrant in connection with the issuance and distribution of the shares of common stock being registered hereby.

Securities and Exchange Commission registration fee	$133,809
Accounting fees and expenses	200,000
Legal fees and expenses	150,000
Financial printing and miscellaneous expenses	215,000

Total	$698,809

Item 14. Indemnification of Directors and Officers.
Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Company’s certificate of incorporation provides for this limitation of liability.
Subsection (a) Section 145 of the DGCL, provides, among other things, that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful.
Subsection (b) of Section 145 empowers a corporation to indemnify any persons who were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators.
Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify such person under Section 145.
The Company’s amended and restated bylaws provide that we must indemnify and advance expenses to our directors and officers to the full extent authorized by the DGCL.
We have entered into indemnification agreements with each of our directors and executive officers. Such agreements may require us, among other things, to advance expenses and otherwise indemnify our executive officers and directors against certain liabilities that may arise by reason of their status or service as executive officers or directors, to the fullest extent permitted by law. We intend to enter into indemnification agreements with any new directors and executive officers in the future.
The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, any provision of the Company’s second amended and restated certificate of incorporation, the Company’s second amended and restated bylaws, agreement, vote of stockholders or disinterested directors or otherwise. Notwithstanding the foregoing, the Company shall not be obligated to indemnify a director or officer in respect of a proceeding (or part thereof) instituted by such director or officer, unless such proceeding (or part thereof) has been authorized by the Board pursuant to the applicable procedure outlined in the Company’s second amended and restated bylaws.
Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held jointly and severally liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.
The Company maintains and expect to maintain standard policies of insurance that provide coverage (1) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to the Company with respect to indemnification payments that the Company may make to such directors and officers.
These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Company and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.
The Company believes that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Item 15.	Recent Sales of Unregistered Securities.
In connection with the BluJay Acquisition, E2open entered into subscription agreements with the BluJay PIPE Investors on May 27, 2021. Pursuant to these subscription agreements, E2open issued to the BluJay PIPE

Investors on September 1, 2021, an aggregate of 28,909,022 shares of Class A Common Stock for aggregate gross proceeds of approximately $300 million.
E2open issued the foregoing securities in transactions not involving an underwriter and not requiring registration under Section 5 of the Securities Act of 1933, as amended, in reliance on the exemption afforded by Section 4(a)(2) thereof.

Item 16.	Exhibits and Financial Statements Schedules.
(a)    Exhibit Index

Exhibit no.	Exhibit
2.1†	Share Purchase Deed, dated as of May 27, 2021, by and among E2open Parent Holdings, Inc., BluJay TopCo Limited and the other parties thereto (incorporated by reference to Exhibit 2.1 of E2open Parent Holdings, Inc.’s Form 8-K, filed with the SEC on June 1, 2021).

2.2†	Management Warranty Deed, dated as of May 27, 2021, by and among E2open Parent Holdings, Inc. and the other parties thereto (incorporated by reference to Exhibit 2.1 of E2open Parent Holdings, Inc.’s Form 8-K, filed with the SEC on June 1, 2021).

2.3†	Tax Warranty Deed, dated as of May 27, 2021, by and among E2open Parent Holdings, Inc. and the other parties thereto (incorporated by reference to Exhibit 2.1 of E2open Parent Holdings, Inc.’s Form 8-K, filed with the SEC on June 1, 2021).

3.1	Certificate of Domestication of CC Neuberger Principal Holdings I (incorporated by reference to Exhibit 3.1 of E2open Parent Holdings, Inc.’s Form 8-K, filed with the SEC on February 10, 2021).

3.2	Certificate of Incorporation of E2open Parent Holdings, Inc. (incorporated by reference to Exhibit 3.2 of E2open Parent Holdings, Inc.’s Form 8-K, filed with the SEC on February 10, 2021).

3.3*	Amendment to the Certificate of Incorporation of E2open Parent Holdings, Inc.

3.4	Bylaws of E2open Parent Holdings, Inc. (incorporated by reference to Exhibit 3.3 of E2open Parent Holdings, Inc.’s Form 8-K, filed with the SEC on February 10, 2021).

4.1	Form of Warrant Certificate of CC Neuberger Principal Holdings I (incorporated by reference to Exhibit 4.3 of CCBN1’s Form S-1/A, filed with the SEC on April 17, 2020).

4.2	Warrant Agreement, dated April 28, 2020, between Continental Stock Transfer & Trust Company and CC Neuberger Principal Holdings I (incorporated by reference to Exhibit 4.1 of CCNB1’s Form 8-K, filed with the SEC on April 28, 2020).

5.1*	Opinion of Kirkland & Ellis LLP.

10.1	Third Amended and Restated Limited Liability Company Agreement of E2open Holdings, LLC, dated as of February 4, 2021, by and among E2open Parent Holdings, Inc. and each other person who is or at any time becomes a member of E2open Holdings, LLC (incorporated by reference to Exhibit 10.1 of E2open Parent Holdings, Inc.’s Form 8-K, filed with the SEC on February 10, 2021).

10.2†	Tax Receivable Agreement, dated of February 4, 2021, by and among E2open Parent Holdings, Inc., Insight E2open Aggregator, LLC, as the Tax Receivable Agreement party representative, and each other person who is or at any time becomes a party thereto (incorporated by reference to Exhibit 10.2 of E2open Parent Holdings, Inc.’s Form 8-K, filed with the SEC on February 10, 2021).

Exhibit no.	Exhibit

10.3	Amended and Restated Investor Rights Agreement, dated as of September 1, 2021, by and among E2open Parent Holdings, Inc. and the other parties thereto (incorporated by reference to Exhibit 10.1 of E2open Parent Holdings, Inc.’s Form 8-K, filed with the SEC on September 1, 2021).

10.4	Credit Agreement, dated as of February 4, 2021, by and among E2open, LLC, the lenders party thereto and Goldman Sachs Bank USA, as administrative agent and collateral agent (incorporated by reference to Exhibit 10.6 of E2open Parent Holdings, Inc.’s Form 8-K, filed with the SEC on February 10, 2021).

10.5	Amendment No. 2 to Credit Agreement, dated September 1, 2021, by and among E2open Intermediate, LLC, E2open, LLC, Goldman Sachs Bank USA, and the financial institutions parties thereto as lenders and issuing banks (incorporated by reference to Exhibit 10.4 of E2open Parent Holdings, Inc.’s Form 8-K, filed with the SEC on September 1, 2021).

10.6+	E2open Parent Holdings, Inc. 2021 Omnibus Incentive Plan and forms of award agreement thereunder (incorporated by reference to Exhibit 10.8 of E2open Parent Holdings, Inc.’s Form 8-K, filed with the SEC on February 10, 2021).

10.7+	E2open Parent Holdings, Inc. Annual Incentive Plan and form of award agreement thereunder (incorporated by reference to Exhibit 10.2 of E2open Parent Holdings Inc.’s Form 8-K, filed with the SEC on March 1, 2021).

10.8+	Terms of Employment, dated March 1, 2021, between the Company, E2open, LLC and the executive named therein (incorporated by reference to Exhibit 10.1 of E2open Parent Holdings, Inc.’s Form 8-K, filed with the SEC on March 1, 2021).

10.9+	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.4 of E2open Parent Holdings, Inc.’s Form 8-K, filed with the SEC on February 10, 2021).

10.10+	Form of Lock-up Agreement (incorporated by reference to Exhibit 10.2 of E2open Parent Holdings, Inc.’s Form 8-K, filed with the SEC on September 1, 2021).

10.11+	Stock Award Grant Notice (2021 Omnibus Incentive Plan), dated as of February 4, 2021, by and among E2open Parent Holdings, Inc. and Tim Maudlin (incorporated by reference to Exhibit 10.9 of E2open Parent Holdings, Inc.’s Form 8-K, filed with the SEC on February 10, 2021).

10.12+	Executive Severance Plan, dated as of February 4, 2021, by and among E2open Parent Holdings, Inc. and the executive named therein (incorporated by reference to Exhibit 10.15 of E2open Parent Holdings, Inc.’s Form 10-K, filed with the SEC on May 20, 2021).

10.13	Form of Subscription Agreement (incorporated by reference to Exhibit 10.5 of E2open Parent Holdings, Inc.’s Form 8-K, filed with the SEC on June 1, 2021).

21.1*	List of Subsidiaries of the Company.

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Grant Thornton UK LLP.

23.3*	Consent of Kirkland & Ellis LLP (including in Exhibit 5.1).

101.INS	Inline XBRL Instance Document – the XBRL Instance Document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

101.SCH	Inline XBRL Taxonomy Extension Schema Document.

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.

Exhibit no.	Exhibit

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.

101.LAB	Inline XBRL Taxonomy Extension Labels Linkbase Document.

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

*	Filed herewith.
+	Indicates a management or compensatory plan.
†	Schedules to this exhibit have been omitted pursuant to Item 601(b)(2) of Registration S-K. The Registrant hereby agrees to furnish a copy of any omitted schedules to the Commission upon request.
(b)    The Index to Financial Statements and financial statement schedules are incorporated herein by reference.
Item 17. Undertakings
.
(a)    The undersigned registrant hereby undertakes as follows:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)    That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)    That, for the purpose of determining any liability under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and
(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the undersigned pursuant to the foregoing provisions, or otherwise, the undersigned has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned of expenses incurred or paid by a director, officer or controlling person of the undersigned in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Signatures
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement on Form
S-1
to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on the 15th day of September, 2021.

E2open Parent Holdings, Inc.

By:	/s/ Michael A. Farlekas

Name:	Michael A. Farlekas
Title:	Chief Executive Officer and Director
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael A. Farlekas, Jarett J. Janik and Deepa L. Kurian, each acting alone, as his or her true and lawful attorney-in-fact
and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact,
proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact,
proxy and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Position	Date

/s/ Michael A. Farlekas Michael A. Farlekas	Chief Executive Officer and Director (Principal Executive Officer)	September 15, 2021

/s/ Jarett J. Janik Jarett J. Janik	Chief Financial Officer (Principal Financial Officer)	September 15, 2021

/s/ Deepa L. Kurian Deepa L. Kurian	Chief Accounting Officer (Principal Accounting Officer)	September 15, 2021

/s/ Chinh E. Chu Chinh E. Chu	Director	September 15, 2021

/s/ Stephen C. Daffron Stephen C. Daffron	Director	September 15, 2021

/s/ Ryan M. Hinkle Ryan M. Hinkle	Director	September 15, 2021

/s/ Eva F. Huston Eva F. Huston	Director	September 15, 2021

Signature	Position	Date

/s/ Timothy I. Maudlin Timothy I. Maudlin	Director	September 15, 2021

/s/ Keith W. Abell Keith W. Abell	Director	September 15, 2021

/s/ Deep Shah Deep Shah	Director	September 15, 2021

/s/ Martin Fichtner Martin Fichtner	Director	September 15, 2021